                                               Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-102296


                             U.S. Home & Garden Inc.
                              655 Montgomery Street
                             San Francisco, CA 94111

         To: The Holders of 9.4% Cumulative Trust Preferred Securities of U.S. Home & Garden Trust I:

         This proxy statement/prospectus relates to proposed amendments to the instruments governing the rights of holders of the 9.40% Cumulative Trust Preferred Securities which are necessary to complete a proposed sale of assets by the material subsidiaries of U.S. Home & Garden Inc., in the form currently contemplated, in a management buy-out to Easy Gardener Products, Ltd. The Board of Directors of U.S. Home & Garden believes that the proposed asset sale is in the best interest of its stockholders and makes sense for the holders of the trust preferred securities. U.S. Home & Garden is asking for your support in approving the proposed amendments which will allow the proposed asset sale to be completed as currently structured.

         If the proposed asset sale is completed, Easy Gardener Products will acquire substantially all of the assets relating to the lawn and garden business currently conducted by U.S. Home & Garden's subsidiaries. U.S. Home & Garden Trust I will become a subsidiary of Easy Gardener Products and will change its name to Easy Gardener Products Trust I, and Easy Gardener Products will assume all of the obligations of U.S. Home & Garden under the instruments governing the rights of the holders of the trust preferred securities and U.S. Home & Garden will no longer be obligated under such instruments.

         The proposed amendments to the instruments governing the rights of the holders of trust preferred securities will be voted on at a special meeting of holders of the trust preferred securities to be held at the offices of the Trust, c/o U.S. Home & Garden, 655 Montgomery Street, Suite 830, San Francisco, CA 94111, at 9:00 a.m., local time on June 27, 2003. Information regarding the proposed amendments to the instruments governing the trust preferred securities and the proposed asset sale is contained in this proxy statement/prospectus. U.S. Home & Garden urges you to read this material carefully.

         Whether or not you plan to attend the special meeting in person, it is important that your securities be represented and voted. After reading the proxy statement/prospectus you are urged to complete, sign, date and return your proxy card in the envelope provided The special meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the proxy statement/prospectus. No presentations or other matters are planned for the meeting.

See "Risk Factors" beginning on Page 16 for a discussion of certain information that should be considered by holders of the trust preferred securities prior to voting at the special meeting.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The trust preferred securities are traded on the American Stock Exchange under the symbol UHG.PR.A. It is anticipated that the symbol will change if the proposed asset sale is completed.

  Proxy statement/prospectus dated June 5, 2003 and first mailed to holders of trust preferred securities on or about June 6, 2003.

                           U.S. HOME & GARDEN TRUST I
                           c/o U.S. HOME & GARDEN INC.
                              655 Montgomery Street
                             San Francisco, CA 94111

                             ----------------------


                     NOTICE OF SPECIAL MEETING OF HOLDERS OF
                 9.40% CUMULATIVE TRUST PREFERRED SECURITIES OF
                           U.S. HOME & GARDEN TRUST I
                            TO BE HELD JUNE 27, 2003


                             ----------------------

To the Holders of the 9.40% Cumulative Trust Preferred Securities of U.S. HOME & GARDEN TRUST I:

NOTICE IS HEREBY GIVEN that a special meeting of holders of the 9.40% cumulative trust preferred securities of U.S. Home & Garden Trust I, a Delaware statutory trust, all of the common securities of which are owned by U.S. Home & Garden Inc., will be held on June 27, 2003, at 9:00 A.M., local time, or at any approved adjournment of the meeting, at the Trust's offices at 655 Montgomery Street, Suite 830, San Francisco, California 94111, to consider and vote upon the following matters, as explained more fully in the accompanying proxy statement/prospectus submitted by U.S. Home & Garden:

1) The approval and adoption of amendments to the documents relating to the Trust proposed by U.S. Home & Garden, substantially in the forms attached as Annex I to the proxy statement/prospectus, and the authorization for Wilmington Trust, as the holder of the debentures issued pursuant to the Trust Indenture, to consent to the amendments of the Indenture as described below and to enter into amended and restated documents to reflect the above.

         Background of the proposal

         U.S. Home & Garden and its primary operating subsidiaries, Easy Gardener, Inc. and Ampro Industries Inc., have entered into an asset purchase agreement with an entity formed by the management of those subsidiaries, Easy Gardener Products Ltd. Under the terms of the asset purchase agreement, Easy Gardener and Ampro are to sell their operations, including substantially all of their assets to this management buy-out group. These operations comprise approximately 99% of U.S. Home & Garden's consolidated net sales and 98% of its consolidated assets.

         The proposed management buy-out is also structured to include Easy Gardener Products' assumption of substantially all of the selling subsidiaries liabilities and the transfer by U.S. Home & Garden of its obligations under the various Trust-related documents and the common securities of the Trust as integral parts of the sale, in order to keep the enterprise's liabilities, including its Trust-related obligations, with the enterprise's revenue producing and profit generating operations. These liabilities comprise 99% of U.S. Home & Garden's consolidated liabilities.

         As currently written, the documents relating to the Trust permit a transfer by U.S. Home & Garden of its trust-related obligations and securities in connection with "a transfer by U.S. Home &

Garden of its assets and properties substantially as an entirety." It is clear from this language that U.S. Home & Garden could transfer the Trust securities and its obligations under the Trust-related documents in connection with a sale of the stock of its selling subsidiaries. The documents are silent, however, as to whether a transfer directly by those selling subsidiaries, of their assets (which also comprise, indirectly, on a consolidated basis, substantially all of U.S. Home & Garden's assets), is to be deemed a transfer by U.S. Home & Garden.

         The transfer of the subsidiaries' stock by U.S. Home & Garden and a transfer of the subsidiaries' assets by the subsidiaries would each have the same economic effect, as in either case the operations and liabilities of the subsidiaries would become the operations and liabilities of the purchaser. In this particular case, however, the transfer by the subsidiaries is a better structure for Easy Gardener Products as it eliminates various of its tax concerns.

         Consequently, U.S. Home & Garden is asking for your approval of the amendments to the Trust-related documents so that it can proceed with the management buy-out as currently structured and described in the accompanying proxy statement/prospectus. The amendments provide what U.S. Home & Garden believes is a logical clarification of the documents as they relate to the proposed asset sale and one that U.S. Home & Garden believes makes sense for the holders of the trust preferred securities.

         The proposed amendments

         The proposed amendments include:

         (a) amendments to Section 8.1 of the Junior Subordinated Indenture and
Section 7.1 of the Guarantee Agreement, each between U.S. Home & Garden and Wilmington Trust Company, as trustee, and dated as of April 17, 1998.

                  These proposed amendments provide that the proposed sale by Easy Gardener and Ampro of properties and assets comprising, indirectly, on a consolidated basis, substantially all of the properties and assets of U.S. Home & Garden, to Easy Gardener Products, Ltd., as described in the asset purchase agreement between the parties dated December 11, 2002 and amended May 23, 2003, a copy of which is attached as Annex A to the proxy statement/prospectus, shall be deemed to be a transfer by U.S. Home & Garden of its properties and assets substantially as an entirety under Sections 8.1 and 8.2 of the Indenture and Sections 7.1 and 7.2 of the Guarantee;

         (b) amendments to Section 9.1 of the Guarantee and Section 10.7 of the Amended and Restated Trust Agreement of the Trust, among U.S. Home & Garden, Wilmington Trust, the administrative trustees named in the agreement and the several holders of the trust preferred securities, dated as of April 17, 1998.


                  These amendments provide that the proposed asset sale is, by virtue of the amendments to Section 8.1 of the Indenture and Section 7.l of the Guarantee described above, a sale permitted by Article VII of the Guarantee and Article VIII of the Indenture. These amendments will, in effect, permit U.S. Home & Garden to assign its obligations under the Guarantee and the Trust Agreement to Easy Gardener Products in connection with the closing of the proposed asset sale;

         (c) an amendment to Section 5.10 of the Trust Agreement.


                  This proposed amendment provides that the proposed asset sale is, by virtue of the amendment to Section 8.1 of the Indenture described above, a transfer by U.S. Home & Garden pursuant to Section
         8.1 of the Indenture and, as a result, upon the closing of the proposed sale, U.S. Home & Garden may transfer the common securities of the Trust to Easy Gardener Products;

         (d) amendments to the definition of "Business Day" contained in Section
1.1 of the Trust Agreement and Section 1.1 of the Indenture and in the debentures issued to the Trust under the Indenture to reflect the fact that Easy Gardener Products is located in Texas and will observe the holidays observed in that jurisdiction rather than in California; and

         (e) amendments to the Trust Agreement, the Indenture, the Guarantee and the debentures issued by U.S. Home & Garden to the Trust under the Indenture, to reflect the implementation of the amendments described above and other conforming changes, in the form of a Second Amended and Restated Trust Agreement, an Amended and Restated Indenture, an Amended and Restated Guarantee Agreement and a replacement 9.40% Junior Subordinated Deferrable Interest Debenture due April 15, 2028 issued by Easy Gardener Products to the Trust, each of which documents is attached as an exhibit to the registration statement of which the proxy statement/prospectus forms a part.

         Effect of the amendments

         The proposed amendments to the Trust documents described above will have the effect of requiring the contemplated sale to comply with the restrictions in the Indenture and the Guarantee applicable to such a sale made directly by U.S. Home & Garden. In addition, provided those restrictions are complied with, the proposed amendments will have the effect of:

         o permitting U.S. Home & Garden under the terms of the Trust Agreement, to transfer the common securities of the Trust to Easy Gardener Products in connection with the sale,

         o permitting (in fact, requiring) Easy Gardener Products to succeed to and assume all of U.S. Home & Garden's obligations under the Trust-related documents, and

         o discharging U.S. Home & Garden from any obligations under the Trust-related documents.

2) The adjournment or postponement of the special meeting to a later date for purposes of soliciting additional votes.

3) Any and all matters that may properly come before the special meeting or any approved adjournment or adjournments thereof.


         Only holders of trust preferred securities of record at the close of business on May 12, 2003 are entitled to notice of and to vote at the special meeting or any adjournments thereof.

         The special meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement/prospectus. No presentations or other business matters are planned for the meeting.

         This notice will also serve as notice pursuant to the Trust Agreement that (a) immediately prior to the closing of the proposed sale the current Administrative Trustees of the Trust, all of whom were appointed by U.S. Home & Garden, will be removed and Richard Grandy, Richard Kurz and Sheila Jones, each an appointee of Easy Gardener Products, will be appointed as Administrative Trustees in their stead, and (b) in conjunction with the proposed sale, the name of the Trust will be changed to "Easy Gardener Products Trust I."


--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING:
       ------

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SECURITIES PERSONALLY.
--------------------------------------------------------------------------------
                           By Order of the Administrative Trustees of
                           U.S. Home & Garden Trust I

                           Wilmington Trust Company,
                           Property Trustee


June 5, 2003

                                Table of Contents


                                                                                                               Page
                                                                                                               ----
GENERAL...........................................................................................................1

         Purpose of the special meeting...........................................................................1

         Revocability and voting of proxy.........................................................................2

         Record date and voting rights............................................................................3

SUMMARY INFORMATION...............................................................................................4

RISK FACTORS.....................................................................................................16

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................23

PROPOSED AMENDMENTS TO THE TRUST-RELATED DOCUMENTS...............................................................24

PRINCIPAL TERMS OF THE ASSET PURCHASE AGREEMENT..................................................................29

BACKGROUND AND HISTORY OF THE ASSET PURCHASE AGREEMENT...........................................................33

ACTIONS OF U.S. HOME & GARDEN'S BOARD OF DIRECTORS...............................................................36

         Meetings and resolutions................................................................................36

         Decision regarding whether or not to form a special committee...........................................38

         Factors considered by the Board in connection with its
         approval of the asset purchase agreement................................................................38

         Factors considered by the Board in connection with its determination that the proposed amendments to the Trust-related documents make sense for the trust preferred security holders..........................................................40

INTERESTS OF RELATED PERSONS IN THE ASSET PURCHASE
AGREEMENT TRANSACTIONS...........................................................................................43

CERTAIN EFFECTS OF THE ASSET PURCHASE AGREEMENT..................................................................43

         Our plans following the transaction.....................................................................43

         Effects of asset purchase agreement on the Trust........................................................44

         Conduct of our business if the proposed amendments are not approved or the proposed asset sale is not completed....................................................44

U.S. HOME & GARDEN INC. AND ITS SUBSIDIARIES.....................................................................45

         Background information..................................................................................45

         Description of U.S. Home & Garden's consolidated business operations....................................45

         Legal proceedings.......................................................................................55

         Consolidated financial statements.......................................................................56

         Selected consolidated financial data....................................................................56

         Management's discussion and analysis of financial condition and results of operations...................58

         Quantitative and qualitative disclosure about market risk...............................................74

         Pro forma consolidated financial statements.............................................................74



         Financial statements relating to the operations we are proposing to transfer............................74

         Selected financial data relating to the operations we are proposing to transfer.........................74

         Management's discussion and analysis of financial condition and results of operations relating to the operations we are proposing to transfer...........................76

EASY GARDENER PRODUCTS, LTD......................................................................................80

         Background information..................................................................................80

         Proposed financing arrangements.........................................................................81

         Financial statements....................................................................................83

         Pro forma consolidated financial statements.............................................................83

         Selected pro forma consolidated financial data..........................................................84

OPINIONS OF ROTH CAPITAL PARTNERS, LLC...........................................................................85

         General.................................................................................................85

         Fairness opinion........................................................................................86

         Financial viability opinion.............................................................................94

MANAGEMENT OF U.S. HOME & GARDEN.................................................................................99

MANAGEMENT OF EASY GARDENER PRODUCTS............................................................................100

VOTING SECURITY OWNERSHIP OF PRINCIPAL BENEFICIAL OWNERS
AND MANAGEMENT OF EASY GARDENER PRODUCTS........................................................................101

DESCRIPTION OF TRUST-RELATED SECURITIES.........................................................................102

         Description of the trust preferred securities..........................................................102

         Description of Junior Subordinated Debentures..........................................................116

         Book-Entry Issuance....................................................................................125

         Description of Guarantee...............................................................................126

         Expense Agreement......................................................................................129

         Relationship among the trust preferred securities, the Junior
         Subordinated Debentures and the Guarantee..............................................................129

MARKET FOR THE TRUST PREFERRED SECURITIES.......................................................................131

ACCOUNTING TREATMENT............................................................................................132

FEDERAL INCOME TAX CONSEQUENCES.................................................................................132

DISSENTERS' RIGHTS..............................................................................................134

LEGAL MATTERS...................................................................................................134

EXPERTS.........................................................................................................135

WHERE YOU CAN FIND MORE INFORMATION.............................................................................135

COST OF SOLICITATION............................................................................................136

OTHER BUSINESS..................................................................................................136

Annex A: Asset Purchase Agreement, dated December 11, 2002, by and between U.S.
         Home & Garden, Easy Gardener, Ampro, Weed Wizard Acquisition Corp., Easy Gardener Products and EYAS International, Inc. and Amendment thereto dated May 23, 2003

Annex B: Opinion of Roth Capital, dated May 9, 2003, as to the fairness of the Asset Purchase Agreement to U.S. Home & Garden's public stockholders

Annex C: Opinion of Roth Capital, dated May 9, 2003, as to the financial viability of Easy Gardener Products following the closing of the proposed asset sale

Annex D: Consolidated Financial Statements of U.S. Home & Garden Inc. as of June
         30, 2001 and 2002, and for the three years ended June 30, 2000, 2001 and 2002 and Unaudited Consolidated Financial Statements of U.S. Home & Garden Inc. as of March 31, 2003 and for the nine months ended March 31, 2002 and 2003.

Annex E: Unaudited Pro Forma Consolidated Financial Statements of U.S. Home &
         Garden Inc. as of March 31, 2003 and for each of the year ended June 30, 2002 and the nine months ended March 31, 2003. These financials give pro forma effect for the consummation of the asset purchase agreement transactions to the Consolidated Financial Statements of U.S. Home & Garden Inc. and the Unaudited Consolidated Financial Statements of U.S. Home & Garden Inc. as of and for the periods indicated.

Annex F: Unaudited Financial Statements relating to the Operations of U.S. Home
         & Garden Inc. and its Subsidiaries to be Acquired by Easy Gardener Products, Ltd. as of June 30, 2001 and 2002 and for the three years ended June 30, 2000, 2001 and 2002, and as of March 31, 2003 and for the nine months ended March 31, 2002 and 2003. These financials represent the break out of these operations from U.S. Home & Garden's consolidated operations prior to any adjustments for excluded assets and liabilities.

Annex G: Balance Sheet of Easy Gardener Products, Ltd. as of March 31, 2003.

Annex H: Unaudited Pro Forma Consolidated Financial Statements of Easy Gardener
         Products, Ltd. as of March 31, 2003 and for each of the year ended June 30, 2002 and the nine months ended March 31, 2003. These financials give pro forma effect for the consummation of the asset purchase agreement transactions to the combination of the Balance Sheet of Easy Gardener Products, Ltd. with the Unaudited Financial Statements relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be Acquired by Easy Gardener Products, Ltd. (after the elimination of excluded assets and liabilities) as of and for the periods indicated.


Annex I: Forms of Amendments to Indenture, Guarantee and Trust Agreement

                                     GENERAL

Purpose of the special meeting


         This proxy statement/prospectus is being mailed to you and the other holders of the 9.40% cumulative trust preferred securities of U.S. Home & Garden Trust I, a Delaware statutory trust, all of the common securities of which are owned by U.S. Home & Garden Inc., a Delaware corporation, in connection with the solicitation of proxies by U.S. Home & Garden for use at a special meeting of the holders of the trust preferred securities to be held on June 27, 2003, including any approved adjournment or adjournments of the meeting, for the following purposes:


         (1) To consider and vote upon the approval and adoption of amendments to the Trust-related documents proposed by U.S. Home & Garden. These proposed amendments are substantially in the forms attached to this proxy statement/prospectus as Annex I and seek to amend:

         o Section 8.1 of the Junior Subordinated Indenture between U.S. Home & Garden and Wilmington Trust Company, as trustee, dated as of April 17, 1998;

         o Sections 7.1 and 9.1 of the Guarantee Agreement between U.S. Home & Garden and Wilmington Trust, as trustee, dated as of April 17, 1998;

         o Sections 5.10 and 10.7 of the Amended and Restated Trust Agreement of the Trust among U.S. Home & Garden, Wilmington Trust, the administrative trustees named in the agreement, and the several holders of the trust preferred securities, dated as of April 17, 1998;

         o the definition of "Business Day" contained in Section 1.1 of the Trust Agreement and Section 1.1 of the Indenture and in the debenture issued to the Trust, described below, to reflect the fact that Easy Gardener Products is located in Texas and will observe the holidays observed in that jurisdiction rather than in California;

         o the Trust Agreement, the Indenture, the Guarantee and the 9.40% Junior Subordinated Deferrable Interest Debenture due April 15, 2028 issued to the Trust by U.S. Home & Garden, to reflect the implementation of the amendments described above and other conforming changes, in the form of a Second Amended and Restated Trust Agreement, an Amended and Restated Indenture, an Amended and Restated Guarantee Agreement and a replacement 9.40% Junior Subordinated Deferrable Interest Debenture due April 15, 2028 issued to the Trust by Easy Gardener Products, each of which documents is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part; and

the authorization of Wilmington Trust, as the holder of the debentures issued under the terms of the Indenture, to consent to the proposed amendments to the Indenture and to enter into the above amended and restated Trust-related documents to reflect the above.


         The proposed amendments provide that the sale by U.S. Home & Garden's wholly-owned subsidiaries, Easy Gardener, Inc. and Ampro Industries, Inc., of their properties and assets substantially as an entirety (which properties and assets also comprise, indirectly, on a consolidated basis, substantially all of the properties and assets of U.S. Home & Garden) to Easy Gardener Products, Ltd., as set forth in the asset purchase agreement between the parties dated December 11, 2002, as amended on May 23, 2003, and attached to this proxy statement/prospectus as Annex A, shall be deemed to be a transfer of

U.S. Home & Garden's properties and assets substantially as an entirety under Sections 8.1 and 8.2 of the Indenture and Sections 7.1 and 7.2 of the Guarantee, for purposes of those sections and for purposes of Section 9.1 of the Guarantee and Sections 5.10 and 10.7 of the Trust Agreement.

         The proposed amendments will have the effect of:

         o requiring the proposed sale by U.S. Home & Garden's subsidiaries to comply with the restrictions in the Indenture and the Guarantee applicable to such a sale made directly by U.S. Home & Garden; and

         o  provided those restrictions are complied with:

            o permitting U.S. Home & Garden under the terms of the Trust Agreement to transfer the common securities of the Trust to Easy Gardener Products in connection with the sale,

            o permitting (in fact, requiring) Easy Gardener Products to succeed to and assume all of U.S. Home & Garden's obligations under the Trust-related documents, and

            o discharging U.S. Home & Garden from any obligations under the Trust-related documents.

         For more information about the proposed amendments please refer to the "Proposed Amendments to the Trust-Related Documents" section commencing on page 24.


         (2) To vote to adjourn or postpone the special meeting to a later date for purposes of soliciting additional votes.

         (3) To transact such other business as may properly come before the special meeting or any approved adjournment of the meeting.

         Proxies for use at the special meeting are being solicited by U.S. Home & Garden. These proxy materials are first being mailed to holders of the trust preferred securities on or about June 6, 2003.

Revocability and voting of proxy

         A form of proxy for use at the special meeting and a return envelope for the proxy are enclosed. Trust preferred securities represented by properly executed proxies will be voted in accordance with the security holders' instructions. Proxies in the accompanying form which have been properly executed and returned to the administrative trustees of the Trust and not revoked, will be voted at the special meeting. If you sign the proxy, but do not fill in a vote, your securities will be voted in accordance with the recommendations of U.S. Home & Garden.

         You may revoke any proxy given by you in connection with this solicitation at any time prior to the voting of the proxy by:

         o  a subsequently dated proxy,

         o  written notification to the administrative trustees of the Trust, or

         o personally withdrawing the proxy at the special meeting and voting in person.

Record date and voting rights

         Only holders of record of trust preferred securities at the close of business on May 12, 2003, the record date, are entitled to notice of and to vote at the special meeting and any approved adjournment(s) of the special meeting.


         Security holders as of the record date who are entitled to vote at the special meeting will be entitled to one vote for each security held, with no securities having cumulative voting rights. The holders of record of a majority of the outstanding trust preferred securities (based upon their liquidation amount), present in person or by proxy and entitled to vote, will constitute a quorum at the special meeting. Securities are counted for quorum purposes if they are represented for any purpose at the special meeting other than solely to object to holding the special meeting or transacting business at the special meeting.

         As of the record date, the Trust had 2,530,000 trust preferred securities outstanding. Holders of 2,278,019 of these trust preferred securities are entitled to notice of and to vote at the special meeting.

         Trust preferred securities owned by U.S. Home & Garden, Easy Gardener Products, any trustee, or any of their respective affiliates, will not be deemed outstanding for purposes of this vote and will not be counted for quorum purposes and none of U.S. Home & Garden, Easy Gardener Products, any trustee, or any of their respective affiliates, will be entitled to vote any securities owned by them at the special meeting. As of the record date, U.S. Home & Garden owned 251,981 trust preferred securities. None of the members of the management of U.S. Home & Garden, its subsidiaries, or Easy Gardener Products or any of their affiliates or any of the trustees of the Trust owned any of the trust preferred securities as of the record date.

         Votes will be counted and certified by one or more inspectors of election who are expected to be employees of U.S. Home & Garden. In accordance with Delaware law, abstentions and "broker non-votes" will be treated as present for purposes of determining the presence of a quorum at the meeting. "Broker non-votes" refer to proxies from brokers or nominees indicating that they do not have discretionary power to vote on the particular matter being voted on nor the necessary voting instructions from the beneficial owner or other persons who are entitled to vote the securities.

         For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote. They will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Accordingly, because the proposal to approve and adopt the proposed amendments requires the approval of a majority of the outstanding trust preferred securities (based upon their liquidation amount), a broker non-vote will also have the same legal effect as a vote "against" the proposal.

                               SUMMARY INFORMATION

         These questions and answers highlight and summarize some of the information in this proxy statement/prospectus. This summary information does not contain all of the information that is important to you. We urge you to read this entire proxy statement/prospectus, including the annexes, carefully.

         In this proxy statement/prospectus, "we," "us," "our" and "U.S. Home & Garden" each refer to the consolidated operations of U.S. Home & Garden Inc. and its subsidiaries, unless the context otherwise requires.

Q. Why is your approval of the proposed amendments to the Trust-related documents being sought?

A. Our parent company, U.S. Home & Garden, and our primary operating subsidiaries, Easy Gardener and Ampro, have entered into an asset purchase agreement with an entity formed by the management of those subsidiaries, Easy Gardener Products. Under the terms of the asset purchase agreement, Easy Gardener and Ampro are to sell their operations, including substantially all of their assets, to this management buy-out group. These operations comprise approximately 99% of our consolidated net sales and 98% of our consolidated assets.

     The proposed management buy-out is also structured to include Easy Gardener Products' assumption of substantially all of the selling subsidiaries' liabilities and the transfer by U.S. Home & Garden of its obligations under the various Trust-related documents and the common securities of the Trust as integral parts of the sale in order to keep the enterprise's liabilities, including its obligations to the Trust under the Indenture, with the enterprise's revenue producing and profit generating operations. These liabilities comprise 99% of our consolidated liabilities.

     As currently written, the Trust-related documents permit a transfer by U.S. Home & Garden of the trust obligations and securities in connection with "a transfer by U.S. Home & Garden of its assets and properties substantially as an entirety." It is clear from this language that U.S. Home & Garden could transfer the Trust securities and its obligations under the Trust-related documents in connection with a sale of the stock of the selling subsidiaries. The documents are silent, however, as to whether a transfer by those selling subsidiaries, themselves, of assets and properties comprising, indirectly, on a consolidated basis, substantially all of U.S. Home & Garden's assets, is to be deemed a transfer by U.S. Home & Garden.

     The transfer of the subsidiaries' stock by U.S. Home & Garden and the transfer of the subsidiaries' assets by the subsidiaries would each have the same economic effect, as in either case the operations and liabilities of the subsidiaries would become the operations and liabilities of the purchaser. In this particular case, however, the transfer by the subsidiaries is a better structure for Easy Gardener Products as it eliminates various of its tax concerns.

     Consequently, we are asking for your approval of the amendments so that we can proceed with the management buy-out as currently structured and described in this proxy statement/prospectus. The amendments provide what we believe is a logical clarification of the Trust-related documents as they relate to the proposed asset sale and one that we believe makes sense for the holders of the trust preferred securities.

Q.   Who are we?

A.   We are U.S. Home & Garden Inc. and its consolidated subsidiaries.

     We are a leading manufacturer and marketer of a broad range of consumer lawn and garden products, which are sold under recognized brand names such as WeedBlock(R), Jobe's(R), Emerald Edge(R), Shade Fabric(TM), Ross(R), Tensar(R), Amturf(R) and Landmaster(R). We market our products through most large national home improvement and mass merchant retailers, including Home Depot, Lowe's, Kmart, Wal-Mart, Ace Hardware and TruServe. All of our lawn and garden operations are conducted through U.S. Home & Garden's wholly owned subsidiaries, Easy Gardener and Ampro, and Easy Gardener's wholly-owned subsidiary, Weatherly Consumer Products Group, Inc.

     In addition to our lawn and garden products, we market a line of agricultural products. Our agricultural products operations are conducted through another of U.S. Home & Garden's wholly-owned subsidiaries, Golden West Agri-Products, Inc.

     We also, through U.S. Home & Garden, own all of the common securities of the Trust and U.S. Home & Garden is the obligor to the Trust under the Indenture and to the holders of the trust preferred securities under the Guarantee.

Q.   Who is Easy Gardener Products, Ltd.?

A. As of the closing, 17 of the 18 beneficial owners of Easy Gardener Products will be individuals that are currently serving in management positions with our Easy Gardener subsidiary. Each of the general partner and the limited partner of Easy Gardener Products is owned by EYAS International, Inc. and the capital stock of EYAS is owned by these individuals.

     Easy Gardener Products was formed on behalf of this management buy-out group to enter into the asset purchase agreement, perform the transactions contemplated by that agreement, and hold the assets and operate the businesses acquired from us in connection with the proposed asset sale. To date, Easy Gardener Products has not engaged in any business activities other than those incident to its formation and the execution, delivery and performance of the asset purchase agreement and the transactions contemplated by that agreement.

     Following the closing, the management of Easy Gardener Products will be comprised primarily of this same management team. These individuals include Richard Grandy, the current chief operating officer of U.S. Home & Garden and the co-founder and president of Easy Gardener, and Richard Kurz, the current chief financial officer of each of U.S. Home & Garden and Easy Gardener.

Q.   What is the transaction contemplated by the asset purchase agreement?

A. The asset purchase agreement provides for Easy Gardener Products to acquire:

     o from Easy Gardener and Ampro -

       substantially all of their operations, assets and liabilities, including the capital stock of Easy Gardener's Weatherly Group subsidiary. These operations represent all of our lawn and garden operations. Easy Gardener is not transferring the capital stock of its subsidiary, Weed Wizard Acquisition Corp., the operations of which were discontinued effective September 30, 2002; and

     o from U.S. Home & Garden -

       all of the obligations of U.S. Home & Garden under the Trust-related documents, including its debt obligations under the Indenture, and all of the common securities of the Trust, as well as the 251,981 trust preferred securities currently owned by U.S. Home & Garden.

     The operations of U.S. Home & Garden's Golden West subsidiary, which represent the balance of our operations and currently account for approximately 1% of our consolidated net sales, will not be transferred in connection with the proposed asset sale and will remain with us following the transaction.

Q. Will the adoption of the proposed amendments or the closing of the proposed asset sale materially change your rights or interest as a trust preferred security holder?

A. The proposed amendments are not expected to materially alter the rights or interests of the trust preferred securities holders.

     If the proposed amendments are adopted and the proposed asset sale is subsequently completed, the Trust will become a subsidiary of Easy Gardener Products rather than of U.S. Home & Garden. Easy Gardener Products will have substantially the same operations following the closing as U.S. Home & Garden's existing consolidated operations.


     Other than the additional debt described below, there will be little change to the trust preferred holders' rights, since:


     o the guarantee of the Trust's payment of the distributions on the trust preferred securities and the new debenture to be provided by Easy Gardener Products will be exactly the same as those currently provided by U.S. Home & Garden;

     o Easy Gardener Products' senior indebtedness will, like our current indebtedness to our senior lenders, continue to rank prior to the debentures issued to the Trust in right of payment;

     o all of the acquired assets will, as they do now, continue to secure the assumed senior indebtedness;

     o Easy Gardener Products will, like U.S. Home & Garden, be subject to the reporting provisions of the Securities Exchange Act of 1934 and have the same reporting obligations vis a vis the Trust; and

     o the trust preferred securities will continue to be listed on AMEX.

     On the other hand, it is anticipated that Easy Gardener Products will have approximately $20,600,000 more debt outstanding following the closing than we currently have, and, like our current senior indebtedness, all of this debt will come before the Trust debentures in terms of priority. In addition, Easy Gardener Products' arrangements with its lenders will likely give those lenders rights which, like those we have given our current lenders, could require Easy Gardener Products to suspend interest payments on the debentures under certain circumstances, and such rights could be more extensive then those held by our existing lenders.

     However, as set forth in the discussion of EBITDA/Cash Interest expense ratios in the financial viability opinion commencing on page 94 below and in the factors considered by the Board discussed on pages 10 and 41 below, we would expect Easy Gardener Products to have interest coverage comparable to ours even with this additional debt. Also, in the absence of the proposed asset sale, we would ourselves need to acquire additional debt in order to fund our acquisition goals in an attempt to keep pace with the growth expectations of our parent's public stockholders. While, in our case, such additional debt could also have an associated income stream that might, if it were great enough, be available to help service such debt, any added debt we were to incur would, like Easy Gardener Products' debt, also be senior in right of payment to the debentures issued to the Trust and would likely be greater in amount than the additional debt that Easy Gardener Products expects to incur.

     While Easy Gardener Products has received an opinion of counsel that it is more likely than not that the assumption by Easy Gardener Products of our obligations under the debentures and the other Trust-related documents will neither be a taxable transaction nor give rise to any original issue discount for federal income tax purposes, if the Internal Revenue Service were to successfully challenge that position, holders of trust preferred securities could recognize a significant amount of "phantom income" (that is taxable income without a corresponding receipt of cash).

Q.   Why are we pursuing a sale of our operations at this time?

A. We have historically grown primarily through acquisitions of businesses and product lines and, to a lesser extent, through internal growth. While we believe that we have sufficient capital to finance our current operations and satisfy our interest payment obligations on outstanding indebtedness, we continue to believe that:

     o our ability to achieve accelerated growth with our existing business is limited due to the increasingly higher concentration of our business with fewer retailer accounts; and

     o organic growth (from increased sales to existing customers) alone is not enough to significantly impact or improve our public stockholders' value or meet their growth expectations.

     As a result, we believe that the only way we could as presently structured offer our current public stockholders any meaningful opportunity for growth and appreciation would be through further acquisitions or mergers.

     In addition, we believe that as presently structured, in the absence of additional acquisitions we would not only be limiting our growth opportunities but we would be leaving ourselves vulnerable to larger competitors with more leverage and influence with our industry's key retailers. And, unlike a private company, our ability to increase sales through strategic arrangements (such as acceptance of lower margins) with our retail accounts is limited by our need to balance those actions with stock price considerations and market expectations.

     On the other hand, however, we cannot continue our acquisition strategy without additional funding, and our ability to access additional funding, whether it be equity capital, which has in the past financed a substantial portion of our growth, or debt financing, is far more limited now than it has been in the past.

     U.S. Home & Garden's current public stock price, which has ranged from approximately $0.16 to $0.72 over the last 12 months, has limited currency value. This reduces the opportunity for U. S. Home & Garden to raise capital through the sale of equity without substantially diluting its stockholders. Our ability to obtain additional debt on favorable terms is also more difficult now as a result of our already highly leveraged balance sheet and overhead structure.

     Consequently, as an alternative and less costly means of accomplishing our goal of increasing stockholder value, we determined to pursue the sale of our lawn and garden operations. We believe that a sale of these operations and the resultant infusion of cash and deletion of debt will not only significantly increase the stock equivalent value for U.S. Home & Garden's stockholders but it will also put us in position to reinvest in a business in an industry with higher multiples and a greater potential for accelerated internal growth. This is especially true now, as we believe that a challenging capital market, particularly the much-diminished initial public offering market, has created an attractive pipeline of potential alliance or merger candidates in promising industries.

Q. Why is Easy Gardener Products pursuing the purchase of our operations at this time?

A. The management of our current Easy Gardener operations believes in the fundamentals of the business and in its ability to grow the business internally at current industry growth rates. Without public common stockholders, Easy Gardener Products will be in a position to focus its efforts solely on maximizing its earnings from operations and does not feel that it needs dramatic shifts in growth to satisfy its goals.

     As a result, Easy Gardener Products' strategy is to:

     o grow the existing product offerings at the existing customer base, as no one customer currently purchases all of our products, and

     o add to its product offerings by acquiring and developing new products.

     It does not have, and does not believe that it needs to have, company acquisitions as a strategy, nor does it intend on building an organization or expending the resources required to effectively complete company-type acquisitions.

     Because it will be relying on internally generated growth, Easy Gardener Products expects to eliminate many of the expenses related to U.S. Home & Garden's overhead that are currently being funded by the operations it is acquiring, including many expenses which have historically been incurred by U.S. Home & Garden, as the corporate finance, investor relations and acquisition arm of our consolidated group.

     The members of the management buy-out team believe that as the owners of the operations they will be in a position to operate and grow the business at its optimum, given the following:

     o their knowledge of the business,

     o their willingness to accept organic growth levels,

     o the added incentive that each of the group's members will have as both an employee and an equity stakeholder to achieve higher organic growth levels, and

     o their ability as private owner/operators to be more flexible with their vending terms and arrangements and to lower their non-operating expenses.

Q. Has U.S. Home & Garden's Board of Directors approved the asset purchase agreement?

A. Yes, it has approved the asset purchase agreement and the transactions relating to the agreement. In addition, the Board:


     o concluded that the terms and provisions of the asset purchase agreement, as amended, and related transactions are advisable and fair to and in the best interests of U.S. Home & Garden's stockholders;


     o concluded that the structuring of the asset purchase agreement transactions to include Easy Gardener Products' assumption of U.S. Home & Garden's obligations under the Trust-related documents as an integral term of the agreement is fair to the holders of the trust preferred securities as it:

       o is not expected to materially change their rights or interests; and


       o keeps the obligations under the debentures with the enterprise's operating assets;

     o authorized and directed U.S. Home & Garden's chief executive officer to execute the asset purchase agreement and its amendment; and

     o has recommended that a proxy statement/prospectus substantially in the form of this one be sent out to the holders of the trust preferred securities seeking their approval of the adoption of the proposed amendments to the Trust-related documents.

Q. What were some of the factors considered by the Board in connection with its approval of the asset purchase agreement?

A.   Some of the factors considered were:

     o A fairness opinion from Roth Capital Partners LLC dated May 9, 2003 to the effect that, as of the date of its opinion and based upon March 31, 2003 financial results and subject to the matters stated in its opinion, the consideration to be received by us from the proposed asset sale is fair to U.S. Home & Garden's stockholders from a financial point of view. A copy of this opinion is attached to this proxy statement/prospectus as Annex B;

     o The favorable terms of the asset purchase agreement itself, including the amount, type and timing of the consideration to be received by us in connection with the transaction. (For details relating to that consideration please refer to page 11 below and to the "Principal Terms of the Asset Purchase Agreement" section commencing on page 29);

     o Our current limited access to the additional capital necessary for us to achieve accelerated growth;

     o The fact that Easy Gardener Products' offer was the best of those received after an extensive search. (For more information regarding this search and the background and history behind the asset purchase agreement please refer to the "Background and History of the Asset Purchase Agreement" section commencing on page 33);

     o The absence of any significant federal income tax liability resulting to us from the proposed asset sale;

     o From a negative point of view, the potential adverse effect to us arising from the fact that the sale of these assets will leave us, at least temporarily, with very few revenue-generating or operating assets. However, the Board balanced this factor with the next; and

     o Our ability, following the closing, to use:

       o our resultant debt-free balance sheet to begin seeking a candidate for a merger or similar transaction that can provide us with greater financial opportunities, and

       o our increased cash position as leverage for achieving a higher value for U.S. Home & Garden's stockholders.

Q. What were some of the factors considered by the Board in connection with its determination that the proposed amendments to the Trust-related documents make sense for the trust preferred security holders?

A.   Some of the factors considered were:

     o The fact that if the proposed amendments to the Trust-related documents were not adopted, an argument could be made that the proposed asset sale is not literally an asset sale by U.S. Home & Garden and, thus, that the Trust-related obligations cannot be transferred in connection with the sale. This would mean that the only way we could structure the sale of the enterprise's operations directly by our subsidiaries would be to have them transfer those operations without transferring our obligations under the Indenture and leave those obligations in an entity with minimal operating assets and a limited revenue stream. (For further details, please refer to the "- Reasons for the proposed amendments" section on page 28;

     o The seamless aspects of the transition to Easy Gardener Products:

       o current management and employees will remain as the management and employees for the transferred operations;

       o Wilmington Trust will remain as a trustee under the Trust-related documents;

       o the trust preferred securities will continue to be listed on AMEX; and

       o Easy Gardener Products has represented to us in the asset purchase agreement that it has no current intention of exercising its rights to defer interest payments under the debentures, except as may be required by circumstances not now known by Easy Gardener Products or as a result of an unanticipated default under the financing arrangements entered into by Easy Gardener Products in connection with the proposed asset sale.

     o From a negative point of view, the potential adverse effect arising from the fact that Easy Gardener Products intends to add substantial additional debt and interest expense to the acquired operations. (For more information about this proposed debt, please refer to the "Easy Gardener Products, Ltd. -Proposed financing arrangements" section commencing on page 81.) The above factor was tempered, however, by the next factor;

     o As set forth in the discussion of EBITDA/Cash Interest expense ratios in the financial viability opinion commencing on page 94 below, even with its increased debt and interest expense, Easy Gardener Products is expected to have interest coverage comparable to our interest coverage as it expects to eliminate almost $2.5 million per year, based on amounts expended for the year ended June 30, 2002, from the expenses of the acquired operations. These expenses relate to items of our parent's overhead that Easy Gardener Products believes will either be redundant or inapplicable to its strategy and plan of operation. They relate primarily to U.S. Home & Garden's status as a publicly traded entity with public common stockholders and its function as our acquisition, corporate finance and strategic planning arm;

       o Roth Capital's financial viability opinion dated May 9, 2003 to the effect that, after the closing, and based upon our March 31, 2003 financial results and the currently proposed financing arrangements of Easy Gardener Products (the terms of which are described in the "- Proposed financing arrangements" section commencing on page 81), and subject to the matters stated in its opinion, Easy Gardener Products would:

       o be able to pay its debts as they mature and, thus, its interest payments to the Trust on the debentures; and

       o from a financial point of view, have a financial viability comparable to our financial viability as of March 31, 2003.

         A copy of this opinion is attached to this proxy statement/prospectus as Annex C; and

       o The fact that there is not expected to be any significant taxable effect to either

         Easy Gardener Products or the holders of the trust preferred securities from the proposed asset sale.

Q. What will we receive from Easy Gardener Products in connection with the transaction?

A. According to the terms of the asset purchase agreement, in the event the proposed asset sale takes place we will receive the following benefits:

     o a total purchase price of $19,272,500. Of this amount, $17,672,500 will be paid to us in cash at the closing and $1,600,000 will be paid to us in the form of a subordinated note, the terms of which are described on page 30;

     o in addition to its assumption of the various debt obligations described below, Easy Gardener Products' assumption of substantially all ($15,781,000 as of March 31, 2003) of our selling subsidiaries' operational (non-debt) liabilities;

     o Easy Gardener Products' assumption or payment of our senior credit facility, including all borrowings outstanding under the facility as of the closing (approximately $32.1 million as of March 31, 2003) and our discharge from any future obligation under that facility;

     o the assumption by Easy Gardener Products of U.S. Home & Garden's obligations under the Trust-related documents (including the $57,035,000 principal amount of the debentures as of March 31, 2003) and our discharge from those obligations;

     o Easy Gardener Products' payment at the closing of one-half of the amounts that will be owed by U.S. Home & Garden under the Golub settlement agreement as of the closing (one-half of an estimated approximately $1,145,000). (Please refer to page 14 below for more information relating to the Golub settlement agreement);

     o Easy Gardener Products' assumption at the closing of our obligations under an outstanding option exercisable for the purchase of 94,875 of the trust preferred securities currently owned by us;

     o Easy Gardener Products' issuance to us at the closing of a promissory note due December 31, 2003 in an amount equal to our legal fees outstanding as of the closing, up to a total of $300,000;

     o Easy Gardener Products' assumption of those of our expenses in excess of an aggregate of $300,000 which relate to the following items incurred in connection with the transactions contemplated by the asset purchase agreement:

       o accounting fees;

       o legal fees;

       o proxy solicitation fees;

       o the proxy, registration statement and prospectus-related printing and mailing expenses;

       o SEC filing fees;

       o fees of Wilmington Trust and its legal counsel; and

       o fees payable to AMEX.

       To the extent, however, that our expenses related to these items exceed $808,000 or $838,000 if a new listing fee is required by AMEX, one-half of that excess amount will be deducted from the cash portion of the consideration payable at the closing.

Q.   How much cash do we expect to net from the consideration we receive?

A. Since Easy Gardener Products is paying or assuming virtually all of our expenses in connection with the transaction, we estimate that we will net approximately $18,700,000 from the cash consideration to be paid to us, including payment of the subordinated note to be delivered to us at the closing in the principal amount of $1,600,000. This is after we pay our half of the amounts due under the Golub settlement agreement.

Q. Will any related parties receive any consideration in connection with the transaction?

A. In consideration of Easy Gardener Products' request that our chief executive officer enter into both a seven-year non-compete agreement and a two-year consulting agreement with it at the closing, he will receive from Easy Gardener Products a lump sum payment of $2.5 million at the closing and a monthly consulting fee of $4,000 during the term of the consulting agreement.

Q. How much money will Easy Gardener Products need to fund its cash commitments in connection with this transaction?

A. Easy Gardener Products estimates that it will need approximately $21,500,000 in cash at the closing, including:

     o $17,672,500 for the cash payment due to us at closing,

     o $572,500 to fund its portion of the Golub settlement agreement amounts,

     o $2,500,000 for the non-compete agreement, and

     o $755,000 to pay the estimated fees and expenses of its proposed lender.

     In addition, at the closing Easy Gardener Products will issue to us a promissory note due December 31, 2003 in the principal amount of $300,000 for payment of outstanding legal fees. Easy Gardener Products expects that the balance of its transaction costs and expenses and the various transaction expenses assumed from us, will be paid by it over time in the ordinary course of business out of operations.

Q. From where does Easy Gardener Products intend to obtain the necessary funds for the closing?

A. Before the closing, Easy Gardener Products will receive approximately $2.5 million in the form of capital contributions from its beneficial owners. For the balance of the funds it needs to meet its obligations at the closing, Easy Gardener Products intends to acquire a senior revolving credit facility on financing terms substantially similar to those now provided to us under the revolving credit facility component of our senior credit facility, along with one or more term loans from another lender. Based on discussions with its proposed lenders, Easy Gardener Products expects, although it has not yet obtained a firm commitment from the lenders, that it will obtain approximately $55 million in total financing which will likely be comprised of an $18 to $26 million revolver and $29 to $37 million in term loan financing.

     Central Garden & Pet Company has agreed to loan, under certain conditions, $2.5 million to Easy Gardener Products to facilitate the proposed asset sale. The loan will bear interest at 9% per annum, which will be added to the loan balance, mature in five years and be subordinated to most of Easy Gardener Products' debt. Central Garden & Pet Company will receive a warrant to purchase 49% of the equity interests of Easy Gardener Products, as well as options exercisable after three years to purchase the remaining 51%.

     Easy Gardener Products expects to incur $20,600,000 more debt than we currently have outstanding, which additional debt will consist of:

     o a subordinated note to Central Garden & Pet Company in the principal amount of $2,500,000;

     o a subordinated note to us in the principal amount of $1,600,000 in partial payment of the purchase price for the proposed asset sale; and

     o additional indebtedness in the amount of $16,500,000 representing the net increase in the term loan and the revolver to finance the balance of the proposed asset sale.

     Based on amounts outstanding at March 31, 2003 and assuming financing is received as contemplated, this would result in Easy Gardener Products having a total of $19,093,000 in borrowings outstanding under the revolver after reducing the revolver by $920,000 as a result of the refinancing. All of Easy Gardener Products' obligations under its credit facility will be secured by a security interest in favor of the lenders on all of the assets it acquires in the proposed asset sale. None of the assets retained by us will secure any of Easy Gardener Products' debts following the closing.

     Although Easy Gardener Products and its proposed lenders have commenced discussions relating to the above and it has received indications of interest from them, Easy Gardener Products has not yet secured lenders' commitments to the proposed financing and there is no assurance that the financing will be obtained or that if it is obtained that the final terms will be acceptable to Easy Gardener Products. This means that Easy Gardener Products' ability to consummate the proposed asset sale is not assured.

     Easy Gardener Products does not have specific plans or arrangements to refinance or repay the indebtedness it expects to incur in connection with the transaction other than the repayments required under the financing. To the extent there is excess cash available, however, it will try to increase the value of its operations over time, either by increasing operating performance as measured by improving EBITDA (earnings before income taxes, depreciation and amortization) or by repaying additional debt.

     (For more information about our senior credit facility, please refer to page 71 below in the "Liquidity and capital resources" section relating to our consolidated operations. For more information about Easy Gardener Product's proposed financing, please refer to the "Easy Gardener Products, Ltd. - Proposed financing arrangements" section commencing on page 81.)

Q. Has Easy Gardener Products obtained a commitment from the lenders for the monies it intends to borrow?

A. No, and thus the financing for the cash purchase price is not assured. However, discussions between Easy Gardener Products and its proposed lenders have commenced and it has received indications of interest from them. In addition, our lenders specifically addressed the possibility of this funding in the loan agreement governing our October 2002 senior credit facility.

     In connection with our obtaining that facility, we informed our lenders that we were considering a sale of a substantial portion of our assets to Easy Gardener Products. At that time, Easy Gardener Products requested that the lenders consider providing financing to it to fund the acquisition and its subsequent working capital needs.

     With that in mind, our current loan agreement with the lenders specifically provides that an asset sale to Easy Gardener

     Products would not be a default under our agreement and no prepayment penalty would be applicable in the context of a refinancing resulting from that transaction, provided that:

     o the lender under our current senior revolving credit facility provide the revolving portion of the financing of Easy Gardener Products' acquisition of the assets, and

     o the acquisition is consummated no later than June 30, 2003.

Q.   Is the closing of the proposed asset sale conditioned upon anything?

A. Yes, the asset purchase agreement conditions the closing of the asset sale upon several things, including:

     o the consent of our senior lenders to Easy Gardener Products' assumption or payment of our senior credit facility and to our release from any further obligations under the facility;

     o Easy Gardener Products' receipt of the funding necessary for it to consummate the proposed asset sale;

     o the required vote of the trust preferred securities to approve the proposed amendments to the Trust-related documents;

     o a declaration by the SEC of the effectiveness of the Registration Statement of which this proxy statement/prospectus forms a part;

     o the satisfaction of all of the conditions of the Golub settlement agreement;

     o the execution by our chief executive officer of his non-compete and consulting agreements with Easy Gardener Products; and

     o in the event Easy Gardener Product's proposed financing terms were to materially change, a new opinion encompassing the final terms and reaffirming the foregoing will be required before a closing can occur.

     In the event any of these conditions are not met, the asset purchase agreement will be terminated and the proposed asset sale abandoned.

Q.   What are the terms of the Golub settlement agreement?

A. Under the terms of our November 2001 subordinated debt financing with Golub Associates LLC, Golub Associates Incorporated, and the lenders under that subordinated debt facility, the consent of these parties is required in order for us to close the proposed asset sale. (For more information regarding this prior subordinated debt facility please refer to page 70.)

     In November 2002, we paid all amounts due under this subordinated debt facility and we entered into a settlement agreement with the Golub parties relating to our continuing obligations under their financing agreement. In this settlement agreement, they have irrevocably consented to our entering into the asset purchase agreement and completing the transactions contemplated by that agreement, provided certain conditions are met.

     These conditions include the following, all of which must occur on or prior to the closing:

     o that Easy Gardener Products become the obligor under the Trust documents;

     o that Easy Gardener Products acquire the 251,981 trust preferred securities currently owned by U.S. Home & Garden;

     o that Easy Gardener Products grant to the former subordinated lenders options to purchase an aggregate of 189,750 of these trust preferred securities, in replacement of the currently existing options granted to them by U.S. Home & Garden which are exercisable for the purchase of an aggregate of 94,875 of these securities;

     o the Golub parties receive the monies due to them under the Golub settlement agreement (an estimated $1,145,000); and

     o U.S. Home & Garden receive no less than approximately $16.5 million of immediately available cash proceeds.

     The settlement agreement also provides that once all of these conditions are met, certain of our obligations to the Golub parties that survived our payment of the subordinated loan facility will expire. These expiring obligations include our obligation to provide the Golub parties with a right of first refusal to provide us with mezzanine financing.

                                  RISK FACTORS

         In considering whether to approve the proposed amendments to the Trust documents, you should consider carefully the risks we have described below

New risk that will be imposed on the trust preferred security holders if the proposed asset sale is completed.

Following the closing, Easy Gardener Products will have more debt outstanding and all of this debt will be senior in right of payment to the debentures.

         In connection with the asset sale, Easy Gardener Products has, among other things, agreed to pay cash consideration for the assets and assume or pay off all of U.S. Home & Garden's outstanding borrowings under its senior credit facility. As Easy Gardener Products was only recently formed for the sole purpose of entering into and performing the transactions contemplated by the asset purchase agreement, including holding the assets and operating the business acquired from U.S. Home & Garden, it has no cash or equivalents from past or current operations and, therefore, will need to secure financing for both the cash purchase of the assets and the assumption or pay off of U.S. Home & Garden's senior credit facility. As a result, Easy Gardener anticipates that, following the closing of the proposed asset sale, it will have approximately $20,600,000 more debt outstanding than we will have immediately prior to the closing. The effect of this additional debt will be to significantly limit Easy Gardener Products' ability to borrow or otherwise secure funds that may be needed for future business operations including dealing with possible risks as set out in this "Risk Factors" section and may make it more difficult for Easy Gardener Products to refinance its debt at maturity or to retire its obligations as they mature. Variable interest rates could also be a factor in Easy Gardener Products' ability to meet its obligations. In addition, although Easy Gardener Products expects that it will have interest coverage comparable to our current interest coverage (based on a number of assumptions, including its success in achieving its business plan and all of the assumptions set forth in the discussion of the financial viability opinion commencing on page 94 below), all of the debt to be incurred by Easy Gardener Products, including the additional debt, will rank prior in right of payment to the debentures. Also, Easy Gardener Products' arrangements with its lenders will likely give those lenders rights which, like those we have given our current lenders, could require Easy Gardener Products to suspend interest payments on the debentures under certain circumstances, and such rights could be more extensive than those held by our existing lenders. There is no assurance that Easy Gardener Products will not default under its financing arrangements and thus be required to suspend interest payments on the debentures.

Risks relating to the debentures and the Guarantee. These risks are applicable regardless of whether the proposed asset sale is completed or not.

The obligor on the debentures may not achieve success of its business plan.

If the proposed asset sale is not consummated, the ability of U.S. Home & Garden to continue to fulfill its obligations under its debt, including the debentures, will continue to depend on the success of its business plan and the extent of its future revenues and expenses. If the proposed asset sale is consummated, Easy Gardener Products' ability to fulfill its obligations under its debt, including the debentures, will depend on the success of its business plan and the meeting of its projections as to future revenues and expenses. Although Easy Gardener Products believes its projections set forth in the discussion of the viability opinion commencing on page 94 below will be achieved, there can be no assurance that they will be achieved. Factors which could cause either obligor to fail to succeed in its business plan (and in the case of Easy Gardener Products, to fail to achieve its projections) include U.S. Home & Garden's or Easy Gardener Products', as the case may be, growth strategy, failure to grow at projected rates, loss of one or more key customers such as Home Depot or Lowes which are competitive to each other and which collectively constitute more than 50% of project revenues, customer concentration, supplier dependency, outstanding indebtedness, dependence on weather conditions, seasonality, expansion and other activities of competitors, ability to successfully integrate acquired companies and product lines, changes in federal or state environmental laws and the administration of those laws, protection of trademarks and other proprietary rights, and the general condition of the economy and its effect on the securities markets and other risks detailed in our other filings with the Securities and Exchange Commission.

As the obligations under the debentures and the Guarantee are subordinate to our current and future debt, interest payments on the debentures and distributions on your trust preferred securities may be restricted in certain circumstances.

         All obligations under the Guarantee and the debentures are unsecured and rank subordinate to all current and future debt of U.S. Home & Garden (or, if the proposed asset sale is completed, all current and future debt of Easy Gardener Products), with no limitation as to the amount or type of debt that may be incurred. In addition, because the right of U.S. Home & Garden to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or otherwise is subject to the prior claims of that subsidiary's creditors, the debentures and all obligations of U.S. Home & Garden relating to your trust preferred securities are also effectively subordinated to all existing and future liabilities of its subsidiaries. There is also no limitation on our ability and, upon consummation of the asset sale, there will be no limitation on Easy Gardener Products' ability, to issue additional junior subordinated debentures in connection with any further offerings of trust preferred securities. Any additional debentures would rank on the same level as the currently outstanding debentures in terms of priority.

The documents governing the debentures and the trust preferred securities do not require us to meet any minimum financial conditions.

         We are not required, and Easy Gardener will not be required, under the Indenture or the Trust Agreement to meet any financial tests that measure working capital, interest coverage or net worth. As a result, neither the Indenture nor the Trust Agreement protects the holders of the trust preferred securities in the event of a material adverse change in the financial condition or operating results of U.S. Home & Garden or Easy Gardener Products. Therefore, the provisions of the Trust documents, in and of themselves, should not be considered a significant factor in evaluating whether either we or Easy Gardener Products will be able to comply with obligations under the debentures or the Guarantee.

The potential to defer interest payments on the debentures could negatively impact the value and marketability of your trust preferred securities.

So long as there is no outstanding event of default under the debentures, U.S. Home & Garden has the right to defer payment of interest on the debentures at any time for periods not to exceed 60 consecutive months each, provided that no deferral period may extend beyond the maturity date of the debentures. There is no limitation on the number of deferral periods that may be used. During a deferral period, you would not receive cash distributions, although your distributions would continue to accumulate until paid in full. As a result, the market price of your trust preferred securities could be adversely affected by a deferral. Following the closing of the proposed asset sale, Easy Gardener Products would have the same right to defer interest payments as we have. Although Easy Gardener Products has represented in the asset purchase agreement that it has no current intention of deferring interest payments under the debentures, except as may be required by circumstances not now known by Easy Gardener Products or as a result of an unanticipated default under the financing arrangements entered into by Easy Gardener Products in connection with the proposed asset sale, there is no guarantee that it will not determine to exercise its right of deferral in the future. Moreover, either Easy Gardener Products or, if the proposed asset sale is not consummated, U.S. Home & Garden, could be required to do so by virtue of circumstances not currently known to it or as a result of an event of default under the terms of the financing arrangements which are negotiated with its lender. There is no assurance that such circumstances will not occur or that there will not be a default under Easy Gardener Products' or U.S. Home & Garden's financing arrangements which would enable its lenders to require it to defer interest payments. There is also no guarantee that we will not determine to exercise the right to defer interest payments in the event the proposed asset sale is not completed.

There could be negative tax consequences to you in the event the "original issue discount" positions taken or to be taken upon the original issuance of the debentures and the closing of the proposed asset sale were ever successfully challenged by the tax authorities

         At the time it issued the debentures, U.S. Home & Garden had no plan to defer payments of interest and considered the likelihood of exercising that option to be a remote contingency. It was U.S. Home & Garden's position, therefore, that the debentures would be treated as issued without "original issue discount" for United States federal income tax purposes. As a result, holders of trust preferred securities have included interest in taxable income under their own methods of tax accounting, cash or accrual. However, if the tax authorities were ever to challenge the position that was taken by U.S. Home & Garden and successfully assert that exercise of the deferment option by U.S. Home & Garden was not a remote or incidental contingency at the time it issued the debentures, interest on the debentures would have to be reported as income (i.e., original issue discount) by the holders of trust preferred securities even during, and in the event of, any deferrals of interest payments by U.S. Home & Garden or, following the closing of the proposed asset sale, Easy Gardener Products, as to which U.S. Home & Garden or Easy Gardener Products, as the case may be, may have no practical alternative in the circumstances described in the previous Risk Factor.

         In addition, while Easy Gardener Products has received an opinion of counsel based on certain assumptions and factual representations (please refer to the "Federal Income Tax Consequences - To Easy Gardener Products and the holders of the trust preferred securities" section commencing on page 133) that it is more likely than not that its assumption of the obligations under the debentures and issuance of replacement debentures to reflect such assumption will not be deemed a new issuance of debentures for federal income tax purposes and thus that their issuance by Easy Gardener Products will not create any "original issue discount" for federal income tax purposes, if the tax authorities, however, were to successfully challenge this position and assert that the assumption by Easy Gardener Products is a deemed new issuance of the debentures for federal income tax purposes, interest would be reportable under the original issue discount rules of the Treasury Regulations as of the new issue date. Consequently, holders of trust preferred securities otherwise under the cash method of tax accounting could be required to include accrued original issue discount (which will generally include for these purposes the stated interest and the discount at which the "new" debentures are trading on the date of the deemed new issuance) into income prior to receipt of any cash payments in connection with that accrual. In that case, a significant amount of "phantom income" (that is income without a corresponding cash payment) could be recognized by the holders of trust deferred securities and could for some such holders necessitate their selling of their trust preferred securities in order to obtain the funds necessary to pay the taxes incurred by them on such phantom income. Such additional sales, if great enough, could have the effect of decreasing the market price of the trust preferred securities.

There could be negative tax consequences to you in the event the Trust ever distributed the debentures to the holders of the trust preferred securities in connection with a "Tax Event".

In addition, if a Tax Event, as defined on page 106 of this proxy statement/prospectus, were to occur that subjected the Trust to United States federal income tax with respect to income received or accrued on the debentures, a distribution by the Trust of the debentures to the holders of the trust preferred securities could be a taxable event to you.

The debentures may be redeemed prior to the stated maturity date which could limit the marketability and return on investment to the holders of trust preferred securities.

         Currently, the maturity date of the debentures is April 15, 2028. However, U.S. Home & Garden (or, upon the closing of the proposed asset sale, Easy Gardener Products) has

         o the right to redeem all or part of the debentures at any time for an amount equal to their principal amount plus accrued and unpaid interest;

         o the right at any time to move the maturity of the debentures forward; and

         o while a Tax Event or an Investment Company Event is occurring, each of which is described in greater detail in the Indenture, the right, if certain conditions are met, to redeem all but not part of the debentures at any time within 90 days following the occurrence of that event.

         The exercise of any of these rights would also cause a mandatory redemption of the trust preferred securities which could, in turn, limit the marketability and return on investment to the holders of trust preferred securities.

You may pursue actions to collect on the payment of distributions only in limited circumstances.

         The guarantee by U.S. Home & Garden (or, if the proposed asset sale is completed, Easy Gardener Products) of the Trust's payment of the distributions on the trust preferred securities and of payments on liquidation of the Trust and redemption of the trust preferred securities is subordinate to our (or Easy Gardener Product's) other debt. It also extends only to the extent of the funds held by the Trust. If U.S. Home & Garden or Easy Gardener Products were to default on its obligation to pay amounts payable under the debentures, the Trust would have no funds to pay distributions or amounts payable on redemption of the trust preferred securities or otherwise. This would render meaningless your right to bring a legal proceeding directly against U.S. Home & Garden or Easy Gardener Products, as the case may be, to enforce your rights under the Guarantee. In this situation, your only recourse would be to bring a legal proceeding against U.S. Home & Garden or Easy Gardener Products, to enforce the payment to you of the principal of or interest on those debentures having a principal amount equal to the aggregate liquidation amount of your trust preferred securities, subject to a right of set-off held by U.S. Home & Garden or Easy Gardener Products, under the Indenture. Otherwise, you are not entitled to exercise directly any other remedy available to the Trust, as the holder of the debentures, or assert directly any other rights in respect of the debentures.

You have limited voting rights.

         You have no voting rights except in limited circumstances where the affirmative consent of the holders of at least a majority of the outstanding trust preferred securities is required by the Trust for either an:

         o  amendment to the Trust Agreement, or

         o the exercise of the rights of the Trust as holder of the debentures and the Guarantee.

         Generally, for instance, you are not entitled to vote to appoint, remove or replace any of the trustees of the Trust. Those voting rights belong exclusively to U.S. Home & Garden (Easy Gardener Products following the closing), as the holder of the trust common securities.

Risks relating to our operations. These risks are applicable to the holders of the trust preferred securities regardless of whether the proposed asset sale is completed or not.

A significant portion of our net sales are derived from a limited number of customers, the loss of any of which could materially adversely affect our business and operating results.

         U.S. Home & Garden's two largest customers for each of its last three fiscal years, Home Depot and Lowe's, accounted for approximately 49% and 10%, respectively, of net sales for fiscal 2002. For the nine months ended March 31, 2003, Home Depot, Ace Hardware and Lowe's accounted for approximately 47%, 7% and 5%, respectively, of net sales.

         As we do not have, and Easy Gardener Products will not have, long-term purchase agreements or other contractual arrangements with these or any other retail customers, the loss of, or significant reduction in sales to, any of these customers could have a material adverse effect upon our (or, if the proposed asset sale is completed, Easy Gardener Products') revenues, operating results and financial condition.

Consolidation of retail distribution channels in the lawn and garden industry could expose us to sales volatility and reduced margins.

         As a result of the continued consolidation of retail distribution channels in the lawn and garden industry the largest retailers which represent our, and upon the closing of the proposed asset sale Easy Gardener Products', significant customers, could use increased leverage to require us, and upon the closing Easy Gardener Products, to make greater price concessions without being able to reduce production costs. As a result, we, and following the closing Easy Gardener Products, may experience increased sales volatility and decreased margins.

Inclement weather conditions could serve to depress market demand for our lawn and garden products.

         During protracted periods of inclement weather, sales of lawn and, garden products are likely to be severely diminished. In addition, lack of snow or rain during the winter may adversely affect spring growing conditions and also lower sales of lawn and garden products. Any of these conditions may have a material adverse effect on our business and operations and those of Easy Gardener Products following the proposed asset sale. Additionally, protracted or particularly severe weather conditions could adversely impact either our or Easy Gardener Products' ability to comply with the obligations under the debentures or to our respective lenders under any financing arrangements.

Many of the competitors in the markets for our products have greater financial resources and have achieved significant market share and greater brand recognition.

         The consumer lawn and garden care industry is somewhat fragmented and characterized by intense competition. We compete, and following the closing, Easy Gardener Products will compete, with a combination of national and regional companies ranging from large agri-chemical companies to garden catalog businesses and companies specializing in the manufacture of lawn and garden care products, several of which have captured a significant, and in certain cases controlling, share of the market. Many of these competitors have substantially greater financial, technical, marketing and other resources and have achieved significant national, regional and local brand name and product recognition. These competitors are capable of engaging in frequent and extensive advertising and promotional programs, both generally and in response to efforts by new competitors entering the market or existing competitors introducing new products. Neither we nor Easy Gardener Products may be able to compete successfully.

We are dependent on third-party suppliers and manufacturers and do not control their activities.

         We currently purchase, and following the closing Easy Gardener Products intends to continue purchasing, all of the material for our primary lawn and garden product, WeedBlock(R), from a third-party manufacturer and the basic materials for our other lawn and garden products from a variety of other suppliers pursuant to supply arrangements that can be terminated at any time. We could be required to seek alternate suppliers, manufacturers and processors if:

         o our WeedBlock(R) manufacturer or any of our other third party manufacturers or suppliers is unable to satisfy our requirements,

         o  needed materials become unavailable to these manufacturers, or

         o we experience delays in their manufacturing or delivery of our products.

Alternative suppliers may not be available on commercially reasonable terms, or at all, and this could adversely affect our ability to deliver our products on a timely basis. Because a significant percentage of our annual sales are recognized during a few months of the year, any delay in the delivery or the unavailability of products during those months could materially adversely affect our, or following the closing Easy Gardener Products', revenues, operating results and financial condition.

Changes in customer inventory purchasing patterns could affect our ability to meet customer demands or to adequately protect against product obsolescence.

         Recent changes in retail customer purchasing patterns towards replenishing inventory as sold, as opposed to maintaining large amounts of inventory, has forced us to adjust our procedures and accumulate, and will require Easy Gardener Products to accumulate, sufficient inventory of finished goods and raw materials during the peak selling season to meet our customers' demands on a timely basis while still balancing our need to protect against inventory obsolescence. Due to the short time frame for filling customer orders, if we are unable to anticipate appropriate inventory levels particularly during the peak selling season, we could have insufficient inventory to satisfy customer orders. On the other hand, if we over-stock, we are exposing ourselves to increased risk of product obsolescence, whether as a result of new and superior product introductions from our competitors, our determination to discontinue a product or the lack of future demand.

A significant portion of our sales are derived from a limited number of products.

         Approximately 44%, 12% and 10% of our consolidated net sales for the nine months ended March 31, 2003 and approximately 51%, 14% and 10% of our consolidated net sales for fiscal 2002 were derived from sales of landscape fabric, fertilizer spikes and landscape edging, respectively. These products are expected to comprise a similar percentage of Easy Gardener Products' net sales following the closing of the proposed asset sale. Any adverse developments with respect to these product lines, whether arising from actions by existing or new competitors, our inability to obtain adequate supplies of landscape fabrics or the raw materials necessary to manufacture fertilizers or landscape edging, or otherwise, could have a material adverse effect on our respective revenues and operating results.

We are subject to extensive federal and state environmental regulation with potentially significant costs for compliance.

         In the event that any of our products that are subject to regulation by the U.S. Environmental Protection Agency, as well as many states authorities, are distributed and/or marketed in violation of any of those regulations, either we, or following the closing Easy Gardener Products, could be subject to product recalls or sales limitations, suspensions or restrictions relating to one or more of our products. We could also be subject to civil or criminal sanctions. Any of these measures could have a material adverse effect upon our respective operations and financial condition.

         In addition, we operate, and following the closing Easy Gardener Products will operate, three manufacturing facilities. As a result, we are, and Easy Gardener Products will be, subject to federal and state regulations which impose liability for environmental damages and clean up costs on owners/operators of facilities at which hazardous substances have been discharged. We could also be subject to claims by third parties for personal injury, property damage or other costs resulting from contamination at these facilities. To the extent that either of us becomes liable for remediation of any of these facilities or any facilities at which hazardous substances owned by us are processed or manufactured by others, the costs and operations associated with those liabilities and remediation measures could materially adversely affect our respective business operations and financial condition. In addition, although our Ampro/Weed Wizard facility was sold by us in April 2001, liability could exist in the event remediation of this facility is ever required relating to the operations conducted at that facility while it was owned and operated by us. We or our predecessors have also owned or operated other manufacturing facilities in the past and, as a result, in the future we could, and following the closing Easy Gardener Products could, have liability for remediation of these facilities, to the extent any is required.

         Certain of our business operations also involve shipping hazardous waste off-site for disposal. This could subject us, and following the closing Easy Gardener Products, to liability for any damage caused as a result of the mishandling or release of those substances, even that caused by the mishandling or release of hazardous substances owned by us but processed and manufactured by others on our behalf.

The nature of our business exposes us to potential liability.

         U.S. Home & Garden is engaged and, upon the closing of the proposed asset sale, Easy Gardener Products will be engaged in a business that could expose it to significant product liability claims by consumers. Although U.S. Home & Garden has and, upon the closing, Easy Gardener Products will have product liability insurance coverage, that insurance or the insurance coverage of our third party manufacturers may be insufficient to cover all possible liabilities. In the event a partially insured or completely uninsured successful claim is asserted against us, or following the closing Easy Gardener Products, our respective operating results and future operations could be materially adversely affected. In addition, any adverse publicity arising from claims that are made, even if those claims are not successful, could adversely affect our reputation and sales, or following the closing that of Easy Gardener Products.

If we are unable to protect our patents, trademarks and other intellectual property, our business could be materially adversely affected.

         We are unable to determine the breadth or degree of protection which existing patents afford us. We are not sure whether our patents, registered trademarks or registered servicemarks (most of which will be Easy Gardener Products' following the closing) will be upheld if challenged or whether competitors will develop similar or superior products outside the protection of any patent issued to us. In addition, neither we nor Easy Gardener Products may have the financial or other resources necessary to enforce or defend an infringement or proprietary rights violation action.

If our products are deemed to infringe on the proprietary rights of others our business and operations could be materially adversely affected.

         Although we believe that our products, trademarks, servicemarks or other proprietary rights do not infringe upon the patents or violate the proprietary rights of others, if our products or intellectual property should in the future be deemed to violate the rights of others, we, and following the closing Easy Gardener Products, may become liable for damages and may be required to modify our products or obtain a license for the manufacture and sale of our products. Neither of us may be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do any of the foregoing could have a material adverse effect upon our operations and financial condition.

Risk to the trust preferred security holders if the proposed asset sale is not completed.

If the proposed asset sale is not completed, U.S. Home & Garden will need additional financing to pursue its strategy and expand its business.

         In the event that the asset sale is not completed, U.S. Home & Garden, in the absence of an alternative purchaser, will need to obtain additional financing in order to pursue its growth strategy, which is based on acquisitions of businesses and product lines, and to improve shareholder value. Its ability to obtain additional equity or debt financing is both limited and uncertain. In addition, the acquisition of additional businesses may also require the consent of our senior lenders, which may not be obtained. Any additional financing that U.S. Home & Garden may need may not be available at all and, if available, may be on terms that are disadvantageous to U.S. Home & Garden. The failure to obtain financing on a timely basis or on economically favorable terms could prevent us from pursing our growth strategy and could cause us to experience difficulty in withstanding adverse operating results. Further, any additional debt may require us to take advantage of our deferral rights under the Indenture, either as a condition of that debt or as a practical matter.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS


         This proxy statement/prospectus contains, or incorporates by reference, forward-looking statements and information relating to us and to Easy Gardener Products that are based on the opinions of our managements as well as assumptions made by and information currently available to us. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the consummation of the asset purchase agreement transactions. In particular, and without excluding any other forward-looking statements made herein, forward-looking statements shall include the projections of future performance which, in part, serve as the basis for the belief that Easy Gardener Products will be able to meet its debt obligations. These projections have been relied upon by Roth Capital in rendering its opinion that Easy Gardener Products remains viable and is able to meet its debt obligations even in a growth-challenged environment. These projections are discussed on pages 96 and 97.

         When used in this proxy statement/prospectus, the words "believe," "expect," "anticipate," "intend" "estimate," "may" and "plan" and similar expressions are intended to identify forward-looking statements. These statements reflect our current view with respect to future events, including the completion of the asset purchase agreement transactions, and are subject to numerous risks, uncertainties and assumptions.

         Many factors could cause our actual results, performance or achievements and/or those of Easy Gardener Products to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements contained in this proxy statement/prospectus, including those set forth in the discussion of the viability opinion commencing on page 94 below. Included among these factors are those relating to the risks set out in the foregoing Risk Factors section and to our and/or to Easy Gardener Products' growth strategy, customer concentration, supplier dependency, outstanding indebtedness, dependence on weather conditions, seasonality, expansion and other activities of competitors, ability to successfully integrate acquired companies and product lines, changes in federal or state environmental laws and the administration of those laws, protection of trademarks and other proprietary rights, and the general condition of the economy and its effect on the securities markets and other risks detailed in our other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could vary materially from those described in this proxy statement/prospectus as being anticipated, believed, estimated, expected, planned or intended. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date the statements were made.

                             PROPOSED AMENDMENTS TO
                           THE TRUST-RELATED DOCUMENTS

         The following section includes summaries or descriptions of certain relevant provisions of the documents relating to the Trust and is qualified in its entirety by reference to the full text of those documents and provisions, all of which are on file with the Securities and Exchange Commission.

Background

         In April 1998, the Trust issued 2,530,000 trust preferred securities in connection with a public offering. The trust preferred securities, together with the trust common securities, all of which are held by U.S. Home & Garden, are governed by the Trust Agreement and represent preferred undivided beneficial interests in the Trust's assets. These assets consist solely of the debentures described below.

         The trust preferred securities have a liquidation preference of $25.00 (the purchase price per security in the public offering) per trust preferred security. As a holder of trust preferred securities you are entitled to preferential cumulative cash distributions from the Trust, payable monthly, at an annual rate per security equal to 9.40% of the liquidation preference.

         Concurrently with its April 1998 issuance of the trust preferred securities, the Trust invested the proceeds from that issuance, together with the consideration paid by U.S. Home & Garden for the common securities of the Trust, in $65,200,000 aggregate principal amount of 9.40% junior subordinated debentures of U.S. Home & Garden due April 15, 2028. These debentures were issued under the Indenture, which provides for the interest on the debentures to be paid by us to the Trust on a monthly basis at an annual rate equal to 9.40% of the debentures' principal amount.

         At the same time that U.S. Home & Garden entered into the Indenture, it also entered into the Guarantee with Wilmington Trust, as trustee. In the Guarantee, U.S. Home & Garden guaranteed the payment by the Trust of the distributions on the trust preferred securities, as well as payments on liquidation of the Trust or redemption of the trust preferred securities, subordinate to certain debt of U.S. Home & Garden (including all borrowings under our senior credit facility), to the extent of the funds held by the Trust.

         Working together, the Guarantee and the Indenture serve to protect your interests as follows:

         o the monthly interest amounts payable to the Trust by U.S. Home & Garden under the Indenture cover the monthly distributions payable by the Trust to you and the other trust preferred security holders,

         o the Guarantee covers the payment of distributions when the Trust has sufficient funds to pay them, and

         o if and to the extent that we do not make interest payments on the debentures (thereby causing the Trust to have insufficient funds to meet its distribution obligations), you may, under the terms of the Indenture, institute a legal proceeding directly against us to enforce payment of the debentures to the Trust, except in certain circumstances where we are permitted to defer interest payments on the debentures.


         For more information about the various Trust securities please refer to the "Description of Trust-Related Securities" section commencing on page
102.

Certain provisions of the Indenture, the Guarantee and the Trust Agreement

         Section 8.1 of the Indenture and Section 7.1 of the Guarantee

         Section 8.1 of the Indenture and Section 7.1 of the Guarantee each currently prohibit U.S. Home & Garden from transferring its properties and assets substantially as an entirety to another entity without complying with the provisions of those sections. These provisions include:

         o  that the successor or acquiring entity be a U.S. entity,

         o in the case of the Indenture, that the successor or acquiring entity expressly assumes, by a supplemental indenture in form satisfactory to Wilmington Trust, the payments due under the debentures and the performance of U.S. Home & Garden's covenants under the Indenture,

         o in the case of the Guarantee, that the successor or acquiring entity expressly assumes U.S. Home & Garden's obligations under the Guarantee, and

         o that, immediately following the transfer, there is no Event of Default under the Indenture or the Guarantee, as that term is defined in those documents.

         Section 8.2 of the Indenture and Section 7.2 of the Guarantee

         Section 8.2 of the Indenture and Section 7.2 of the Guarantee provide that in the event U.S. Home & Garden makes a transfer in accordance with the provisions of Section 8.1 of the Indenture or Section 7.1 of the Guarantee, as the case may be:

         o the successor or acquiring entity will succeed to, and be substituted for, U.S. Home & Garden under that particular document, and

         o U.S. Home & Garden will be discharged from all of its obligations under that document.

         Section 9.1 of the Guarantee and Sections 10.7 and 5.10 of the Trust Agreement

         Section 9.1 of the Guarantee and Section 10.7 of the Trust Agreement each prohibit U.S. Home & Garden from assigning its obligations under that document, except in connection with a transfer involving U.S. Home & Garden permitted by Section 8.1 of the Indenture and Section 7.1 of the Guarantee.

         Section 5.10 of the Trust Agreement prohibits the transfer by U.S. Home & Garden of the common securities of the Trust except in connection with a transfer by U.S. Home & Garden permitted by Section 8.1 of the Indenture.

The transfer contemplated by the asset purchase agreement

         Under the terms of the asset purchase agreement, the properties and assets of Easy Gardener and Ampro are to be sold by them to Easy Gardener Products. These properties and assets comprise, indirectly, on a consolidated basis, substantially all of the properties and assets of U.S. Home & Garden. In conjunction with the proposed asset sale, U.S. Home & Garden is also to transfer to Easy Gardener Products the common securities of the Trust and Easy Gardener Products is to assume all of the obligations of U.S. Home & Garden under the Trust documents.

What the trust preferred security holders are being asked to approve

         You are being asked to consider and vote in favor of a proposal approving and adopting amendments to Section 8.1 of the Indenture, Sections 7.1 and 9.1 of the Guarantee and Sections 5.10 and 10.7 of the Trust Agreement, and conforming amendments being made in the form of a Second Amended and Restated Trust Agreement, an Amended and Restated Indenture and an Amended and Restated Guarantee Agreement. We believe the amendments are necessary in order to make clear that the proposed asset sale is the type of transfer permitted by the Trust-related documents.

         The proposed amendments provide that, for purposes of all of the foregoing provisions of the Indenture, Guarantee and Trust Agreement, the proposed sale by U.S. Home & Garden's subsidiaries of properties and assets comprising substantially all of the properties and assets of U.S. Home & Garden on a consolidated basis, shall be deemed to be a transfer by U.S. Home & Garden of its properties and assets substantially as an entirety under Sections 8.1 and
8.2 of the Indenture and Sections 7.1 and 7.2 of the Guarantee.

Text of the proposed amendments

         The Amendments will be made in the form of a Second Amended and Restated Trust Agreement, an Amended and Restated Indenture and an Amended and Restated Guarantee Agreement. The substantive amendments that will be included in these amended and restated agreements are as follows:

         Proposed amendment to the Indenture

         A paragraph at the end of section 8.1 of the Amended and Restated Indenture would be added, reading in its entirety as follows:

                "Notwithstanding anything in this Indenture or the Original
            Indenture to the contrary, the sale by U.S. Home & Garden Inc.'s ("USHG's") wholly-owned subsidiaries, Easy Gardener, Inc. ("EGI") and Ampro Industries, Inc. ("Ampro"), of their assets substantially as an entirety to Easy Gardener Products, Ltd. ("EGP"), as set forth in the Asset Purchase Agreement dated December 11, 2002, as amended May 23, 2003, between EGP, USHG, EGI, Ampro, Weed Wizard Acquisition Corp. and EYAS International, Inc., shall be deemed to be a transfer by USHG of USHG's properties and assets substantially as an entirety under Section 8.1 and under Section 8.2 of this Indenture and the Original Indenture."

         Proposed amendments to the Guarantee

         A paragraph at the end of Section 7.1 of the Amended and Restated Guarantee Agreement would be added, reading in its entirety as follows:

                "Notwithstanding anything in this Guarantee or the Initial
            Guarantee Agreement to the contrary, the sale (the "Sale") by U.S. Home & Garden Inc.'s ("USHG's") wholly-owned subsidiaries, Easy Gardener, Inc. ("EGI") and Ampro Industries, Inc. ("Ampro"), of their assets substantially as an entirety to Easy Gardener Products, Ltd. ("EGP"), as set forth in the Asset Purchase Agreement dated December 11, 2002, as amended May 23, 2003, between EGP, USHG, EGI, Ampro, Weed Wizard Acquisition Corp. and EYAS International, Inc., shall be deemed to be a transfer by USHG of USHG's properties and assets substantially as an entirety under Section 7.1 and under
            Section 7.2 of this Guarantee and the Initial Guarantee Agreement."


         The second sentence of Section 9.1 of the Amended and Restated Guarantee Agreement would read in its entirety as follows:

                "Except in connection with a consolidation, merger or sale involving the Guarantor (including, without limitation, the Sale (as defined in Section 7.1 hereof)) that is permitted under Article VII hereof and Article VIII of the Indenture, the Guarantor shall not assign its obligations hereunder."

         Proposed amendments to the Trust Agreement

         The first two sentences of Section 5.10 of the Second Amended and Restated Trust Agreement would read in their entirety as follows:

                "Upon consummation of the transactions contemplated by the Asset
            Purchase Agreement described below, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture (it being understood that the sale (the "Sale") by the Initial Depositor's wholly-owned subsidiaries, Easy Gardener, Inc. ("EGI") and Ampro Industries, Inc. ("Ampro") of their properties and assets substantially as an entirety to Easy Gardener Products, Ltd. ("EGP"), as set forth in the Asset Purchase Agreement dated December 11, 2002, as amended May 23, 2003, between EGP, the Initial Depositor, EGI, Ampro, Weed Wizard Acquisition Corp. and EYAS International, Inc., shall be deemed to be a transfer by the Initial Depositor of its properties and assets substantially as an entirety for purposes of Section 5.10 of the First Amended and Restated Trust Agreement and this Trust Agreement such that the Initial Depositor may, in connection therewith, transfer the Common Securities to
            EGP), any attempted transfer of the Common Securities shall be void."

         The second sentence of Section 10.7 of the Second Amended and Restated Trust Agreement shall read in its entirety as follows:

                "Except in connection with a consolidation, merger or sale involving the Depositor (including without limitation the Sale (as defined in Section 5.10 above)) that is permitted under Article Eight of the Indenture, and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder."

         Other conforming changes

         Additional conforming changes will be made to the Second Amended and Restated Trust Agreement, the Amended and Restated Indenture and the Amended and Restated Guarantee to reflect (a) the implementation of the amendments described above and (b) the change in parties from U.S. Home & Garden to Easy Gardener Products, including the definition of "Business Day" to reflect the fact that Easy

Gardener is located in Texas and will observe the holidays observed in that jurisdiction rather than in California.

The effect of the proposed amendments

         If adopted, the proposed amendments will have the effect of:

         o requiring the contemplated sale by Easy Gardener and Ampro to comply with the restrictions in Section 8.1 of the Indenture and Section
            7.1 of the Guarantee applicable to such a sale made directly by U.S. Home & Garden; and

         o  provided the restrictions referred to above are complied with:

            o permitting U.S. Home & Garden under Section 5.10 of the Trust Agreement to transfer the common securities of the Trust to Easy Gardener Products in connection with the sale,

            o under Section 8.2 of the Indenture, Sections 7.2 and 9.1 of the Guarantee, and Section 10.7 of the Trust Agreement, permitting (in fact, requiring) Easy Gardener Products, to succeed to and assume all of U.S. Home & Garden's obligations under the Trust-related documents, and

            o under Section 8.2 of the Indenture and Section 7.2 of the Guarantee, discharging U.S. Home & Garden from any obligations under the Trust-related documents.

Reasons for the proposed amendments

         If the proposed asset sale by Easy Gardener and Ampro were deemed not to constitute a transfer by U.S. Home & Garden of its properties and assets substantially as an entirety under Section 8.1 of the Indenture and Section 7.1 of the Guarantee, an illogical situation would result. Under this interpretation, U.S. Home & Garden could not complete the transactions contemplated by the asset purchase agreement as currently structured (because it could not assign its obligations under the Trust-related documents), and, yet, there would be:

         o no provision in the Trust-related documents restricting or limiting the transfer by Easy Gardener and Ampro of assets comprising, indirectly, substantially all of U.S. Home & Garden's assets, and

         o no provision requiring the successor to those assets (which represent approximately 98% of the enterprise's revenue producing and profit generating assets) to assume the obligations of U.S. Home & Garden under the Trust-related documents.

         In effect, under this interpretation, the only way U.S. Home & Garden could structure the sale of the enterprise's assets directly by its subsidiaries would be to transfer the enterprise's operating assets and liabilities without transferring U.S. Home & Garden's Trust-related assets and obligations. This structure would, however, leave the Trust-related obligations of U.S. Home & Garden in an entity with minimal operating assets and a limited revenue stream - a disadvantageous result for the holders of the trust preferred securities.

         In addition, if U.S. Home & Garden were selling the stock of Easy Gardener and Ampro to Easy Gardener Products, instead of their assets (the economic result of which would be exactly the same to the holders of the trust preferred securities), that stock transfer would, without any further clarification, be governed by the provisions of the Trust-related documents. And, in that case, Easy Gardener Products would, without any further clarification, also be required to assume and succeed to U.S. Home & Garden's Trust-related obligations.

         If, on the other hand, the proposed sale by Easy Gardener and Ampro is deemed a transfer by U.S. Home & Garden of its properties and assets substantially as an entirety under Section 8.1 of the Indenture and Section 7.1 of the Guarantee, the proposed amendments would merely be confirming that the parties to the proposed asset sale must comply with the provisions of the Trust-related documents in connection with the transfer.

         Consequently, we are seeking approval of the proposed amendments in order to clarify and explicitly provide what we believe is the logical interpretation of the Trust-related documents so that there is no confusion arising from the documents relating to the structure or nature of the transactions contemplated by the asset purchase agreement. We also believe that this is the interpretation that makes most sense for the holders of the trust preferred securities.


                 PRINCIPAL TERMS OF THE ASSET PURCHASE AGREEMENT


         The following includes a summary of the material provisions of the asset purchase agreement, as amended. The summary is qualified in its entirety by reference to the full text of the asset purchase agreement which is incorporated by reference and attached as Annex A to this proxy statement/prospectus (without exhibits and schedules). If you would like a copy of the asset purchase agreement with exhibits and schedules you should contact U.S. Home & Garden.

Assets to be acquired

         The assets to be acquired by Easy Gardener Products consist of:

         o substantially all of the assets of Easy Gardener and Ampro, including:

            o  all of their business operations and assets,

            o the capital stock and operations of Easy Gardener's wholly-owned subsidiaries, Easy Gardener UK Ltd. and Weatherly Group, and

            o indirectly, the capital stock and operations of Weatherly Consumer Products, Inc., a wholly-owned subsidiary of Weatherly Group; and

         o from U.S. Home & Garden, all of the common securities of the Trust, as well as the 251,981 trust preferred securities currently owned by U.S. Home & Garden.

         Easy Gardener Products is not acquiring:

         o  the capital stock of Easy Gardener or Ampro,

         o the capital stock or assets of Egarden Inc. or of Weed Wizard, other than Weed Wizard's remaining accounts receivable, which totaled $117,000 as of March 31, 2003. Egarden is a non-operating subsidiary of U.S. Home & Garden and Weed Wizard is a non-operating subsidiary of Easy Gardener, or

         o the capital stock or assets of Golden West, U.S. Home & Garden's agricultural products subsidiary, which accounted for less than 1% of our consolidated net sales for each of the last three fiscal years and for the nine months ended March 31, 2003.

Operational (non-debt) liabilities to be assumed

         In addition to the various debt obligations that Easy Gardener Products will assume, which are described below, Easy Gardener Products will also assume all of the liabilities of Easy Gardener and Ampro relating to their operations, other than those of or relating to Weed Wizard or any of the Weed Wizard products and those attributable to balances in our intercompany accounts and tax accounts. Our intercompany accounts are used by us as an internal bookkeeping mechanism to reflect the transfer of funds and obligations among our various entities. The balances in these intercompany accounts are eliminated in consolidation and do not represent obligations to or amounts due from third parties. The tax accounts will be offset by the recognition of valuation allowances at the time of the closing. Thus, when the intercompany accounts are eliminated by us and the tax accounts are offset in connection with and as a result of the transaction, there will be no impact on our consolidated financial position either before or after the transaction.

         The operational liabilities of Easy Gardener and Ampro to be assumed by Easy Gardener Products totaled $15,781,000 as of March 31, 2003. The actual amounts to be assumed will vary depending on the financial position of their operations as of the closing date of the proposed sale.

Purchase price

         Easy Gardener Products will pay us a total purchase price of $19,272,500 for the assets it is acquiring. Of this amount, $17,672,500 will be paid to us in cash at the closing and $1,600,000 will be paid to us in the form of a subordinated promissory note. The note will mature in 2008 subject to certain prepayments from excess cash flow. Interest on the principal amount outstanding from time to time will accrue at the rate of 9% per annum and will be capitalized by increasing the principal amount of the note. The note will be subordinated to the indebtedness of Easy Gardener Products under its senior credit facility and under its note to be issued to Central Garden & Pet Company. It will be senior to the debentures underlying the trust preferred securities.

         In addition, Easy Gardener Products is to:

         o pay or assume our senior credit facility, including all borrowings outstanding under the facility as of the closing. There was a total of $32,093,000 outstanding under this facility as of March 31, 2003. In connection with this payment or assumption we are to be discharged from any future obligations under the facility;

         o assume U.S. Home & Garden's obligations under the Trust-related documents, including its issuance of a Guarantee and new debentures in the aggregate principal amount of $57,035,000, each identical to the current Guarantee and debentures. In connection with this assumption, we will be discharged from any further obligations under the Trust-related documents; and

         o assume U.S. Home & Garden's obligations under an outstanding option granted by it in November 2001, which is exercisable for 94,875 of the trust preferred securities currently owned by U.S. Home and Garden, and issue under the terms of the Golub settlement agreement, described below, another option to the same option holders for an additional 94,875 trust preferred securities.

Payment of transaction-related expenses

         Regardless of whether the proposed asset sale is completed or not, Easy Gardener Products will be responsible for all of its transaction-related expenses, including its legal and accounting expenses.

         In the event the proposed asset sale is completed, Easy Gardener Products has also agreed to assume most of our transaction-related expenses, including:

         o an amount equal to one-half of the amount that will be owed by U.S. Home & Garden under the Golub settlement agreement as of the closing. The aggregate amount that is expected to be owed is $1,145,000, making Easy Gardener Products' estimated portion equal to $572,500;

         o an amount equal to our legal fees outstanding as of the closing, up to a total of $300,000, by issuance to us, at the closing, of a promissory note due December 31, 2003 in such principal amount; and

         o amounts incurred by us in connection with the transactions contemplated by the asset purchase agreement in excess of an aggregate of $300,000, for

            o  accounting and legal fees,

            o  proxy solicitation fees,

            o the costs associated with the printing and mailing of this proxy statement/prospectus,

            o  SEC filing fees,

            o  the fees of Wilmington Trust and its legal counsel, and

            o  fees payable to AMEX.

            To the extent, however, that our expenses related to these items exceed $808,000, or $838,000 in the event a new listing fee is required by AMEX, one-half of that excess amount will be deducted from the cash portion of the consideration to be paid to us at the closing.

         In the event the proposed asset sale is not completed because one of the conditions to closing is not met, we will be responsible for all of our own expenses except that Easy Gardener Products has agreed to pay up to $30,000 of our legal expenses incurred in connection with this transaction.

Net proceeds to U.S. Home & Garden

         Easy Gardener Products is paying or assuming virtually all of our expenses in connection with the transaction, except that we have agreed to split equally the amounts that will be due to the Golub parties under the Golub settlement agreement. As a result, we estimate that we will net approximately $18,700,000 (including payment of the subordinated note to be delivered to us at the closing in the principal amount of $1,600,000) from the cash consideration to be paid to us in connection with the proposed asset sale.

Conditions to the closing

         The closing of the proposed asset sale is conditioned upon several things, including:

         o the consent of our senior lender to the assumption or payment by Easy Gardener Products of our senior credit facility and, in either case, to our release from any further obligations under the facility;

         o Easy Gardener Products' receipt of the funding necessary for it to consummate the proposed asset sale;

         o the required vote of the trust preferred securities to approve the proposed amendments to the Trust-related documents;

         o a declaration by the SEC of the effectiveness of the Registration Statement of which this proxy statement/prospectus forms a part;

         o In the event the proposed financing terms described on pages 81 through 83 of this proxy statement/prospectus were to materially change, a new opinion encompassing the final terms and reaffirming the foregoing will be required before a closing can occur;

         o the satisfaction of all of the conditions of the Golub settlement agreement, described below; and

         o the execution by our chief executive officer of a seven-year non-compete agreement in favor of Easy Gardener Products and a two-year consulting agreement with Easy Gardener Products.

         The asset purchase agreement will be terminated and the proposed asset sale abandoned in the event any of these conditions to closing are not met.

Golub settlement agreement

         In connection with our obtaining a prior subordinated debt facility in November 2001, we entered into a Note and Warrant Purchase, Guaranty and Security Agreement with Golub Associates LLC, Golub Associates Incorporated and the various lenders under that facility. Under that agreement, the consent of the Golub parties is required before we can close the proposed asset sale because the beneficial owners and managers of the acquiring entity, Easy Gardener Products, are affiliates of U.S. Home & Garden and Easy Gardener.

         In November 2002, we repaid all amounts outstanding under this subordinated debt facility. At that time, we also entered into a settlement agreement with the Golub parties, in which they irrevocably agreed and consented to our execution of the asset purchase agreement and the consummation of the transactions contemplated by that agreement, provided certain conditions are met prior to the closing.

         The conditions to the consent of the Golub parties include the following:

         o that Easy Gardener Products become the obligor under the Trust documents;

         o that Easy Gardener Products acquire the 251,981 trust preferred securities owned by U.S. Home & Garden;

         o that Easy Gardener Products grant to our former subordinated lenders options to purchase 189,750 of the foregoing trust preferred securities, in replacement of the currently existing options granted to them by U.S. Home & Garden which are exercisable for the purchase of only 94,875 of these trust preferred securities;

         o the Golub parties receive the monies due to them under the settlement agreement (an estimated $1,145,000) at the closing; and

         o U.S. Home & Garden receive no less than approximately $16.5 million of immediately available cash proceeds at the closing.

         The settlement agreement also provides that upon the closing of the proposed asset sale and the satisfaction of the foregoing conditions, certain obligations of U.S. Home & Garden and Easy Gardener to the Golub parties that survived our November 2002 payment of the subordinated loan facility, will expire. These expiring obligations include the Golub parties' right of first refusal to provide mezzanine financing to U.S. Home & Garden.

Representations, warranties and covenants

         The asset purchase agreement also contains representations, warranties and covenants of the parties of the type typically associated with a management buy-out transaction. These include a covenant by U.S. Home & Garden and our selling subsidiaries that neither they nor any of the subsidiaries of Easy Gardener being acquired by Easy Gardener Products, will engage in transactions outside of the ordinary course of business prior to the closing.

             BACKGROUND AND HISTORY OF THE ASSET PURCHASE AGREEMENT

         The decision of the Board to approve the asset purchase agreement was the result of an extended evaluation process. During the last few years, the Board and our management have been engaged in evaluating and considering a number of alternatives regarding our business, including merger and acquisition transactions and, to a lesser extent, strategic partnerships and brand licensing arrangements.

         We have historically grown primarily through acquisitions of businesses and product lines and, to a lesser extent, through internal growth, as we believe that:

         o our ability to achieve accelerated growth with our existing business is limited due to the increasingly higher concentration of our business with fewer retailer accounts; and

         o organic growth (from increased sales to existing customers) alone is not enough to significantly impact or improve our public stockholders' value or meet their growth expectations.

         In addition, we believe that with our current operations and in the absence of additional acquisitions, we are not only limited in our growth opportunities but also vulnerable to larger competitors with more leverage and influence with our industry's key retailers. And, unlike a private company, our ability to increase sales through strategic arrangements (such as acceptance of lower margins) with our retail accounts is limited by our need to balance those actions with stock price considerations and market expectations.

         Our acquisition strategy requires substantial funding, however, and our ability to access additional funding, whether it be equity capital, which previously financed a substantial portion of our acquisition growth, or debt financing, is far more limited now than it was in the past.

         U.S. Home & Garden's current public stock price, which has ranged from approximately $0.16 to $0.94 over the last two years and from $0.16 to $0.72 over the last 12 months, has limited currency value. This reduces our opportunity to raise capital through the sale of equity without substantially diluting our stockholders. Our ability to obtain additional debt on favorable terms is also more difficult now as a result of our already highly leveraged balance sheet and overhead structure.

         Consequently, when we were approached, at the end of calendar year 2000, by a private equity firm interested in acquiring our Easy Gardener subsidiary, our management supported the pursuit of this possibility, even though we had not at that time been looking to sell and had not initiated any efforts in that regard, after reviewing the alternatives and our limited financing options and the potential benefit to us and our stockholders that we believed could result from such a sale.

         Negotiations between us and this venture capital firm extended over a lengthy period of time with many starts and stops, finally coming to an end in late 2001 without our reaching an agreement. The potential buyer withdrew from the negotiations without ever formally telling us the reason for its withdrawal.

         Convinced at this point, however, that a sale of our lawn and garden operations was in fact the correct strategy for us, we hired Roth Capital in January 2002 to pursue and advise us in connection with other sale opportunities. We believed, and continue to believe, that a sale of these operations and the resultant infusion of cash and deletion of debt would not only significantly increase the stock equivalent value for U.S. Home & Garden's stockholders but would also put us in position to reinvest in a business in an industry with higher multiples and a greater potential for accelerated internal growth. This is especially true now, as we believe that a challenging capital market, particularly the much diminished initial public offering market, has created an attractive pipeline of potential alliance or merger candidates in promising industries.

         At the time we hired Roth Capital, we set a minimum sale price with them that would result in our receiving gross proceeds (prior to our payment of expenses) of $20 million, after the assumption by the buyer of the Trust debentures and repayment of all outstanding debt under our credit facilities. In determining this minimum, we assumed an enterprise value of approximately $97,500,000 based on an average seasonal amount outstanding under our revolver of between approximately $11 million and $12 million.

         Roth Capital undertook an extensive marketing initiative to find a buyer for the Easy Gardener operations. It prepared a detailed offering memorandum on Easy Gardener and approached more than 30 private equity groups with portfolio holdings in, or prior experience in, lawn and garden products, consumer products and/or mass merchant relations. Members of our management then met with 12 of these investor and/or lender groups, including many on-site meetings at our facilities. Following these meetings, Roth Capital conducted a mini-auction in which it solicited competitive bids from the independent buy-out groups with whom we had met.

         During this same time period, members of management were directly pursuing discussions with more than a half dozen companies as potential buyers. Only three of these companies showed some interest after initial discussions, and each of the three signed a confidentiality agreement with us and received and shared financial information with us.

         Mr. Kassel, our chief executive officer, commenced discussions with the first of the three potential buyers in January 2002 and he and our vice president, Dave Harper, held two meetings with executives of this potential buyer, one in February and another in May, to discuss the sale of our operations. Although we never received an offer from this buyer, we were informed that in its prior acquisitions this potential buyer paid a multiple of five times EBITDA, which would, if used as the price indicator in our potential deal, have placed the value of our transaction in the $75 million range (based on our then adjusted projected EBITDA of $15 million). Following the May meeting, this potential buyer expressed no further interest in pursuing a transaction.

         We held discussions with a second potential buyer between February and May 2002. In a conference call held in late May between Mr. Kassel and Mr. Harper and the potential buyer's chief financial officer and vice president, the potential buyer concluded that its current lender requirements and covenants would not permit it to consummate an acquisition with a cash component of more than $10-$15 million. Subsequently, at a meeting with senior management of this potential buyer in June 2002, it confirmed to us that it was not in a position to consider further the acquisition of our Easy Gardener operations.

         In March 2002, we commenced discussions with the last potential buyer, including a meeting in April, in which Mr. Kassel and Mr. Harper met with its executive officers. Subsequently, more discussions were held, including a meeting relating to our projected "synergy/cost savings." By the end of April, the potential buyer informed us that they had other opportunities in the queue and would have to put our discussions on hold. Subsequently, they broke off any further consideration of a transaction with us and, in July 2002, they announced the completion of two other deals.

         In the meantime, in connection with Roth Capital's solicitation of bids, it received oral indications of interest from six of the private equity firms with which we had met. Most of the indications of interest received by Roth Capital from these bidders were only in the mid to high $80 million enterprise value range and were thus immediately discarded; however, two of the indications of interest from the independent private equity groups were in excess of $90 million in enterprise value.

         In April 2002, Roth Capital negotiated letters of intent with each of these two higher bidding private equity firms. By the end of these negotiations one of them had raised its offer to a maximum enterprise value of $94.5 million, which would have resulted in a cash payment of $17.85 million prior to any transaction expenses and assuming no more than $11 million outstanding under our revolver. The other offer was for a maximum enterprise value of $96 million, which would have resulted in a cash payment of $19.5 million prior to any transaction expenses and assuming no more than $11 million outstanding under our revolver. In both cases, if the revolver were greater than $11 million at the time of the sale, the cash payment to us would have been reduced by the excess revolver amount. In addition, each of these offers was firmly contingent upon our achieving an adjusted EBITDA of at least $15 million on the Easy Gardener operations for the year ended June 31, 2002.

         In addition to the submission of the terms of these two letters of intent to the Board, Dick Grandy, our Chief Operating Officer and the President of Easy Gardener, who had co-founded Easy Gardener in 1983 and sold it to us in 1994, expressed interest in a plan by which he, together with the other senior managers of Easy Gardener, would form an entity to purchase the Easy Gardener operations, and submitted a proposal to this effect to Roth Capital. The management buy-out proposal was $20,750,000 cash plus the assumption of all debt with no minimum on the revolver draw down (which, as of the end of May, was much higher than we had expected and was over $17 million) and no EBITDA contingency.

         Roth Capital concluded that in addition to surpassing the minimum sale price set back in January, the economics of the Easy Gardener Products offer were the best. Coupled with the favorable economics, it also considered that the risks normally associated with the formal due diligence process, which typically commences upon the signing of a letter of intent, would not become an issue during the negotiation of the definitive asset purchase agreement, as the management buy-out group clearly knew the business to be acquired better than any other potential buyer, and accepted the Easy Gardener operations to be acquired without the need for further extensive due diligence of its operations. Also, by this time, there was concern that the EBITDA threshold of $15 million required by the other two offers would not be met. In fact, when the June 30, 2002 year-end financials were completed, the adjusted EBITDA for the acquired operations was only $13.9 million.

         All three offers were reviewed by the Board of Directors in May 2002, as well as Roth Capital's conclusions relating to them. The Board also reviewed the extent, and results, of our search for a purchaser. Following that discussion, the Board directed us to enter into the non-binding letter of intent with the Easy Gardener Products group and we did, pursuant to which, subject to the execution of a definitive asset purchase agreement and certain other conditions, the parties agreed that Easy Gardener Products would, in return for the assumption of the Trust debentures, the pay off of all amounts outstanding under our credit facilities and the payment to us of $20,750,000:

         o acquire substantially all of the assets of Ampro and Easy Gardener, other than the stock of Weed Wizard, leaving us with Weed Wizard (the operations of which were subsequently discontinued by us as of September 30, 2002), Egarden, Inc. (a non-operating entity) and Golden West, and

         o assume substantially all of the liabilities of the selling subsidiaries (other than certain intercompany liabilities), including our outstanding senior indebtedness, as well as the obligations of U.S. Home & Garden to the Trust and the holders of the trust preferred securities.

         Subsequently, negotiation of the definitive agreement was concluded and, as executed, while the purchase price decreased to $19,272,500, the amount of the debt and liabilities to be assumed increased, such that the valuation is now over $100 million, based on amounts outstanding under our senior indebtedness as of March 31, 2003 and the assumption and/or payment by Easy Gardener Products of various of our expenses not contemplated or agreed upon at the time of the letter of intent.

         The actions of the Board relating to its approval of the asset purchase agreement are discussed below.

                         ACTIONS OF U.S. HOME & GARDEN'S
                               BOARD OF DIRECTORS

Meetings and resolutions

         In July 2002, the Board of Directors of U.S. Home & Garden considered and approved a previous draft of the asset purchase agreement. The Board's approval of that draft was based in large part upon the opinions rendered to it by Roth Capital as to:

         o the fairness to U.S. Home & Garden's shareholders, from a financial point of view, of the consideration to be received by U.S. Home & Garden in the transaction, and

         o the financial viability of Easy Gardener Products, after giving pro forma effect to the contemplated asset purchase agreement transactions,

and on Roth Capital's presentations relating to its two opinions which were made to all of the members of the Board at that meeting.

         Subsequently, and prior to its execution, the terms of that draft of the asset purchase agreement were modified to reflect, among other things, the assumption or payment by Easy Gardener Products of U.S. Home & Garden's new senior credit facility and the terms of the Golub settlement agreement.

         On December 10, 2002, the Board authorized and directed the chief executive officer of U.S. Home & Garden to enter into the revised asset purchase agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. Prior to its approval, the Board received Roth Capital's oral confirmation that, based on the preliminary financials relating to the revised transaction provided to it by management, Roth Capital saw no reason why it would not still be able to render a fairness opinion and a financial viability opinion relating to the revised transaction. The Board's approval was subject to the closing being conditioned upon Roth Capital's written confirmation of its July 2002 opinions after giving effect to the terms of the executed asset purchase agreement.

         On December 20, 2002, the Board held another meeting at which all members were present in person or by telephone. At this meeting, Roth Capital delivered new opinion letters to the Board, dated as of that date, with respect to the executed asset purchase agreement and the transactions contemplated by that agreement. In these letters it reaffirmed its opinions as to the fairness of the transaction to the stockholders of U.S. Home & Garden from a financial point of view and as to the financial viability of Easy Gardener Products following the closing. It also made presentations to the Board relating to its opinions.

         Following Roth Capital's presentations and the Board's consideration of a variety of other factors, all described below, the Board made the following resolutions:

         o it reaffirmed its conclusions that the terms and provisions of the asset purchase agreement and related transactions are advisable and fair to and in the best interests of U.S. Home & Garden's stockholders;

         o it reaffirmed its conclusion that the structuring of those transactions to include Easy Gardener Products' assumption of U.S. Home & Garden's obligations under the Trust documents as an integral term of the asset purchase agreement is fair to the holders of the trust preferred securities as it:

            o  is not expected to materially change their rights or interests;
               and

            o it keeps the obligations under the debentures with the enterprise's operating assets.

         o it reaffirmed the adoption and execution of the asset purchase agreement and related transactions; and

         o it authorized and directed the officers of U.S. Home & Garden to finalize and disseminate a proxy statement/prospectus substantially in the form of this one to the holders of the trust preferred securities seeking their approval of the adoption of the proposed amendments to the Trust documents.

         While the Board reviewed with Roth Capital the various financial analyses in its opinions, as well as U.S. Home & Garden's historical and projected results, the Board did not independently generate its own separate financial analysis of the asset purchase agreement. In addition, because of the variety of the factors considered, the Board did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

         Subsequent to the foregoing events, on May 9, 2003, at the time of U.S. Home & Garden's filing of its financial statements as of, and for the nine-month period ended, March 31, 2003, Roth Capital reissued its fairness and financial viability opinions to the Board, after giving effect to our March 31, 2003 financial results and certain amendments to the asset purchase agreement and, in the financial viability opinion, to Easy Gardener Products' proposed financing terms as of May 9, 2003. In its May 9, 2003 opinions, Roth Capital once again affirmed its opinions as to the fairness of the transaction to the stockholders of U.S. Home & Garden from a financial point of view and as to the financial viability of Easy Gardener Products following the closing. In the event there is a material change in the terms of Easy Gardener Products' proposed financing arrangements, as described in the "- Proposed financing arrangements" section commencing on page 81, the Board will need to receive, prior to the closing, an updated financial viability opinion from Roth Capital reaffirming its conclusions regarding the expected financial viability of Easy Gardener Products after taking into account the final financing terms.

         On May 22, 2003, the Board reviewed the reissued fairness and viability opinions, the proposed amendments to the asset purchase agreement and a report by representatives of Easy Gardener Products as to the status of its discussions with proposed financing sources and reiterated its approval of the asset purchase agreement and approved the proposed amendment to that agreement, a copy of which amendment, as executed, is included in Annex A attached to this proxy statement/prospectus.

Decision regarding whether or not to form a special committee

         In connection with the approval process, the Board considered whether or not it should form a special committee of independent directors to negotiate the asset sale in light of the fact that the proposed buyers were members of our management. It determined that a separate committee was not necessary in this situation because:

         o none of the members of our management who are members of the buy-out group serve on the Board,

         o unlike many other public companies, all but one of the Board's members are independent directors,

         o the one director that is not independent, Mr. Kassel, our chief executive officer, agreed to recuse himself from any vote relating to the asset purchase agreement or its related transactions,

         o the Board determined to hire Roth Capital to provide it with an opinion and an analysis as to the fairness of the transaction to U.S. Home & Garden's stockholders from a financial point of view, and

         o the Board determined, since the obligations of the Trust were also to be transferred in connection with the proposed sale, to hire Roth Capital to provide it with an opinion and analysis as to Easy Gardener Products' ability to service its debt obligations following the closing.

Factors considered by the Board in connection with its approval of the asset purchase agreement

         In reaching its determination that the sale of substantially all of our consolidated assets pursuant to the terms of the asset purchase agreement, as amended, is fair to, and in the best interests of, U.S. Home & Garden and its shareholders, the Board consulted with senior management and our financial and legal advisors and considered several factors.

Positive factors

         The fairness opinion of Roth Capital


         The Board received Roth Capital's opinion, dated May 9, 2003, to the effect that, as of the date of its opinion and based upon and subject to the matters stated in its opinion, the consideration to be received by us in connection with the proposed asset sale was fair from a financial point of view to U.S. Home & Garden and its stockholders. In addition, Roth Capital's presentation of, and the factors considered by Roth Capital in, its fairness opinion supported the Board's decision.

         The full text of this opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken by Roth Capital, is attached as Annex B to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference. (For more information about the analyses used by Roth Capital in the opinion, please refer to the "Opinions of Roth Capital Partners, LLC - Fairness opinion" section commencing on page 86.)

         The terms of the asset purchase agreement

         The Board considered the terms and conditions of the asset purchase agreement, as amended, the fact that most of the consideration is to be paid at the closing, that all of our existing senior debt will be assumed or paid by Easy Gardener Products at the closing, that Easy Gardener Products has agreed to assume all of U.S. Home & Garden's obligations under the Trust documents, and that almost all of our expenses related to the transaction will be paid or assumed by Easy Gardener Products at the closing.

         Our current limited access to the additional capital necessary for us to achieve accelerated growth

         Historically, we have grown through a combination of acquisitions of businesses and product lines and, to a lesser extent, internally generated growth. And while we believe that we have sufficient capital to finance our current operations and satisfy our interest payment obligations on outstanding indebtedness, the Board continues to believe that

         o our ability to achieve accelerated growth with our existing business is limited due to the increasingly higher concentration of our business with fewer retailer accounts; and

         o organic growth (from increased sales to existing customers) alone is not enough to significantly impact or improve our public stockholders' value or meet their growth expectations.

         As presently structured, the Board believes that the only way we could offer our current public stockholders any meaningful opportunity for growth and appreciation would be through further acquisitions or mergers. However, we cannot continue our acquisition strategy without substantial additional funding and our ability to access that funding, whether it be equity capital, which has in the past financed a substantial portion of our growth, or debt capital, is far more limited now than it has been in the past:

         o U.S. Home & Garden's current public stock price, which has ranged from approximately $0.16 to $0.72 over the last year, has limited currency value. This reduces the opportunity for U. S. Home & Garden to raise capital through the sale of equity without substantially diluting its stockholders; and

         o our ability to obtain additional debt on favorable terms is more difficult now as a result of our highly leveraged balance sheet and overhead structure.

         Best offer received

         The offer received from the Easy Gardener Products management buy-out group exceeded the minimum sale price the Board had set with our financial advisor in January 2002, and it was the best of those received by us after an extensive search. In addition, based upon, among other things, U.S. Home & Garden's discussions and meetings with numerous potential investor groups and strategic and other leveraged buy-out firms, and the other offers it received, the Board believed that it was not likely that any party would propose and complete a transaction on terms more favorable to U.S. Home & Garden and its stockholders than those offered by the management buy-out group. For more information regarding these discussions and meetings please refer to "Background and History of the Asset Purchase Agreement" section commencing on page 33.

         No significant taxable effect

         Although U.S. Home & Garden will recognize a gain on the sale to Easy Gardener Products, the available federal income tax net operating loss carryforwards, as currently estimated on U.S. Home & Garden's consolidated federal income tax return for 2001, and estimated tax losses for 2002 are in excess of the estimated amount of the gain. As a result, it is anticipated that U.S. Home & Garden will not incur any significant federal income tax liability in connection with the proposed asset sale.

Potential adverse factor

         The operations to be sold constitute substantially all of our consolidated operations and, while, immediately following the closing, we intend to begin seeking a candidate for a merger or similar transaction that can provide us with greater financial opportunities, we have not entered into any agreement or arrangement, nor do we have any current understanding, with respect to any potential merger or similar transaction. Consequently, the sale of these operations will leave us, at least temporarily, with only the cash consideration received in the transaction and the operations of Golden West. This means we will be left with very few revenue-generating or operating assets. In considering this factor, however, the Board recognized, and weighed it against its determination, that any goals for increasing stockholder value, by merger with another entity or otherwise, would be severely hampered in the absence of a transaction like the proposed asset sale, which removes all of our existing debt, gives us the needed capital infusion to make us an attractive merger partner, and puts us in position to enter an industry with a higher multiple and better growth indicators.

Factors considered by the Board in connection with its determination that the proposed amendments to the Trust-related documents make sense for the trust preferred security holders

Positive factors

         An alternative interpretation of the documents relating to the Trust could cause an illogical and disadvantageous result for the holders of trust preferred securities

         If the proposed amendments to the Trust-related documents were not adopted, an argument could be made that the proposed sale of assets by Easy Gardener and Ampro is not literally a sale of assets by U.S. Home & Garden and, thus, that the Trust-related obligations cannot be transferred to Easy Gardener Products in connection with that sale. This would result in an illogical situation. In effect, under that interpretation, the only way we could structure the sale of the enterprise's assets directly by our subsidiaries would be to transfer the enterprise's operating assets and liabilities without transferring U.S. Home & Garden's Trust-related obligations and securities. That structure would, however, leave U.S. Home & Garden's obligations under the Indenture in an entity with very few remaining operating assets and a limited revenue stream - a disadvantageous result for the holders of the trust preferred securities.

If, however, the proposed sale by the selling subsidiaries were deemed to be a sale by U.S. Home & Garden, the proposed amendments would merely be confirming that U.S. Home & Garden, the selling subsidiaries and Easy Gardener Products must comply with the provisions of the Trust-related documents as a result of the transfer.

         The seamless aspects of the transition to Easy Gardener Products

         o All but one of the 18 individuals who will be equity owners of Easy Gardener Products at the closing are current managers of Easy Gardener or its subsidiaries. In addition, Richard Grandy, the current president and co-founder of Easy Gardener, and Richard Kurz, the chief financial officer of Easy Gardener, will assume those same positions at Easy Gardener Products following the closing. Therefore, members of management who are most familiar with the day-to-day operations of the businesses whose assets are being acquired will be responsible for managing those operations for Easy Gardener Products. In addition, most of the current employees of Easy Gardener and the other subsidiaries whose assets are being acquired will become the employees of Easy Gardener Products.

         o The transfer of obligations under the Indenture and the Guarantee is also expected to be a seamless transition, as Wilmington Trust will remain as a trustee following the closing. Therefore, interest payments on the debentures will be made to, and holders of the trust preferred securities will receive their monthly distributions from, the same entity before and after the closing.

         o U.S. Home & Garden has been notified by AMEX that the consummation of the proposed asset sale should not affect the listing of the trust preferred securities on AMEX, and Easy Gardener Products has agreed to use its best efforts to maintain that listing for as long as the trust preferred securities are outstanding.

         o Although Easy Gardener Products will have the same right as U.S. Home & Garden now has under certain circumstances to defer payment of interest on the debentures (and therefore cause a deferral of interest under the trust preferred securities) for periods not to exceed 60 consecutive months each, Easy Gardener Products has represented to us in the asset purchase agreement that it has no current intention of exercising its rights to defer any interest payments on the debentures, except as may be required by circumstances not now known by Easy Gardener Products or as a result of an unanticipated default under the financing arrangements entered into by Easy Gardener Products in connection with the proposed asset sale.

         Easy Gardener Products' interest coverage expected to be comparable to ours

         The Board considered that although Easy Gardener Products intends to add additional debt to the acquired operations in connection with the acquisition, it is also expected to have comparable interest coverage to ours. Easy Gardener Products anticipates that it will be able to eliminate almost $2.5 million per year based on amounts expended for the year ended June 30, 2002, from the expenses of the acquired operations, which can be used to offset the additional interest that it expects to incur.

         The eliminated expenses relate to items of our parent's overhead that Easy Gardener Products believes will either be redundant or inapplicable to its strategy and plan of operation and which are currently being funded by the operations it is acquiring. These expenses include those relating to items like rent, salaries, investor relations activities, and travel expenses, as well as a portion of our legal and accounting expenses. They are attributable primarily to U.S. Home & Garden's status as a publicly traded entity with public common stockholders and its function as the corporate finance, acquisition and strategic planning arm of our consolidated group.

         Easy Gardener Products' strategy is to grow the existing product offerings at the existing customer base, as no single customer currently buys our complete product line, and to add to its product offerings by acquiring and developing new products. It does not have company acquisitions as a strategy and will, accordingly, not build an organization or expend the resources required to effectively complete company-type acquisitions.

         Opinion of Roth Capital regarding Easy Gardener Products' financial viability following the closing

         The Board received Roth Capital's opinion, dated May 9, 2003, to the effect that, after giving effect to the closing of the proposed asset sale, and based upon and subject to the matters stated in its opinion (including its assumption for purposes of the opinion that Easy Gardener Products was successful in obtaining its proposed financing on the terms currently anticipated and described in the "- Proposed financing arrangements" section commencing on page 81), Easy Gardener Products:


         o would be able to pay its debts as they mature and thus, the Board determined, its interest payments to the Trust on the debentures, and

         o from a financial point of view, would have a financial viability comparable to our financial viability as of March 31, 2003.

In addition, Roth Capital's presentation of, and the factors considered by Roth Capital in, its financial viability opinion supported the Board's decision. The full text of this opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken by Roth Capital, is attached as Annex C to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference. (For more information about the analyses used by Roth Capital in the opinion, please refer to the "Opinions of Roth Capital Partners, LLC - Financial viability opinion" section commencing on page 94.)

         No significant tax effect anticipated

         There will be no tax consequences to Easy Gardener Products as the buyer of the assets being transferred. While Easy Gardener Products has received an opinion of counsel that it is more likely than not that the assumption by Easy Gardener Products of our obligations under the debentures and the other Trust-related documents will neither be a taxable transaction nor give rise to any original issue discount for federal income tax purposes, if the Internal Revenue Service were to successfully challenge that position, holders of trust preferred securities could recognize a significant amount of "phantom income" (that is taxable income without a corresponding receipt of cash). Other than in that eventuality, inasmuch as the Trust is neither a seller nor a buyer in the transaction (its common securities are being sold by U.S. Home & Garden to Easy Gardener Products), there is not expected to be any significant tax consequences to the Trust or the holders of the trust preferred securities.

Potential adverse factor

         The Board also considered the potential adverse effect arising from the fact that, based on amounts outstanding as of March 31, 2003 under our revolver and term debt facilities, Easy Gardener Products intends to add approximately $20,600,000 in additional debt to the acquired operations as of the closing and anticipates an additional average annual cash interest expense of approximately $2.3 million, not including $1,250,000 of payment in kind interest, as a result of that debt. This negative factor was tempered, however, by the comparable interest coverage consideration described above. This expectation depends on, among other things, the factors set forth in the discussion of the financial viability opinion commencing on page 94 below.

         In addition, the Board balanced this adverse factor with its belief that in the absence of the proposed asset sale, we would ourselves need to acquire additional debt in order to fund our acquisition goals in an attempt to keep pace with the growth expectations of our parent's public stockholders. And, while, in our case, such additional debt could also have an associated income stream that might, if it were great enough, be available to help service such debt, any added debt we were to incur would, like Easy Gardener Products' debt, also be senior in right of payment to the Trust debentures and would likely be greater in amount than the additional debt that Easy Gardener Products expects to incur.

                         INTERESTS OF RELATED PERSONS IN
                    THE ASSET PURCHASE AGREEMENT TRANSACTIONS

         Robert Kassel is U.S. Home & Garden's chief executive officer and a principal stockholder of U.S. Home & Garden. As of June 3, 2003, Mr. Kassel was the beneficial owner, as that term is defined in the federal securities laws, of approximately 13.4% of U.S. Home & Garden's common stock. Mr. Kassel is not a member of the management buy-out group and will remain as our chief executive officer following the closing of the proposed asset sale.

         In response to Easy Gardener Products' concerns, Mr. Kassel has agreed, as a condition to the closing of the proposed asset sale, to enter into:

         o a seven-year non-compete agreement relating to any business or entity which sells, manufactures, markets or distributes products in competition with the products sold, manufactured, marketed, distributed or under development by Easy Gardener Products at the date of the execution of the non-compete agreement; and

         o  a two-year consulting agreement with Easy Gardener Products.

         For these services, Easy Gardener Products has agreed, as a condition to the closing, to pay Mr. Kassel a lump sum payment of $2.5 million at the closing for his non-compete and a monthly fee of $4,000 during the term of the consulting agreement.

         Richard Grandy, the chief operating officer of U.S. Home & Garden and the president of Easy Gardener, and Richard Kurz, the chief financial officer of each of U.S. Home & Garden and Easy Gardener, are beneficial owners of Easy Gardener Products and will be leaving us to join Easy Gardener Products' management upon the closing. Upon the closing, Mr. Grandy will beneficially own 43.2% of Easy Gardener Products and Mr. Kurz will beneficially own 4.0% of Easy Gardener Products. In addition, as of June 3, 2003, Messrs. Grandy and Kurz were the beneficial owners, as that term is defined in the federal securities laws, of 6.0% and less than 1.0%, respectively, of U.S. Home & Garden's common stock.

         None of Messrs. Kassel, Grandy or Kurz owns any of the trust preferred securities.

                 CERTAIN EFFECTS OF THE ASSET PURCHASE AGREEMENT

Our plans following the transaction

         Following the closing, we will retain:

         o proceeds of the asset sale of approximately $18,700,000 comprised of:

            o the cash consideration received from Easy Gardener Products at the closing, which, net of our payment of our half of the Golub Settlement amounts is expected to approximate $17,100,000;

            o a subordinated note issued by Easy Gardener Products to us in the principal amount of $1,600,000; and

         o  the assets of our Golden West subsidiary.

         We intend to immediately begin seeking to leverage our increased cash position to achieve a higher value for the U.S. Home & Garden stockholders, primarily by seeking a candidate for a strategic merger or similar transaction that can provide us with greater financial opportunities. We believe that a challenging capital market, particularly the much-diminished initial public offering market, has created an attractive pipeline of potential alliance or merger candidates in promising industries. With this goal in mind, we have retained a financial advisor to assist us in evaluating strategic alternatives which may be available to us upon completion of the proposed asset sale.

         We are currently negotiating towards the sale of the Golden West subsidiary.

Effects of asset purchase agreement on the Trust

         Following the closing, the common securities of the Trust will be owned by Easy Gardener Products. Easy Gardener Products will have, following the closing, substantially the same operations as our existing consolidated operations. Easy Gardener Products believes, however, that its purchase of those operations, and the resultant $2.5 million infusion of new equity capital that the members of this management buy-out group are placing behind those operations, will enhance its opportunities in the capital markets for obtaining additional capital for internal growth, if needed. This is especially the case since the equity in Easy Gardener Products comes from Easy Gardener's current management - the individuals who will have most reason to know those operations.

         Although it will not itself have a publicly traded security, Easy Gardener Products will provide financial and other information concerning its consolidated operations in the periodic reports that it will be required to file with the Securities and Exchange Commission with respect to the Trust. In addition, U.S. Home & Garden has been notified by AMEX that the proposed asset sale should not affect the listing of the trust preferred securities on AMEX and Easy Gardener Products has agreed to use its best efforts to maintain that listing for as long as the trust preferred securities are outstanding.

Conduct of our business if the proposed amendments are not approved or the proposed asset sale is not completed

         If the proposed asset sale is not completed, either because the proposed amendments are not approved or for other reasons, we expect to continue to operate our business as it is being operated presently until we can find another purchaser or another strategic alternative for maximizing our stockholders' value. We continue to believe that our core business is sound, however, we cannot provide any assurances that we will continue to be able to refrain from deferring our interest obligations under the debentures, as we will, in the absence of the proposed asset sale or similar such sale, need to incur additional debt in order to achieve any measure of accelerated growth or stockholder value for our public stockholders. Any such additional debt may require us to take advantage of our deferral rights under the Indenture either as a condition of that debt's lender or as a practical matter.

                  U.S. HOME & GARDEN INC. AND ITS SUBSIDIARIES

Background information

         U.S. Home & Garden was organized under the laws of the State of California in August 1990 under the name Natural Earth Technologies, Inc. In January 1992, it reincorporated under the laws of the State of Delaware and, in July 1995, changed its name to U.S. Home & Garden Inc.

         We are a leading manufacturer and marketer of a broad range of consumer lawn and garden products. Our products include weed preventive landscape fabrics, fertilizer and plant food spikes, decorative landscape edging, grass and flower seed products, shade cloth and root feeders, which are sold under recognized brand names such as WeedBlock(R), Jobe's(R), Emerald Edge(R), Shade Fabric(TM), Ross(R), Tensar(R), Amturf(R) and Landmaster(R). We believe that we have significant market share and favorable brand-name recognition in several of our primary product categories. We market our products through most large national home improvement and mass merchant retailers, including Home Depot, Lowe's, Kmart, Wal-Mart, Ace Hardware and TruServe in North America.

         All of our lawn and garden operations are conducted through our wholly-owned subsidiaries, Easy Gardener and Ampro, and Easy Gardener's wholly-owned subsidiary, Weatherly Group. In connection with the closing of the proposed asset sale, substantially all of the assets of Easy Gardener and Ampro, including the capital stock of Weatherly Group, will be acquired by Easy Gardener Products. Easy Gardener is not transferring the capital stock of its Weed Wizard subsidiary to Easy Gardener Products. The operations of Weed Wizard were discontinued effective September 30, 2002 and accounted for less than 1% of our consolidated net sales for the fiscal year ended June 30, 2002 and the nine months ended March 31, 2003.

         In addition to our lawn and garden products, we also market a line of agricultural products. Our agricultural product operations are conducted through our wholly-owned subsidiary, Golden West. Following the closing of the proposed asset sale, the operations of Golden West will remain with us.

         Sales of our lawn and garden products currently account for approximately 99% of our consolidated net sales and sales of our agricultural products currently account for less than 1% of our consolidated net sales.

         We also own all of the common securities of the Trust and are the obligors to the Trust and the holders of the trust preferred securities under the Indenture and the Guarantee. As part of the asset purchase agreement transactions, we will be transferring all of the common securities of the Trust to, and our obligations under the Trust documents will be assumed in their entirety by, Easy Gardener Products.

         U.S. Home & Garden's principal address is 655 Montgomery Street, Suite 830, San Francisco, CA 94111 and its telephone number is (415) 616-8111. The operations of Easy Gardener and Ampro are currently conducted primarily at Easy Gardener's facilities at 3022 Franklin Avenue, Waco, Texas 76710, telephone
(254) 753-5353. The lease associated with this latter location as well as those associated with our lawn and garden manufacturing operations will be assigned to Easy Gardener Products in connection with the asset purchase agreement transactions.

Description of U.S. Home & Garden's consolidated business operations

The lawn and garden industry

         Historically, the lawn and garden industry was comprised of relatively small regional manufacturers and distributors whose products were sold to consumers primarily through local nurseries and garden centers. As the industry has grown, national home improvement and mass merchant retailers have replaced many of these local garden centers as the primary retail source for lawn and garden products. In an effort to improve operating margins and reduce the number of vendors needed to source high volume lawn and garden products, the preference among home improvement and mass merchant retailers has shifted towards single source suppliers that offer broad product lines of consumer brand-name merchandise and the product support necessary to stimulate consumer demand and ensure timely and cost effective order fulfillment. Smaller regional suppliers generally lack the capital and other resources necessary to offer the variety and number of product lines, the product support and the inventory stocking and tracking capabilities required by home improvement and mass merchant retailers.

Our prior acquisitions

         Since August 1992, we have as part of our long-term growth strategy, completed eleven acquisitions of companies or product lines for a total of approximately $111 million in consideration. For more information regarding these acquisitions please refer to Note 1 of Notes to Consolidated Financial Statements of U.S. Home & Garden Inc. for the year ended June 30, 2002 which are attached to this proxy statement/prospectus as Annex D.

Our consumer lawn and garden products

         The primary consumer lawn and garden products marketed by us to our retail accounts are:

         Landscape fabric. We market different types of landscape fabric in varying thicknesses and strengths under the trade names WeedBlock(R), MicroPore(R), Pro WeedBlock(TM) and Landmaster(R). Landscape fabrics allow water, nutrients and oxygen to filter through to the soil but prevent weed growth by blocking sunlight. Our primary landscape fabrics are made from non-woven fabrics which are generally manufactured with extruded polymers, pressed or vacuum formed into thin sheets having the feel and texture of light plastics.

         For the fiscal years ended June 30, 2000, 2001 and 2002 and the nine months ended March 31, 2003, sales of landscape fabric represented approximately 44%, 48%, 51% and 44%, respectively, of our consolidated net sales.

         Fertilizer, plant food and insecticide spikes. Fertilizer spikes deliver plant food nutrients directly to the root of the plant, an alternative method of maintaining plant health to surface-delivered liquid or solid fertilizers. Some of our fertilizer spikes have the added feature of containing an insecticide for the control of unwanted insects. We market a variety of indoor and outdoor specialty fertilizer and plant food spikes primarily under the Jobe's(R) tradename, one of the most recognized brands in the consumer lawn and garden industry.

         For the fiscal years ended June 30, 2000, 2001 and 2002 and the nine months ended March 31, 2003, sales of fertilizer, plant food and insecticide spikes constituted approximately 15%, 17%, 14% and 12%, respectively, of our consolidated net sales.

         Landscape edging. We market a variety of resin-based decorative landscape edgings under trade names including Emerald Edge and Terra Cotta Tiles(TM). Our decorative edgings are used by consumers to define the perimeter of planting areas with a variety of designs, which include stone, log, terra cotta tiles and picket fences.

         For the fiscal years ended June 30, 2000, 2001 and 2002 and the nine months ended March 31, 2003, sales of landscape edging constituted approximately 10%, 9%, 10% and 10%, respectively, of our consolidated net sales.

         Shade cloth. We market shade cloth fabrics in a variety of sizes and colors. Shade cloth is utilized generally in conjunction with some type of outdoor structure such as a patio veranda, and provides shade, privacy or protection from wind for people, plants and pets. We market shade cloth fabrics as an exclusive United States retail distributor of a shade cloth manufacturer.

         Fertilizers and root feeders. We market fertilizers under the "Ross" trade name. The Ross fertilizer, when applied through a Ross Root Feeder, a long steel irrigation tube with a hose connector that is inserted deep into the ground, provides the homeowner with a means of deep feeding and irrigating trees and shrubs. The Ross Root Feeder may also be used without fertilizer as a deep watering device.

         Lawn and garden fencing. We market resin-based fencing for lawns and gardens. A variety of fencing products are marketed by us and are used by the consumer for numerous applications including preventing animals from entering a garden or orchard.

         Mulch, fertilizer, grass and flower seed. We distribute specialty combinations of mulch, fertilizer and grass and flower seeds. Consumers spread this "ready-to-grow" combination and only need to water regularly for a green lawn or colorful flower garden.

         Other products. In addition to the foregoing products, we also sell complementary lawn and garden products for the home gardener. The products include a line of animal repellents that are formulated to deter dogs, cats, deer and rabbits from destroying garden and landscape environs, a variety of protective plant and tree covers, bird and animal mesh blocks, protective garden and tree netting to prevent animal damage, synthetic mulch and fabric pegs.

Our agricultural products

         Through our Golden West subsidiary, we manufacture and distribute certain humic acid-based agricultural products for use on farms and orchards. Golden West generally sells its products to agricultural distributors, which in turn market Golden West's products to farms and orchards.

         The principal agricultural products manufactured or distributed by us are:

         o Energizer(R), a formulation of humic acids which, when applied in conjunction with liquid fertilizers, permits crops to absorb a greater amount of the nutrients in the fertilizer;

         o Penox(R), a surfactant or penetrating wetting agent that contains humic acid, which increases the effectiveness of herbicides, defoliants and other agricultural products when applied in conjunction with them; and

         o Powergizer(R), a foliar nutrient, or plant food, containing humic acid, which promotes growth and vigor in many types of crops.


         Sales of our agricultural products accounted for less than 1% of our consolidated net sales in the fiscal years ended June 30, 2000, 2001 and 2002 and the nine months ended March 31, 2003.


Conversion, Manufacturing and Supply

         Lawn and garden products

         Except for the materials for our WeedBlock landscape fabric, which are obtained primarily from a single source, the basic materials for our consumer lawn and garden products are purchased from a variety of suppliers. Most of these materials are acquired as raw materials and then converted, packaged and shipped by us from manufacturing facilities in Texas, Kentucky and Colorado. Those of our products that are purchased by us as finished goods are delivered to our facilities by our suppliers and then shipped out by us.

         We purchase most of the landscape fabric used to manufacture WeedBlock from Tredegar Industries, Inc. We purchase large rolls of various types of landscape fabric from Tredegar for shipment to our Texas facility where we size, cut and package the fabric for consumer sale. Although we have purchased most of our supply from Tredegar for over ten years and believe that our relationship with Tredegar is good, Tredegar is free to terminate its relationship with us at any time and accordingly could market its fabrics to other companies, including our competitors. Nevertheless, we own the registered trademark "WeedBlock(R)" and to the extent that we establish alternative supply arrangements, our rights to market products under the WeedBlock brand name would continue without restriction.

         We manufacture and package our Jobe's fertilizer spikes at our Kentucky facility. The raw materials that comprise our indoor fertilizer spikes are mixed with a binding agent and then passed through an extrusion process which feeds a continuous strand of fertilizer through a heat-drying system. The strand is then cut into ready-to-use fertilizer spikes which are then machine counted and packaged into shelf-ready blisterpacks. Our outdoor fertilizer spikes are manufactured in a similar manner except rather than passing through an extrusion process, the outdoor spikes are processed through molds which shape the spikes into their final form. The outdoor spikes are packaged in either a foil pouch, bag or box.

         The specifications for our landscape edging, shade cloth and root feeder products and packaging are designed by us and independent design consultants. The products are then manufactured and packaged by third party manufacturers according to our specifications.

         The material used in our resin-based fencing is manufactured for us pursuant to open purchase orders. The material is then sized and cut for consumer sale at our Texas facility.

         The Ampro and Amturf "ready-to-grow" combination mulch, fertilizer and seed products are produced for us in Michigan under a contract manufacturing agreement. Newsprint is shredded and processed into mulch and then combined with seed and fertilizer. The mixture is packaged for us in bags, boxes, canisters, and clear jugs.

         Agricultural Products

         We do not own or lease any manufacturing facilities for our agricultural products. Substantially all of our humic acid-based agricultural products are processed by Western Farm Services, Inc. under purchase orders placed by us from time to time in the ordinary course of business. In addition, through Western Farm, we have an open purchase order arrangement with an entity that supplies us with leonardite ore, a source of humic acid used in our agricultural products.

Customers

         Our customers include home improvement centers, mass merchandisers, hardware stores, nurseries, garden centers and other retail channels throughout the United States. Home Depot and Lowe's were our two largest customers for each of the last three fiscal years. They accounted for, respectively, approximately 36% and 12% of our consolidated net sales for fiscal 2000, approximately 43% and 14% of our consolidated net sales for fiscal 2001, and approximately 49% and 10% of our consolidated net sales for fiscal 2002. For the nine months ended March 31, 2003, Home Depot, Ace Hardware and Lowe's accounted for approximately 47%, 7% and 5% of our consolidated net sales.

         Our ten largest customers as a group accounted for 54%, 80%, 78% and 75% of our consolidated net sales during fiscal 2000, 2001 and 2002 and the nine months ended March 31, 2003, respectively.

Sales to these customers are not governed by any contractual arrangement and are made under standard purchase orders. While we believe that relations with our largest customers are good, the loss of any of these customers could have an adverse effect upon our results of operations.

         Our sales are concentrated in the United States. We do however have some international sales, primarily in Europe and Canada. Our international sales accounted for approximately 3% of our net sales for each of fiscal 2000 and 2001, approximately 6% of our net sales for fiscal 2002 and approximately 5% of our net sales for the nine months ended March 31, 2003. We are currently attempting to develop relationships with distributors outside of the United States.

Sales and marketing

         Sales

         Our selling efforts are managed by two vice presidents of sales. One specializes in home center customers and the other directs our four regional sales managers responsible for mass merchants, hardware and all other channels. Because of the service-oriented nature of our business, the sales managers devote a substantial amount of their time to servicing and maintaining relationships with our largest customers in addition to managing the overall sales operations. We also utilize the services of over 30 non-exclusive independent sales organizations. This integrated sales approach is designed to help achieve sales of all products to all customers.

         Marketing

         Our marketing activities are coordinated by our national marketing manager. In addition to designing and developing our distinctive packaging and overall advertising and promotional activities, the national marketing manager works closely with the sales organization to help develop programs which are tailored to the strategies of our key retail accounts.

         We expect that our lawn and garden products will continue to be marketed by retailers primarily through the use of special displays and in-store consumer promotions in large national home improvement and mass merchant store locations and in hardware stores, nurseries and garden centers. In addition we believe that a substantial portion of lawn and garden sales are impulse driven and not overly price sensitive. As a result, we seek to increase consumer awareness, understanding and brand identification of our products through our distinctive packaging and point-of-sale displays. Our customers receive our products in packaging that is easily displayed, is informative to the end-user and incorporates attention getting, eye-pleasing color schemes. We also tailor our displays to the evolving needs of retailers. Because many home improvement and mass merchant retailers maintain outdoor sales areas for their lawn and garden products, we utilize waterproof displays for many of our products. In addition, we meet the specific needs of many of our larger customers by tailoring the size of our displays to the dimensions requested by those customers. Our independent sales representatives periodically visit individual retail outlets to assist our larger customers in achieving innovative and optimal use of our distinctive store displays.

         We also utilized a substantial portion of our marketing budget for fiscal 2002 and the nine months ended March 31, 2003 on co-operative advertising in conjunction with our larger retail accounts, giving a portion of our advertising dollars in support of these retailers' advertising efforts. The amounts we give to a retailer are typically based on a percentage of the retailer's revenues from sales of our products. In return for our participation, one or more of our products are then included in various of the retailer's print advertisements, such as its in-store circulars and handouts, customer mailings and local newspaper ads.

         We spent approximately $2.9 million in fiscal 2002 and $2.4 million in the nine months ended March 31, 2003 on a combination of media development, print, radio and television advertising, co-operative advertising, attendance at trade shows and public relations to promote awareness, understanding and brand identification of our lawn and garden products.

Information systems

         We maintain a sophisticated retail data information system which enables us to provide timely and efficient order fulfillment to our national home improvement and mass merchant retailer accounts and other customers. Internally, our information systems track orders and deliveries and provide exception reports if product is not delivered on time. The systems "push" the necessary information to the proper personnel, allowing us to react quickly to information. Our purchase order process can be paperless, with most of our larger retail accounts placing their orders through an electronic data interchange with us.

         In addition, we have implemented the QAD Applications e-business supply-chain enabled enterprise planning software at our executive offices and at several of our subsidiaries.

Seasonality

         Our sales are seasonal due to the nature of the lawn and garden business and generally parallel the annual growing season. Our sales and shipping are typically most active from late March through May when home lawn and garden customers are purchasing supplies for spring planting and retail stores are increasing their inventory of lawn and garden products. Sales typically decline by mid-summer. The buying pattern of retailers is changing and stores are replenishing their inventories as sales are made rather than buying large quantities of inventory in advance of the selling season. Sales of our agricultural products are also seasonal. Most shipments occur during the agricultural cultivation period from March through October.

Inventory and distribution

         Historically, in order to meet product demand, we have kept relatively large amounts of product inventory on hand during the months of highest demand. The larger our inventory levels the greater our exposure or risk in the event one or more of our products in inventory is rendered obsolete, whether as a result of one of our competitors introducing a new and superior product or because we subsequently determine to discontinue a product or we just over-build a product.

         During fiscal 2002, as a result of changes in customer inventory purchasing patterns during that period and improved communications with our customers, we were able to improve our ability to meet customer demands without maintaining excess inventory levels. Nonetheless, while our inventory levels have recently come down and inventory obsolescence has historically not been a major issue, vendors such as us in seasonal categories continue to run the risk of inventory obsolescence. This risk could increase as retailers are also continually seeking to reduce their in-store inventory, leaving vendors to shoulder more of that burden in season.

         Our larger retail accounts generally require delivery within five business days. Orders are normally processed within 48 hours and shipped by common carrier.

Competition

         The consumer lawn and garden care industry is highly competitive and somewhat fragmented. With respect to our sale of consumer lawn and garden products, we compete with a combination of national and regional companies including catalog and Internet e-commerce businesses specializing in the marketing of lawn and garden care products. The Scotts Company, in particular, has captured a significant and controlling share in a variety of categories as a result of its acquisition of the Ortho brand and licensing of the Roundup brand for the consumer market. Scotts also markets products under the Scotts and Miracle-Gro brands which compete both directly and indirectly with many of our products. Many of our competitors have achieved significant national, regional and local brand name and product recognition and engage in frequent and extensive advertising and promotional programs. Many of these companies have substantially greater financial, technical, marketing and other resources than us.

         In the past, large, dominant manufacturers that manufacture and sell lawn and garden products, such as The Scotts Company, and other lawn and garden care companies have manufactured and marketed landscape fabrics. Currently, few of such competitors compete with us in this product category. Nevertheless, well-capitalized companies and smaller regional firms may in the future develop and market landscape fabrics and compete with us for customers who purchase such products.

         Among our competitors in the lawn and garden market for the Jobe's spike line of fertilizer and insecticide products and the Ampro combination mulch, seed and fertilizer line of products is The Scotts Company, which markets competing products under the Miracle-Gro brand. We also compete with a variety of regional lawn and garden manufacturers in the markets for landscape edging, shade cloth and root feeders.

         Competition for our agricultural products consists of other manufacturers of humic acid-based products, all of which utilize formulas that are different from Golden West's. These competitors include Monterey Chemical Corporation and Custom Formulators, Inc. Our Golden West operations, which represent less than 1% of our operations, generate less than $1 million in sales annually. Most, if not all of our competitors in the agricultural products markets are much larger and have more marketing and financial resources than Golden West.

Government regulation

         We are subject to many laws and governmental regulations and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

         Fertilizer and pesticide regulation

         Products marketed, or which may be marketed, by us as fertilizers or pesticides are subject to an extensive and frequently evolving statutory and regulatory framework, at both the Federal and state levels.

         The distribution and sale of pesticides is subject to regulation by the U.S. Environmental Protection Agency under the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA), as well as regulation by many states in a manner similar to FIFRA. Under FIFRA and similar state laws, all pesticides must be registered with the Environmental Protection Agency and with the state and must be approved for their intended use. FIFRA and state regulations also impose stringent requirements on the marketing of these products. In addition, many states impose similar requirements upon products marketed for use as fertilizing materials, even though these products are not typically regulated under FIFRA. Failure to comply with the requirements of FIFRA and state laws that regulate marketing and distribution of pesticides and fertilizers could result in the imposition of sanctions, including, but not limited to, suspension or restriction of product distribution, civil penalties or criminal sanctions.

         We market certain animal repellent and pesticide products that are subject to FIFRA and to similar state regulations. We also market certain fertilizer products that are subject to regulation in some states. We believe that we are in substantial compliance with material FIFRA and applicable state regulations regarding our material business operations. However, there can be no assurance that we will be able to comply with future regulations in every jurisdiction in which our material business operations are conducted without substantial cost or interruption of operations. In addition, there can be no assurance that in the future we will not market other products that are subject to FIFRA or to state regulations. If future costs of compliance with regulations governing pesticides or fertilizers exceed our budget for these items, our business could be adversely affected. If any of our products are distributed or marketed in violation of any of these regulations, we could also be subject to civil or criminal sanctions, sales limitation restrictions and/or product recalls, any of these events could have a material adverse effect upon our business.

         Environmental regulation

         Our manufacturing operations are subject to various evolving federal, state and local laws and regulations relating to the protection of the environment. These laws govern, among other things, emissions to air, discharges to ground, surface water, and groundwater, and the generation, handling, storage, transportation, treatment and disposal of a variety of hazardous and non-hazardous substances and wastes. Federal and state environmental laws and regulations often require manufacturers to obtain permits for these emissions and discharges. Failure to comply with environmental laws or to obtain, or comply with, the necessary state and federal permits can subject the manufacturer to substantial civil and criminal penalties.

         Easy Gardener operates two manufacturing facilities and its subsidiary, Weatherly Group, operates another manufacturing facility, all three of which will be operated by Easy Gardener Products following the closing of the proposed asset sale. Although we believe that our material manufacturing facilities are in substantial compliance with applicable material environmental laws, it is possible that there are material environmental liabilities of which we are unaware. Our business, or, in the event the proposed asset sale is completed, Easy Gardener's business, could be adversely affected if the costs of compliance (for capital expenditures such as equipment) with the various existing or future environmental laws and regulations, including any penalties assessed, which may be for violations of environmental laws or failure to obtain necessary permits, exceeds amounts budgeted for these items.

         Potential environmental cleanup liability or personal injury liability

         The Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (CERCLA), and many similar state statutes, impose liability for environmental damages and cleanup costs on past or current owners and operators of facilities at which hazardous substances have been discharged, as well as on persons who generate, transport, or arrange for disposal of hazardous wastes at a particular site. In addition, the owner or operator of a facility may be subject to claims by third parties for personal injury, property damage or other costs resulting from contamination present at or emanating from property on which its facility is located.

         In the event remediation of either of the manufacturing facilities currently operated by Easy Gardener or the manufacturing facility currently operated by Weatherly Group is ever required, we, and following the proposed asset sale, Easy Gardener Products, could be exposed to liability. In addition, although our Ampro/Weed Wizard facility was sold by us in April 2001, liability could exist in the event remediation of this facility is ever required relating to the operations conducted at that facility while it was owned and operated by us. We or our predecessors have also owned or operated other manufacturing facilities in the past and may in the future have liability for remediation of these facilities, to the extent any is required.

         In this regard, Weatherly Group previously owned a facility that was the subject of certain soil remediation activities. Although this facility was sold by Weatherly Group prior to our acquisition of

Weatherly Group, there can be no assurance that we will not be liable for any previously existing environmental contamination at that facility. The purchaser of the facility indemnified Weatherly Group for any environmental liability and the sellers of Weatherly Group, in turn, indemnified us from such liability, however, there can be no assurance that, if required, the indemnifying parties would be able to fulfill their respective obligations to indemnify us.

         Furthermore, certain business operations of our subsidiaries involve shipping hazardous waste off-site for disposal, which could subject us to liability under CERCLA or similar state statutes for any damage caused as a result of the mishandling or release of those substances. We could also incur liability under these statutes for any damage caused as a result of the mishandling or release of hazardous substances owned by us but processed and manufactured by others on our behalf.

         Other regulation

         We are subject to various other federal, state and local regulatory requirements such as worker health and safety, transportation, and advertising requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.

Trademarks, proprietary information and patents

         We believe that product recognition is an important competitive factor in the lawn and garden care products industry. Accordingly, in connection with the marketing of our lawn and garden care products, we promote, and intend to promote, certain tradenames and trademarks which are believed to have value to us.

         Our trademarks and tradenames include the following, all of which will be acquired by Easy Gardener Products in connection with the closing of the proposed asset sale:

         o In connection with our acquisition, through Easy Gardener, of the assets of Easy Gardener's predecessor in September 1994, we acquired certain trademarks and copyrights used by Easy Gardener in connection with its business, including, among others, the trademarks Weedblock(R), Easy Gardener(R), Micropore(R) and Birdblock(R).

         o In connection with Easy Gardener's acquisition of Weatherly Group, we acquired certain patents, as well as certain copyrights and trademarks used in connection with Weatherly Group's business, including, among others, the trademarks Jobe's(R), Ross(R), Green Again(R), Gro-Stakes(R), Tree Gard(R) and XP-20(R).

         o In connection with our acquisition of the Tensar(R) consumer product line, we acquired an exclusive royalty-free perpetual license to use the trademark Tensar(R) in connection with a wide range of polymeric grid, mesh, net and related products supplied to us by The Tensar Corporation as well as the trademarks Polyspun 300(R), Nature Shield(R) and Diamondback(R).

         o In connection with our acquisition of Ampro, we acquired certain trademarks used in connection with Ampro's business, including, among others, the trademark Amturf(R).

         o We also acquired certain patents and trademarks when we acquired the assets of Emerald Products, LLC, certain trademarks when we acquired the Plasti-Chain line of products from Plastic Molded Concepts, Inc., and the trademark Landmaster(R) in connection with our acquisition of substantially all of the assets of Landmaster Products, Inc.

         There can be no assurance that we will apply for any additional trademark or patent protections relating to our products or that our current trademarks and patents will be enforceable or adequately protect us from infringement of our proprietary rights.

         Although we believe that the products sold by us do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has or may occur. In the event that products sold by us are deemed to infringe upon the patents or proprietary rights of others, we could be required to pay damages and modify our products or obtain a license for the manufacture or sale of those products. There can be no assurance that, in that event, we would be able to comply in a timely manner and upon acceptable terms and conditions or at all. The failure to so comply could have a material adverse effect upon us.

Product Liability

         As a manufacturer of lawn and garden care and pesticide products, we may be exposed to product liability claims by consumers. We have obtained product liability insurance coverage for U.S. Home & Garden, Golden West, Easy Gardener, Ampro and Weatherly Group in the aggregate amount of $2.0 million with a $1 million limit per occurrence and umbrella insurance coverage adding an additional $10 million in coverage. Weed Wizard has separate coverages with similar terms. In connection with the closing of the proposed asset sale, Easy Gardener Products will also obtain comparable product liability and umbrella insurance policies covering the operations it acquires from us. There can be no assurance that our insurance, or, following the closing, Easy Gardener Products' insurance, will provide coverage for any claim asserted or will be sufficient to cover all possible liabilities. In the event a successful suit is brought against us, unavailability or insufficiency of insurance coverage could have a material adverse effect on us. In addition, any adverse publicity arising from claims made against us, even if those claims were unsuccessful, could adversely affect the reputation and sales of our products.

         During fiscal 2000, we discontinued production, sale and distribution of one of the products in our Weed Wizard product line and, in voluntary compliance with the recommendations of the U.S. Consumer Product Safety Commission, instituted a recall of the product. In connection with these actions, we recorded a pretax charge of $928,000 ($510,000 after tax or $.03 per basic and diluted share) for recall costs and inventory write-offs. See "- Legal proceedings."

Employees

         As of May 30, 2003, we had 190 full-time employees. Of these employees, three are executive officers of U.S. Home & Garden, 52 were engaged in administration and finance, 14 were engaged in sales and marketing, 23 were engaged in warehouse, shipping and receiving, and 98 were engaged in production. None of our employees are covered by collective bargaining agreements. We believe that we have a good relationship with our employees.

Segment Information

         Our primary continuing operations are in one segment - the manufacture and sale of consumer lawn and garden products. Product and major customer information are disclosed separately above.

Properties

         Our executive offices are currently located in San Francisco, California, in approximately 2,000 square feet of office space. We currently pay $12,121 per month for rent, utilities and janitorial services for this space. Our lease expires in February 2004 and will not be assumed by Easy Gardener Products in connection with the proposed asset sale. This office will remain our corporate headquarters following the transaction.

         Easy Gardener leases approximately 250,000 square feet of office and warehouse space in Waco, Texas for $19,471 per month. Its lease agreement for this property expires in February 2005. The Waco facilities contain landscape fabric converters, packaging equipment and warehouse and shipping facilities. In addition, Easy Gardener has entered into a lease for 60,000 square feet of warehouse space in Denver, Colorado for the storage, packaging and distribution of certain of our commercial grade landscape fabric products. This lease expires on May 31, 2005. The current rental rate for this property is $14,510 per month, increasing by 5% per year on June 1 of each year. In connection with the proposed asset sale, both of these leases will be assumed by Easy Gardener Products and the Waco facility will become its executive headquarters.

         Weatherly Group leases approximately 72,000 square feet of manufacturing and warehouse space in Paris, Kentucky for $9,931 per month and an additional 59,000 square feet of warehouse space in Paris, Kentucky for $11,063 per month. Both of these leases expire in June 2006 and will be assumed by Easy Gardener Products in connection with the proposed asset sale.

         Golden West's offices are located in Merced, California in approximately 900 square feet of space it leases for $1,399 per month. The rent is subject to increase at a rate of 4% a year. The lease expired in May 2003 and Golden West currently occupies such offices on a month to month basis. It is expected that the lease will be renewed on an annual basis on terms agreed to by the parties. This lease will not be assumed by Easy Gardener Products in connection with the proposed asset sale.

Legal proceedings

         During fiscal 2000, we discontinued production, sale and distribution of one of the products in our Weed Wizard product line and instituted a recall of the product in voluntary compliance with the recommendations of the U.S. Consumer Product Safety Commission (CPSC).

         In July 2000, our Weed Wizard subsidiary commenced an action on our behalf in the U.S. District Court, Northern District of Georgia, against A.A.B.B., Inc., formerly known as Weed Wizard, Inc. We had acquired the Weed Wizard product that was the subject of the recall from A.A.B.B. in February 1998. In our action we claimed that the defendants made misrepresentations and omitted to disclose facts to us in connection with our 1998 purchase of their assets, regarding, among other things, alleged defects in products we had acquired from them. Our complaint sought to reverse the purchase or, in the alternative, recover rescissionary monetary damages, and it sought to recover compensatory damages. In addition, we sought punitive damages.

         In October 2000, A.A.B.B. filed a counterclaim against Weed Wizard for breach of contract. It claimed that Weed Wizard owed it $720,267, plus interest, as a result of an adjustment to the purchase price that it claimed was required to be made under to the parties' 1998 asset purchase agreement. A.A.B.B. also sought to recover attorney's fees. We denied any liability on this counterclaim.

         In fiscal 2001, we were notified by the staff of the CPSC that they were considering recommending that the CPSC commence an action against Weed Wizard for its alleged failure to timely disclose to the CPSC information required under the Consumer Products Safety Act. This information concerned the Weed Wizard product that we had voluntarily agreed to recall during July 2000.

         Subsequently, in July 2002, an action was commenced by the United States government on behalf of the CPSC against U.S. Home & Garden, Easy Gardener and Weed Wizard in the U.S. District Court for the District of Maryland. In its action, the government sought unspecified civil penalties for our alleged failure to provide the CPSC with timely notice of a defective product as required under the Consumer Products Safety Act. We denied the allegations.

         The government also subsequently advised us that it intended to pursue claims against A.A.B.B. and its stockholders for violation of the Consumer Products Safety Act.

         In October 2002, we entered into settlement agreements with each of A.A.B.B. and the CPSC. The settlements involved aggregate payments to the CPSC of $885,000, including $442,500 from us and $442,500 from A.A.B.B. Under our settlement agreement with A.A.B.B., A.A.B.B. also paid us approximately $308,000 and released escrow funds to us equal to an additional approximately $329,000.

Consolidated financial statements

         See Annex D attached to this proxy statement/prospectus for the Consolidated Financial Statements of U.S. Home & Garden Inc. as of June 30, 2001 and 2002 and for the three years ended June 30, 2000, 2001 and 2002 and the Unaudited Consolidated Financial Statements of U.S. Home & Garden Inc. as of March 31, 2003 and for the nine months ended March 31, 2002 and 2003.

Selected consolidated financial data

         The following selected consolidated financial data at and for the years ended June 30, 1998, 1999, 2000, 2001 and 2002 has been derived from our consolidated financial statements. The selected consolidated financial data as of and for the nine months ended March 31, 2002 and 2003 have been derived from our unaudited consolidated financial statements. This information is only a summary and should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations" and the Consolidated Financial Statements of U.S. Home & Garden Inc. attached as Annex D to this proxy statement/prospectus.

  Statement of operations data (in thousands, except share and per share data):


                                                                                                               Nine months ended
                                                             Year ended June 30,                                   March 31,
                                       --------------------------------------------------------------       ----------------------
                                        1998           1999         2000           2001          2002          2002          2003
                                       -----           ----         ----           ----          ----          ----          -----
                                                                                                                  (Unaudited)
Net sales........................    $63,482        $85,024      $86,919        $78,863       $78,947       $49,158       $49,538
Cost of sales....................     29,291         42,322       47,802         44,065        43,358        27,512        28,111
                                   ---------       --------     --------       --------      --------      --------      --------
Gross profit.....................     34,191         42,702       39,117         34,798        35,589        21,646        21,427
Selling, shipping, general and
 administrative expenses.........     22,132         31,683       29,554         30,638        27,940        19,374        20,367
Restructuring charges ...........          -              -            -          2,860             -             -             -
                                   ---------       --------     --------       --------      --------      --------      --------
Income from operations...........     12,059         11,019        9,563          1,300         7,649         2,272         1,060
Other expense, net...............    (3,077)         (6,883)      (6,692)        (7,335)       (7,291)       (5,572)       (9,837)
Income tax (expense) benefit.....    (3,057)         (1,643)      (1,213)         1,406          (228)            -          (111)
                                   ---------       --------     --------       --------      --------      --------      --------
Income (loss) from continuing
 operations before extraordinary
 gain and cumulative effect of a
 change in accounting principle..      5,925          2,493        1,658         (4,629)          130        (3,300)       (8,888)
Gain (loss) from discontinued
 operations, net of tax and
 minority interest ..............      1,051           (444)      (3,227)       (16,253)       (1,760)         (797)       (1,234)
Gain (loss) on disposal of
 discontinued operations, net of
 tax and minority interest ......          -              -            -         (4,551)           20             -             -
Extraordinary gain (expense),
 net of tax......................     (1,450)             -        1,224              4             -             -             -
                                   ---------       --------     --------       --------      --------      --------      --------
Income (loss) before cumulative
 effect of a change in accounting
 principle.......................      5,526          2,049         (345)       (25,429)       (1,610)       (4,097)      (10,122)
Cumulative effect of a change in
 accounting principle............          -              -            -              -        (9,882)       (9,882)            -
                                   ---------       --------     --------       --------      --------      --------      --------
Net income (loss) ...............     $5,526         $2,049        $(345)      $(25,429)     $(11,492)     $(13,979)     $(10,122)
                                   =========       ========     ========       ========      ========      =========     ========
Income (loss) from continuing
 operations per common share
 before extraordinary
 gain and cumulative effect
 of a change in accounting
 principle:
 Basic...........................       $.33           $.13         $.09          $(.26)         $.01        $(0.19)       $(0.50)
 Dilutive........................       $.26           $.11         $.08          $(.26)         $.01        $(0.19)       $(0.50)
Net income (loss) per share:
  Basic .........................       $.31           $.10        $(.02)        $(1.40)        $(.66)       $(0.80)       $(0.57)
  Dilutive.......................       $.24           $.09        $(.02)        $(1.40)        $(.64)       $(0.80)       $(0.57)
Weighted average number of
 common and common equivalent
 shares outstanding:
  Basic........................   17,776,000     19,621,000   19,031,000     18,181,000    17,555,000    17,543,000    17,863,000
  Dilutive.....................   22,808,000     23,595,000   20,760,000     18,181,000    18,024,000    17,543,000    17,863,000

         In the foregoing table:

         o "restructuring charges" relate to the closing and sale of the Ampro facility. See Note 13 of Notes to Consolidated Financial Statements of U.S. Home & Garden Inc.;

         o "discontinued operations" represent the operations of the Weed Wizard and Egarden subsidiaries. See Notes 2 and 11 of Notes to Consolidated Financial Statements of U.S. Home & Garden Inc.;

         o "extraordinary gain (expense), net of tax" reflects in 1998 a loss on debt refinancing and in 2000 and 2001 a gain incurred in connection with repurchases of mandatorily redeemable trust preferred securities of the Trust. See Note 15 of Notes to Consolidated Financial Statements of U.S. Home & Garden Inc.; and

         o "change in accounting principle" refers to a change in accounting principle related to goodwill. See Note 6 of Notes to Consolidated Financial Statements of U.S. Home & Garden Inc.

         Balance sheet data (in thousands):


                                                              At June 30,                             At March 31,
                                               ------------------------------------------------------------------------------
                                                  1998       1999       2000       2001       2002        2002          2003
                                                  ----       ----       ----       ----       ----        ----          ----
                                                                                                         (Unaudited)
         Working capital (deficit)........     $46,743    $32,874   $ 25,151    $ 4,867     $2,728     $12,890      $(6,844)
         Intangible assets, net...........      63,395     82,109     67,839     65,892     56,259      56,336        56,519
         Total assets.....................     126,813    138,263    138,545    109,463     99,365     101,658       103,525
         Short-term debt..................          --         --      3,125     21,670     22,748      10,321        32,093
         Long-term debt...................      63,250     78,750     58,338     56,951     56,951      70,321        57,035
         Total liabilities................      75,214     91,779     89,331     90,256     92,383      95,938       106,575
         Stockholders' equity (deficit)         51,599     46,484     45,103     17,968      6,982       4,481       (3,050)


Management's discussion and analysis of
financial condition and results of operations

General

         We manufacture and market a broad range of brand-name consumer lawn and garden products through our wholly-owned subsidiaries, Ampro, Easy Gardener and Golden West, and through Easy Gardener's wholly-owned subsidiary, Weatherly Group. In June 2002, we announced the discontinuation of the operations of Easy Gardener's wholly-owned subsidiary, Weed Wizard, effective September 30, 2002.

         Since 1992, we have completed eleven acquisitions of complementary lawn and garden companies and product lines for an aggregate consideration of approximately $111 million in cash, notes and equity securities. As a result of these acquisitions, we recognized a significant amount of goodwill, which, in the aggregate, was approximately $49.9 million at each of March 31, 2003 and June 30, 2002. Effective July 1, 2001 we adopted Statement of Financial Accounting Standards (SFAS) No. 142. Accordingly, no amortization of goodwill was reflected in the financial statements for the fiscal year ended June 30, 2002 compared to $2.8 million for the years ended June 30, 2001 and 2000. We completed the transitional goodwill impairment test during fiscal 2002 and recorded an impairment loss of $9.9 million which relates primarily to the Ampro operations. This loss is reflected as a cumulative effect of a change in accounting principle. See also "Summary of Accounting Policies - Intangible Assets" and Note 6 of Notes to June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden Inc.

         Our results of operations for the fiscal year ended June 30, 2002 were adversely affected by the transitional goodwill impairment test that resulted in the recording of an impairment loss of $9.9 million. Our results were also adversely affected by the discontinued Weed Wizard operations that generated a loss of $1.8 million for the year. Results were also impacted in the third and fourth quarters by changes in the buying pattern of certain of our key customers who carried less inventory than in prior years and replenished their lower inventory levels as sales were made by them.

         Our results of operations for the fiscal year ended June 30, 2001 were adversely affected by losses attributable to the discontinued operations of Weed Wizard and Egarden Inc. of $16.3 million, including the impairment of goodwill of Weed Wizard of $10.8 million and the estimated net loss on disposal of Egarden assets of $4.6 million. Our results of operations were also adversely affected by the restructuring loss from the closure of Ampro's facility in Michigan, an overall soft economy, and prolonged periods of inclement weather in many portions of the United States during the late spring and early summer which negatively impacted the lawn and garden industry.

         The consumer lawn and garden market continues to become more consolidated with fewer retailers accounting for an increasing percentage of all lawn and garden products sold. This increasing concentration provides the largest retailers with greater leverage over their suppliers, such as us. This leverage could result in decreased margins for suppliers, including us, as we may be required to make greater price concessions to our large retail accounts without being able to reduce the costs of the products we sell to them. This leverage by the large retailers could also increase our sales volatility as well as that of the other suppliers of lawn and garden products.

Results of operations

         The following table sets forth for the periods indicated certain selected income data as a percentage of net sales:


                                                          Percentages of Net Sales
                                               ---------------------------------------------------------------------
                                                                                               Nine months ended
                                                            Year ended June 30,                    March 31,
                                               ---------------------------------------------------------------------
                                                    2000             2001            2002       2002       2003
                                                   -----            -----           -----      -----      ------
Net sales..................................        100.0%           100.0%          100.0%     100.0%     100.0%
Cost of sales..............................         55.0             55.9            54.9       56.0       56.8
                                                   -----            -----           -----      -----      ------
Gross profit...............................         45.0             44.1            45.1       44.0       43.2
Selling and shipping expenses..............         20.0             20.8            23.2       24.8       26.2
General and administrative expenses........         14.0             18.1            12.2       14.6       14.9
Restructuring charges......................          -                3.6              -         --         --
                                                   -----            -----           -----      -----      ------
Income (loss) from operations..............         11.0              1.6             9.7        4.6        2.1
Gain on disposal of property and equipment.         0.6                -               -         --         --
Refinance and transaction costs............          -                 -               -        (0.5)      (8.4)
Interest expense, net......................        (8.3)             (9.3)           (9.3)     (10.8)     (11.4)
Income tax (expense) benefit...............        (1.4)              1.8            (0.3)       --        (0.2)
Loss from discontinued operations, net.....        (3.7)            (20.6)           (2.2)      (1.6)      (2.5)
Loss on disposal of discontinued                                     (5.7)             -         --         --
 operations, net...........................          -
Extraordinary gain, net....................         1.4                -               -         --         --
Cumulative effect of a change in
 accounting principle......................          -                 -            (12.5)     (20.1)       --
                                                   -----            -----           -----      -----      ------
Net loss ..................................        (0.4)%           (32.2)%         (14.6)%    (28.4)%    (20.4)%
                                                   =====            =====           =====      =====      ======

Nine months ended March 31, 2003 compared to nine months ended March 31, 2002

         Net sales. Net sales increased by $380,000, or 0.8%, to $49,538,000 during the nine months ended March 31, 2003, from $49,158,000 during the comparable period in 2002. The increase in net sales was the result of an increase in volume of products sold to existing customers, offset in part by increased discounts, rebates and allowances.

         Cost of sales. Cost of sales increased by $599,000, or 2.2% to $28,111,000 for the nine months ended March 31, 2003 from $27,512,000 during the comparable period in 2002 due partially to increased sales volume. Cost of sales as a percentage of net sales increased to 56.8% during the nine months ended March 31, 2003 from 56.0% during the comparable period in 2002 due to increased discounts, rebates and allowances noted above. Cost of sales as a percent of sales before rebates and discounts decreased slightly.

         Gross profit. Gross profit decreased by $219,000, or 1.0%, to $21,427,000 for the nine months ended March 31, 2003 from $21,646,000 during the comparable period in 2002. Gross profit as a percentage of net sales decreased to 43.2% during the nine months ended March 31, 2003, from 44.0% during the comparable period in 2002. This decrease in gross profit dollars and as a percentage of net sales resulted from the increased discounts, rebates and allowances noted above.

         Selling and shipping expenses. Selling and shipping expenses increased by $769,000, or 6.3% to $12,969,000 during the nine months ended March 31, 2003 from $12,200,000 during the comparable period in 2002. The increase in expense was attributable to the increased number of smaller shipments and to increased outbound freight costs. As a percentage of net sales, selling and shipping expenses increased to 26.2% during the nine months ended March 31, 2003 from 24.8% during the comparable period in 2002.

         General and administrative expenses. General and administrative expenses decreased by $13,000 or 0.2%, to $6,108,000 during the nine months ended March 31, 2003 from $6,121,000 during the comparable period in 2002. As a percentage of net sales, general and administrative expenses during the nine months ended March 31, 2003 decreased to 12.3% from 12.5% in the comparable quarter.

         Depreciation and amortization. Depreciation and amortization expenses increased by $237,000 or 22.5% to $1,290,000 during the nine months ended March 31, 2003 from $1,053,000 during the comparable period in 2002. This increase is primarily due to additional amortization related to a non-compete agreement that we began amortizing in October 2001 as well as increased amortization of deferred financing costs. As a percentage of net sales, depreciation and we expenses increased to 2.6% during the nine months ended March 31, 2003 from 2.1% during the comparable period in 2002.

         Income from continuing operations. Income from continuing operations decreased by $1,212,000 or 53.3% to $1,060,000 during the nine months ended March 31, 2003, from $2,272,000 during the comparable period in 2002. The decrease in income from continuing operations was primarily due to increased discounts, rebates and allowances, outbound freight costs and amortization expenses as noted above. As a percentage of net sales, income from continuing operations decreased to 2.1% for the nine months ended March 31, 2003 from 4.6% during the comparable period in 2002.

         Refinancing and transaction costs. We incurred $4,179,000 in refinancing and transaction costs during the nine months ended March 31, 2003. Included in the above is a write-off of $1,928,000 for deferred financing costs and discounts, $1,668,000 of fees and expenses related to the replaced financing arrangements, and $583,000 of transaction costs. In the comparable period in the prior year, we incurred a $254,000 write-off of deferred financing costs. See Note 7 to the June 30, 2002 Consolidated Financial Statements.

         Interest expense. Net interest expense increased $340,000, or 6.4% to $5,658,000 during the nine months ended March 31, 2003, from $5,318,000 during the comparable period in 2002. The increase in interest expense is related to an increase in borrowing levels.

         Income taxes. Income taxes increased to $111,000 during the nine months ended March 31, 2003 from zero during the comparable quarter.

         Discontinued operations. Loss from discontinued operations increased to $1,234,000 from $797,000, or 54.8% during the nine months ended March 31, 2003, from the comparable period in 2002. The $437,000 increase in loss from discontinued operations is primarily due to legal costs associated with settling the U.S. Consumer Products Safety Commission ("CPSC") and A.A.B.B., Inc. litigation and a write-down of assets, offset in part by management's decision to discontinue selling Weed Wizard products as of September 30, 2002.

         Cumulative effect of a change in accounting principle. The cumulative effect of a change in accounting principle during the nine months ended March 31, 2002 resulted from the transitional goodwill impairment test required in conjunction with the adoption of SFAS No. 142. The recording of an impairment loss of $9,882,000, which is primarily related to the Ampro operations, is reflected as a cumulative effect of a change in accounting principle. See Note 9 to the June 30, 2002 Consolidated Financial Statements.

         Net loss. Net loss decreased by $3,857,000 to $10,122,000 during the nine months ended March 31, 2003 from a net loss of $13,979,000 during the comparable period in 2002. Net loss per common share decreased to $0.57 per share for the nine months ended March 31, 2003 from a net loss of $0.80 per share during the comparable period in 2002. The decrease in net loss and net loss per common share is due primarily to the cumulative effect of a change in accounting principle recorded in the three months ended September 30, 2001 of $9,882,000 noted above, offset in part by the refinancing and transaction costs recorded in the nine months ended March 31, 2003 of $4,179,000 and the other matters as noted above.

Fiscal year ended June 30, 2002 compared to fiscal year ended June 30, 2001

         Net sales. Net sales remained consistent at $78.9 million during the fiscal years ended June 30, 2002 and 2001. There were no significant changes in sales prices or volume.

         Gross profit. Gross profit increased by $0.8 million, or 2.3%, to $35.6 million for the fiscal year ended June 30, 2002 from $34.8 million during the fiscal year ended June 30, 2001. Gross profit as a percentage of net sales increased to 45.1% during the fiscal year ended June 30, 2002 from 44.1% during the prior fiscal year. This increase in gross profit is due to a decrease in cost of sales as a result of the restructuring and closing of the Bradley, Michigan facility in late 2001 of approximately $0.3 million, a reduction in certain raw material costs of approximately $0.3 million, and increased operating efficiencies of approximately $0.2 million.

         Selling and shipping expenses. Selling and shipping expenses increased $1.9 million, or 11.7% to $18.3 million during the fiscal year ended June 30, 2002 from $16.4 million during fiscal 2001. Selling and shipping expenses as a percentage of net sales increased to 23.2% during the fiscal year ended June 30, 2002 from 20.8% during the prior fiscal year. This increase in expense and percentage was primarily a result of increased out bound freight costs resulting from using required carriers stipulated by a significant customer and a reduction in the average size of shipments.

         General and administrative expenses. General and administrative expenses decreased $4.6 million or 32.4% to $9.6 million during the fiscal year ended June 30, 2002 from $14.2 million during the fiscal year ended June 30, 2001. As a percentage of net sales, general and administrative expenses decreased to 12.2% during the fiscal year ended June 30, 2002 from 18.1% during fiscal 2001. This decrease is primarily a result of the adoption of SFAS No. 142 effective July 1, 2002 that requires, among other things, companies to no longer amortize goodwill, but instead test goodwill for impairment at least annually. Goodwill amortization included in general and administrative expenses for the year ended June 30, 2001, totaled approximately $2.5 million. This decrease is also due to the restructuring of Ampro and closing of its Bradley, Michigan facility and the related reduction of costs. The savings related to the closing of the Bradley, Michigan facility totaled approximately $1.6 million. The cost reductions were offset in part by a $0.5 million write off of K-Mart receivables when they declared bankruptcy. We continue to sell to K-mart under secured financing. K-Mart's receivable balance at June 30, 2002 was $0.7 million, all of which has subsequently been collected.

         Restructuring charges. There were no restructuring costs incurred in fiscal 2002. In 2001, we recorded restructuring charges of $2.9 million relating to the closing and sale of the Ampro facility in Michigan. We continue to sell many of the products that were being manufactured at Ampro's Michigan facility through a contract manufacturing agreement. We recognized approximately $1.7 million of expenses and losses relating to the closing and sale of property and equipment relating to the Ampro facility and approximately $1.2 million for the termination benefits to be paid to all 60 employees involved with the facility. All severance payments as a result of the restructuring were made by June 30, 2002. No adjustments were made to the liability recorded for severance payments during the year ended June 30, 2002.

         Income from operations. Income from operations increased by $6.3 million, to $7.6 million during the fiscal year ended June 30, 2002 compared to $1.3 million for the prior year. The increase in income from operations for the 2002 period is primarily attributable to the matters described above, the most significant matter being the reduction in general and administrative expenses. As a percentage of net sales, income from operations increased to 9.7% for the fiscal year ended June 30, 2002 from 1.6% during the fiscal year ended June 30, 2001.

         Net interest expense. Net interest expense remained consistent at $7.3 million during the fiscal years ended June 30, 2002 and 2001. Borrowings under our revolving credit facilities decreased and interest rates on the revolving credit facility also decreased, but were offset by the increased cost of subordinated debt.

         Income tax benefit (expense). Income tax expense was $0.2 million during the fiscal year ended June 30, 2002 compared to an income tax benefit of $1.4 million during fiscal 2001. This results from having pre-tax income before discontinued operations of $.4 million in fiscal 2002 and a pre-tax loss of $6.0 million in fiscal 2001. See Note 14 of Notes to the June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden.

         Discontinued operations. In June 2002, we announced we were discontinuing the Weed Wizard line of products effective September 30, 2002 due to continued operating losses, the loss of sales due to the product recall in fiscal 2000, and the current and future prospects for the operation.

         In fiscal 2002, we recorded an estimated net loss on disposal of Weed Wizard of $1.1 million related to the write-down of inventory and long-lived assets. We plan to dispose of the remaining assets and liabilities of Weed Wizard, including amounts written off, through a sale of the assets and liquidation of the liabilities during fiscal 2003. The remaining assets at June 30, 2002 consist of accounts receivable of $0.4 million, inventory of $0.3 million, other current assets of $0.3 million, and net property and equipment of $0.1 million. Remaining liabilities include accounts payable and accrued expenses of $0.3 million. In addition to the estimated loss on disposal in fiscal 2002, we had a net loss from the operations of Weed Wizard of $1.8 million.

         In June 2001, we wrote off the net goodwill balance related to the Weed Wizard product line. As a result of the decision to discontinue the operations in June 2002, we have reflected this loss on impairment of goodwill of $10.8 million and the loss from operations of $0.8 million for the fiscal year ended June 30, 2001, net of income taxes of $2.5 million, as discontinued operations.

         Also, in June 2001, we announced that we were discontinuing our e-commerce initiative, which we were conducting through our subsidiary, Egarden Inc., effective June 30, 2001. All of the assets of Egarden, including amounts previously written off, were sold during the fiscal year ended June 30, 2002. We recorded a net gain on the disposal of Egarden of $1.1 million, primarily as a result of the elimination of minority interest of $1.2 million as the subsidiary was liquidated.

         We recorded a net loss on disposal of Egarden of $4.6 million, net of minority interest of $1.1 million in 2001. This included the write-off of all long-lived assets of $5.2 million and $0.5 million of restructuring expense related to the termination of all 39 Egarden employees. All severance payments have been made by June 30, 2002. No adjustments were made to the liability recorded for severance payments during the year ended June 30, 2002. The remaining assets at June 30, 2002 consist of cash of $62,000 and the remaining liabilities consist of accrued expenses of $16,000. In addition to the net loss on disposal in 2001, we had a net loss from the operations of Egarden of $7.1 million, net of minority interest of $1.8 million.

         Pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, our consolidated financial statements and notes have been restated for all periods presented to reflect the discontinued components. The assets and liabilities of the discontinued components have been classified as "Held for Sale" and the net operations and net cash flows have been reported as "Discontinued Operations." See Note 2 of Notes to the June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden Inc.

         Extraordinary gain from early extinguishment of debt. There was no extraordinary gain from early extinguishment of debt for the fiscal year ended June 30, 2002 compared to a $4,000 gain during the fiscal year ended June 30, 2001. In 2001, we repurchased 1,200 of the mandatorily redeemable trust preferred securities of U.S. Home & Garden Trust I. See Note 15 of Notes to the June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden Inc.

         Cumulative effect of a change in accounting principle. We recorded a cumulative effect of a change in accounting principle for the fiscal year ended June 30, 2002 as a result of the completion of the transitional goodwill impairment test in conjunction with the adoption of SFAS No. 142. The recording of an impairment loss of $9.9 million, which is primarily related to the Ampro operations, is reflected as a cumulative effect of a change in accounting principle. See Note 6 of Notes to the June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden Inc.

         Net loss. Net loss decreased by $13.9 million to a net loss of $11.5 million during the fiscal year ended June 30, 2002 from a net loss of $25.4 million during the prior fiscal year.

         The diluted net loss per common share decreased $.76 to a net loss of $.64 per share when compared to the diluted net loss per common share of $1.40 during the comparable period in 2001. The decrease in net loss per common share is primarily attributable to the unusual events in fiscal 2001 which were the impairment of goodwill of Weed Wizard, the restructuring charge related to the closure of the Ampro facility in Michigan, and the discontinuance of our business-to-business e-commerce subsidiary,

Egarden Inc. There were also slightly fewer weighted average common and common equivalent shares outstanding during the year ended June 30, 2002 compared to the prior year.

Fiscal year ended June 30, 2001 compared to fiscal year ended June 30, 2000

         Net sales. Net sales decreased by $8.1 million, or 9.3%, to $78.9 million during the fiscal year ended June 30, 2001 from $86.9 million during the fiscal year ended June 30, 2000. The decrease in sales was primarily a result of poor spring weather, a generally slower economic environment and major customers moving to just-in-time inventory management programs.

         Gross profit. Gross profit decreased by $4.3 million, or 11.0%, to $34.8 million for the fiscal year ended June 30, 2001 from $39.1 million during the fiscal year ended June 30, 2000. Gross profit as a percentage of net sales decreased to 44.1% during the fiscal year ended June 30, 2001 from 45.0% during fiscal 2000. This decrease was due primarily to delayed order placement by the major retailers, an overall soft economy and poor weather in our key markets in the third quarter.

         Selling and shipping expenses. Selling and shipping expenses decreased $1.0 million, or 5.9% to $16.4 million during the fiscal year ended June 30, 2001 from $17.4 million during fiscal 2000. This decrease in expense was primarily a result of the decrease in net sales offset in part by increased freight costs. Selling and shipping expenses as a percentage of net sales increased to 20.8% during the fiscal year ended June 30, 2001 from 20.0% during the prior year.

         General and administrative expenses. General and administrative expenses increased $2.1 million or 17.3% to $14.2 million during the fiscal year ended June 30, 2001 from $12.1 million during the fiscal year ended June 30, 2000. This increase is primarily due to a write off of certain receivables from customers of $.6 million, a general increase in expense levels, and termination benefits for certain former employees in fiscal 2001. The write off of receivables represented balances owed by two customers. One of these customers continued to operate in bankruptcy and we continued to sell it reduced amounts of product. That customer has since emerged from bankruptcy and continues to purchase product from us. The other customer ceased doing business. As a percentage of net sales, general and administrative expenses increased to 18.1% during the fiscal year ended June 30, 2001 from 14.0% during the prior fiscal year.

         Restructuring charges. In fiscal 2001, we recorded restructuring charges of $2.9 million relating to the closing and sale of the Ampro facility in Michigan. We continue to sell products that were being manufactured at that facility through a contract manufacturing agreement. We recognized approximately $1.7 million of expenses relating to the sale of property and equipment relating to the Ampro facility and approximately $1.2 million for the termination benefits to be paid to all 60 employees that were involved with the facility. Approximately $0.2 million was paid out in termination benefits prior to June 30, 2001, as a result of restructuring. The restructuring was completed in October 2001.

         Income from operations. Income from operations decreased by $8.3 million, to $1.3 million during the fiscal year ended June 30, 2001 compared to $9.6 million for the fiscal year ended June 30, 2000. The decrease in income from operations for the 2001 period is primarily attributable to the restructuring charges related to the closure of the Ampro facility in Michigan, delayed order placement by the major retailers, an overall soft economy and poor weather in the third quarter. As a percentage of net sales, income from operations decreased to 1.6% for the fiscal year ended June 30, 2001 from 11.0% during fiscal 2000.

         Net interest expense. Net interest expense increased $0.1 million, or 1.0% to $7.3 million during the fiscal year ended June 30, 2001, from $7.2 million during the fiscal year ended June 30, 2000. The increase in net interest expense is primarily related to the decrease in interest income from the prior year.

         Income tax benefit (expense). Income tax benefit was $1.4 million during the fiscal year ended June 30, 2001 compared to income tax expense of $1.2 million during the prior fiscal year, primarily due to the loss from continuing operations in the fiscal year ended June 30, 2001.

         Discontinued operations. In June 2001, based on an evaluation of asset impairment under SFAS No. 121 due to operating losses, the product recall in the prior year, and the unsuccessful product launch of the replacement product through a complete sales season, we wrote off the net goodwill balance related to the Weed Wizard line of products by recording an impairment charge to write down the goodwill to its estimated terminal value. As a result of the decision to discontinue the operations in June 2002, we have reflected this loss on impairment of goodwill of $10.8 million and the loss from operations of $0.8 million for the fiscal year ended June 30, 2001, net of income taxes of $2.5 million, as discontinued operations.

         In June 2001, we announced that we were discontinuing our e-commerce initiative, which we were conducting through our subsidiary, Egarden Inc., effective June 30, 2001.

         We recorded a net loss on disposal of Egarden of $4.6 million, net of minority interest of $1.1 million. This included the write-off of all long-lived assets of $5.2 million and $0.5 million of restructuring expense related to the termination of all 39 Egarden employees. The remaining assets at June 30, 2001 consisted of cash of $900,000 and prepaid expenses of $10,000 and the remaining liabilities consisted of accrued expenses of $445,000 and a capital lease obligation of $0.3 million. Minority interest in equity of affiliate was $1.2 million at June 30, 2001. In addition to the net loss on disposal in 2001, we had a net loss from the operations of Egarden of $7.1 million, net of minority interest of $1.8 million.

         Pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, our consolidated financial statements and notes have been restated for all periods presented to reflect the discontinued components. The assets and liabilities of the discontinued components have been classified as "Held for Sale" and the net operations and net cash flows have been reported as "Discontinued Operations." See Note 2 of Notes to Consolidated Financial Statements of U.S. Home & Garden Inc.

         Extraordinary gain from early extinguishment of debt. Extraordinary gain from early extinguishment of debt decreased to $4,000 during the fiscal year ended June 30, 2001 from $1.2 million for the fiscal year ended June 30, 2000 (net of tax of $3,000 and $900,000, respectively). In 2001, we repurchased 1,200 trust preferred securities of U.S. Home & Garden Trust I compared to 250,781 such securities in 2000. See Note 15 of Notes to the June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden, Inc.

         Net loss. Net loss increased by $25.1 million to a net loss of $25.4 million during the fiscal year ended June 30, 2001 from a net loss of $0.3 million during fiscal 2000. Net loss per fully diluted common share increased $1.38 to a net loss of $1.40 per share when compared to net loss per common share of $.02 during the prior fiscal year. The increase in net loss per common share is primarily attributable to the impairment of goodwill of Weed Wizard, the restructuring charge related to the closure of the Ampro facility in Michigan, the discontinuance of operations of Egarden, reduced sales due to delayed order placement by the major retailers, an overall soft economy and poor weather in the third quarter. There were fewer diluted weighted average common and common equivalent shares outstanding during the year ended June 30, 2001 compared to the prior year due to the repurchase of common stock.

Quarterly results of operations and seasonality

         Our sales are seasonal due to the nature of the lawn and garden business, in parallel with the annual growing season. Our sales and shipping have traditionally been most active from late March through May when home lawn and garden customers are purchasing supplies for spring planting and retail stores are increasing their inventory of lawn and garden products. The buying pattern of retailers, including our retail customers, is changing and stores are replenishing their inventory when sales are made by them rather than buying large quantities of inventory in advance of the selling season. Sales typically decline in mid-summer.

         Sales of our agricultural products, which were not material for fiscal 2002 or the nine months ended March 31, 2003, are also seasonal. Most shipments occur during the period from March through October.

Set forth below is certain unaudited quarterly financial information:




                                          (In thousands, except percentages and per share data)
                                                            Quarter ended:
----------------------------------------------------------------------------------------------------------------------------------
                          Sept.     Dec.    March      June      Sept.             March     June      Sept.     Dec.      March
                           30,      31,       31,       30,       30,    Dec. 31,    31,       30,      30,        31,       31,
                          2000     2000      2001      2001      2001      2001     2002      2002      2002      2002      2003
                          ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------
 Net sales..............  12,548  $11,303   $25,768  $29,244   $13,483   $11,762   $23,913   $29,789   $13,151   $12,351   $24,036
   Cost of sales........   8,379    7,123    14,124   14,439     7,943     7,010    12,826    15,579     8,186     7,167    12,758
                          ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------
   Gross profit.........   4,169    4,180    11,644   14,805     5,540     4,752    11,087    14,210     4,965      5,184   11,278

 Selling, shipping,
  general and
  administrative
  expenses..............   6,104    5,725     7,909   10,900     6,326     5,848     7,455     8,311     7,009     5,657     7,895
 Restructuring charges..       -        -       800    2,060         -         -         -         -         -         -         -
                          ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------
 Income (loss) from
  operations............  (1,935)  (1,545)    2,935    1,845     (786)    (1,096)     3,632    5,899    (2,044)     (473)    3,383
 Refinance &
  transaction costs.....       -        -         -        -         -         -         -         -         -    (3,869)     (116)
 Interest income........      29       35        36       49        43        27        12         1         -         -         -
 Interest expense.......  (1,625)  (1,764)   (1,893)  (2,202)   (1,810)   (1,766)   (1,822)   (1,976)   (1,834)   (1,826)   (1,998)
                          ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------
 Income (loss) from
  continuing operations
  before income taxes,
  extraordinary gain and
  cumulative effect of a
  change in accounting
  principle.............  (3,531)  (3,274)    1,078     (308)   (2,553)   (2,835)    1,822     3,924   (3,878)   (6,168)     1,269
 Income tax benefit
  (expense).............   1,728    1,503    (1,116)    (709)        -         -         -      (228)        -      (108)       (3)
 Income (loss) from
  discontinued
  operations, net of
  taxes and minority
  interest..............    (952)  (1,226)   (1,733) (12,342)     (268)     (490)      227    (1,229)     (978)     (215)      (41)
 Gain (loss) on
  disposal of
  discontinued
  operations, net of
  taxes and minority
  interest..............       -        -         -   (4,551)        -         -         -        20         -         -         -
 Extraordinary gain ,
  net of taxes..........       4        -         -        -         -         -         -         -         -         -         -
                          ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------
 Income (loss) before
  cumulative effect of a
  change in accounting
  principle.............  (2,751)  (2,997)   (1,771) (17,910)   (2,821)   (3,325)    2,049     2,487    (4,856)   (6,491)    1,225
 Cumulative effect of a
  change in accounting
  principle.............       -       -        -         -    (9,882)        -         -         -        -         -         -
                          ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------

 Net income (loss)......  (2,751) $(2,997)  $(1,771)$(17,910) $(12,703)  $(3,325)   $2,049    $2,487   $(4,856)  $(6,491)   $1,225
                          ======  =======   ======= ========  ========   =======    ======    ======   =======   =======   =======
 Diluted net income
  (loss) per share......  $(0.15)  $(0.16)   $(0.10)  $(1.02)   $(0.72)   $(0.19)    $0.11     $0.14    $(0.27)  $(0.36)     $0.07
                          ======  =======   ======= ========  ========   =======    ======    ======   =======   =======   =======
 Weighted average
  common and common
  equivalent shares
  outstanding...........  18,807   18,313    17,638   17,628    17,543    17,543    17,915    17,929    17,752    17,879    18,124
                          ======  =======   ======= ========  ========   =======    ======    ======   =======   =======   =======

 Net sales..............   100.0%   100.0%    100.0%   100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%

 Cost of sales..........    66.8%    63.0%     54.8%    49.4%     58.9%     59.6%     53.6%     52.3%     62.2%     58.0%     53.1%
 Gross profit...........    33.2%    37.0%     45.2%    50.6%     41.1%     40.4%     46.4%     47.7%     37.8%     42.0%     46.9%
 Selling, shipping,
  general and
  administrative........    48.6%    50.7%     30.7%    37.3%     46.9%     49.7%     31.2%     27.9%     53.3%     45.8%     32.8%
 Restructuring charges..       -        -       3.1%     7.0%        -         -         -         -        -         -         -
                          ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------
 Income (loss) from
  operations............  (15.4%)  (13.7%)     11.4%     6.3%     (5.8%)    (9.3%)    15.2%     19.8%    (15.5%)    (3.8%)    14.1%
 Refinance &
  transaction costs.....       -        -         -        -         -         -         -         -        -      (31.3%)    (0.5%)
 Interest income........     0.2%     0.3%      0.1%     0.2%      0.3%      0.2%        -         -        -          -         -
 Interest expense.......
                           (12.9%)  (15.6%)    (7.3%)   (7.5%)   (13.4%)   (15.0%)    (7.6%)    (6.6%)   (14.0%)   (14.8%)   (8.3)%
                          ------  -------    -------  -------   -------   -------   -------   -------   -------   -------   -------
 Income (loss) from
  continuing operations
  before income taxes,
  extraordinary gain and
  cumulative effect of a
  change in accounting
  principle ............   (28.1%)  (29.0%)     4.2%    (1.0%)   (18.9%)   (24.1%)     7.6%     13.2%    (29.5%)   (49.9%)     5.3%
 Income tax benefit
  (expense).............    13.8%    13.3%     (4.3%)   (2.4%)       -         -         -       (.7%)       -      (0.9%)       -
 Income (loss) from
  discontinued
  operations, net of tax
  and minority interest.    (7.6%)  (10.8%)    (6.7%)  (42.2%)    (2.0%)    (4.2%)     1.0%     (4.1%)    (7.4%)    (1.7%)    (0.2%)
 Loss on disposal of
  discontinued
  operations, net of tax
  and minority interest.       -        -         -    (15.6%)       -         -         -         -         -         -         -
 Extraordinary gain,
  net of taxes..........       -        -         -        -         -         -         -         -         -         -         -
                           ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------

 Income (loss) before
  cumulative effect of a
  change in accounting
  principle ............   (21.9%)   (26.5%)    (6.8%)  (61.2%)  (20.9%)   (28.3%)     8.6%      8.4%    (36.9%)   (52.5%)     5.1%
 Cumulative effect of a
  change in accounting
  principle ............       -         -         -        -    (73.3%)       -         -         -         -         -         -
                           ------  -------   -------  -------   -------   -------   -------   -------   -------   -------   -------
Net income (loss)......   (21.9%)   (26.5%)    (6.8%)  (61.2%)   (94.2%)   (28.3%)     8.6%      8.4%    (36.9%)   (52.5%)     5.1%
                          ======    ======    ======   ======   =======    ======    ======    ======    ======    ======    ======

         In the foregoing table, pursuant to SFAS No. 128, dilutive income per share was calculated using the treasury stock method except for quarters reporting a net loss from continuing operations. Those quarters only reflect issued and outstanding shares of our common stock in the weighted average shares outstanding.

         Differences between amounts included above and amounts previously reported by U.S. Home & Garden are due to the reclassification of discontinued operations as described in Note 2 of Notes to June 30, 2002 Consolidated Financial Statements and the cumulative effect of a change in accounting principle of $9.9 million, related to the loss on impairment of goodwill recorded as of July 1, 2001. See Note 6 of Notes to June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden Inc.

         The fourth quarter of 2001 includes a pre-tax charge of $10.8 million related to the loss on impairment of goodwill and a loss on disposal of discontinued operations of $4.6 million. See Note 2 of Notes to the June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden Inc.

         The fourth quarter of 2002 includes the write off of minority interest of $1.1 million, net of an estimated loss on disposal of discontinued operations of $1.1 million. See Note 2 of Notes to the June 30, 2002 Consolidated Financial Statements of U.S. Home & Garden Inc.

Liquidity and Capital Resources

         General

         Since inception, we have financed our operations primarily through cash generated by operations, net proceeds from our private placements and public sales of securities and borrowings from lending institutions.

         At March 31, 2003, we had consolidated cash and short-term investments totaling $479,000 and a working capital deficit of $6,844,000. At June 30, 2002, we had consolidated cash and short-term investments totaling $219,000, and working capital of $2,728,000. The decrease in working capital was attributable to classifying the revolver and term loan debt as short term liabilities due to the covenant violation described below.

         Net cash used in operating activities for the nine months ended March 31, 2003 of $4.5 million consisted primarily of the net loss from continuing operations of $8.9 million adjusted for non-cash expenses of $4.6 million and an increase in accounts receivable and inventory of $5.5 million. This was offset in part by an increase in accounts payable and accrued expenses of $4.9 million. The increase in accounts receivable and inventory and accounts payable and accrued expenses is consistent with the seasonal nature of our business.

         Net cash provided by operating activities for fiscal 2002 of $0.2 million consisted primarily of net income from continuing operations before extraordinary item and cumulative effect of a change in accounting principle of $0.1 million, adjusted for non-cash expenses of $3.5 million, an increase in accounts payable and accruals of $2.4 million and a decrease in inventory and other assets of $1.5 million, largely offset by an increase in accounts receivable of $7.3 million. The increase in accounts payable and accruals is primarily due to extended credit terms with many material vendors. The decrease in inventory and other assets is primarily due to efforts to reduce inventory levels in conjunction with customer purchasing patterns. The $7.3 million increase in accounts receivable for fiscal 2002, substantially all of which has been collected subsequent to June 30, 2002, is primarily due to extended payment terms from 30 to 60 days with a major customer.

         Net cash used in investing activities for the nine months ended March 31, 2003 of $1.2 million is primarily due to capital purchases of equipment and intangible assets.

         Net cash provided by financing activities for the nine months ended March 31, 2003 of $6.4 million is primarily due to an increase in long-term debt and the line of credit and amounts paid for deferred finance costs in conjunction with the new financing.

         Our previous senior credit facility

         On November 15, 2001, we entered into a financing agreement expiring November 15, 2004 to provide $25,000,000 in senior secured financing, as amended. The agreement provided for a $23,000,000 revolving credit facility and a $2,000,000 term loan due in monthly installments of $33,000 plus interest. The term loan balance outstanding at June 30, 2002 was $1,767,000. Interest on borrowings was calculated at variable annual rates based on either the bank's prime rate plus an applicable marginal rate or the federal funds rate plus an applicable marginal rate (effectively 5.75% on the term loan and 5.25% on the revolving credit facility). Borrowings on the revolving credit facility were limited based on eligible borrowing bases. At June 30, 2002, we had $15,036,000 of borrowings outstanding under the revolving credit facility.

         Our obligations under the revolving credit facility were guaranteed by our subsidiaries and secured by a security interest in favor of the bank on substantially all of our consolidated assets. We were also subject to certain fees and restrictions in conjunction with the financing. Upon the occurrence of an event of default, as specified in the financing agreement, the bank had the right, in its discretion, to accelerate the maturity of the loans outstanding under the financing agreement and foreclose on its security interest on our consolidated assets.

         As of November 1, 2002, there was a term loan balance outstanding of $1,633,000 and borrowings outstanding under the revolving credit facility of $7,372,000, all of which was paid in full on November 1, 2002 from the proceeds of our new October 2002 credit facility described below.

         Our previous subordinated debt facility

         On November 15, 2001, we also entered into a financing agreement to provide us with $6,250,000 of subordinated debt financing. In connection with this financing, at June 30, 2002, we had borrowings outstanding of $5,945,000, net of discounts of $905,000, pursuant to subordinated secured notes due in November 2007.

         The effective interest rate on these notes was 18.4%. Interest was charged on the face of the notes at 16% and 14% per annum, payable monthly. The issue price of the 16% notes was 90% of the face amount of the notes resulting in a discount of $600,000. The notes were secured by a second lien on all of our consolidated assets and ranked junior to our senior credit facility described above. In connection with this subordinated debt financing, we issued warrants to the purchasers of the notes, exercisable for the purchase of up to 3.75% of U.S. Home & Garden's fully diluted common stock and an option to purchase 94,875 of the trust preferred securities owned by us, which resulted in an additional discount of $402,000.

         As of November 1, 2002, we had borrowings outstanding of $6,850,000 under these subordinated notes, all of which was paid in full on November 1, 2002 from the proceeds of our new credit facility described below. We continue to have certain ongoing obligations under the subordinated debt financing agreement to the holders of the warrants and the option described above by virtue of their ownership of those securities. Among the continuing obligations is the requirement that we obtain the holders' consent to the proposed asset sale, as it is a sale to an affiliate, and that we continue to provide them with a right of first refusal to provide us with mezzanine financing. These two obligations will, however, automatically expire upon the closing of the proposed asset sale under the terms of our settlement agreement with these parties dated November 1, 2002, subject to certain conditions set forth in the agreement. For more information about this settlement agreement and its terms please refer to the "Principal Terms of the Asset Purchase Agreement - Golub settlement agreement" section on page 32.

         Previous covenant violations

         Under both of our previous financing agreements, we were required to comply with, among other things, the following:

         o limitations on incurring additional indebtedness, liens and guarantees, dispositions of assets, payment of cash dividends and cash redemption and repurchases of securities,

         o limitations on mergers, liquidations, changes in business, investments, loans and advances, affiliate transactions and certain acquisitions, and

         o  various financial tests and ratios and other covenants.

         A violation of any of the covenants contained in these financing agreements constituted an event of default under the agreements. At November 1, 2002, the date on which we repaid the outstanding debt under these agreements, we were in violation of certain of these covenants, and, as a result, all debt outstanding under the agreements had been classified as current.

         Our new senior credit facility

         On October 30, 2002, we replaced our $25,000,000 senior secured financing and $6,850,000 subordinated debt with a new senior credit facility of $35 million. Under this facility, we have a $23 million revolving credit facility and a $12 million term loan. Foothill Capital Corporation, which is the administrative agent for the facility, is also the revolving credit lender, and Ableco Finance LLC has provided the term loan.

         The new credit facility matures on October 30, 2005. Interest on the revolving credit facility is at variable annual interest rates based on the prime rate or LIBOR (London interbank offered rate) plus applicable marginal rates. Interest on the term loan is at variable annual interest rates based on the prime rate, with a minimum rate of 9.75% plus 2% of accrued interest payable upon maturity (payment in kind interest). The interest rate on the term loan increases 2% each year the balance is outstanding. Borrowings on the revolving credit facility are limited based on eligible borrowing bases. As of March 31, 2003, we had outstanding borrowings under the revolver of $20,013,000 and we had $12,080,000, including payment in kind interest, outstanding under the term loan. At the end of January 2003, our financial performance created a "Triggering Event" which increased the interest rate on the term loan in February and March by 2.5% to 14.25%. At March 31, 2003, we were in violation of a covenant and received a waiver from the lenders for such violation. We were in violation of a covenant at April 30, 2003 and will request a waiver from the lenders for this violation. Amounts outstanding under the new credit facility have been classified as short-term debt, as the bank waiver of the covenant violation does not cover the period subsequent to March 31, 2003.

         As a result of the refinancing, in the quarter ended December 31, 2002 we wrote-off $1,928,000 of deferred financing costs and discounts related to the replaced financing agreements and recorded fees and expenses of $1,668,000. We also capitalized $1,863,000 of deferred financing costs related to our new credit facility.

         Our obligations under the new credit facility are secured by a security interest in favor of the lenders in substantially all of our consolidated assets. Both we and our material subsidiaries are subject to financial and other covenants under the new credit facility similar to those of our prior facility described above, a violation of any of which, in the absence of a permitted cure of the violation or a waiver by the lender, would permit the lender to accelerate the maturity of the outstanding debt under the facility.

Commitments

         We lease office and warehouse space, certain office equipment and automobiles under operating leases expiring through fiscal 2007. The future minimum annual lease payments under these non-cancelable operating leases are as follows:

         Year Ended June 30,                              Amount
-------------------------------------------------------------------------

         2003                                         $   843,000
         2004                                             731,000
         2005                                             484,000
         2006                                             252,000
         2007                                              55,000
-------------------------------------------------------------------------
                                                      $ 2,365,000
-------------------------------------------------------------------------

Critical Accounting Policies

         The preparation of financial statements requires the adoption and implementation of accounting policies and the use of assumptions and estimates in their presentation. The accounting policies and uncertainties, judgments and estimates make it likely that materially different amounts would be reported under different conditions and different assumptions.

         We have included below a discussion of the more critical accounting policies that are affected by the significant judgments and estimates used in the preparation of the financial statements, how such policies are applied, and how results differing from the estimates and assumptions would affect the amounts presented in the financial statements. Other accounting policies also have a significant effect on the financial statements, and some of these policies also require the use of estimates and assumptions as discussed in the Summary of Accounting Policies in the Consolidated Financial Statements of U.S. Home & Garden at June 30, 2002.

         Allowance for doubtful accounts receivable and sales returns. We maintain an allowance for doubtful accounts receivable, which represents the potential estimated losses resulting from the inability of customers to make required payments for amounts owed. The allowance is estimated based on historical experience of write-offs, the level of past due amounts and information known about specific customers with respect to their ability to make payments at the balance sheet date. If the financial condition of our customers were to change, resulting in an impairment or improvement in their ability to make payments, additional allowances may be required or allowances may be reduced.

         We also maintain an allowance for sales returns. We do not have formal agreements with customers that allow the return of the product. We review requests to return product on a case by case basis. An accrual is made for authorized returns.

         Inventories. We record inventory reserves for estimated obsolescence of inventory equal to the difference between the cost of inventory owned and the estimated market value. Market value is based upon the age of specific inventory on hand and assumptions about future demand and market conditions. If actual market conditions for the sale of the inventory are less favorable than those anticipated by management, additional reserves may be required.

         Goodwill. We have consummated eleven acquisitions accounted for using the purchase method. The excess of cost over net assets acquired which relates to our acquisitions has been recorded as goodwill. Goodwill is tested for impairment by comparing the carrying value of the assets of our individual reporting units to their fair value. The fair value of the assets could vary significantly over time and different assumptions and estimates will result in different valuations.

         Deferred income taxes. We record deferred income taxes based on enacted income tax rates in effect on the dates temporary differences between the financial reporting and tax bases of assets and liabilities reverse. To the extent that available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance is established. We have recorded a valuation allowance due to the uncertainty of our ability to generate sufficient future taxable income to realize the gross deferred tax assets. We are able to generate future taxable income, the valuation allowance may be adjusted.

New accounting pronouncements

         In April 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 145, "Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 4 required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 requires any gain or loss from the extinguishment of debt to meet the requirements of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", to be classified as an extraordinary item, otherwise the item would be classified in the results of continuing operations. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods that does not meet the criteria of APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of the statement related to the recission of SFAS No. 4 are applicable for us for the fiscal year ended June 30, 2003. The adoption of SFAS No. 145 did not have an effect on our financial statements for the periods presented.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not have an effect on the Company's financial statements.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for us for the quarter ended March 31, 2003. The Company adopted SFAS No. 148 during the quarter ended March 31, 2003.

Inflation

         Inflation has historically not had a material effect on our operations.

Quantitative and qualitative disclosure about market risk


         As a result of our variable rate revolving credit line, we are exposed to the risk of rising interest rates. The following table provides information on our fixed maturity debt as of March 31, 2003 that is sensitive to changes in interest rates.

    The revolving credit facility had an interest rate of 5.25% (commencing upon its origination on October 30, 2002) for the nine-month period ended
    March 31, 2003.........................................................          $20.0 million

    The term loan had an interest rate of 11.75% (commencing upon its origination on October 30, 2002) through January 31, 2003, and 14.25% for
    the months of February and March 2003..................................          $12.1 million

Pro forma consolidated financial statements

         See Annex E attached to this proxy statement/prospectus for the Unaudited Pro Forma Consolidated Financial Statements of U.S. Home & Garden Inc. as of March 31, 2003 and for each of the year ended June 30, 2002 and the nine months ended March 31, 2003. These financials give pro forma effect for the consummation of the asset purchase agreement transactions to the Consolidated Financial Statements of U.S. Home & Garden Inc. and the Unaudited Consolidated Financial Statements of U.S. Home & Garden Inc. as of and for the periods indicated.


Financial statements relating to the operations we are proposing to transfer


         See Annex F attached to this proxy statement/prospectus for the Unaudited Financial Statements relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be Acquired by Easy Gardener Products, Ltd. as of June 30, 2001 and 2002 and for the three years ended June 30, 2000, 2001 and 2002, and as of March 31, 2003 and for the nine months ended March 31, 2002 and 2003. These financials represent the separation of these operations from U.S. Home & Garden's consolidated operations prior to any adjustments for excluded assets and liabilities.


Selected financial data relating to the operations we are proposing to transfer


         The following selected financial data at and for the years ended June 30, 2001 and 2002 and at and for the nine months ended March 31, 2003 have been derived from the Unaudited Financial Statements relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be acquired by Easy Gardener Products, Ltd. This information is only a summary and should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations relating to the operations we are transferring" and the financials attached as Annex D to this proxy statement/prospectus.

Statement of operations data (in thousands):


                                                                         Year Ended June 30,              Nine Months Ended
                                                                                                               March 31,
                                                                   2000         2001         2002         2002         2003
                                                                  -------      -------      -------     --------      -------
                                                                                                              (Unaudited)
                  Net sales.................................      $86,047      $78,348      $78,428     $ 48,725      $49,189

                  Cost of sales.............................       47,490       43,880       43,196       27,386       28,007
                                                                  -------      -------      -------     --------      -------

                  Gross profit..............................       38,557       34,468       35,232       21,339       21,182

                  Total operating expenses..................       28,833       30,044       24,824       16,966       17,755

                  Restructuring charges ....................            -        2,059            -            -            -
                                                                  -------      -------      -------     --------      -------
                  Income from operations....................        9,724        2,365       10,408        4,373        3,427

                  Other expense, net........................       (6,692)      (7,335)      (7,291)      (5,572)      (9,474)

                  Income tax (expense) benefit..............         (835)       2,053       (1,306)           -         (106)
                                                                  -------      -------      -------     --------      -------

                  Income (loss) from continuing operations
                  before extraordinary gain and cumulative
                  effect of a change in accounting principle        2,197       (2,917)       1,811       (1,199)      (6,153)

                  Extraordinary gain (expense), net of tax..        1,224            4            -            -            -
                                                                  -------      -------      -------     --------      -------

                  Income (loss) before cumulative effect of
                  a change in accounting principle..........        3,421       (2,913)       1,811       (1,199)      (6,153)

                  Cumulative effect of a change in
                  accounting principle ......................           -            -       (9,389)      (9,389)           -
                                                                  -------      -------      -------     --------      -------

                  Net income (loss) ........................       $3,421      $(2,913)     $(7,578)    $(10,588)     $(6,153)
                                                                   ======      =======      =======     ========      =======


         In the foregoing table:

         o "Restructuring charges" relate to the closing and sale of the Ampro facility. See Note 10 of Notes to Unaudited Financial Statements relating to the Operations of U.S. Home & Garden and its Subsidiaries to be acquired by Easy Gardener Products, Ltd.; and

         o "Change in accounting principle" refers to a change in accounting principle related to goodwill. See Note 6 of Notes to Unaudited Financial Statements relating to the Operations of U.S. Home & Garden and its Subsidiaries to be acquired by Easy Gardener Products, Ltd.

Balance sheet data (in thousands):


                                                              At June 30,            At March 31,
                                                      ----------------------------   ------------
                                                       2000       2001       2002        2003
                                                     --------  --------   --------
                                                                                      (Unaudited)
         Working capital (deficit)...........        $ 17,693  $   (889)  $  2,019     $ (5,893)
         Intangible assets, net..............          66,288    64,728     55,587       55,847
         Total assets........................         111,989   124,468    120,003      127,448
         Short-term debt.....................           3,125    21,670     23,111       32,093
         Long-term debt......................          70,826    56,951     56,951       59,553
         Total liabilities...................          75,324    90,716     93,829      107,427
         Stockholders' equity................          36,665    33,752     26,174       20,021

Management's discussion and analysis of financial condition and results of operations relating to the operations we are proposing to transfer.


Nine months ended March 31, 2003 compared to nine months ended March 31, 2002

         Net sales. Net sales increased by $464,000 or 1.0%, to $49,189,000 during the nine months ended March 31, 2003, from $48,725,000 during the comparable period in 2002. The increase in net sales was the result of an increase in volume to new and existing customers, offset in part by increased discounts, rebates and allowances.

         Cost of sales. Cost of sales increased by $621,000, or 2.3% to $28,007,000 for the nine months ended March 31, 2003 from $27,386,000 during the comparable period in 2002 due to increased sales volume. Cost of sales as a percentage of net sales increased to 56.9% during the nine months ended March 31, 2003 from 56.2% during the comparable period in 2002 due to increased discounts, rebates and allowances noted above. Cost of sales as a percent of sales before discounts, rebates and allowances decreased slightly.

         Gross profit. Gross profit decreased by $157,000, or 0.7%, to $21,182,000 for the nine months ended March 31, 2003 from $21,339,000 during the comparable period in 2002. Gross profit as a percentage of net sales decreased to 43.1% during the nine months ended March 31, 2003, from 43.8% during the comparable period in 2002. This decrease in gross profit dollars and as a percentage of net sales resulted from the increased discounts, rebates and allowances noted above.

         Selling and shipping expenses. Selling and shipping expenses increased by $828,000, or 7.0% to $12,644,000 during the nine months ended March 31, 2003 from $11,816,000 during the comparable period in 2002. As a percentage of net sales, selling and shipping expenses increased to 25.7% during the nine months ended March 31, 2003 from 24.3% during the comparable period in 2002. The increase in selling and shipping expense was attributable to increased shipments and to increased outbound freight costs.

         General and administrative expenses. General and administrative expenses decreased by $278,000 or 6.6 %, to $3,926,000 during the nine months ended March 31, 2003 from $4,204,000 during the comparable period in 2002. As a percentage of net sales, general and administrative expenses decreased to 8.0% during the nine months ended March 31, 2003, from 8.6% during the comparable period in 2002.

         Depreciation and amortization. Depreciation and amortization expenses increased by $239,000 or 25.3% to $1,185,000 during the nine months ended March 31, 2003 from $946,000 during the comparable period in 2002. This increase is primarily due to additional amortization related to a non-compete agreement that the Company began amortizing in October 2001 as well as increased amortization of deferred financing costs. As a percentage of net sales, depreciation and amortization expenses increased to 2.4% during the nine months ended March 31, 2003 from 1.9% during the comparable period in 2002.

         Income from continuing operations. Income from continuing operations decreased by $946,000 or 21.6% to $3,427,000 during the nine months ended March 31, 2003, from $4,373,000 during the comparable period in 2002. The decrease in income from continuing operations was primarily due to increased discounts, rebates and allowances, outbound freight costs and amortization expenses as noted above. As a percentage of net sales, income from operations decreased to 7.0% for the nine months ended March 31, 2003 from 9.0% during the comparable period in 2002.

         Refinancing and transaction costs. The Company incurred $3,816,000 in refinancing and transaction costs during the nine months ended March 31, 2003. Included in the above is a write-off of $1,565,000 for deferred financing costs and discounts, $1,668,000 of fees and expenses related to the replaced financing arrangements, and $583,000 of transaction costs. In the comparable period in the prior year, the Company incurred a $254,000 write-off of deferred financing costs.

         Interest expense. Net interest expense increased $340,000, or 6.4% to $5,658,000 during the nine months ended March 31, 2003, from $5,318,000 during the comparable period in 2002. The increase in interest expense is related to an increase in borrowing levels.

         Income taxes. State income taxes increased to $106,000 during the nine months ended March 31, 2003 from zero during the comparable period.

         Cumulative Effect of a Change in Accounting Principle. The cumulative effect of a change in accounting principle during the nine months ended March 31, 2002 resulted from the transitional goodwill impairment test required in conjunction with the adoption of SFAS No. 142. The recording of an impairment loss of $9,389,000, which is primarily related to the Ampro operations, is reflected as a cumulative effect of a change in accounting principle. See Note 9 of Unaudited Financial Statements Relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be Acquired by Easy Gardener Products. Ltd.

         Net loss. Net loss decreased by $4,435,000 to $6,153,000 during the nine months ended March 31, 2003 from a net loss of $10,588,000 during the comparable period in 2002. The decrease in net loss is due primarily to the cumulative effect of a change in accounting principle recorded in the three months ended September 30, 2001 of $9,389,000 noted above, offset in part by the refinancing and transaction costs recorded in the nine months ended March 31, 2003 of $3,816,000 as noted above.


Fiscal year ended June 30, 2002 compared to fiscal year ended June 30, 2001


         Net sales. Net sales grew slightly to $78.4 million during the fiscal year ended June 30, 2002 from $78.3 million during the fiscal year ended June 30, 2001. There were no significant changes in sales prices or volume.


         Gross profit. Gross profit increased by $0.8 million to $35.2 million for the fiscal year ended June 30, 2002 from $34.5 million during the fiscal year ended June 30, 2001. Gross profit as a percentage of net sales increased to 44.9% during the fiscal year ended June 30, 2002 from 44.0% during the prior fiscal year. This increase in gross profit is due to a decrease in cost of sales as a result of the restructuring and closing of the Bradley, Michigan facility in late 2001 of approximately $0.3 million, a reduction in certain raw material costs of approximately $0.3 million, and increased operating efficiencies of approximately $0.2 million.


         Selling and shipping expenses. Selling and shipping expenses increased $2.0 million, to $17.8 million during the fiscal year ended June 30, 2002 from $15.8 million during fiscal 2001. This increase in expense and percentage was primarily a result of increased out bound freight costs resulting from using required carriers stipulated by a significant customer and a reduction in the average size of shipments. Selling and shipping expenses as a percentage of net sales increased to 22.7% during the fiscal year ended June 30, 2002 from 20.2% during the prior fiscal year.


         General and administrative expenses. General and administrative expenses decreased $7.2 million, to $7.0 million during the fiscal year ended June 30, 2002 from $14.2 million during the fiscal year ended June 30, 2001. As a percentage of net sales, general and administrative expenses decreased to 8.9% during the fiscal year ended June 30, 2002 from 18.1% during fiscal 2001. This decrease is primarily a result of the adoption of SFAS No. 142 effective July 1, 2001 that requires, among other things, companies to no longer amortize goodwill, but instead test goodwill for impairment at least annually. Goodwill amortization included in general and administrative expenses for the year ended June 30, 2001, totaled approximately $2.5 million. This decrease is also due to the restructuring of Ampro and closing of its Bradley, Michigan facility and the related reduction of costs. The savings related to the closing of the Bradley, Michigan facility totaled approximately $1.6 million. The cost reductions were offset in part by parent company expenses allocated to EGarden in fiscal 2001 which were not allocated in 2002 and by a $0.5 million write off of K-Mart receivables when they declared bankruptcy. We continue to sell to K-mart under secured financing. K-Mart's receivable balance at June 30, 2002 was $0.7 million, all of which has subsequently been collected.

         Restructuring charges. There were no restructuring costs incurred in fiscal 2002. In 2001, we recorded restructuring charges of $2.1 million relating to the closing and sale of the Ampro facility in Michigan. We continue to sell many of the products that were being manufactured at Ampro's Michigan facility through a contract manufacturing agreement. We recognized approximately $1.7 million of expenses and losses relating to the closing and sale of property and equipment of the Ampro facility and $.4 million for the termination benefits to be paid to all 60 employees involved with the facility. All severance payments as a result of the restructuring were made by June 30, 2002. No adjustments were made to the liability recorded for severance payments during the year ended June 30, 2002.

         Income from operations. Income from operations increased by $8.0 million, to $10.4 million during the fiscal year ended June 30, 2002 compared to $2.4 million for the prior year. The increase in income from operations for the 2002 period is primarily attributable to the matters described above, the most significant matter being the reduction in general and administrative expenses. As a percentage of net sales, income from operations increased to 13.3% for the fiscal year ended June 30, 2002 from 3.0% during the fiscal year ended June 30, 2001.

         Net interest expense. Net interest expense remained consistent at $7.3 million during the fiscal years ended June 30, 2002 and 2001. Borrowings under our revolving credit facilities decreased and interest rates on the revolving credit facility also decreased, but were offset by the increased cost of subordinated debt.

         Income tax benefit (expense). Income tax expense was $1.3 million during the fiscal year ended June 30, 2002 compared to an income tax benefit of $2.1 million during fiscal 2001. This results from having pre-tax income of $3.1 million in fiscal 2002 and a pre-tax loss of $5.0 million in fiscal 2001. See
Note 11 of Notes to Unaudited Financial Statements relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be Acquired by Easy Gardener Products, Ltd.

         Extraordinary gain from early extinguishment of debt. There was no extraordinary gain from early extinguishment of debt for the fiscal year ended June 30, 2002 compared to a $4,000 gain during the fiscal year ended June 30, 2001. In 2001, we repurchased 1,200 of the mandatorily redeemable trust preferred securities of U.S. Home & Garden Trust I. See Note 13 of Notes to Unaudited Financial Statements relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be Acquired by Easy Gardener Products, Ltd.

         Cumulative effect of a change in accounting principle. We recorded a cumulative effect of a change in accounting principle for the fiscal year ended June 30, 2002 as a result of the completion of the transitional goodwill impairment test in conjunction with the adoption of SFAS No. 142. The recording of an impairment loss of $9.4 million, which is primarily related to the Ampro operations, is reflected as a cumulative effect of a change in accounting principle. See Note 5 of Notes to Unaudited Financial

Statements relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be Acquired by Easy Gardener Products, Ltd.

         Net loss. Net loss increased by $4.7 million to a net loss of $7.6 million during the fiscal year ended June 30, 2002 from a net loss of $2.9 million during the prior fiscal year.

Fiscal year ended June 30, 2001 compared to fiscal year ended June 30, 2000

         Net sales. Net sales decreased by $7.7 million to $78.3 million during the fiscal year ended June 30, 2001 from $86.0 million during the fiscal year ended June 30, 2000. The decrease in sales was primarily a result of poor spring weather, a generally slower economic environment and major customers moving to just-in-time inventory management programs.

         Gross profit. Gross profit decreased by $4.1 million to $34.5 million for the fiscal year ended June 30, 2001 from $38.6 million during the fiscal year ended June 30, 2000. Gross profit as a percentage of net sales decreased to 44.0% during the fiscal year ended June 30, 2001 from 44.8% during fiscal 2000. This decrease was due primarily to delayed order placement by the major retailers, an overall soft economy and poor weather in our key markets in the third quarter.

         Selling and shipping expense. Selling and shipping expenses decreased $1.1 million, to $15.8 million during the fiscal year ended June 30, 2001 from $17.0 million during fiscal 2000. This decrease in expense was primarily a result of the decrease in net sales offset in part by increased freight costs. Selling and shipping expenses as a percentage of net sales increased to 20.2% during the fiscal year ended June 30, 2001 from 19.7% during the prior year.

         General and administrative expenses. General and administrative expenses increased $2.4 million, to $14.2 million during the fiscal year ended June 30, 2001 from $11.9 million during the fiscal year ended June 30, 2000. This increase is primarily due to a write off of certain receivables from customers of $.6 million, a general increase in expense levels, and termination benefits for certain former employees in fiscal 2001. As a percentage of net sales, general and administrative expenses increased to 18.1% during the fiscal year ended June 30, 2001 from 13.8% during the prior fiscal year. The write off of receivables represented balances owed by two customers. One of these customers continued to operate in bankruptcy and we continued to sell it reduced amounts of product. That customer has since emerged from bankruptcy and continues to purchase product from us. The other customer ceased doing business.

         Restructuring charges. In fiscal 2001, we recorded restructuring charges of $2.1 million relating to the closing and sale of Ampro's facility in Michigan. We continue to sell products that were being manufactured at Ampro's Michigan facility through a contract manufacturing agreement. We recognized approximately $1.7 million of expenses relating to the sale of property and equipment relating to the Ampro facility and approximately $.4 million for the termination benefits to be paid to all 60 employees that were involved with the facility. Approximately $0.2 million was paid in termination benefits prior to June 30, 2001, as a result of restructuring. The restructuring was completed in October 2001.

         Income from operations. Income from operations decreased by $7.4 million, to $2.4 million during the fiscal year ended June 30, 2001 compared to $9.7 million for the fiscal year ended June 30, 2000. The decrease in income from operations for the 2001 period is primarily attributable to the restructuring charges related to the closure of Ampro's facility in Michigan, delayed order placement by the major retailers, an overall soft economy and poor weather in the third quarter. As a percentage of net sales, income from operations decreased to 3.0% for the fiscal year ended June 30, 2001 from 11.3% during fiscal 2000.

         Net interest expense. Net interest expense increased $0.6 million, to $7.3 million during the fiscal year ended June 30, 2001, from $6.7 million during the fiscal year ended June 30, 2000. The increase in interest expense is primarily related to the decrease in interest income from the prior year.

         Income tax benefit (expense). Income tax benefit was $2.1 million during the fiscal year ended June 30, 2001 compared to income tax expense of $.8 million during the prior fiscal year, primarily due to the loss from continuing operations in the fiscal year ended June 30, 2001 of $5.0 million as compared to income from continuing operations in the prior fiscal year of $3.0 million.

         Extraordinary gain from early extinguishment of debt. Extraordinary gain from early extinguishment of debt decreased to $4,000 during the fiscal year ended June 30, 2001 from $1.2 million for the fiscal year ended June 30, 2000 (net of tax of $3,000 and $900,000, respectively). In 2001, we repurchased 1,200 trust preferred securities of U.S. Home & Garden Trust I compared to 250,781 such securities in 2000. See Note 13 of Notes to Unaudited Financial Statements relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be acquired by Easy Gardener Products, Ltd.

         Net loss. The net loss was $2.9 million during the fiscal year ended June 30, 2001 as compared to net income of $3.4 million during fiscal 2000. The change results from the matters previously described above.

Liquidity and capital resources

         Financing of the operations being transferred to Easy Gardener Products has been accomplished primarily through cash generated by operations, net proceeds from the private placements and public sales of securities of U.S. Home & Garden Inc. and borrowings from lending institutions.


         At March 31, 2003, the operations being transferred had consolidated cash and short-term investments totaling $381,000, and a working capital deficit of approximately $5.9 million. At June 30, 2002, the operations being transferred had consolidated cash and short-term investments totaling $124,000, and working capital of approximately $2 million.


         The liquidity and capital resources of the operations being transferred is substantially the same as those of our consolidated operations. See the "-Liquidity and capital resources" section for U.S. Home & Garden consolidated operations commencing on page 69 of this proxy statement/prospectus for a discussion and analysis of the components of cash flow, a description of the past and current credit facilities, commitments and a discussion of new accounting pronouncements. See the "-Proposed financing arrangements" section below for a description of the proposed new credit facility for Easy Gardener Products.

                          EASY GARDENER PRODUCTS, LTD.

Background information

         Easy Gardener Products is a Texas limited partnership formed solely for the purposes of entering into the asset purchase agreement, performing the transactions contemplated by that agreement, and holding the assets and operating the businesses acquired from us. Easy Gardener Products has not engaged in any business activities other than those incident to its formation and the execution, delivery and performance of the asset purchase agreement, the transactions contemplated in that agreement, and related transactions. Each of the general partner and limited partner of Easy Gardener Products is owned by EYAS International, Inc., a Texas corporation.

         As of the closing, all of the capital stock of EYAS is to be beneficially held by 18 individuals, 17 of which are currently serving in management positions with our Easy Gardener subsidiary. Following the closing of the proposed asset sale, the management of Easy Gardener Products will be comprised primarily of these individuals. These individuals include Richard Grandy, the co-founder and current president of Easy Gardener and the chief operating officer of U.S. Home & Garden, and Richard Kurz, the current chief financial officer of each of Easy Gardener and U.S. Home & Garden.

         Until the closing of the asset purchase agreement, the address of Easy Gardener Products is 2024 Estates Drive, Woodway, Texas 76712 and its telephone number is (254) 722-6404. Following the closing, Easy Gardener Products will have the address and telephone number currently used by Easy Gardener.

Proposed financing arrangements

         As part of the purchase price for the proposed asset sale, Easy Gardener Products is required to assume or pay the amounts outstanding under our $35 million senior credit facility as of the closing. Our senior credit facility has a $23 million revolving credit facility component and a $12.1 million term loan component. As of March 31, 2003, there was a total of $20,013,000 in borrowings outstanding under the revolver and the full $12.1 million outstanding under the term loan. For more information about our senior credit facility, see page 71.

         In addition, Easy Gardener Products estimates that it will need approximately $21,500,000 in cash at the closing, including:

         o  $17,672,500 for the cash payment due to us,

         o $572,500 to pay its agreed upon portion of the Golub settlement agreement amounts,

         o $2,500,000 for the non-compete agreement with our chief executive officer, and

         o  $755,000 to pay the estimated fees and expenses of our lender.

Easy Gardener Products expects to obtain this cash from $2.5 million in capital contributions and $19 million in debt, including $2.5 million borrowed from Central Garden & Pet Company and $16.5 million from its revolver and term loan financing, each as described below.

         At the closing, Easy Gardener Products will also issue to us a promissory note due December 31, 2003 in an amount equal to our legal fees outstanding as of the closing, up to a total of $300,000. Before the closing, Easy Gardener Products will receive approximately $2.5 million in the form of capital contributions from its beneficial owners. For the balance of the funds it needs to meet its obligations at the closing, Easy Gardener Products intends to acquire a senior revolving credit facility on financing terms substantially similar to those now provided to us under the revolving credit facility component of our senior credit facility, along with one or more term loans from another lender. Based on discussions with its proposed lenders, Easy Gardener Products expects, although it has not yet obtained a firm commitment from the lenders, that it will obtain approximately $55 million in total financing which will likely be comprised of an $18 to $26 million revolver and $29 to $37 million in term loan financing.

         Central Garden & Pet Company has agreed to loan, under certain conditions, $2.5 million to Easy Gardener Products to facilitate the proposed asset sale. The loan will bear interest at 9% per annum which will be added to the loan balance, mature in 2008 and be subordinated to most of Easy Gardener Products' debt. Central Garden & Pet will receive a warrant to purchase 49% of the equity interests of Easy Gardener Products, as well as options exercisable after three years to purchase the remaining 51%.

         Easy Gardener Products expects to incur $20,600,000 more debt than we currently have outstanding, including:

         o a subordinated note to Central Garden & Pet Company in the principal amount of $2,500,000;

         o a subordinated note to us in the principal amount of $1,600,000 in partial payment of the purchase price for the proposed asset sale; and

         o additional indebtedness in the amount of $16,500,000 representing the net increase in the term loan and the revolver to finance the balance of the proposed asset sale.

         Based on amounts outstanding at March 31, 2003 and assuming financing is received as contemplated, this would result in Easy Gardener Products having a total of $19,093,000 in borrowings outstanding under the revolver after reducing the revolver by $920,000 as a result of the refinancing. All of Easy Gardener Products' obligations under its credit facility will be secured by a security interest in favor of the lenders on all of the assets it acquires in the proposed asset sale. None of the assets retained by us will secure any of Easy Gardener Products' debt following the closing.

         Although Easy Gardener Products and its proposed lenders have commenced discussions relating to the above and it has received indications of interest from them, Easy Gardener Products has not yet secured lenders' commitments to the proposed financing and there is no assurance that the financing will be obtained or that if it is obtained that the final terms will be acceptable to Easy Gardner Products. This means that Easy Gardener Products' ability to consummate the proposed asset sale is not assured.

         Easy Gardener believes that the financing, when finalized will have substantially the following components:

         o A Secured Revolving Line of Credit for $18 to $26 Million maturing in 3 to 5 years and with interest rates and terms and conditions similar to our existing revolver.

         o A series of Term Loans totaling $29 to $37 Million and maturing from 18 months to five years. Interest rates will depend on the type of each tranche:

            o Senior Term (Maturing in 18 months to three years) - 225 basis points to 350 basis points over LIBOR;

            o Subordinated Term (Maturing in five years) - Prime plus 5.75% with a minimum rate of 10%;

            o Subordinated Term (Maturing in five years) - Prime plus 8.75% with a minimum rate of 13% plus additional interest payments of 5% to 7% payable at maturity.

         Term loan principal repayments will consist of minimum scheduled amounts each year together with additional repayments of between 50% and 75% of Easy Gardener's Excess Cash Flow.

         It is also likely that financial covenants and ratios will be included similar to those found in similar credit agreements and that covenants may include certain ratios and minimums, including:

         a. Maximum ratios of senior debt/EBITDA (earnings before interest, taxes, depreciation, and amortization).

         b. Maximum ratios of Average Total Debt/EBITDA.

         c. Minimum Tangible Net Worth Levels.

         d. Minimum ratios of Fixed Charge Coverage.

         e. Minimum ratios of Debt Service Coverage.

         f. Minimum Target EBITDA each year.

         Additionally, other covenants may include limitations on capital expenditures, liens, indebtedness, contingent liabilities, investments, dividends, distributions, management fees, affiliate transactions, mergers, acquisitions, and the revolving credit facility.

         The proposed financing will provide, as our current financing provides, that in the event of default under its loan documents, Easy Gardener Products will be required to suspend payments of interest on the debentures underlying the trust preferred securities.

         Easy Gardener Products does not have specific plans or arrangements to refinance or repay the indebtedness it expects to incur in connection with the transaction other than the repayments required under the financing. To the extent there is excess cash available, however, it will try to increase the value of its operations over time, either by increasing operating performance as measured by improving EBITDA (earnings before income taxes, depreciation and amortization) or by repaying additional debt.

         In connection with our obtaining our November 2002 senior credit facility, we informed our lenders that we were considering a sale of a substantial portion of our assets to Easy Gardener Products. At that time, Easy Gardener Products requested that the lenders consider providing financing to it to fund the acquisition and to provide it with working capital thereafter.

         With this in mind, our current loan agreement with the lenders specifically provides that an asset sale to Easy Gardener Products would not be a default under our agreement and no prepayment penalty would be applicable in the context of a refinancing resulting from that sale, as long as certain conditions are met.

         Those conditions include the following:

            o that the lender under our current senior revolving credit facility provide the revolving portion of the financing of Easy Gardener Products' acquisition of the assets, and

            o  that the closing take place no later than June 30, 2003.

Financial statements

         See Annex G attached to this proxy statement/prospectus for the Balance Sheet of Easy Gardener Products, Ltd. as of March 31, 2003.

Pro forma consolidated financial statements

         See Annex H attached to this proxy statement/prospectus for the Unaudited Pro Forma Consolidated Financial Statements of Easy Gardener Products, Ltd. as of March 31, 2003 and for each of the year ended June 30, 2002 and the nine months ended March 31, 2003. These financials give pro forma effect for the consummation of the asset purchase agreement transactions to the combination of the Balance Sheet of Easy Gardener Products, Ltd. with the Unaudited Financial Statements relating to the Operations of U.S. Home & Garden Inc. and its Subsidiaries to be Acquired by

Easy Gardener Products, Ltd. (after the elimination of excluded assets and liabilities) as of and for the periods indicated.

Selected pro forma consolidated financial data

         This unaudited selected pro forma consolidated financial data is included for illustration purposes only. It does not necessarily indicate what the operating results or financial position of Easy Gardener Products would have been if the consummation of the asset purchase agreement transactions had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of Easy Gardener Products will be. You should read this unaudited pro forma consolidated selected financial information in conjunction with the Unaudited Pro Forma Consolidated Financial Statements of Easy Gardener Products, Ltd. attached as Annex H to this proxy statement/prospectus. For a discussion of the assumptions made in the preparation of this selected unaudited pro forma consolidated financial data, see Note B of Notes to Unaudited Pro Forma Consolidated Financial Statements of Easy Gardener Products, Ltd.

         The unaudited pro forma consolidated statement of operations data for the year ended June 30, 2002 and the nine months ended March 31, 2003 gives effect to the asset purchase agreement transactions as if they occurred on July 1, 2001 and 2002, respectively. The unaudited pro forma consolidated balance sheet data gives effect to the asset purchase agreement transactions as if they had occurred on March 31, 2003.

         Unaudited pro forma consolidated statement of operations data (in thousands):


                                    Year ended       Nine months ended
                                   June 30, 2002      March 31, 2003
                                   -------------     -----------------
Net sales......................       $78,428            $49,189

Cost of sales..................        43,196             28,007
                                      -------            -------

Gross profit...................        35,232             21,182

Selling, shipping, general and
  administrative expenses......        26,808             19,241
                                      -------            -------

Income from operations.........         8,424              1,941

Other expense, net.............       (10,841)            (8,320)

Income tax (expense) benefit...            --               (106)
                                      -------            -------

Net income (loss) .............       $(2,417)           $(6,485)
                                      =======            =======

       Unaudited pro forma consolidated balance sheet data (in thousands):


                                                      At March 31,
                                                          2003
                                                      ------------
         Working capital.....................            $11,157
         Intangible assets, net..............             67,975
         Total assets........................            114,000
         Short-term debt.....................             13,093
         Long-term debt......................             74,470
         Total liabilities...................            111,500
         Partners' capital...................              2,500


                     OPINIONS OF ROTH CAPITAL PARTNERS, LLC

General

         The Board engaged Roth Capital to render two opinions in connection with the transactions contemplated by the asset purchase agreement:

         o the first, as to the fairness, from a financial point of view, of the asset purchase agreement to U.S. Home & Garden's stockholders, and

         o the second, as to Easy Gardener Products' financial viability, after giving pro forma effect to the consummation of the asset purchase agreement transactions, and as to its ability to meet its financial obligations to the Trust under the Indenture following the closing.

         Roth Capital has consented to the use of both opinions in this proxy statement/prospectus.

         Roth Capital is an investment banking firm that provides financial advisory services in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. Roth Capital personnel have worked on transactions similar to the asset purchase agreement and related transactions in which they have provided investment banking advisory services.

         We chose Roth Capital to render these opinions based on its reputation and experience and its pre-existing knowledge of U.S. Home & Garden, our operations and the lawn and garden industry in general.

         Roth Capital conducted discussions with our management concerning our industry, businesses, operations, assets, financial conditions and prospects, and undertook other studies, analyses and investigations as it deemed appropriate.

         In connection with the preparation and delivery of its opinions to the Board, Roth Capital performed a variety of financial and comparative analyses, as described below. In arriving at its opinions, except as specifically set forth herein, Roth Capital did not attribute any particular weight to any analysis or factor considered by it, but, rather, made qualitative judgments as to the significance and relevance of each analysis and factor.

         Accordingly, Roth Capital believes that with regards to each of its opinions, its analyses for that opinion must be considered as a whole and that considering any portion of those analyses and factors, without considering all of the analyses and factors, could create a misleading or incomplete view of the process underlying that particular opinion. In its analyses, Roth Capital relied solely, without independent verification, on the financial and other information, including the financial projections provided by the management of U.S. Home & Garden and, in the case of the financial viability opinion, Easy Gardener Products. Roth Capital further relied upon the assurances of management that it was not aware of any facts or circumstances that would make that information inaccurate or misleading. These projections and the estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth.

         In arriving at its opinions, Roth Capital did not conduct a physical inspection of our properties and facilities and did not make or obtain any evaluations and appraisals of any of our assets or liabilities.

         U.S. Home & Garden engaged Roth Capital in January of 2002 to provide sell-side advisory services related to the sale of its wholly-owned subsidiary, Easy Gardener, and explore any other strategic alternatives that would enhance stockholder value. For these services, Roth Capital was to receive $900,000 and 300,000 shares of U.S. Home & Garden's common stock upon the completion of a transaction with a candidate introduced by Roth Capital and at a certain purchase price. Subsequent to U.S. Home & Garden receiving an asset purchase agreement from the Easy Gardener Products' group, the Board requested Roth Capital to provide a fairness opinion on the proposed asset sale as well as a financial viability opinion relating to Easy Gardener Product's ability to service the obligations of the Trust. For these services, Roth Capital is to receive $100,000 for delivery of the fairness opinion and $100,000 for delivery of the financial viability opinion.

         In November 2002, we paid Roth Capital $400,000 for its assistance in connection with our refinancing with our current senior lenders which closed in November 2002. This $400,000 is to be applied against any additional fees which may be due to Roth Capital in the event the proposed asset sale closes. Other than this $400,000, Roth Capital has received no compensation from us since its engagement in January 2002, and, during the two years preceding January 2002, Roth Capital did not provide any services to us nor was it compensated by us in any manner.

         In connection with Roth Capital's opinions, we have also agreed to indemnify Roth Capital for certain liabilities, including certain liabilities under the federal securities laws.

Fairness opinion

         The amount of the consideration we are to receive in connection with the proposed asset sale was established by us through a negotiated process with Easy Gardener Products. In connection with these negotiations, Roth advised U.S. Home & Garden with respect to valuation, structure and other business issues.

         In arriving at its fairness opinion, a copy of which, dated May 9, 2003 is attached hereto as Annex B, Roth Capital did not ascribe a specific range of values to the assets to be sold. It instead made its determination as to the fairness, from a financial point of view, of the consideration to be received by us on the basis of the financial and comparative analyses described below.

         In arriving at its opinion, Roth Capital reviewed and analyzed, among other items, the following:

         o the executed asset purchase agreement in the form attached to this proxy statement/prospectus as Annex A and related documents;

         o financial and other information related to our consolidated operations, including our audited consolidated financial statements for the fiscal years ended June 30, 1999, 2000, 2001 and 2002;

         o our interim unaudited consolidated financial statements for the nine months ended March 31, 2003;

         o internal financial analyses relating to our operations prepared by the managements of U.S. Home & Garden and its subsidiary, Easy Gardener;

         o internal projections for the operations of Easy Gardener and Ampro prepared by the managements of U.S. Home & Garden and its subsidiary, Easy Gardener;

         o U.S. Home & Garden's Annual Reports on Form 10-K for the fiscal years ended June 30, 1999, 2000, 2001 and 2002; and

         o U.S. Home & Garden's Quarterly Report on Form 10-Q for the periods ended December 31, 2001, March 31, 2002, September 30, 2002, December 31, 2002 and March 31, 2003.

         The following is a summary of the material financial and comparative analyses performed by Roth Capital and presented to the Board in connection with its fairness opinion.

Discounted cash flow analysis

         Roth Capital performed a discounted cash flow analysis to provide insight into the value of Easy Gardener and Ampro based on projected earnings and capital requirements and cash flows generated by Easy Gardener and Ampro. Roth Capital performed this analysis using a discount rate reflecting a weighted average cost of capital of 16.01% and a perpetual growth rate of 4%.

         Weighted average cost of capital

         The weighted average cost of capital is a weighting or blending of the cost of debt and equity capital. It reflects the theoretically optimal blend or weighted average of the returns required by equity and debt investors for Easy Gardener and Ampro on a standalone basis. To determine the cost of equity capital, Roth Capital used the Capital Asset Pricing Model (CAPM).

         Using the CAPM, Roth Capital measured the estimated return required by equity investors based upon:

         o a risk-free rate of return, which is generally measured by the rate of return on U.S. Treasury securities;

         o the covariance of the rate of return for Easy Gardener and Ampro with the rate of return on the stock market;

         o the market equity risk premium, which measures the excess return on the stock market over the return on U.S. Treasury securities, over a historical period;

         o a small stock premium, which represents the micro-cap premium for the bottom 10th decile of the companies on the NYSE/AMEX/NASDAQ; and

         o nonsystematic risk, which relates to company specific risks for Easy Gardener and Ampro. Strict adherence to theory holds that the discount rate should only reflect systematic risk, as nonsystematic risk may be diversified away at the shareholder level. However, in practice, nonsystematic risk is often reflected in the discount rate. In the extreme, strict adherence to theory could lead to the acceptance of projects with levels of nonsystematic risk high enough to threaten the financial well being of one or more of the nonshareholder stakeholders.

As a result of this analysis, Roth Capital determined the estimated cost of equity capital for Easy Gardener and Ampro to be 23.21%. The cost of debt was estimated at 5.35% based on the comparable public companies' average cost of debt for the most recent 12-month period.

         Applying the comparable public companies average mix of debt (36.28%) and equity (63.72%) to total capital, to the cost of equity and debt calculated above, results in an after tax weighted average cost of capital, or discount rate, of 16.01%.

         Based upon management's forecasted financial statements for the years ending June 30, 2004 through 2008, Roth Capital determined Easy Gardener's and Ampro's debt-free net cash flow (DFNCF) by adding depreciation, amortization and the change in working capital and subtracting capital expenditures for each year from earnings before interest and taxes (after application of a tax provision).

         Roth Capital did not make any assumptions as to earnings beyond the year ending June 30, 2008, the last year for which we provided projections, and Roth Capital did not make any adjustments to the forecasts.

         The table below shows the DFNCF for each of the forecasted years:

            Fiscal Year Ending June 30,                   DFNCF
            ---------------------------                ----------
                       2004                            $7,216,000
                       2005                             8,392,000
                       2006                             9,255,000
                       2007                             9,688,000
                       2008                            10,577,000


         Roth Capital used the constant growth model to determine the terminal value by dividing the DFNCF available for distribution in the terminal year by an appropriate capitalization rate that assumes a constant growth rate into perpetuity. The appropriate growth assumption is dependent upon:\

         o  growth expectations for the relevant industry, and

         o expectations related to Easy Gardener and Ampro's competitive positioning within its industry.

         Through Roth Capital's analysis of industry research reports, public company analyst reports and discussions with management, Roth selected 4% as a sustainable long-term growth rate. This resulted in a terminal value of $90,604,000 for Easy Gardener and Ampro.

         Value based on discounted cash flow

         Roth Capital took the DFNCF from each of the forecasted years as well as the terminal value and discounted them to a present value by the discount rate of 16.01%. This resulted in an enterprise value of $71,870,000 for Easy Gardener and Ampro. Roth Capital then subtracted Easy Gardener and Ampro's average revolver debt for the trailing twelve months ended March 31, 2003. Since Easy Gardener and Ampro's business is seasonal and experiences wide fluctuations in accounts receivable and in its working capital facility, Roth Capital concluded that it was appropriate to take the average outstanding debt under its revolving line of credit over the last twelve months. In addition, term debt as of March 31, 2003 and the fair market value of the trust preferred securities based on the securities closing price on May 9, 2003, were subtracted to arrive at an indicated marketable equity value of $9,407,000.

Comparable public company analysis

         Identification of guideline group

         Roth Capital identified four public companies in the lawn and garden industry which Roth Capital reasonably believed were comparable because they had one or more of the following attributes that were similar to Easy Gardener and Ampro's operations:

         o  products

         o  lines of business

         o  customers

         o  markets served

         o  size

         The most significant drawback in using the comparable public company analysis is that it is virtually impossible to find a perfectly comparable company. However, the comparable companies simply need to, as a group, reflect investment characteristics that are relevant to the value of Easy Gardener and Ampro. To be comparable companies, they do not have to be identical in every respect to the subject company. This would be impossible. Invariably, the comparable companies as a group will vary in some material respects from Easy Gardener and Ampro.

         The companies Roth Capital identified are listed below:

         o  The Scotts Company

         o  LESCO, Inc.

         o  Central Garden & Pet Company

         o  The Nu-Gro Corporation

         Calculation of enterprise values for the guideline group

         Roth Capital calculated the enterprise value for each of the above companies by multiplying its actual common shares outstanding by the closing price of its stock on May 9, 2003. Then, Roth Capital added the company's short-term debt, straight debt, preferred equity, and minority interest to that product, and subtracted cash and cash equivalents from the product, in each case, using the company's most recently filed balance sheet. This calculation resulted in the following enterprise values for each of the comparable public companies:

               Public Company                           Enterprise Value
---------------------------------------------    -------------------------------
 The Scotts Company                                        $2,799,838,000
 LESCO, Inc                                                   198,837,000
 Central Garden & Pet Company                                 711,927,000
 The Nu-Gro Corporation                                       105,088,000

         The Nu-Gro Corporation is a Canadian company and its stock is traded on the Toronto Stock Exchange. The enterprise value of The Nu-Gro Corporation was determined by multiplying the enterprise value of CN$146,362,000 by the exchange rate on May 9, 2003, which was US$.7180 to CD$1.00.

         Calculation of enterprise value to sales and enterprise value to EBITDA multiples for the guideline group

         Roth Capital took each comparable public company's sales and EBITDA (earnings before interest, taxes, depreciation, and amortization) for the most recent trailing twelve months, and divided the enterprise value for each company calculated above by both its trailing twelve months' sales and its trailing twelve months' EBITDA to arrive at comparable public company multiples. This calculation resulted in the following multiples for enterprise value/sales and enterprise value/EBITDA:


                                            Enterprise Value/
 Company                                Sales            EBITDA
---------------------------------  --------------- ---------------------
 The Scotts Company                      1.51x             9.97x
 LESCO, Inc.                             0.39x            10.21x
 Central Garden & Pet Company            0.64x             9.18x
 The Nu-Gro Corporation                  0.82x             5.76x

 Mean                                    0.84x             8.78x
 Median                                  0.73x             9.58x
 Standard deviation                       0.48              2.06
 Coefficient of variation                 0.57              0.23


         Comparative financial analysis to determine appropriateness of using entire guideline group's multiples

         Applying the Mean or Median of a group of guideline company multiples more often than not fails to capture differences in characteristics between the subject company and the guideline companies as a group.


         Roth Capital's comparative financial analysis revealed that The Scotts Company and The Nu-Gro Corporation were very similar in terms of profitability margin to Easy Gardener and Ampro as opposed to LESCO, Inc. and Central Garden
& Pet Company. The table below shows each company's adjusted EBITDA margin for the trailing twelve months. Each company's margin shown below is very similar to its last three fiscal years adjusted EBITDA margin.

                                                Trailing Twelve Months
---------------------------------------------------------------------------------------------------------------
                        Easy Gardener/       The Scotts                         Central Garden      The Nu-Gro
                             Ampro             Company         LESCO, Inc.      & Pet Company       Corporation
                        ---------------      ----------        -----------     ---------------     -----------
      EBITDA Margin          16.55%             15.11%            3.80%             6.94%            14.24%

         In addition to Roth Capital's comparison of profitability between Easy Gardener and Ampro to these four public companies, it compared Easy Gardener and Ampro's three (3) year compound annual growth rate ("CAGR") on its revenues and EBITDA with the four public companies. Furthermore, Roth Capital looked at how these companies' revenue and EBITDA have grown over its trailing twelve months from its latest fiscal year end revenue and EBITDA.

                                                 Three (3) Year CAGR
---------------------------------------------------------------------------------------------------------------
                        Easy Gardener/       The Scotts                         Central Garden      The Nu-Gro
                             Ampro             Company         LESCO, Inc.      & Pet Company       Corporation
                        ---------------      ----------        -----------     ---------------     -----------
         Revenue            (4.47)%             1.50%             1.20%           (10.68)%            8.49%
          EBIDTA            (5.82)%             5.51%            (7.15)%           (5.79)%            4.96%

                                TTM Growth Over Latest Fiscal Year End Results
---------------------------------------------------------------------------------------------------------------
                        Easy Gardener/       The Scotts                         Central Garden      The Nu-Gro
                             Ampro             Company         LESCO, Inc.      & Pet Company       Corporation
                        ---------------      ----------        -----------     ---------------     -----------
         Revenue             0.52%              5.51%             0.19%             3.69%             8.49%
          EBITDA            (6.65)%             6.89%           (10.69)%           10.14%             5.09%

         Roth Capital selected 1.0x sales and 7.0x EBITDA as the multiples to apply to Easy Gardener and Ampro's TTM sales and EBITDA, respectively. In selecting these multiples, Roth Capital took into consideration the following:

         o Easy Gardener and Ampro's size and profitability is most comparable to The Nu-Gro Corporation.

         o The other three public companies are substantially larger in terms of enterprise value, revenues and EBITDA.

         o The Scotts Company's enterprise value was 3.9x greater than the next closest company, Central Garden & Pet Company, and 26.6x greater than The Nu-Gro Corporation's, the company Roth Capital concluded was the most comparable of the four to Easy Gardener and Ampro.

         o The Nu-Gro Corporation is also the closest company to Easy Gardener and Ampro in terms of products and operations.

         o Easy Gardener and Ampro have had negative growth in revenues and EBITDA over the last three years while The Nu-Gro Corporation has enjoyed both growth in revenues and EBITDA.


         Application of selected company's multiples to determine
         Easy Gardener and Ampro's marketable equity value

         Roth Capital took into consideration two factors in weighting the multiples it applied to Easy Gardener and Ampro's trailing twelve month sales and EBITDA.

         o The smaller the company, the more the analyst tends to rely on variables near the top of the earnings measurement spectrum such as sales. As the company size becomes larger, the analyst tends to rely more on measures further down the income statement.

         o The less dispersion of observed multiples in an industry, the more the industry seems to rely on that particular multiple for pricing companies and stocks.


         Enterprise value to EBITDA was weighted 75% and enterprise value to sales was weighted 25% since the coefficient of variation was lower on Enterprise Value to EBITDA. Roth Capital applied these weighted multiples to Easy Gardener and Ampro's trailing twelve months' sales and EBITDA to arrive at an enterprise value of $88,197,000. Roth Capital then subtracted Easy Gardener and Ampro's average outstanding debt under its revolving line of credit for the trailing twelve months ended March 31, 2003.

In addition, its term debt as of March 31, 2003 and the fair market value of the trust preferred securities based on the closing price on May 9, 2003, were subtracted to arrive at an indicated marketable equity value of $25,734,000.

Precedent transactions analysis

         Identification of comparable transactions


         Roth Capital compared certain financial information of Easy Gardener and Ampro with the publicly available financial information of three (3) precedent business transactions of manufacturers of lawn and garden products:

         o the acquisition of Acorn Products, Inc. by Oaktree Capital Management LLC, effective May 5, 2003;

         o the acquisition of Schultz Co. by United Industries Corp., effective October 15, 2002; and

         o the acquisition of McKechnie PLC by BlueAzure Ltd., effective October 10, 2000.


         Calculation of enterprise value to sales and enterprise value to EBITDA multiples of target companies in comparable transactions

         Roth Capital calculated the enterprise value for each of these transactions by multiplying the number of the target's actual shares outstanding (from the most recent balance sheet released prior to the announcement of the transaction) by the offer price and then adding to that product the cost to acquire convertible securities, plus short-term debt, straight debt, and preferred equity and subtracting cash and cash equivalents. This data item is for the enterprise value of 100% of the target, based on the offering price, regardless of the percentage of the target actually acquired in the transaction. Listed below is the enterprise value for the chosen transactions:


                                                                     Enterprise
                                                                      Value (in
 Date Effective                         Target                        millions)
----------------     -------------------------------------------    ------------
      5/05/03        Acorn Products Inc.                               $ 45.6
      5/09/02        Schultz Co.                                         58.0
     10/25/00        McKechnie PLC                                      933.3


         Roth Capital arrived at a range of multiples from the precedent transactions by dividing the enterprise valuations by trailing twelve months revenues and trailing twelve months EBITDA for each of the target companies for the most recent twelve months prior to the business combination transaction, based upon publicly available financial results.


                                                                  Enterprise Value/
Date Effective                        Target                     Sales        EBITDA
----------------     --------------------------------------    -----------  ------------
      5/05/03        Acorn Products Inc.                          0.50x         5.56x
      5/09/02        Schultz Co.                                  0.58x         6.44x
     10/25/00        McKechnie PLC                                1.18x         7.00x

         Application of selected transaction multiples to determine Easy Gardener and Ampro's enterprise value


         Roth Capital selected 0.77x for the enterprise value/sales multiple and 6.25x as the enterprise value/EBITDA multiple and multiplied these multiples against Easy Gardener and Ampro's trailing twelve months' sales and EBITDA.

         Roth Capital weighted enterprise value to EBITDA at 90% and enterprise value to sales at 10% since the coefficient of variation on enterprise value/EBITDA was substantially less than the coefficient of variation for enterprise value to sales. Applying the weighted multiples to Easy Gardener and Ampro's trailing twelve months' sales and EBITDA results in an enterprise value of $78,110,000 for Easy Gardener and Ampro. Roth Capital then subtracted Easy Gardener and Ampro's average outstanding debt under its revolving line of credit for the trailing twelve months ended March 31, 2003. In addition, its term debt as of March 31, 2003 and fair market value of the trust preferred securities, based on the securities closing on May 9, 2003, were subtracted to arrive at an indicated marketable equity value of $15,648,000.


         In addition, Roth Capital analyzed the premiums paid in these transactions in cases where the target was a publicly traded entity and compared them to the company's stock price for the four week period prior, the one week period prior and the one day prior to the December 11, 2002 (the date immediately prior to the announcement of the transaction) closing price.


         Valuation Summary

         In establishing a theoretical equity value for Easy Gardener and Ampro, Roth Capital utilized three widely used valuation methodologies: (i) Discounted cash flow analysis, (ii) Comparable public company analysis and (iii) Precedent transactions analysis. Different valuation methods are likely to derive different ranges of values, and the use of more than one methodology serves to validate the results of any single approach while reducing the margin of error.

         Roth Capital's analyses (see table below) supports an Indicated Marketable Equity Value for Easy Gardener and Ampro between $9,407,000 and $25,734,000. Roth Capital weighted each of the valuation methodologies equally at 33.3% in determining its Indicated Marketable Equity Value of $16,928,000. The quality of the data utilized in each valuation methodology supports our determination to equally weight.

                                                                                Valuation Methodology
                                                                   ----------------------------------------------

                                                                    Discounted       Comparable
                                                                       Cash            Public          Precedent
(Thousands)                                                            Flow           Company        Transactions
                                                                   -------------   -------------    -------------
Range of Enterprise Values                                         $      71,870   $      88,197    $      78,110

Less EG&AI:
    Avg. Revolver for TTM ended 3/31/03                                   13,502          13,502           13,502
    Term Debt at 3/31/03                                                  12,080          12,080           12,080
    Trust Preferred Securities FMV @ 5/9/03                               36,881          36,881           36,881
                                                                   -------------   -------------    -------------

Range of Marketable Equity Values                                  $       9,407   $      25,734    $      15,648

Weighting                                                                  33.33%          33.33%           33.33%


Weighted Equity Values                                                     3,135           8,577            5,215
                                                                   -------------   -------------    -------------

Indicated Marketable Equity Value                $      16,928
                                                 =============

         Conclusion

         In arriving at its fairness determination, Roth Capital considered the results of all these analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Easy Gardener or Ampro or the contemplated transaction with Easy Gardener Products. The analyses were prepared for purposes of Roth Capital providing its opinion to the Board as to the fairness, from a financial point of view, of the asset purchase agreement transactions to the stockholders of U.S. Home & Garden.


         Roth Capital has concluded in its fairness opinion that, as of May 9, 2003, the total consideration to be received by us, if the transactions contemplated by the asset purchase agreement are consummated, is fair to the stockholders of U.S. Home & Garden from a financial point of view.


Financial viability opinion

         In arriving at its financial viability opinion, a copy of which, dated May 9, 2003, is attached to this proxy statement/prospectus as Annex C, Roth Capital reviewed and analyzed, among other items, the following:

         o the executed asset purchase agreement in the form attached to this proxy statement/prospectus as Annex A and related documents;

         o        the Trust Agreement, the Indenture and the Guarantee;

         o financial and other information related to our consolidated financial operations, including our audited consolidated financial statements for the fiscal years ended June 30, 1999, 2000, 2001 and 2002;


         o our interim unaudited consolidated financial statements for the nine months ended March 31, 2003;


         o internal financial analyses for our operations prepared by the managements of U.S. Home & Garden and its subsidiary, Easy Gardener;

         o internal projections for Easy Gardener Products giving effect to the proposed asset sale prepared by Easy Gardener's management team;

         o U.S. Home & Garden's Annual Reports on Form 10-K for the fiscal years ended June 30, 1999, 2000, 2001 and 2002; and


         o U.S. Home & Garden's Quarterly Reports on Form 10-Q for the three-month periods ended December 31, 2001, March 31, 2002, September 30, 2002, December 31, 2002 and March 31, 2003.


Comparison of certain financial leverage ratios of U.S. Home & Garden and Easy Gardener Products


                  Roth Capital reviewed and compared certain financial leverage ratios of U.S. Home & Garden, on a consolidated historical basis, and of Easy Gardener Products, on a pro forma and forecasted basis. The debt and cost of debt used in these analyses are based upon a proposal received from a qualified lending source which has provided Easy Gardener Products an indication of interest in financing the transactions contemplated by the asset purchase agreement. However, at this time there is not a firm financing commitment in place and Roth Capital's analyses and conclusions may change in the event a occurs in the capital structure of Easy Gardener Products. The following is a material change summary of the comparative leverage analyses performed by Roth Capital and presented to the Board:

         Prospective Cash Flow vs. Debt Service Costs


         Roth Capital reviewed leverage ratios that measure a company's ability to service its debt obligations from existing EBITDA and free cash flow (FCF), such as EBITDA/Cash Interest and FCF/Cash Interest. As of March 31, 2003 and at the projected closing June 30, 2003, based upon management's forecast, both the EBITDA/Cash Interest and FCF/Cash Interest ratios of Easy Gardener Products are comparable to that of U.S. Home & Garden. Easy Gardener Products, based on management's forecasts, shows substantial improvement in subsequent years as demonstrated in the year ending June 30, 2004 when the EBITDA/Cash Interest ratio improves from 1. 3x to 1. 6x and continues to improve annually. In addition, the FCF/Cash Interest ratio of Easy Gardener Products (.8x) improves slightly as compared to the FCF/Cash Interest ratio of U.S. Home & Garden (.7x) at March 31, 2003 and continues to improve in each subsequent year. However, both U.S. Home & Garden (actual) and Easy Gardener Products (pro-forma) for the trailing twelve-month period ended March 31, 2003 were unable to generate sufficient FCF to meet their total debt service costs. This cash flow deficit has been and the cash flow deficit forecasted for the twelve months ending June 30, 2003 is expected be funded by the existing working capital facility and this increase in total debt is contemplated in Roth Capital's analyses. The cash flow deficit created in the fiscal year ending June 30, 2004 is de minimus. Further, both U.S. Home & Garden and Easy Gardener Products will be required to refinance the existing working capital facility as well as certain term debt over the next five years. Roth Capital has concluded that the refinancing risk of Easy Gardener Products, based on management's forecasts, is comparable to that of U.S. Home & Garden.


                                        USHG                                            EGP
                                     -----------  --------------------------------------------------------------------------------
                                     (Actual)(1)       (Pro-Forma)                             (Forecasted)
                                     -----------  ---------------------   --------------------------------------------------------
                                      31-Mar-03   31-Mar-03   30-Jun-03   30-Jun-04  30-Jun-05   30-Jun-06   30-Jun-07   30-Jun-08
EBITDA                                  9,630      13,045       13,623     14,573      15,986      17,470      19,031      20,790
Less:
Capital Expenditures                   (1,379)     (1,265)      (1,500)    (1,500)     (1,800)     (2,300)     (2,800)     (2,922)
Cash Taxes                                200           -            -                                                       (321)
Change in Working Capital              (3,418)     (4,386)      (2,699)    (2,589)     (1,801)     (1,311)     (1,413)     (1,524)
                                      -------     -------      -------    -------     -------     -------     -------     -------
Free Cash Flow Avail. for
Debt Service                            5,033       7,394        9,424     10,484      12,385      13,859      14,818      16,024
                                      -------     -------      -------    -------     -------     -------     -------     -------
Cash Interest Expense                   7,631       9,486        9,486      9,266       9,177       8,942       8,587       9,359
Principal Repayment                       233       1,250        1,250      1,250       3,176       4,134       6,043       3,933
                                      -------     -------      -------    -------     -------     -------     -------     -------
  Total Debt Service Costs              7,864      10,736       10,736     10,516      12,353      13,076      14,630      13,292
                                      -------     -------      -------    -------     -------     -------     -------     -------
EBITDA / Cash Interest                   1.3x        1.4x         1.4x       1.6x        1.7x        2.0x        2.2x        2.2x
FCF / Cash Interest                      0.7x        0.8x         1.0x       1.1x        1.3x        1.5x        1.7x        1.7x
                                      -------     -------      -------    -------     -------     -------     -------     -------


1. The Income Statement and Balance Sheet of U.S. Home & Garden have been adjusted to eliminate the effects of discontinued operations


         The above analysis compares the debt obligations (pro-forma) of Easy Gardener Products at March 31, 2003 and June 30, 2003 (after giving effect to the closing of the asset purchase agreement transactions as of the beginning of each of the twelve-month periods), to the actual debt obligations of U.S. Home & Garden as of March 31, 2003. The analysis compares the EBITDA and FCF, which contemplates the respective capital expenditures and changes in working capital, of U.S. Home & Garden and Easy Gardener Products to determine the ability of the companies to service their respective total debt service costs. The financial impact of the debt required to consummate the transactions is reflected in the above analysis as though Easy Gardener Products' debt had been outstanding since April 1, 2002 for the pro forma period March 31, 2003 and since July 1, 2002 for the pro forma period ending June 30, 2003, thereby comparing twelve months of financial performance for both entities on a fully levered and pro-forma basis. The above analysis assumes a 5% annual revenue growth rate for Easy Gardener Products even though, as a result of inventory sell-off at major retailers and the loss of a product line at a major customer, U.S. Home & Garden has not increased revenues for the prior two fiscal years. The basis of this assumption is that our two largest customers, representing in excess of 50% of our business, are growing and are expected to continue to grow by approximately 10% to 15% per year. In addition, the opportunity to increase current product penetration at existing accounts, increase the customer base and introduce new products is expected to contribute to Easy Gardener Products' ability to achieve this assumed 5% annual growth. The long term industry growth rate is projected at 4%. The above analysis is based on Easy Gardener Products forecast which could be affected by certain risks including those set forth in the "Risk Factors" section commencing on page 16.


                                             USHG                                         EGP
                                          -----------  ----------------------------------------------------------------------------
                                          (Actual)(1)     (Pro-Forma)                            (Forecasted)
                                          -----------  --------------------  ------------------------------------------------------
                                           31-Mar-03   31-Mar-03  30-Jun-03  30-Jun-04  30-Jun-05  30-Jun-06  30-Jun-07   30-Jun-08
EBITDA                                       9,630       13,045     13,045     13,045     13,045     13,045     13,045     13,045
Less:
Capital Expenditures                        (1,379)      (1,265)    (1,200)    (1,200)      (800)      (600)      (600)      (600)
Cash Taxes                                     200
Change in Working Capital                   (3,418)      (4,386)
                                           -------      -------    -------    -------    -------    -------    -------    -------
Free Cash Flow Avail for
Debt Service                                 5,033        7,394     11,845     11,845     12,245     12,445     12,445     12,445
                                           -------      -------    -------    -------    -------    -------    -------    -------
Cash Interest Expense                        7,631        9,486      9,486      9,695      9,638      9,463      8,696      7,425
Principal Repayment                            233        1,250      1,250      1,250      2,676      3,500      4,750      4,824
                                           -------      -------    -------    -------    -------    -------    -------    -------
  Total Debt Service Costs                   7,864       10,736     10,736     10,945     12,314     12,963     13,446     12,249
                                           -------      -------    -------    -------    -------    -------    -------    -------
EBITDA / Cash Interest                        1.3x         1.4x       1.4x       1.3x       1.4x       1.4x       1.5x       1.8x
FCF / Cash Interest                           0.7x         0.8x       1.2x       1.2x       1.3x       1.3x       1.4x       1.7x
                                           -------      -------    -------    -------    -------    -------    -------    -------


1. The Income Statement and Balance Sheet of U.S. Ho me & Garden have been adjusted to eliminate the effects of discontinued operations

         The above analysis shows Easy Gardener Products' ability to service its debt assuming its EBITDA remains flat through the forecasted period. As the analysis shows, as of March 31, 2003, Easy Gardener Products' EBITDA/Cash Interest expense ratio and its FCF/Cash Interest expense ratio improve slightly as compared to that of U.S. Home & Garden. Since Easy Gardener Products has no growth, no adjustment has been made to working capital and capital expenditures have been reduced to represent more appropriate spending levels necessary to support a no growth scenario, which would consist of primarily maintenance capital expenditures.

         Roth Capital also considered the fact that while the foregoing analyses are based on ratios of EBITDA and FCF to cash interest expense, Easy Gardener Products' proposed financing requires significant principal payments such that a total of $17 million of its term debt would be repaid over a five-year period, although such payments will improve the senior debt/EBITDA ratio and reduce the amount of debt senior to the trust preferred securities. Although projected free cash flow would cover such payments for the first year after the transactions and the last year, the fiscal years ending June 30, 2005, 2006 and 2007 would require additional funding. The sources of such funding could be Easy Gardener Products' working capital facility, a term debt refinancing or an equity contribution. As can be seen from the table above, the difference between total debt service costs and free cash flows for the years ending June 30, 2005, 2006 and 2007 is estimated to be $69,000, $518,000 and $1,001,000, respectively. Netting these amounts to the $17 million required to be paid by its proposed financing results in a senior debt reduction of approximately $15,415,000. Roth Capital calculated the increased interest expense that would be required under such a scenario and found that any change to the foregoing ratios would be de minimis.

         Roth Capital's conclusion is that the cash flow deficit of $1,585,000 created in this growth challenged scenario for the fiscal years ending June 30, 2005, 2006 and 2007 is a manageable refinancing risk, based upon Roth Capital's experience in debt placements of this nature. The basis of Roth Capital's conclusion is that Easy Gardener Products, under the above scenario, is projected to successfully pay down $15,415,000 (net) in debt over the five year period presented in the table above and, assuming continued flat performance, one could reasonably assume that a similar amount of debt could be serviced over the next five years. Therefore, the refinancing of the cash flow deficit in conjunction with any other refinancing needs appears viable. Thus Roth's analysis concludes that the trust preferred shareholders benefit from the debt reduction and the resulting improvement in Easy Gardener Products' leverage ratios.

Leverage Analysis


(In Thousands)
------------------------------------------------------------------------------
                                                     USHG               EGP
                                                  ----------        -----------
                                                   (Actual)         (Pro-Forma)
                                                  ----------        -----------
                                                  31-Mar-03          31-Mar-03
Working capital                                  $  (6,844)           $  5,776
Intangible assets, net                              56,519              68,495
Total assets                                       103,525             113,435
Short-term debt                                     20,013              19,093
Long-term debt                                      69,116              90,635
Total liabilities                                  106,575             110,880
Stockholders' Equity                               (3,050)               2,500

Senior Debt                                         32,093              52,693
Trust Preferred Securities                          57,035              57,035
                                                 ---------           ---------
Total Debt                                          89,129             109,728
                                                 =========           =========
EBITDA                                               9,630              13,045
                                                 =========           =========

Senior Debt / EBITDA                                  3.3x                4.0x
Total Debt / EBITDA                                   9.3x                8.4x

EBITDA / Cash Interest Expense                        1.3x                1.4x
EBITDA / Interest Expense                             1.3x                1.3x

         The purpose of the above Leverage Analysis is to compare the senior debt and total debt ratios of U.S. Home & Garden and Easy Gardener Products (after giving pro-forma effect to the closing of the transactions) as they relate to EBITDA, which is a measure of a company's ability to service that debt. Easy Gardener Products would incur $20,600,000 in additional debt if the transaction contemplated by the asset purchase agreement occurred on March 31, 2003. As a result, the senior debt / EBITDA ratio increases from 3.3x to 4.0x which directly correlates to the financing used to close the transaction and indicates a substantive change in the capital structure of Easy Gardener Products. However, the leverage ratio on a total debt/EBITDA basisimproves, decreasing from 9.3x total debt/ EBITDA to 8.4x total debt/EBITDA. This is a result of the increased EBITDA of Easy Gardener Products. The relevance of these ratios is that while the total debt increased, Easy Gardener Products' ability to service the debt increased at a greater rate. This improves the overall financial viability of Easy Gardener Products. It is our conclusion that the negative impact of the increased senior debt ratio is offset by the increased EBITDA of Easy Gardener Products attributed to the elimination of costs associated with U.S. Home and Garden and the improved total debt / EBITDA ratio.

                  The analyses were prepared for purposes of Roth Capital providing its opinion to the Board as to Easy Gardener Product's financial viability and its ability to meet the financial obligations to the Trust under the Indenture following the closing.

                  Conclusion

                  Roth Capital has concluded that, as of the March 31, 2003 financial information, after giving effect to the consummation of the asset purchase agreement transactions, Easy Gardener Products would have the ability to pay its debts as they mature and, from a financial point of view, would have a financial viability comparable to our financial viability prior to the closing.


                        MANAGEMENT OF U.S. HOME & GARDEN

Board of directors


Name                                              Age        Position
----                                              ---        --------
Robert Kassel.......................              62         Chairman of the Board, Chief Executive Officer,
                                                             President, Secretary and Treasurer
Richard Raleigh(1)..................              49         Director
Fred Heiden(1)(2)...................              62         Director
Brad Holsworth(2)...................              42         Director
Jon Schulberg(1)(2).................              44         Director

__________________
(1) Member, Compensation Committee
(2) Member, Audit Committee

         Robert Kassel co-founded U.S. Home & Garden and has been Chairman of the Board, chief executive officer, president, secretary and treasurer of U.S. Home & Garden since October 1990. From 1985 to August 1991, he was a consultant to Comtel Communications, Inc., a company specializing in the installation and operation of telephone systems in hotels. From 1985 to 1990, Mr. Kassel was also a real estate developer in Long Island, New York and Santa Barbara, California. From 1965 to 1985, he was a practicing attorney in New York City, specializing in corporate and securities law.


         Richard Raleigh has been a director of U.S. Home & Garden since March 1993. He served as chief operating officer of U.S. Home & Garden from June 1992 to June 2001 and has served as a consultant to U.S. Home & Garden since then. He served as U.S. Home & Garden's executive vice president-operations from December 1991 to June 1992. Prior to joining U.S. Home & Garden, Mr. Raleigh was a free-lance marketing consultant to the lawn and garden industry from January 1991 to December 1991. From April 1988 to January 1991, he was employed by Monsanto Agricultural Co. as its Director of Marketing, Lawn and Garden. From December 1986 to April 1988, he was vice president of sales and marketing for The Andersons, a company engaged in the sale of consumer and professional lawn and garden products. From November 1978 to December 1986, he held a variety of positions at The Andersons, including operations manager and new products development manager.

         Fred Heiden, a director of U.S. Home & Garden since March 1993, has been a private investor since November 1989. From April 1984 to November 1989, Mr. Heiden was the President and principal owner of Bonair Construction, a Florida-based home improvement construction company.

         Brad Holsworth has been a director of U.S. Home & Garden since July 2000. Since April 2000, he has been employed by Prescient Capital LLC, a money manager and venture capital firm, as its chief financial officer. From April 1999 to April 2000, he was employed by Banc of America Securities, as a principal, accounting and finance. He was employed by the accounting firm, BDO Seidman, LLP from July 1982 to April 1999 and had been a partner of BDO Seidman, LLP from July 1995 to April 1999.

         Jon Schulberg, a director of U.S. Home & Garden since March 1993, has been employed as president of Schulberg MediaWorks, a company engaged in the independent production of television programs and television advertising, since January 1992. From January 1989 to January 1992, he was a producer for Guthy-Renker Corporation, a television production company. From September 1987 to January 1989, he was the director of development for Eric Jones Productions.

         All directors of U.S. Home & Garden hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers of U.S. Home & Garden are elected annually by the Board and serve at the discretion of the Board.

Executive officers

         In addition to Mr. Kassel, Richard Grandy and Richard Kurz are each executive officers of U.S. Home & Garden. Each of Mr. Grandy and Mr. Kurz are beneficial owners of Easy Gardener Products and will serve in management positions with Easy Gardener Products, and will resign from their positions with U.S. Home & Garden, following the consummation of the asset purchase agreement.

         Richard Grandy, 57, has been chief operating officer of U.S. Home & Garden since June 30, 2001 and president of Easy Gardener since July 1997. Prior to such time he served as vice president of Easy Gardener from the date of its acquisition by U.S. Home & Garden in September 1994. Mr. Grandy co-founded Easy Gardener in 1983 after serving as marketing director at International Spike, Inc. from 1977 through 1983. From 1968 through 1977, Mr. Grandy was a sales representative of lawn and garden products for the Ortho Division of Chevron Chemical Co.

         Richard Kurz, 61, has been chief financial officer of U.S. Home & Garden since October 2001 and served as its vice president-finance from June 2001 until October 2001. He has also served as chief financial officer of Easy Gardener since October 2001. From 1997 until December 2000, he was executive vice president and chief financial officer for Aircraft Interior Resources, Inc, a company that provides products and services to commercial airlines. From 1994 until 1997, he was senior vice president and chief financial officer of American Eagle Group, Inc., a service company that provided insurance services to the aviation and other specialized industries. From 1991 to 1994, he was chief financial and administrative officer for BDP International, Inc. a logistics service provider. From 1979 to 1991, he held a variety of senior financial positions with Cigna Corporation, a healthcare provider. Mr. Kurz is a certified public accountant.

                      MANAGEMENT OF EASY GARDENER PRODUCTS

         Following the closing of the proposed asset sale, the directors of EYAS will, indirectly, also act as such for Easy Gardener Products. These directors will be Richard Grandy and Richard Kurz. In addition, Wayne Fethke is also expected to serve as a director. Mr. Fethke, as a principal beneficial owner of Easy Gardener Products, intends to lend his corporate finance and strategic planning expertise to Easy Gardener Products if and when needed and where appropriate. The officers of Easy Gardener Products will be Richard Grandy, chief executive officer and president; Richard Kurz, chief financial officer; and Sheila Jones, vice president of operations. Information about Messrs. Grandy and Kurz is set forth above under "Management of U.S. Home & Garden - Executive officers." Set forth below is certain information regarding Mr. Fethke and Ms. Jones.

         Wayne G. Fethke, 57, has been an operating partner with Stonebridge Partners, a private equity company with investments in both consumer durable and industrial companies since March 2002. Prior to that, from July 2000 to February 2002, he partnered independently with Goense Bounds, another private equity group, in seeking to acquire companies in the consumer durable industry. From 1977 to April 2000, Mr. Fethke was employed as chief executive officer of Fiskars, Inc., a manufacturer of consumer durables, including scissors, knives, garden products, floor mats and tools. Mr. Fethke founded Fiskars USA in 1977. From 1974 to 1977, he was the manufacturing manager of Di-Acro Division Houdaille Industries, a manufacturer of metal forming machine tools. Prior to 1974, he was employed as the Supervisor of Industrial Engineering of the Browning Division of Emerson Electric.

         Sheila Jones, 48, will serve as vice president of operations of Easy Gardener Products. She has been vice president of Easy Gardener since July 1997 and has also served as its general manager since U.S. Home & Garden's acquisition of Easy Gardener's assets in September 1994. Prior to that acquisition, Ms. Jones was employed by Easy Gardener's predecessor from its inception in September 1983, where she advanced to the positions of vice president and general manager. From April 1977 to September 1983, she was employed by International Spike, Inc., a manufacturer and marketer of fertilizer spikes, where she held various project management positions.

                VOTING SECURITY OWNERSHIP OF PRINCIPAL BENEFICIAL
                 OWNERS AND MANAGEMENT OF EASY GARDENER PRODUCTS

         EG Product Management, LLC, a Texas limited liability company, is the general partner, and owns 1%, of Easy Gardener Products. EG LLC, a Nevada limited liability corporation, owns the remaining 99% of Easy Gardener Products. Both EG Product Management LLC and EG LLC are wholly-owned by EYAS.

         Upon the closing of the proposed asset sale, EYAS will have 250,000 shares of common stock outstanding. Based on information obtained from the persons named below, the following table sets out the number of shares of EYAS that are expected to be beneficially owned, as of the closing, by:

         o each person known by Easy Gardener Products to be the owner of more than 5% of the outstanding shares of common stock of EYAS;

         o  each director of Easy Gardener Products;

         o  each officer of Easy Gardener Products; and

         o  all officers and directors of Easy Gardener Products as a group.

         Unless otherwise noted, Easy Gardener Products believes that all of the persons named in the table will have sole voting and investment power with respect to all shares of common stock of EYAS beneficially owned by them.

         For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by that person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

                                                           Amount and Nature               Percentage
Name of Beneficial Owner                                of Beneficial Ownership             of Class
------------------------                                -----------------------            ----------
Richard Grandy.......................................            108,000                      43.2%

Richard Kurz.........................................             10,000                       4.0%

Wayne Fethke.........................................             25,000                      10.0%

Sheila Jones.........................................             12,500                       5.0%

Andrew Loberger......................................             18,000                       7.2%

All officers and directors
as a group (four persons)............................            155,500                      62.2%

         The shares for Mr. Grandy, include 84,000 shares owned by the Grandy Partnership, Ltd. and 24,000 shares held in Mr. Grandy's 401(k).


                     DESCRIPTION OF TRUST-RELATED SECURITIES

Description of the trust preferred securities

Introduction

         If the proposed amendments are approved at the special meeting by holders of the trust preferred securities and implemented, the Second Amended and Restated Trust Agreement governing the rights of the holders of the Trust Preferred Securities, which will be referred to below as the Amended and Restated Trust Agreement, will be entered into by Easy Gardener Products, as successor depositor to U.S. Home & Garden, and Wilmington Trust which will continue to act as the Delaware Trustee and the Property Trustee for the Trust. New Administrative Trustees, who are expected to be employees of Easy Gardener Products, will be appointed by Easy Gardener Products to replace the current Administrative Trustees who were appointed by U.S. Home & Garden. The Delaware Trustee, Property Trustee and Administrative Trustees and sometimes referred to as the Issuer Trustees. Wilmington Trust will also continue to act as the Indenture Trustee under the Indenture defined below. Easy Gardener Products will also be substituted for U.S. Home & Garden as obligor under the Junior Subordinated Debentures and as guarantor under the Guarantee which will result in the substitution of Easy Gardener Products, in lieu of U.S. Home & Garden, as the entity that has fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the trust preferred securities. The following description of the trust preferred securities assumes that the Proposed Amendments have been approved and implemented, which has resulted in the assumption by Easy Gardener Products of all of U.S. Home & Garden's obligations under the Trust Agreement, the Indenture and the Guarantee.

         The trust preferred securities were originally issued pursuant to the terms of the first Amended and Restated Trust Agreement entered into on April 17, 1998. The Amended and Restated Trust Agreement has been qualified as an indenture under the Trust Indenture Act of 1939. Wilmington Trust is the Delaware Trustee and the Property Trustee. The Property Trustee is the independent trustee whose sole responsibility is to fulfill the trustee obligations specified in the Trust Indenture Act and the Amended and Restated Trust Agreement. In connection with the closing of the proposed asset sale, Easy Gardener Products will succeed to U.S. Home and Garden as the depositor of U.S. Home & Garden Trust I and U.S. Home & Garden Trust I will change its name to Easy Gardener Products Trust I. Other than the issuance of a new global trust preferred certificate relating to the name change, the substitution of three new Administrative Trustees and the insertion of the amendments to the first Amended and Restated

Trust Agreement described in this proxy statement/prospectus along with conforming changes to the first Amended and Restated Trust Agreement, the terms and provisions of the trust preferred securities will remain the same. The terms of the trust preferred securities include those stated in the Amended and Restated Trust Agreement and those made part of the Amended and Restated Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the Amended and Restated Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Amended and Restated Trust Agreement, including the definitions of certain terms in the Trust Agreement, and the Trust Indenture Act. Wherever particular defined terms of the Amended and Restated Trust Agreement (as amended or supplemented from time to time), are referred to in this section, such terms as defined in the Amended and Restated Trust Agreement are incorporated in this proxy statement/prospectus by reference. The form of the Amended and Restated Trust Agreement has been filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

         The following description of the Amended and Restated Trust Agreement assumes that the proposed amendments have been approved and implemented. References to the Amended and Restated Trust Agreement shall mean the Second Amended and Restated Trust Agreement.

General

         Pursuant to the terms of the first Amended and Restated Trust Agreement, the Administrative Trustees on behalf of the Trust issued the trust preferred securities and the trust common securities of the Trust. The trust preferred securities and trust common securities represent undivided beneficial interests in the assets of the Trust. The holders of the trust preferred securities are entitled to a preference over the trust common securities; which will be held by Easy Gardener Products, in certain circumstances with respect to distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Amended and Restated Trust Agreement.

         The trust preferred securities rank on parity with, and payments will be made on the trust preferred securities pro rata with the trust common securities of the Trust, except as described below. Legal title to the debentures are held by the Property Trustee in trust for the benefit of the holders of the trusts securities and the trust common securities. The Guarantee executed by Easy Gardener Products for the benefit of the holders of the trust preferred securities will be a guarantee on a subordinated basis with respect to the trust preferred securities but will not guarantee payment of distributions or amounts payable on redemption or on liquidation of the trust preferred securities if the Trust does not have funds on hand available to make such payments.

Distributions

         Payment of distributions

         Distributions on the trust preferred securities are paid at the annual rate of 9.40% of the stated liquidation amount of $25, payable monthly in arrears on the 15th day of each calendar month of each year, to the holders of the trust preferred securities on the relevant record dates. The amount of each distribution due with respect to the trust preferred securities includes amounts accrued through the distribution date. Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the Trust on the relevant record date which will be, so long as the trust preferred securities remain in book-entry form, one business day prior to the relevant distribution date or, in the event that the trust preferred securities are not then in book-entry form, the relevant record date will be the date 15 days prior to the relevant distribution date. Distributions have accrued since the date of original issuance of the trust preferred securities and will accumulate whether or not funds are available for payment.

         The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which distributions are payable on the trust preferred securities is not a business day, payment of the distribution payable on that date will be made on the next business day and without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. As used in this proxy statement/prospectus, a "business day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of Texas are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

         The funds of the Trust available for distribution to holders of the trust preferred securities are limited to payments by Easy Gardener Products under the debentures. If Easy Gardener Products does not make interest payments on the debentures, the Property Trustee will not have funds available to pay distributions on the trust preferred securities. The payment of distributions, if and to the extent the Trust has funds legally available for the payment of those distributions and cash sufficient to make the payments, is guaranteed by Easy Gardener Products. See "Description of Guarantee".

         Extension period

         So long as no event of default under the debentures has occurred and is continuing, Easy Gardener Products has the right under the Indenture to defer the payment of interest on the debentures at any time or from time to time for a period not exceeding 60 consecutive months with respect to each deferral period, provided that no deferral period may extend beyond the stated maturity date of the debentures. As a consequence of that election to defer the payment of interest on the debentures, monthly distributions on the trust preferred securities will be deferred by the Trust during a deferral period, distributions to which holders of trust preferred securities are entitled will accumulate additional amounts on the trust preferred securities at the annual rate of 9.40%, compounded monthly from the relevant distribution date, to the extent permitted under applicable law. The term "distribution," as used in this proxy statement/prospectus includes any additional accumulated amounts. During any deferral period, Easy Gardener Products may not, and shall not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Easy Gardener Products' capital stock, including common and preferred stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Easy Gardener Products that rank on parity with or junior in interest to the debentures or make any guarantee payments with respect to any guarantee by Easy Gardener Products of the debt securities of any of its subsidiaries if that guarantee ranks on parity with or junior in interest to the debentures (other than (a) dividends or distributions in Easy Gardener Products' limited partnership interests, (b) payments under the Guarantee and (c) purchases of limited partnership interests related to the issuance of limited partnership interests or rights under any of Easy Gardener Products' benefit plans for its directors, officers, employees or consultants) or (iii) redeem, purchase or acquire less than all of the debentures or any of the trust preferred securities. Prior to the termination of any deferral period, Easy Gardener Products may further extend that deferral period, provided that such extension does not cause the deferral period to exceed 60 consecutive months or extend beyond the stated maturity date of the debentures. Upon the termination of any deferral period and the payment of all amounts then due, and subject to the foregoing limitations, Easy Gardener Products may elect to begin a new deferral period. Subject to the foregoing, there is no limitation on the number of times that Easy Gardener Products may elect to begin a deferral period.

Redemption

         Mandatory redemption of trust preferred securities

         Upon the repayment or redemption at any time, in whole or in part, of any debentures, the proceeds from that repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the trust preferred securities and trust common securities, upon not less than 30 nor more than 60 days' notice of a date of redemption at the Redemption Price (as defined below). If less than all of the debentures are to be repaid or redeemed on a redemption date, then the proceeds from that repayment or redemption shall be allocated to the redemption of the trust preferred securities and trust common securities on a pro rata basis. The amount of premium, if any, paid by Easy Gardener Products upon the redemption of all or any part of the debentures to be repaid or redeemed on a redemption date shall be allocated to the redemption pro rata of the trust preferred securities and trust common securities.

         Optional redemption of debentures

         Easy Gardener Products will have the right to redeem the debentures (i) on or after April 15, 2003, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the debentures so redeemed, or (ii) at any time, in whole, but not in part, upon the occurrence of a Tax Event or an Investment Company Event at a redemption price equal to the accrued and unpaid interest on the debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the debentures so redeemed.

         Tax event redemption, investment company event redemption

         If a Tax Event or an Investment Company Event shall occur and be continuing, Easy Gardener Products has the right to redeem the debentures in whole, but not in part, and thereby cause a mandatory redemption of the trust preferred securities and trust common securities in whole, but not in part, at the Redemption Price (as defined below) within 90 days following the occurrence of that Tax Event or Investment Company Event. If a Tax Event or an Investment Company Event has occurred and is continuing and Easy Gardener Products does not elect to redeem the debentures and thereby cause a mandatory redemption of the trust preferred securities and trust common securities or to dissolve the Trust and cause the debentures to be distributed to holders of the trust preferred securities and trust common securities in liquidation of the Trust as described below, such trust preferred securities and trust common securities will remain outstanding and Additional Sums (as defined below) may be payable on the debentures.

Definitions

         "Additional Sums" means the additional amounts as may be necessary to be paid by Easy Gardener Products with respect to the debentures in order that the amount of distributions then due and payable by the Trust on the outstanding trust preferred securities and trust common securities of the Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

         An "Investment Company Event" means the receipt by Easy Gardener Products and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the original issuance of the Trust Preferred Securities.

         "Like Amount" means (i) with respect to a redemption of trust preferred securities and trust common securities; having a liquidation amount equal to that portion of the principal amount of debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the trust common securities and to the trust preferred securities based upon the relative liquidation amounts of the classes and the proceeds of which will be used to pay the Redemption Price of those trust preferred securities and trust common securities, and (ii) with respect to a distribution of debentures to holders of trust preferred securities and trust common securities in connection with a dissolution and liquidation of the Trust, debentures having a principal amount equal to the liquidation amount of the trust preferred securities and trust common securities of the holder to whom such debentures are distributed.

         "Redemption Price" means, with respect to any trust preferred securities and trust common securities, the liquidation amount of those trust preferred securities and trust common securities plus accumulated and unpaid distributions to the redemption date, plus the related amount of the premium, if any, paid by the depositor upon the concurrent redemption of a like amount of debentures, allocated on a pro rata basis (based on liquidation amounts), among the trust preferred securities and trust common securities.

         A "Tax Event" means the receipt by Easy Gardener Products and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective, or such prospective change, pronouncement or decision is announced on or after the original issuance of the Trust Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on the debentures, (ii) interest payable by the Company on the debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Distribution of debentures

         Subject to Easy Gardener Products and the Trust having received an opinion of counsel to the effect that a proposed liquidating distribution will not be a taxable event to the holders of the trust preferred securities, Easy Gardener Products will have the right at any time to dissolve the Trust and, after, satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the debentures to be distributed to the holders of trust preferred securities and trust common securities in liquidation of the Trust. After the liquidation date fixed for any distribution of debentures for trust preferred securities (i) those trust preferred securities will no longer be deemed to be outstanding, and (ii) certificates representing trust preferred securities that are not then held by the Depositary or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of those trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the trust preferred securities until those certificates are presented to the Administrative Trustees or their agent for transfer or exchange.

         There can be no assurance as to the market prices for the trust preferred securities or the debentures that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption procedures

         Trust preferred securities redeemed on each redemption date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the debentures. Redemptions of the trust preferred securities shall be made and the Redemption Price shall be payable on each redemption date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price.

         If the Property Trustee gives a notice of redemption in respect of the trust preferred securities, then, by 12:00 noon, eastern time on the redemption date, to the extent funds are available and to the extent the trust preferred securities are no longer in book-entry form, the Property Trustee will deposit with the Paying Agent for the trust preferred securities funds sufficient to pay the aggregate Redemption Price and will give that Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the trust preferred securities upon surrender of their certificates evidencing those trust preferred securities. If those trust preferred securities are only in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of those trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of those trust preferred securities on the relevant record-dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities will cease, except the right of the holders of the trust preferred securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and those trust preferred securities will cease to be outstanding. In the event that any date fixed for redemption of those trust preferred securities is not a business day, then payment of the Redemption Price payable on that date will be made on the next succeeding business day and without any interest or other payment in respect of any delay, with the same force and effect as if made on the date that payment was originally payable. In the event that payment of the Redemption Price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by Easy Gardener Products pursuant to the Guarantee, distributions on those trust preferred securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for those trust preferred securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law including, without limitation, United States federal securities law, and further provided that Easy Gardener Products is not then exercising its right to defer interest payments on the debentures, Easy Gardener Products may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

         Payment of the Redemption Price on the trust preferred securities and any distribution of debentures to holders of trust preferred securities shall be made to the applicable recordholders of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date, which date shall be, so long as the trust preferred securities remain in book-entry form, one business day prior to the redemption date or liquidation date, as applicable. In the event that the trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities shall be the date 15 days prior to the relevant redemption date.

         If less than all of the trust preferred securities and trust common securities issued by the Trust are to be redeemed on a redemption date, then the aggregate Redemption Price for such trust preferred securities and trust common securities to be redeemed shall be allocated pro rata, based on liquidation amounts, to the trust preferred securities and trust common securities based upon the relative liquidation amounts of such classes. The particular trust preferred securities to be redeemed shall be selected by the Property Trustee from the outstanding trust preferred securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions, equal to $25 or an integral multiple thereof, of the liquidation amount of trust preferred securities. The Property Trustee shall promptly notify the Securities Registrar (as defined below) in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of trust preferred securities to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust preferred securities and trust common securities at such holder's registered address. Unless the Trust defaults in payment of the applicable Redemption Price, on and after the redemption date, distributions will cease to accrue on those trust preferred securities called for redemption.

Subordination of the trust common securities of the trust held by Easy Gardener Products

         Payment of distributions on, and the Redemption Price of, the trust preferred securities and trust common securities, as applicable, shall be made pro rata based on the liquidation amounts of the trust preferred securities and trust common securities, provided, however, that if on any distribution date or redemption date an event of default shall have occurred and be continuing under the debentures, no payment of any distribution on, or applicable Redemption Price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior to that distribution date or redemption date, or in the case of payment of the applicable Redemption Price, the full amount of that Redemption Price on all of the outstanding trust preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the Redemption Price of, the trust preferred securities then due and payable.

         In the case of any event of default under the Amended and Restated Trust Agreement resulting from an event of default under the debentures, Easy Gardener Products, as holder of the trust common securities, will be deemed to have waived any right to act with respect to any event of default under the Amended and Restated Trust Agreement until the effect of all of these events of default have been cured, waived or otherwise eliminated. Until any of these events of default have been so cured, waived or, otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the trust preferred securities and not on behalf of Easy Gardener Products, as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation distribution upon dissolution

         Easy Gardener Products will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the debentures to be distributed to the holders of the trust preferred securities. Easy Gardener Products might exercise its right to dissolve the Trust under circumstances where a "Tax Event," "Investment Company Event" or other undesirable event could be avoided simply by dissolving the Trust and causing the debentures to be distributed to holders of the Trust Preferred Securities.

         In addition, pursuant to the Amended and Restated Trust Agreement, the Trust shall automatically dissolve upon expiration of its term and shall earlier dissolve on the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of Easy Gardener Products; (ii) the distribution of a Like Amount of the debentures to the holders of its trust preferred securities and trust common securities, if Easy Gardener Products, as depositor, has delivered written direction, which direction will be optional and, except as described above, wholly within the discretion of Easy Gardener Products, as depositor, to the Property Trustee to dissolve the Trust; (iii) redemption of all of the trust preferred securities as described above and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If an early dissolution occurs as described in clause (i), (ii), or
(iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the trust preferred securities and trust common securities a Like Amount of the debentures, unless that distribution is determined by the Property Trustee not to be practical in which event those holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities the aggregate of the liquidation amount plus accrued and unpaid distributions on those trust preferred securities to the date of payment. The amount paid or distributed to the trust preferred securities is referred to in this section as the liquidation distribution. If that liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the trust preferred securities shall be paid on a pro rata basis. The holder(s) of the trust common securities will be entitled to receive distributions upon any such liquidation on a pro rata basis with the holders of the trust preferred securities, except that if an event of default has occurred and is continuing under the debentures, the trust preferred securities shall have a priority over the trust common securities.

         Under current United States federal income tax law and interpretations, and assuming that the Trust is treated as a grantor trust, a distribution of the debentures should not be a taxable event to holders of the trust preferred securities. Should there be a change in law, a change in distribution, a Tax Event or other circumstances, however, the distribution could be a taxable event to the Trust and to holders of the trust preferred securities. If Easy Gardener Products elects neither to redeem the debentures prior to maturity nor to liquidate the Trust and distribute the debentures to holders of the trust preferred securities, the trust preferred securities will remain outstanding until the repayment of the debentures.

         If Easy Gardener Products elects to dissolve the Trust and thereby causes the debentures to be distributed to holders of the trust preferred securities in liquidation of the Trust, Easy Gardener Products shall continue to have the right to shorten the stated maturity of such debentures.

Events of default; Notice

         Any one of the following events that has occurred and is continuing constitutes an event of default under the Amended and Restated Trust Agreement with respect to the trust preferred securities; whatever the reason for that event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

         o  the occurrence of an event of default under the debentures; or

         o default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days; or

         o default by the Property Trustee in the payment of any Redemption Price of any of the trust preferred securities or trust common securities when the payment of the Redemption Price becomes due and payable; or

         o default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee in the Amended and Restated Trust Agreement, other than a default or breach in the performance of a covenant or warranty, which is addressed in clause
            (ii) or (iii) above, and continuation of that default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Property Trustee by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the Amended and Restated Trust Agreement; or

         o the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by Easy Gardener Products to appoint a successor Property Trustee within 60 days of the bankruptcy or insolvency event.

         Within five business days after the occurrence of any event of default under the Amended and Restated Trust Agreement actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit notice of that event of default to the holders of the trust preferred securities, the Administrative Trustees and Easy Gardener Products, as depositor, unless such event of default shall have been cured or waived. Easy Gardener Products, as depositor, and the Administrative Trustees will be required to file annually with the Property Trustee a certificate as to whether or not they are in compliance, with all the conditions and covenants applicable to them under the Amended and Restated Trust Agreement.

         If an event of default has occurred under the debentures and is continuing, the trust preferred securities shall have a preference over the trust common securities upon dissolution of the Trust as described above. Upon an event of default under the debentures, other than with respect to certain events in bankruptcy, insolvency or reorganization, unless the principal of all the debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the debentures then outstanding may declare all of the debentures to be due and payable immediately by giving notice in writing to Easy Gardener Products, and to the Property Trustee, if notice is given by holders of the debentures. If the Property Trustee or the holders of the debentures fail to declare the principal of all of the debentures due and payable upon an event of default under the debentures, the holders of at least 25% in liquidation amount of the trust preferred securities then outstanding shall have the right to declare the debentures immediately due and payable. In either event, payment of principal and interest on the debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the trust preferred securities have the right in certain circumstances to bring a Direct Action (as defined below).

         If an event of default under the debentures with respect to certain events in bankruptcy, insolvency or reorganization occurs, the debentures shall automatically, and without any declaration or other action on the part of the Property Trustee or the holders of the debentures, become immediately due and payable. In that event, payment of principal and interest on the debentures will also remain subordinated to the extent provided in the Indenture.

Removal of Trustees

         Unless an event of default under the debentures has occurred and is continuing, any of the Property Trustee, the Delaware Trustee or the Administrative Trustees may be removed at any time by the holder of the trust common securities. For example, the holder of the trust common securities may seek to remove these trustees upon substandard performance or non-performance of their duties or upon a significant increase in a trustee's fee. If an event of default under the debentures has occurred and is continuing, the Property Trustee and the Delaware Trustee also may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights will be vested exclusively in Easy Gardener Products as the holder of the trust common securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Amended and Restated Trust Agreement.

Co-Trustees and Separate Property Trustee

         Unless an event of default under the Amended and Restated Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, Easy Gardener Products, as the holder of the trust common securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the Trust property, or to act as separate trustee of any of that property, in either case with such powers as may be provided in the instrument of appointment, and to vest in that person or persons appointed to act as co-trustee in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Amended and Restated Trust Agreement. In case an event of default under the debentures has occurred and is continuing, the Property Trustee alone shall have power to make that appointment.

Merger or consolidation of Trustees

         Any Person (as defined in the Trust Agreement) into which the Property Trustee and the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, consolidations, amalgamations or replacements of the Trust

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described in the section above entitled "Liquidation Distribution Upon Dissolution." The Trust may, at the request of Easy Gardener Products, with the consent of the Administrative Trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the trust preferred securities or (b) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (the "Successor Securities") so long as the Successor Securities rank the same as the trust preferred securities rank in priority with respect to distributions; and payments upon liquidation, redemption and otherwise, (ii) Easy Gardener Products expressly appoints a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, as the holder of the debentures,
(iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, national stock market or other organization on which the trust preferred securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, conveyance, transfer or lease does not cause the trust preferred securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Easy Gardener Products, has received an opinion of counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect` the rights, preferences and privileges of the holders of the trust preferred securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) Easy Gardener Products or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or loan its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or loan would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting rights; Amendment of the Trust Agreement

         Except as provided below and under the section entitled "Description of Guarantee-Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the trust preferred securities will have no voting rights.

         The Trust Agreement may be amended from time to time by Easy Gardener Products, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect, in any material respect, the interests of any holder of Trust Securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Administrative Trustees and the Property Trustee with (i) the consent of holders representing not less than a majority of the aggregate liquidation amount of the outstanding Trust Securities, and (ii) receipt by such Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from registration as an "investment company" under the Investment Company Act, provided that without the unanimous consent of the holders of the Trust Securities to be affected by the amendment, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to the debentures, (ii) waive any past default that is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the Indenture would require the consent of each holder of debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the trust preferred securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The Property Trustee shall notify each holder of the trust preferred securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of such holders of the trust preferred securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

         Any required approval of holders of the trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the trust preferred securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of the trust preferred securities will be required for the Trust to redeem and cancel the trust preferred securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by Easy Gardener Products, the Issuer Trustees or any affiliate of Easy Gardener Products or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

         The trust preferred securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee. Beneficial interests in the global trust preferred securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, trust preferred securities in certificated form will not be issued in exchange for the global trust preferred securities. See "Book-Entry Issuance."

         A global trust preferred security will be exchanged for trust preferred securities in certificated form registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Easy Gardener Products that it is unwilling or unable to continue as a depositary for such global trust preferred security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the

Depositary is required to be so registered to act as such depositary, and no successor depositary shall have been appointed, (ii) Easy Gardener Products in its sole discretion determines that such global trust preferred security shall be so exchangeable, or (iii) there shall have occurred and be continuing an event of default and the owners of beneficial interests in such global trust preferred security aggregating at least a majority in liquidation amount of the trust preferred securities inform the Property Trustee that the continuation of a book-entry registration system is no longer in the best interests of the holders of trust preferred securities Any global trust preferred security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global trust preferred security. In the event that trust preferred securities are issued in definitive form, such trust preferred securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the corporate trust office of the Property Trustee, or the offices of a paying or transfer agent appointed by the Administrative Trustees.

         Unless and until it is exchanged in whole or in part for the individual trust preferred securities represented thereby, a global trust preferred security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

         Payments on global trust preferred securities will be made to the Depositary, as the record holder of the trust preferred securities. In the event the trust preferred securities are issued in definitive form, distributions will be payable, the transfer of the trust preferred securities will be registrable, and trust preferred securities will be exchangeable for trust preferred securities of other denominations of a like aggregate liquidation amount, at the corporate trust office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer, provided that payments will be made by wire transfer if so requested by a holder of more than $1 million aggregate liquidation amount. In addition, if the trust preferred securities are issued in definitive, certificated form, the record dates for payment of distributions will be the first day of the month in which the relevant distribution date occurs. For a description of the terms of the depositary arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

         Upon the issuance of a global trust preferred security, and the deposit of such global trust preferred security with or on behalf of the Depositary, the Depositary for such global trust preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual trust preferred securities represented by such global trust preferred securities to the accounts of participants (as defined below). Such accounts shall be designated by the dealers, underwriters or agents with respect to such trust preferred securities. Ownership of beneficial interests in a global trust preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global trust preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global trust preferred security.

         So long as the Depositary for a global trust preferred security, or its nominee, is the registered owner of such global trust preferred security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented by such global trust preferred security for all purposes under the Trust Agreement governing such trust preferred securities. Except as provided herein, owners of beneficial interests in a global trust preferred security will not be entitled to have any of the individual trust preferred securities represented by such global trust preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such trust preferred securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

         None of Easy Gardener Products, the Property Trustee, any Paying Agent, or the Securities Registrar for such trust preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global trust preferred security representing such trust preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Easy Gardener Products expects that the Depositary or its nominee, upon receipt of any payment of the liquidation amount or distributions in respect of a permanent global trust preferred security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global trust preferred security as shown on the records of such Depositary or its nominee. Easy Gardener Products also expects that payments by participants to owners of beneficial interests in such global trust preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

Payment and Paying Agent

         Payments in respect of the trust preferred securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates or, if any of the trust preferred securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Easy Gardener Products. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and Easy Gardener Products. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and Easy Gardener Products) to act as paying agent.

Registrar and Transfer Agent

         The Property Trustee will act as registrar and transfer agent for the trust preferred securities. Registration of transfers of the trust preferred securities will be affected without charge to the holder, but upon payment by the holder of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the trust preferred securities after such trust preferred securities have been called for redemption.

Information concerning the Property Trustee

         The Property Trustee, other than upon the occurrence and during the continuance of an event of default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested, in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If the Property Trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the trust preferred securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Easy Gardener Products and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for United States federal income tax purposes and so that the debentures will be treated as indebtedness of Easy Gardener Products for United States federal income tax purposes. In this connection, Easy Gardener Products and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that Easy Gardener Products and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust preferred securities. Holders of the trust preferred securities have no preemptive or similar rights.

         The Trust may not borrow money, issue debt or mortgage or pledge any of its assets.

         The Trust Agreement is governed by Delaware law.

Description of Junior Subordinated Debentures

Introduction

         The Trust has invested the proceeds from the initial sale of the trust preferred securities, together with the consideration originally paid for the trust common securities, in debentures issued by U.S. Home & Garden that will be assumed by Easy Gardener Products. The debentures are unsecured debt issued under the Junior Subordinated Indenture, dated as of April 17, 1998, as amended, between U.S. Home & Garden and the Indenture Trustee. In connection with the closing of the proposed Asset Sale, Easy Gardener Products is assuming certain of U.S. Home & Garden's obligations including all of U.S. Home & Garden's obligations under the Indenture. Easy Gardener Products and Wilmington Trust are entering into the Amended and Restated Indenture to reflect Easy Gardener Products' becoming the obligor of the unsecured debt obligation to the Trust as evidenced by the debentures. Aside from the change of the obligor to Easy Gardener Products and the insertion of the amendments to the Indenture described in this proxy statement/prospectus along with conforming changes to the Indenture, the terms and provisions of the debentures issued by Easy Gardener Products pursuant to the Amended and Restated Indenture will be the same as the debentures issued by U.S. Home & Garden pursuant to the Indenture. The following summary of the terms and provisions of the debentures and the Amended and Restated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Amended and Restated Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Amended and Restated Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such terms as defined therein are incorporated herein by reference. The following description of the debentures assumes that the proposed amendments have been approved and implemented. References to the debentures are to the replacement 9.40% Junior Subordinated Deferrable Interest

Debenture due April 15, 2028 issued to the Trust by Easy Gardener Products. References to the Indenture are to the Amended and Restated Indenture.

General

         The debentures bear interest at the annual rate of 9.40% of the principal amount thereof, payable monthly in arrears on the 15th day of each calendar month of each year, to the person in whose name each debenture is registered, subject to certain exceptions, at the close of business on the first day of the month in which such payment is made. Notwithstanding the above, in the event that either the (i) debentures are held by the Property Trustee and the trust preferred securities are registered in book-entry only form or (ii) the debentures are presented by a global subordinated debenture, the record date for such payment shall be the Business Day next preceding such interest payment date. The amount of each interest payment due with respect to the debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of the Trust, each debenture will be held in the name of the Property Trustee, in trust for the benefit of the holders of the trust preferred securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the debentures is not a Business Day, then payment of the interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.40% thereof. The term "interest" as used herein shall include monthly interest payments, interest on monthly interest payments not paid on the applicable interest payment date and Additional Sums (as defined below), as applicable.

         The debentures will mature on April 15, 2028 (such date, as it may be shortened as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by Easy Gardener Products to any date not earlier than April 15, 2003. Easy Gardener Products might exercise its right to shorten the maturity of the debentures under circumstances where a "Tax Event," "Investment Company Event" or other undesirable event could be avoided simply by shortening the maturity of the debentures. In the event that Easy Gardener Products elects to shorten the Stated Maturity of the debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening to the holders of the debentures no less than 60 days prior to the effectiveness thereof.

         The debentures are unsecured and rank junior and are subordinate in right of payment to all Senior Debt and Subordinated Debt of Easy Gardener Products. The right of Easy Gardener Products to participate in any distribution of assets of any subsidiaries upon any such subsidiaries liquidation or reorganization or otherwise (and thus the ability of holders of the trust preferred securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that Easy Gardener Products may itself be recognized as a creditor of that subsidiary. Accordingly, the debentures will be effectively subordinated to all existing and future liabilities of any subsidiaries of Easy Gardener Products, and holders of debentures should look only to the assets of Easy Gardener Products for payments on the debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Easy Gardener Products, including Senior Debt and Subordinated Debt, whether under the Indenture or any existing or other indenture that Easy Gardener Products may enter into in the future or otherwise. See "Subordination" below.

Option to defer interest payment period

         So long as no event of default has occurred and is continuing, Easy Gardener Products will have the right under the Indenture at any time during the term of the debentures to defer the payment of interest at any time or from time to time for a period not exceeding 60 consecutive months, provided that no extension period may extend beyond the Stated Maturity. At the end of such extension period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.40%, compounded monthly, to the extent permitted by applicable law). During an extension period, interest will continue to accrue and holders of debentures will be required to accrue interest income for United States federal income tax purposes. The default by Easy Gardener Products on any Senior Debt and Subordinated Debt will not constitute an event of default as discussed below in the section entitled "Debenture Events of Default."

         During any such extension period, Easy Gardener Products may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment, with respect to, any of Easy Gardener Products' limited partnership interests, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Easy Gardener Products (including other debentures) that rank pari passu with or junior in interest to the debentures, or make any guarantee payments with respect to any guarantee by Easy Gardener Products of the debt securities of any subsidiary of Easy Gardener Products if such guarantee ranks pari passu with or junior in interest to the debentures (other than (a) dividends or distributions in limited partnership interests, of Easy Gardener Products, (b) payments under the Guarantee, and (c) purchases of limited partnership interests or rights related to the issuance of limited partnership interests under any of Easy Gardener Products' benefit plans for its directors, officers or employees), or
(iii) redeem, purchase or acquire less than all of the debentures or any of the trust preferred securities. Prior to the termination of any such extension period, Easy Gardener Products may further extend such extension period, provided that such extension does not cause such extension period to exceed 60 consecutive months or extend beyond the Stated Maturity. Upon the termination of any such extension period and the payment of all amounts then due on any interest payment date, Easy Gardener Products may elect to begin a new extension period subject to the above requirements. No interest shall be due and payable during an extension period, except at the end thereof. Easy Gardener Products must give notice to the Property Trustee, the Administrative Trustees and the Indenture Trustee of its election of any extension period at least one Business Day prior to the earlier of (i) the date the distributions on the trust preferred securities would have been payable but for the election to begin or extend such extension period, (ii) the date the Administrative Trustees are required to give notice to the American Stock Exchange, the New York Stock Exchange, The Nasdaq Stock Market or any applicable stock exchange or automated quotation system on which the trust preferred securities are then listed or quoted or to the holders of the trust preferred securities on the record date or
(iii) the date such distributions are payable, but in any event not less than one Business Day prior to such record date. There is no limitation on the number of times that Easy Gardener Products may elect to begin an extension period.

         Distributions on the trust preferred securities will be deferred by the Trust during any such extension period. See "Description of the trust preferred securities-distributions."

Additional sums

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, Easy Gardener Products will pay as additional amounts on the debentures such amounts ("Additional Sums") as shall be required so that the distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Redemption

         The debentures are redeemable prior to maturity at the option of Easy Gardener Products (i) on or after April 15, 2003, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), within 90 days following the occurrence of a Tax Event or an Investment Company Event, in each case at a redemption price equal to the accrued and unpaid interest on the debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

         Notice of any redemption will be mailed at, least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at such holder's registered address. Unless Easy Gardener Products defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such debentures or portions thereof called for redemption.

         The debentures will not be subject to any sinking fund.

Distribution upon liquidation

         As described under "Description of the Trust Preferred Securities-liquidation distribution upon dissolution," under certain circumstances involving the dissolution of the Trust, the debentures may be distributed to the holders of the trust preferred securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If the debentures are distributed to the holders of trust preferred securities upon the liquidation of the Trust, Easy Gardener Products will use its best efforts to list the debentures on the American Stock Exchange or the NASDAQ Small-Cap Market or such other stock exchanges or automated quotation system, if any, on which the trust preferred securities are then listed or quoted. There can be no assurance that Easy Gardener Products will be able to cause such listing or as to the market price of any debentures that may be distributed to the holders of trust preferred securities.

Restrictions on certain payments

         If at any time (i) there shall have occurred an event of default, (ii) Easy Gardener Products shall have given notice of its election of an extension period as provided in the Indenture with respect to the debentures and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing, or (iii) while the debentures are held by the Trust, Easy Gardener Products shall be in default with respect to its payment of any obligation under the Guarantee, then Easy Gardener Products will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Easy Gardener Products' limited partnership interests; (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Easy Gardener Products (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the debentures or make any guarantee payments with respect to any guarantee by Easy Gardener Products of the debt securities of any subsidiary of Easy Gardener Products if such guarantee ranks pari passu with or junior in interest to the debentures (other than (a) dividends or distributions in limited partnership interests of Easy Gardener Products, (b) payments under the Guarantee and (c) purchases of limited partnership interests related to issuance of limited partnership interests or rights under any of Easy Gardener Products' benefit plans for its directors, officers, employees or consultants) or (3) redeem, purchase or acquire less than all of the debentures or any of the trust preferred securities.

Subordination

         The Indenture provides that the debentures are subordinated and junior in right of payment to all Senior Debt and Subordinated Debt whether now existing or hereafter incurred. Senior Debt and Subordinated Debt may include indebtedness of Easy Gardener Products which is subordinated to other indebtedness of Easy Gardener Products but nevertheless senior to the debentures. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the debentures may be made if any event of default with respect to any Senior Debt and Subordinated Debt shall have occurred and be continuing and Easy Gardener Products and the Trustee receive notice of such default from any person permitted to give such notice. Upon any payment by Easy Gardener Products or distribution of assets of Easy Gardener Products to creditors upon any dissolution, winding-up, liquidation or reorganization of Easy Gardener Products, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due on all Senior Debt and Subordinated Debt must be paid in full before the holders of the debentures are entitled to receive or retain any payment. Upon payment in full of all amounts due on the Senior Debt and Subordinated Debt then outstanding, the rights of the holders of the debentures will be subrogated to the rights of the holders of Senior Debt and Subordinated Debt to receive payments or distributions applicable to such Senior Debt and Subordinated Debt until all amounts owing on the debentures are paid in full.

         In the event of the acceleration of the maturity of any debentures, by reason of an event of default, the holders of all Senior Debt and Subordinated Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of debentures will be entitled to receive or retain any payment in respect of the debentures.

         "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward, contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Senior Debt and Subordinated Debt" means, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Easy Gardener Products whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of Easy Gardener Products whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the debentures or to other Debt which is pari passu with, or subordinated to, the debentures; provided, however, that, Senior Debt and Subordinated Debt shall not be deemed to include (i) any Debt of Easy Gardener Products which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to Easy Gardener Products, (ii) any Debt of Easy Gardener Products to any of its subsidiaries, (iii) Debt to any employee of Easy Gardener Products, and (iv) any other debt securities issued pursuant to the Indenture.

         The Indenture places no limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by Easy Gardener Products. Easy Gardener Products expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.

Registration, denomination and transfer

         The debentures will initially be registered in the name of the Property Trustee. If the debentures are distributed to holders of Preferred Securities, it is anticipated that the depository arrangements for the debentures will be substantially identical to those in effect for the trust preferred securities. See "Description of the trust preferred securities-global trust preferred securities" and "Book-Entry Issuance."

         Although the Depositary has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If the Depositary is at any time unwilling or unable to continue as depository and a successor depositary is not appointed by the Company within 90 days of receipt of notice from the Depositary to such effect, Easy Gardener Products will cause the debentures to, be issued in definitive form.

         Payments on debentures represented by a global certificate are made to Cede & Co., the nominee for the Depositary as the registered holder of the debentures, as described under "Description of the trust preferred securities-global trust preferred securities." If debentures are issued in certificate form, principal and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in Wilmington, Delaware or at the offices of any paying agent or transfer agent appointed by Easy Gardener Products, provided that payment of interest may be made at the option of Easy Gardener Products by check mailed to the address of the persons entitled thereto.

         Debentures will be exchangeable for other debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

         Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Indenture or at the office of any transfer agent designated by Easy Gardener Products for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Easy Gardener Products will appoint the Indenture Trustee as securities registrar under the Indenture. Easy Gardener Products may at any time designate additional transfer agents with respect to the debentures.

         In the event of any redemption, neither Easy Gardener Products nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the debentures to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (ii) transfer or exchange any debentures so selected for redemption, except in the case of any debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

         Payment of principal of (and premium, if any) and any interest on the debentures will be made at the office of the Indenture Trustee, except that at the option of Easy Gardener Products payment of any interest may be made (i) except in the case of global debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register,
(ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date, or (iii) if the debentures are held by the Property Trustee, by agreement between Easy Gardener Products and the Property Trustee. Payment of any interest on debentures will be made to the person in whose name such debenture is registered at the close of business on the regular record date for such interest. Easy Gardener Products may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however Easy Gardener Products will at all times be required to maintain a Paying Agent in each place of payment for the debentures. Any moneys deposited with the Indenture Trustee or any Paying Agent or then held by

Easy Gardener Products in trust, for the payment of the principal of (and premium, if any) or interest on the debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of Easy Gardener Products, be repaid to Easy Gardener Products and the holder of such debenture shall thereafter look, as a general unsecured creditor, only to Easy Gardener Products for payment thereof.

Modification of Indenture

         From time to time Easy Gardener Products and the Indenture Trustee may, without the consent of the holders of the debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the debentures or the trust preferred securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Easy Gardener Products and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debentures, to modify the Indenture in a manner affecting the rights of the holders of the debentures; provided, that no such modification may, without the consent of the holder of each outstanding debenture affected thereby, (i) change the Stated Maturity of the debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of debentures, the holders of which are required to consent to any such modification of the Indenture; provided that so long as any of the trust preferred securities remain outstanding, no such modification may be made that adversely affects the holders of such trust preferred securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the trust preferred securities unless and until the principal of the debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied. Where a consent under the Indenture would require the consent of each holder of debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of trust preferred securities. In addition, Easy Gardener Products and the Indenture Trustee may execute, without the consent of any holder of debentures, any supplemental Indenture for the purpose of creating any new series of debentures.

Debenture events of default

         The Indenture provides that any one or more of the following described events with respect to the debentures that has occurred and is continuing constitutes an "event of default," with respect to the debentures:

         o failure for 30 days to pay any interest on the debentures, when due (subject to the deferral of any due date in the case of an extension period); or

         o failure to pay any principal on the debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

         o failure to observe or perform in any material respect, certain other covenants contained in the Indenture for 90 days after written notice to Easy Gardener Products from the Indenture Trustee or to Easy Gardener Products and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the debentures; or

         o certain events in bankruptcy, insolvency or reorganization of Easy Gardener Products or certain of its subsidiaries, if any.

         The holders of a majority in aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debentures may declare the principal due and payable immediately upon an event of default. If the Indenture Trustee or such holders of such debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the trust preferred securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities shall have such right.

         The holders of a majority in aggregate outstanding principal amount of debentures affected thereby may, on behalf of the holders of all the debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debenture.

         In case an event of default shall occur and be continuing as to the debentures, the Property Trustee, as holder of the debentures, will have the right to declare the principal of and the interest on such debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such debentures.

         Easy Gardener Products will be required to file annually with the Indenture Trustee a certificate as to whether or not Easy Gardener Products is in compliance with all the conditions and covenants applicable to it under the Indenture.

Enforcement of certain rights by holders of trust preferred securities

         If an event of default has occurred and is continuing and such event is attributable to the failure of Easy Gardener Products to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, a holder of trust preferred securities may institute a legal proceeding directly against Easy Gardener Products for enforcement of payment to such holder of the principal of or interest on such debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder (a "Direct Action"). Easy Gardener Products may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the trust preferred securities outstanding. Easy Gardener Products shall have the right under the Indenture to set off any payment made to such holder of trust preferred securities by Easy Gardener Products in connection with a Direct Action.

         The holders of the trust preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the debentures unless there shall have been an event of default under the Trust Agreement. See "Description of the trust preferred securities-events of default; notice."

Consolidation, merger, sale of assets and other transactions

         The Indenture provides that Easy Gardener Products, shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any

Person, and no Person shall consolidate with or merge into Easy Gardener Products or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the debentures issued under the Indenture; (ii) immediately after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the debentures protection in the event of a highly leveraged or other similar transaction involving Easy Gardener Products that may adversely affect holders of the debentures.

Satisfaction and discharge

         The Indenture provides that when, among other things, all debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year, and Easy Gardener Products deposits or causes to be deposited with the Indenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the debentures are- payable sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Easy Gardener Products' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Easy Gardener Products will be deemed to have satisfied and discharged the Indenture.

Covenants of Easy Gardener Products

         Easy Gardener Products will covenant in the Indenture, as to the debentures, that if and so long as (i) the Property Trustee on behalf of the Trust is the holder of all such debentures, (ii) a Tax Event in respect of the Trust has occurred and is continuing and (iii) Easy Gardener Products has elected, and has not revoked such election, to pay Additional Sums (as defined. under "Description of the trust preferred securities-redemption") in respect of the trust preferred securities, the Company will pay to the Trust such Additional Sums. Easy Gardener Products will also covenant, as to the debentures, (i) to maintain directly or indirectly 100% ownership of the trust common securities of the Trust to which debentures have been issued, provided that certain successors which are permitted to do so pursuant to the Indenture may succeed to Easy Gardener Products' ownership of the trust common securities,
(ii) not to voluntarily dissolve, wind up or liquidate the Trust, except (a) in connection with a distribution of debentures to the holders of the trust preferred securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

Governing law

         The Indenture and the debentures are governed by and. construed in accordance with the laws of the State of New York, except that the immunities and standard of care of the Indenture Trustee are governed by Delaware law.

Information concerning the Indenture Trustee

         The Indenture Trustee has been and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Book-Entry Issuance

         The Depositary acts as securities depositary for all of the Trust Preferred Securities and, if the debentures are distributed to holders of Trust Preferred Securities, the Depositary will act as such for the debentures. The Trust Preferred Securities and, in such event, the debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the debentures and will be deposited with the Depositary.

         The Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants deposit with the Depositary. The Depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the Commission.

         Purchases of Trust Preferred Securities or debentures within the Depositary system must be made by or through direct participants, which will receive a credit for the Trust Preferred Securities or debentures on the Depositary's records. The beneficial owner of each Trust Preferred Security and each debenture will be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the Depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased Trust Preferred Securities or debentures. Transfers of ownership interests in the Trust Preferred Securities or debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Trust Preferred Securities or debentures, except in the event that use of the book-entry system for the Trust Preferred Securities or debentures is discontinued.

         The Depositary has no knowledge of the actual beneficial owners of the Trust Preferred Securities or debentures; the Depositary's records reflect only the identity of the direct participants to whose accounts such Trust Preferred Securities or debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to the Depositary. If less than all of the Trust Preferred Securities or the debentures are being redeemed, the Depositary has informed the Trust and Easy Gardener Products that its practice is to determine by lot the amount of the Trust Preferred Securities of each direct participant to be redeemed.

         Although voting with respect to the Trust Preferred Securities or the debentures is limited to the holders of record of the Trust Preferred Securities or debentures, as applicable, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or debentures. Under its usual procedures, the Depositary would mail an omnibus proxy to the relevant Trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such Trust Preferred Securities or debentures are credited on the record date (identified in a listing attached to the omnibus proxy).

         Distribution and Redemption Price payments on the Trust Preferred Securities or, if applicable, interest payments on the debentures will be made to Cede & Co., as nominee of the Depositary. The Depositary's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of the Depositary, the relevant Trustee, the Trust or Easy Gardener Products, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions, redemption price payments or interest, as applicable, to Cede & Co. is the responsibility of the relevant Trustee, disbursement of such payments to direct participants is the responsibility of Cede & Co., and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

         Under certain circumstances set forth in the Trust Agreement, the global trust preferred security will be exchangeable for definitive certificated Trust Preferred Securities. See "Description of the Trust Preferred Securities."

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Trust, Easy Gardener Products and U.S. Home & Garden believe to be accurate, but the Trust, Easy Gardener Products and U.S. Home & Garden assume no responsibility for the accuracy thereof. Neither the Trust nor Easy Gardener Products nor U.S. Home & Garden has any responsibility for the performance by the Depositary or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Description of Guarantee

Introduction

         A Guarantee Agreement dated as of April 17, 1998 was executed and delivered by U.S. Home & Garden for the benefit of the holders of the trust preferred securities. Wilmington Trust acts as Guarantee Trustee under the Guarantee Agreement for the purposes of compliance with the Trust Indenture Act and the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act. Upon the closing of the proposed Asset Sale, Easy Gardener Products will enter into an Amended and Restated Guarantee Agreement with Wilmington Trust as the Guarantee Trustee in connection with its assumption of certain of U.S. Home & Garden's obligations, including the Guarantee issued by U.S. Home & Garden pursuant to the Guarantee Agreement. For purposes of this discussion, the Amended and Restated Guarantee Agreement is referred to below as the Guarantee. The following description of the Guarantee assumes that the proposed amendments have been approved and implemented. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definition therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this proxy statement/prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the trust preferred securities.

General

         The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the trust preferred securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         Under the Guarantee, Easy Gardener Products will irrevocably unconditionally agree to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined below) to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payment"), will be subject to the Guarantee: (i) any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any trust preferred securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the debentures are distributed to holders of the trust preferred securities), the lesser of (a) the liquidation distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of trust preferred securities, after satisfaction of liabilities to creditors of the Trust as required by law. Easy Gardener Products' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Easy Gardener Products to the holders of the trust preferred securities or by causing the Trust to pay such amounts to such holders.

         If Easy Gardener Products does not make interest payments on the debentures held by the Trust, the Trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of Easy Gardener Products. See "Status of the Guarantee" below. The right of Easy Gardener Products to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that Easy Gardener Products may itself be recognized as a creditor of that subsidiary. Accordingly, Easy Gardener Products' obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of Easy Gardener Products' subsidiaries, if any, and claimants should look only to the assets of Easy Gardener Products for payments thereunder. Except as otherwise described herein, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of Easy Gardener Products, including Senior Debt and Subordinated Debt, whether under the Indenture, any other indenture that Easy Gardener Products may enter into in the future or otherwise. Easy Gardener Products has, through the Guarantee Agreement, the Trust Agreement, the debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the trust preferred securities.

Status of the Guarantee

         The Guarantee will constitute an unsecured obligation of Easy Gardener Products and will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt in the same manner as the debentures.

         The Guarantee will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against Easy Gardener Products to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the trust preferred securities. The Guarantee will not be discharged except by payment of the Guarantee Payment in full to the extent not paid by the Trust or upon distribution of the debentures to the holders of the trust preferred securities. The Guarantee does not place a limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by Easy Gardener Products. Easy Gardener Products expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.

Amendments and assignment

         Except with respect to any changes which do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding trust preferred securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Easy Gardener Products and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

         An event of default under the Guarantee will occur upon the failure of Easy Gardener Products to perform any of its payment or other obligations thereunder and, except for a default in payment of a Guaranty Payment, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice. The holders of not less than a majority in aggregate. liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the trust preferred securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         Easy Gardener Products, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not Easy Gardener Products is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of an event of default, and after curing all events of default that shall have occurred under the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default under the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the trust preferred securities unless it is offered adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the trust preferred securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of debentures to the holders of the trust preferred securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the Guarantee.

Governing law

         The Guarantee is governed by and construed in accordance with the laws of the State of New York.

Expense Agreement

         Pursuant to the Expense Agreement entered into between U.S. Home & Garden and the Trust under the Trust Agreement and to be assumed by Easy Gardener Products, Easy Gardener Products will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust (including, without limitation, any expenses the Property Trustee may incur relating to the enforcement of the rights of the holders of the Trust Preferred Securities or the debentures pursuant to the Trust Agreement and the Indenture, respectively), other than obligations of the Trust to pay to the holders of the Trust Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. The Expense Agreement may be enforced against Easy Gardener Products by any person or entity to whom the Trust is or becomes indebted or liable.

Relationship among the trust preferred securities, the Junior Subordinated Debentures and the Guarantee

Full and unconditional guarantee

         Payments of distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds available for the payment of such distributions) will be irrevocably guaranteed by Easy Gardener Products as and to the extent set forth under "Description of Guarantee." Taken together, Easy Gardener Products' obligations under the debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee Agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that Easy Gardener Products does not make payments on the debentures, the Trust will not pay distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of the Trust Preferred Securities is to institute a legal proceeding directly against Easy Gardener Products for enforcement of payment on the debentures. The obligations of Easy Gardener Products under the Guarantee are subordinate and junior in right of payment to, all Senior Debt and Subordinated Debt of Easy Gardener Products.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) Easy Gardener Products shall pay for all and any costs, expenses and liabilities of the Trust, except the Trust's obligations to holders of Trust Preferred Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with its limited purposes.

         Notwithstanding anything to the contrary in the Indenture, Easy Gardener Products has the right to set off any payment it is otherwise required to make thereunder to the extent Easy Gardener Products has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of the Trust Preferred Securities Under the Guarantee

         A holder of any of the Trust Preferred Securities may institute a legal proceeding directly against Easy Gardener Products to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Debt and Subordinated Debt would not constitute a default or event of default under the Guarantee. However, in the event of a default under Senior Debt and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the debentures from and after the time that Easy Gardener Products and the Indenture Trustee receive notice of such default and while such default is continuing. Failure to make required payments on debentures would constitute an event of default.

Limited Purpose of the Trust

         The Trust Preferred Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of the Trust Preferred Securities and a holder of a debenture is that a holder of a debenture is entitled to receive from Easy Gardener Products the principal amount of and interest accrued on debentures held, while a holder of the Trust Preferred Securities is entitled to receive distributions from the Trust (or from Easy Gardener Products under the Guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

         Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the debentures, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, the holders of Trust Preferred Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Trust Preferred Securities--

Liquidation distribution upon dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Easy Gardener Products, the Property Trustee, as holder of the debentures, would be a subordinated creditor of Easy Gardener Products, subordinated in right of payment to all Senior Debt and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of Easy Gardener Products receive payments or distributions. Since Easy Gardener Products is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Preferred Securities), the positions of a holder of the Trust Preferred Securities and a holder of debentures relative to other creditors and to stockholders of Easy Gardener Products in the event of liquidation or bankruptcy of Easy Gardener Products are substantially the same.

                    MARKET FOR THE TRUST PREFERRED SECURITIES

         The trust preferred securities have been listed on AMEX since April 13, 1998 under the symbol "UHGPrA". The following table shows, for the periods indicated, the high and low sales prices for the trust preferred securities, as reported by AMEX.


                                                      High            Low
                                                      ----            ---
Year Ended June 30, 2000
         First Quarter                              $21.75          $15.25
         Second Quarter                              15.688          11.75
         Third Quarter                               15.75           13.375
         Fourth Quarter                              18.75           12.75

Year Ended June 30, 2001
         First Quarter                              $17.375         $14.00
         Second Quarter                              14.813           9.188
         Third Quarter                               15.90           10.00
         Fourth Quarter                              14.50           11.35


Year Ended June 30, 2002
         First Quarter                              $13.25          $11.60
         Second Quarter                              12.80           11.53
         Third Quarter                               14.15           11.60
         Fourth Quarter                              17.50           13.45

Year Ending June 30, 2003
         First Quarter                              $15.89          $ 6.50
         Second Quarter                              13.37            2.10
         Third Quarter                               15.40           13.12
         Fourth Quarter (through June 3, 2003)       17.92            9.50

         On June 3, 2003, the last sale price of the trust preferred securities as reported on AMEX was $16.24. As of June 3, 2003, the trust preferred securities were held under a global certificate by one holder of record on behalf of over 2,000 beneficial holders.

                              ACCOUNTING TREATMENT

U.S. Home & Garden

         We will account for the sale by Easy Gardener and Ampro of substantially all of their assets as a disposal of a business in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Diposal of Long-Lived Assets. We will recognize a gain relating to the excess of the total purchase price over the book value of the net assets (liabilities) sold, plus Easy Gardener's basis in the stock of its wholly-owned subsidiary, Weatherly Group.

Easy Gardener Products

         Easy Gardener Products will account for the transaction as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill. For more detail about the amount of goodwill to be recorded and the assumptions employed in estimating amounts recorded, see the notes to the Unaudited Pro Forma Consolidated Financial Statements of Easy Gardener Products, Ltd. attached as Annex H to this proxy statement/prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

To U.S. Home & Garden

         Our receipt of the consideration contemplated by the asset purchase agreement will be a taxable event for federal income tax purposes. We will recognize taxable income equal to the amount realized by us on the sale to Easy Gardener Products in excess of the tax basis of the assets transferred by us. The amount realized by us will consist of the cash received by us plus the amount of liabilities assumed by Easy Gardener Products.

        Although we will recognize a gain on the sale to Easy Gardener Products, our available federal income tax net operating loss (NOL) carryforwards, as currently estimated on our consolidated federal income tax return for 2001, and estimated tax losses for 2002 are in excess of the estimated amount of the gain. As a result, management anticipates that we will not incur any significant federal income tax liability upon the sale of the assets. The availability and amount of tax loss carryforwards are, however, subject to audit and adjustment by the Internal Revenue Service (IRS). In the event that the loss carryforwards are adjusted by the IRS, we could incur a significant tax liability. It should also be noted that for purposes of the corporate alternative minimum tax (AMT), a corporation may generally utilize its NOL carryforwards (as specially computed for AMT purposes) to offset no more than 90% of its "alternative minimum taxable income" for that taxable year (as specially computed for AMT purposes). Consequently, if U.S. Home & Garden is subject to AMT because its tax liability as computed for AMT purposes exceeds its tax liability for regular tax purposes, a small percentage of its income may be subject to tax at the 20% corporate AMT tax rate.

        Each of U.S. Home & Garden and our subsidiaries also file income tax returns in several states. Because state income tax laws do not necessarily follow federal law, and because state laws themselves differ, the state income tax consequences of the proposed asset sale will vary state by state. The tax loss carryforwards may not completely offset state taxable income, and state income tax may be incurred on the sale. However, it is not anticipated that the sale will result in a material amount of state income taxes.

To Easy Gardener Products and the holders of the trust preferred securities


         The following is the opinion of Blank Rome LLP, counsel to the Trust ("Counsel"): Subject to the limitations stated herein, there are no material federal income tax consequences to holders of the trust preferred securities arising from the proposed sale of assets or the assumption by Easy Gardener Products of our obligations under the Trust-related documents described in and contemplated by this proxy statement/prospectus. The opinions set forth in this section assume the accuracy of the facts set forth in this proxy statement/prospectus. The opinions set forth in this section, unless otherwise stated, deal only with trust preferred securities held as capital assets by United States Persons (defined below) who own the trust preferred securities as of the closing of the proposed transaction. As used herein, a "United States Person" means a person that is (a) a citizen or resident of the United States as determined for United Stated federal income tax purposes, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust. The tax treatment of holders may vary depending on their particular situation. The following opinions do not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign investors, investors that hold the trust preferred securities as part of a hedging, straddle, constructive sale, or conversion or other risk reduction transaction or whose functional currency is not the U.S. dollar. In addition, the following opinions do not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of trust preferred securities. The opinions set forth herein are based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.


         The following opinions do not address the tax consequences that might be relevant to persons that are not United States Persons. Non-United States Persons should consult their own tax advisors as to the specific United States federal income and other tax consequences arising from the transactions contemplated in this proxy statement/prospectus.

         The authorities on which the opinions set forth herein are based are subject to various interpretations, and opinions of Counsel are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM ARISING FROM THE TRANSACTIONS CONTEMPLATED BY THIS PROXY STATEMENT/PROSPECTUS.

         With respect to the proposed transfer of assets, the onus of any tax, whether it is federal or state tax, resides with the seller and not the buyer. As a result, it is the opinion of Counsel that there will be no tax consequences to Easy Gardener Products as the buyer of the assets being transferred by us. In addition, the Trust will be neither a seller nor a buyer in the transaction as all of its common securities are being sold by us to Easy Gardener Products. Consequently, there will also be no tax consequences to the holders of the trust preferred securities resulting from the proposed transfer of assets to Easy Gardener Products.

         In addition, it is the opinion of Counsel that the assumption by Easy Gardener Products of our obligations under the debentures and the other Trust-related documents will not result in any tax consequences to the holders of the trust preferred securities as such assumption will not cause the debentures to be treated as having been exchanged for new debentures for federal income tax purposes.

         Specifically, under applicable Treasury regulations, a change in an obligor of a debt instrument (such as a change from U.S. Home & Garden to Easy Gardener Products) will not create a deemed re-issuance of a debt instrument if

         o the new obligor acquires substantially all of the assets of the old obligor,

         o the transaction does not result in a change in the payment expectations, and

         o  the debt instrument is not otherwise altered.

         There can be no assurance, however, that the IRS will agree with the opinion of counsel in this regard. This is important because if the IRS were to successfully challenge the position and the assumption by Easy Gardener Products of our obligations under the debentures were deemed a new issuance of the debentures for federal income tax purposes, (a) the holders of the trust preferred securities would be treated as having transferred the "old" debentures for "new" debentures in a taxable transaction, and (b) interest on the debentures would become reportable under the original issue discount rules of the Treasury regulations as of the new issue date, as a result of which, holders of trust preferred securities otherwise under the cash method of tax accounting would become required to include accrued original issue discount into their income prior to receipt of any cash payments in connection with that accrual. In that case, holders of trust preferred securities could recognize a significant amount of "phantom income" (that is taxable income without a corresponding receipt of cash). Based on the foregoing, however, it is the opinion of Counsel that it is more likely than not that the assumption by Easy Gardener Products of our obligations under the debentures and the other Trust-related documents will neither be a taxable transaction nor give rise to any original issue discount for federal income tax purposes.

         This opinion is based on (i) certain representations made to Counsel by our officers and the officers of Easy Gardener Products to the effect that (a) Easy Gardener Products will acquire substantially all of our assets on a consolidated basis, (b) the payment expectations with respect to the debentures will not change as a result of the proposed asset sale or otherwise and (c) the terms of the debentures will not directly or indirectly be altered as a result of, or following, the closing of the proposed transactions, and (ii) certain assumptions made and conclusions reached in the opinions of Roth Capital issued in connection herewith.

                               DISSENTERS' RIGHTS

         If the proposed amendments to the Trust-related documents are approved by holders of a majority of the outstanding trust preferred securities (based upon their liquidation amount), there are no dissenters' rights available to holders of trust preferred securities who dissent to such approval.

                                  LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Guarantee and the debentures will be passed upon for Easy Gardener Products by Naman, Howell, Smith & Lee, L.L.P., counsel to Easy Gardener Products, and with respect to certain matters of New York law affecting such validity, by Blank Rome LLP. Certain matters relating to United States federal income tax considerations will be passed upon for the Trust by Blank Rome LLP.

                                     EXPERTS

         The consolidated financial statements and schedule of U.S. Home & Garden, Inc., as of June 30, 2002 and 2001 and for each of the three years in the period ended June 30, 2002, included in this document have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report and are included in this document in reliance upon such report, given upon the authority of said firm as experts in accounting and auditing.

         The balance sheet of Easy Gardener Products, Ltd. as of March 31, 2003 included in this document has been audited by BDO Seidman, LLP, independent certified public accountants, to the extent set forth in their report and is included in this document in reliance upon such report, given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         Easy Gardener Products and the Trust have jointly filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, with respect to the trust preferred securities. This proxy statement/prospectus, which constitutes a part of the registration statement, omits certain information contained in the registration statement, which information is omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding Easy Gardener Products, the Trust and the trust preferred securities, reference is made to the registration statement, the annexes to this proxy statement/prospectus and the exhibits filed as a part of the registration statement or incorporated by reference into the registration statement, all of which may be inspected at the public reference facilities of the Securities and Exchange Commission, at the address set forth below or obtained at the Securities and Exchange Commission's web site set forth below. Statements made in this proxy statement/prospectus concerning the contents of any documents referred to in this proxy statement/prospectus are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of that document filed as an annex to this proxy statement/prospectus or as an exhibit to the registration statement.

         U.S. Home & Garden files reports, proxy statements and other information with the Securities and Exchange Commission and, upon effectiveness of this registration statement, Easy Gardener Products will be subject to the informational requirements of the Securities Exchange Act of 1934, and will file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of reports, proxy statements and other information filed by U.S. Home & Garden and, upon the effectiveness of this registration statement, copies of reports, proxy statements and other information to be filed by Easy Gardener Products can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at:

                             Judiciary Plaza
                             Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding us. The address of the Securities and Exchange Commission website is http://www.sec.gov.

         No separate financial statements of the Trust have been included in this proxy statement/prospectus. Easy Gardener Products and the Trust do not consider that those financial statements would be material to holders of the trust preferred securities because the Trust is a special purpose entity that has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the debentures of Easy Gardener Products. If the proposed asset sale is completed, the Trust will become a subsidiary of Easy Gardener Products and Easy Gardener Products will fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the trust preferred securities.

                              COST OF SOLICITATION

         Proxies for the special meeting will be solicited on behalf of U.S. Home & Garden. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies. The amount to be paid for such proxy solicitation firm is not expected to exceed $20,000 (not including the costs of expedited mailing of this proxy statement/prospectus estimated to be $15,000). In addition, the solicitation of proxies may be made by directors, officers and regular employees of U.S. Home & Garden and its subsidiaries in person or by mail, telephone, facsimile or telegraph. No additional compensation will be paid to these persons for that solicitation. Arrangements will be made within brokerage institutions and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of trust preferred securities held of record by these persons and we will reimburse them for all reasonable expenses incurred by them in so doing. In the event the proposed asset sale closes, Easy Gardener Products will assume the cost of solicitation, including printing and postage, subject to the limitation described in the "Principal Terms of the Asset Purchase Agreement -- Payment of transaction related expenses" section. If it does not close, these expenses will be paid by us.

                                 OTHER BUSINESS

         We are aware of no other matters, except for those incident to the conduct of the special meeting, that are to be presented to holders of the trust preferred securities for formal action at the special meeting. If, however, any other matters properly come before the special meeting or any approved adjournments of the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                     ANNEX A

                            ASSET PURCHASE AGREEMENT

         Agreement entered into on December 11, 2002, by and between Easy Gardener Products, Ltd., a Texas limited partnership (the "Buyer"), EYAS International, Inc., a Texas corporation and an affiliate of Buyer ("EYAS"), U.S. Home & Garden Inc., a Delaware corporation (the "Parent"), Easy Gardener, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Easy Gardener"), Ampro Industries, Inc., a Michigan corporation and wholly-owned subsidiary of Parent ("Ampro") (each of Easy Gardener and Ampro is sometimes referred to herein as a "Seller" and collectively, as the "Sellers") and Weed Wizard Acquisition Corp., a wholly-owned subsidiary of Easy Gardener ("Weed Wizard"). The Buyer, the Sellers, Parent, Weed Wizard and EYAS are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets of Sellers and certain assets of Parent and Weed Wizard and assume all liabilities of the Sellers (other than the Excluded Liabilities as herein defined) and certain liabilities of Parent in return for cash and other consideration.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions.

         "Acquired Assets" means all right, title, and interest in and to (i) all of the assets of the Sellers, other than the Excluded Assets (defined below), including Sellers' (a) real property, leaseholds and sublease holds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other rights appurtenant thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions,
(d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) the capital stock of Easy Gardener UK Ltd., a company organized under the laws of England and wholly-owned subsidiary of Easy Gardener ("Easy Gardener UK"), and of Weatherly Consumer Products Group, Inc., a Delaware corporation and wholly-owned subsidiary of Easy Gardener ("Weatherly Group"), which corporation has as its wholly-owned subsidiary Weatherly Consumer Products, Inc., a Delaware corporation ("Weatherly Sub") (each of Weatherly Group and Weatherly Sub is sometimes referred to herein as an "Acquired Subsidiary" and collectively as the "Acquired Subsidiaries"), (h) claims, deposits, prepayments, refunds, causes of action, causes in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials which are not included in the Excluded Assets and (k) Cash;
(ii) the 251,981 Trust Preferred Securities owned by Parent and all of the Trust Common Securities of U.S. Home and Garden Trust I, a Delaware business trust and wholly-owned subsidiary of Parent ("Trust"), and (iii) the accounts receivable of Weed Wizard.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Assumed Liabilities" means (i) all of the Liabilities of Sellers other than the Excluded Liabilities and (ii) those Liabilities set forth on Exhibit A.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents, held by Sellers on the Closing Date hereof (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in ss. 2(d) below.

         "Closing Date" means the date upon which the Closing is effected, which shall be the date of the Closing unless the Parties mutually agree upon a different effective date.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of the Sellers that is not already generally available to the public.

         "Excluded Assets" shall mean (i) the Sellers' corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Sellers as corporations or other entities, (ii) any of the rights of the Sellers under this Agreement (or under any agreement between the Sellers and/or Parent on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iii) the assets of the Parent, other than the Trust Common Securities and the Trust Preferred Securities owned by Parent,
(iv) all agreements, including distribution agreements, between a Seller and Weed Wizard, and (v) all stock of Easy Gardener in Weed Wizard.

         "Excluded Liabilities" shall mean those liabilities set forth on Exhibit B.

         "Financial Statements" has the meaning set forth in ss. 3(f) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Golub Option" means the option issued by Parent to the Golub Purchasers on November 15, 2001, as amended by the Settlement Agreement, to purchase 94,875 of the Trust Preferred Securities owned by Parent.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in ss. 8(d) below.

         "Indemnifying Party" has the meaning set forth in ss. 8(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivation, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), and (g) all copies and tangible embodiments thereof (in whatever form or medium).

         "Junior Subordinated Debentures" means the Parent's 9.4% Junior Subordinated Deferrable Interest Debentures due April 15, 2028 in the original principal sum of $65.2 Million.

         "Knowledge of Buyer" means the actual knowledge of Richard Grandy or Richard Kurz, without independent investigation; provided, however, nothing contained in this Agreement shall be deemed to make either of such individuals personally liable hereunder.

         "Knowledge of Sellers" means the actual knowledge of Robert Kassel or David Harper, without independent investigation; provided, however, nothing contained in this Agreement shall be deemed to make either of such individuals personally liable hereunder.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes. When such liabilities are referred to herein in the plural, they are referred to as "Liabilities."

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parent" has the meaning set forth in the preface above.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in ss. 2(c) below.

         "Registration Statement" shall have the meaning set forth in ss. 5(g) hereof.

         "Retained Subsidiaries" means Weed Wizard, Egarden, Inc., and Golden West Agri-Products, Inc.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Sellers" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Settlement Agreement" shall mean the Settlement Agreement dated November 1, 2002 by and among Parent, Easy Gardener, LEG Partners Debenture SBIC, L.P., LEG Partners III SBIC, L.P., LEG Co. - Investors, LLC, 555 Madison Investors II LLC and 555 Madison Investors, LLC (the "Golub Purchasers"), Golub Associates LLC and Golub Associates Incorporated (together with the Golub Purchasers, the "Golub Parties").

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claims" has the meaning set forth in ss. 8(d) below.

         "Trust Common Securities" means the Common Securities issued to the Parent pursuant to the Trust Agreement.

         "Trust Preferred Securities" means the 9.40% Cumulative Trust Preferred Securities issued to the several holders thereof pursuant to the Trust Agreement.

         "Trust Preferred Documents" means the Amended and Restated Trust Agreement, dated as of April 17, 1998, among the Parent, as Depositor, Wilmington Trust Company ("Wilmington Trust"), as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein (the "Trust Agreement"); the Junior Subordinated Indenture, dated as of April 17, 1998, between the Parent and Wilmington Trust, as trustee (the "Indenture"); the Junior Subordinated Debentures; and the Guarantee Agreement, dated as of April 17, 1998, between the Parent and the Wilmington Trust, as trustee (the "Guarantee").

         2. Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers. Parent and Weed Wizard, and the Sellers, Parent and Weed Wizard agree to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets for the consideration specified below.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities. The Buyer will not assume or have any responsibility, for the Excluded Liabilities.

         (c) Purchase Price. The purchase price for the Acquired Assets shall consist of (i) $18,772,500 payable to the Sellers and Parent by delivery of cash payable by wire transfer or delivery of other immediately available funds as instructed by Sellers and Parent at the Closing (the "Cash Purchase Price");
(ii) cash in an amount equal to $500,000 plus the legal fees of Parent outstanding on the Closing Date not to exceed $300,000 (the "Deferred Purchase Price"), payable to Parent upon a mutually agreed upon timetable which shall be agreed upon prior to the Closing (the "Deferred Payment Schedule"), but in no event paid later than December 31, 2003 and (iii) the Assumed Liabilities (the Cash Purchase Price, the Deferred Purchase Price and the Assumed Liabilities are collectively referred to herein as the "Purchase Price").

         (d) The Closing. The closing of the purchase and sale of the Acquired Assets (the "Closing") shall take place at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174 or such other place as the Parties may mutually determine on or before the second business day after the satisfaction or waiver of the conditions to Closing set forth in Section 6, or at such other time as the Parties mutually agree.

         (e) Closing Deliveries by the Parties. At the Closing,

             (i) the Sellers, Parent or Weed Wizard, as the case may be, will execute, acknowledge (if appropriate), and deliver (or cause to be executed and delivered) to the Buyer (A) a Bill of Sale covering the sale of the Acquired Assets in the form attached hereto as Exhibit D, (B) the Releases in the form attached hereto as Exhibit E, (C) the Assignment and Assumption Agreement described in (ii) below and such other documents as are required to assign Parent's obligations under the Trust Preferred Documents, (D) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (E) an opinion of counsel to Sellers and Parent in the form attached hereto as Exhibit F; and (F) a Non-Competition Agreement in the form attached hereto as Exhibit H and a Consulting Agreement in the form attached hereto as Exhibit J, each executed by Robert Kassel, Chief Executive Officer of Parent and Sellers; and (G) Sellers and Parent shall deliver to the Golub Purchasers 50% of the outstanding amounts due under the Settlement Agreement, including the Deferred Prepayment Amount, the Expenses and the Default Interest, as such terms are defined in the Settlement Agreement.

             (ii) the Buyer will execute, acknowledge and deliver to the Sellers or at Seller's direction (A) an Assignment and Assumption Agreement covering all of the Assumed Liabilities in the form attached hereto as Exhibit G; (B) a Supplemental Indenture entered into pursuant to the Indenture and such other documents as are required for the assumption by the Buyer of all of the Parent's obligations under the Indenture, the Debentures, the Guarantee and the Trust Agreement, (C) a guaranty by EYAS of Buyer's obligations under the Trust Preferred Documents, (D) such documents as are required for the Parent to transfer the Trust Common Securities to the Buyer, (E) such other instruments of assumption as the Sellers and Parent and their counsel reasonably may request;
(F) the Cash Purchase Price specified in ss. 2(c) above; (G) a Non-Competition Agreement in the form attached hereto as Exhibit H and a Consulting Agreement in the form attached hereto as Exhibit J; and (H) the consideration to be placed into escrow pursuant to Exhibit H and (I) Buyer shall deliver to Golub Purchasers 50% of the outstanding amounts due under the Settlement Agreement, including the Deferred Prepayment Amount, the Expenses and the Default Interest, as such terms are defined in the Settlement Agreement.

         (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule to be mutually agreed upon by the Parties prior to the Closing Date.

         3. Representations and Warranties of the Sellers and Parent. The Sellers and Parent hereby represent and warrant to the Buyer that, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"), the statements contained in this ss. 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss. 3.

         (a) Organization of Parent and the Sellers. Each of Parent, Sellers, Weatherly Group, Weatherly Sub and Trust is a corporation or business trust duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation. The entire authorized capital stock of Weatherly Group consists of 11,765 shares of Class A Common Stock and 1,765 shares of Class B Common Stock, $.01 par value, of which 10,000 shares of Class A Common Stock are issued and outstanding. The entire authorized capital stock of Weatherly Sub consists of 1,000 shares of Common Stock and 1,000 shares of Preferred Stock, no par value, of which 1,000 shares of Common Stock are issued and outstanding. All of the issued and outstanding shares of each Acquired Subsidiary have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Easy Gardener, in the case of Weatherly Group, and by Weatherly Group, in the case of Weatherly Sub. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require either of the Acquired Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock.

         (b) Authorization of Transaction. Parent and each Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Parent and the board of directors of each Seller, has duly authorized the execution, delivery, and performance of this Agreement by the Parent and each Seller, and except for the approval referred to in ss. 6(b)(vii), no other authorization of the board of directors or shareholders and no consent or other approval is necessary for the Parent and each Seller to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and legally binding obligation of the Parent and each Seller, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss. 2 above), will (i) violate any provision of the charter or bylaws of any of the Sellers and the Parent, (ii) to the Knowledge of Seller (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers and the Parent is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers, the Acquired Subsidiaries or the Parent is a party or by which any of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of their assets). To the Knowledge of Sellers, neither Sellers, the Acquired Subsidiaries nor Parent need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss. 2 above).

         (d) Brokers' Fees. Other than amounts due to Roth Capital Partners LLC from the Parent (which are included in the Assumed Liabilities), neither Sellers, Parent nor the Acquired Subsidiaries have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (e) Title to Assets. To the Knowledge of Sellers, the Sellers have good and marketable title to all of the Acquired Assets described in clause (i) of the definition of "Acquired Assets" above, the Acquired Subsidiaries have good and marketable title to their respective assets and Weed Wizard has good and marketable title to its accounts receivable, in each case free and clear of any Security Interests. The Parent has good and marketable title to the Acquired Assets described in clause (ii) of the definition of "Acquired Assets" above, in each case free and clear of any Security Interest other than the Golub Option which applies to 94,875 shares of the Trust Preferred Securities owned by Parent.

         (f) Financial Statements. Parent has delivered or made available to Buyer copies of the following financial statements of Parent included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (the "SEC") (collectively the "Financial Statements"): (i) Parent's audited consolidated balance sheets and statements of operation, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 1999, June 30, 2000, June 30, 2001 and June 30, 2002; and (ii) Parent's unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the three
(3) months ended September 30, 2002. To the Knowledge of Sellers, the Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Parent as of such dates and the results of operations of the Parent for such periods, are correct and complete, and are consistent with the books and records of the Parent and its Subsidiaries (which books and records are correct and complete); provided, however, that the unaudited Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

         (g) Events Subsequent to September 30, 2002. To the Knowledge of Sellers, since September 30, 2002, there has not been any material adverse change in the business, financial condition, operations, or results of operations of the Sellers or the Acquired Subsidiaries.

         (h) Undisclosed Liabilities. To the Knowledge of Sellers, Sellers and the Acquired Subsidiaries have no Liability, except for (i) Liabilities set forth on the September 30, 2002 Balance Sheet and (ii) Liabilities which have arisen after September 30, 2002 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (i) Legal Compliance. To the Knowledge of Sellers, with respect to the Acquired Assets, each of the Sellers and the Acquired Subsidiaries (since the respective dates of acquisition of such Sellers by Parent or an Affiliate of Parent) has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and to the Knowledge of Sellers, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them relating to the Acquired Assets alleging any failure so to comply.

         (j) Tax Matters.

             (i) To the Knowledge of Sellers, (A) each of the Sellers and the Acquired Subsidiaries, since the respective dates of acquisition of such Sellers and the Acquired Subsidiaries by Parent or an Affiliate of Parent, has filed all Tax Returns that it was required to file, (B) all such Tax Returns were correct and complete in all material respects and (C) all Taxes owed by any of the Sellers or Acquired Subsidiaries since such respective dates (whether or not shown on any Tax Return) have been paid unless they are being contested in good faith or are not yet due and payable. To the Knowledge of Sellers, since such respective dates no claim has been made by an authority in a jurisdiction where any of the Sellers or Acquired Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. To the Knowledge of Sellers, there are no Security Interests on any of the assets of any of the Sellers or Acquired Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

             (ii) To the Knowledge of Sellers, since the respective dates set forth in (j)(i) each of the Sellers and the Acquired Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

             (iii) To the Knowledge of Sellers, there is no dispute or claim concerning any Tax Liability of any of the Sellers or the Acquired Subsidiaries either claimed or raised by any authority in writing.

         (k) Intellectual Property. To the Knowledge of Sellers:

             (i) The Sellers and the Acquired Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Sellers and the Acquired Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by any of the Sellers or Acquired Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Sellers and the Acquired Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property owned or used by the Sellers and the Acquired Subsidiaries.

             (ii) None of the Sellers or Acquired Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and there is not pending against any of the Sellers or the Acquired Subsidiaries any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Sellers or Acquired Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Sellers or the Acquired Subsidiaries.

         (l) Powers of Attorney. To the Knowledge of Sellers, there are no outstanding powers of attorney executed on behalf of any of the Sellers or Acquired Subsidiaries.

         (m) Insurance. To the Knowledge of Sellers, each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Sellers or the Acquired Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past one year is legal, valid, binding, enforceable, and in full force and effect; will, subject to obtaining consent to assignment to Buyer, continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss. 2 above); is not in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and no party to the policy has repudiated any provision thereof. To the Knowledge of Sellers, each of the Sellers and the Acquired Subsidiaries has been covered during the past one year by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

         (n) Litigation. ss. 3(n) of the Disclosure Schedule sets forth each instance in which any of the Sellers or Acquired Subsidiaries (i) is named in any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations could result in any material adverse change in the business, financial condition, operations, results of operations, of any of the Sellers or Acquired Subsidiaries.

         (o) Guaranties. To the Knowledge of Sellers, other than the obligations of Parent under the Junior Subordinated Debentures, none of the Sellers or Acquired Subsidiaries is a guarantor for any Liability or obligation (including indebtedness) of any other Person.

         (p) Property Owned by Affiliates. To the Knowledge of Sellers, none of the Parent or the Retained Subsidiaries owns any asset, tangible or intangible, which is used in the business of any of the Sellers or the Acquired Subsidiaries.

         (q) Disclosure. The representations and warranties contained in this ss. 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss. 3 not misleading.

         4. Representations and Warranties of the Buyer and EYAS. The Buyer and EYAS represent and warrant to the Sellers and Parent that, except as set forth in the Disclosure Schedule, the statements contained in this ss. 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss. 4.

         (a) Organization of the Buyer. The Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. EYAS is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. Each of the Buyer and EYAS has full power and authority (including full corporate or partnership power and authority, as the case may be) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and any Exhibits attached hereto have been duly authorized by each of Buyer and EYAS. This Agreement constitutes the valid and legally binding obligation of the Buyer and EYAS, enforceable in accordance with its terms and condition.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss. 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer or EYAS is subject or any provision of its organizational documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or EYAS is a party or by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of Buyer's or EYAS' assets other than any Security Interest necessary for them to secure financing from the Sellers' current senior lender needed to consummate the transactions contemplated hereby). To the Knowledge of Buyer, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss. 2 above).

         (d) Hart-Scott-Rodino Act. Buyer is its own ultimate "parent entity" (as defined in 16 C.F.R. Section 801.1(a)(3) and does not have "annual net sales" or "total assets" (each as defined in 16 C.F.R. Section 801.11) of $10 Million or more.

         (e) Brokers' Fees. Except for amounts due Roth Capital LLC, the Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

         (f) Deferral of Interest. The Buyer has no current intention to exercise, after the Closing Date, the rights of the obligor under the Indenture to defer any interest payments.

         (g) Disclosure. The representations and warranties contained in this ss. 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss. 4 not misleading. Buyer is comprised of the current management of Sellers, and as a result thereof, is fully familiar with the financial statements, customer, vendor, employee and other business relationships and business operations of Sellers and the Acquired Subsidiaries and is fully aware of the condition of the Acquired Assets and Assumed Liabilities. Neither Richard Grandy nor Dick Kurz (i) has knowledge of any material fact or circumstance relating to the business, operations, financial condition or prospects of Sellers or the Acquired Subsidiaries that has not been disclosed to the Chief Executive Officer of Parent or (ii) is aware of any material fact or circumstance which would make any of the representations and warranties of Sellers and Parent made in ss. 3 hereof incorrect or incomplete. To the Knowledge of Buyer, Parent has no Liability except for Liabilities set forth on the September 30, 2002 Balance Sheet (including the footnotes thereto) and Liabilities which have arisen after September 30, 2002 in the Ordinary Course of Business.

         5. Pre-Closing Covenants. The Parties agree as follows from and after the date hereof and until the earlier to occur of (i) the Closing or (ii) termination of this Agreement pursuant to Section 9 hereof:

         (a) General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement including, but not limited to, satisfaction, but not waiver, of the closing conditions set forth in ss. 6 below.

         (b) Notices and Consents. Other than the consents and approvals required in order to assign the Trust Preferred Documents, which shall be the responsibility of both Parent and Buyer, as set forth in Article 5 hereof, the Buyer will give all notices to third parties, and the Buyer will use commercially reasonable efforts to obtain all third party consents required to transfer the Acquired Assets in connection with this Agreement including, but not limited to, obtaining the consent of Foothill Capital Corporation ("Foothill") to the assignment and assumption of the Loan and Security Agreement dated October 30, 2002 by and among Foothill, Parent, Sellers and the other lenders identified therein (the "Refinancing Documents"). Each of the Parties will (and the Parent and Sellers will cause each of their Subsidiaries to) cooperate and assist the other Parties in obtaining such consents and approvals.

         (c) Operation of Business. The Sellers and Parent on the one hand, and the Buyer on the other hand, agree that except as otherwise contemplated by this Agreement or the Settlement Agreement they will not (and will not cause or permit any of their Subsidiaries (other than the Retained Subsidiaries), stockholders, officers, directors or employees to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business and will keep (and will cause each of their Subsidiaries, stockholders, officers, directors or employees to keep) its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees. Without limiting the generality of the foregoing, the Parent and the Sellers will not (and will not cause or permit any of the Acquired Subsidiaries to) (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) other than as specifically contemplated by this Agreement, pay any amount to any third party with respect to any Liability or obligation which would constitute an Excluded Liability or an Acquired Subsidiary Excluded Liability listed on Exhibit K if in existence as of the Closing.

         (d) Full Access. The Sellers and Parent will continue to permit (and will cause each of their Subsidiaries to continue to permit) representatives of the Buyer to have full access at reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Sellers.

         (e) Notice of Development. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in ss. 3 and ss. 4 above. No disclosure by any Party pursuant to this ss. 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (f) Exclusivity. Subject to the fiduciary duties of the Boards of Directors of Parent and Sellers under applicable law, the Parent and Sellers will not (and the Parent and Sellers will not cause or permit any of their Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Sellers or the Parent, (other than the Retained Subsidiaries) (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; provided, however, notwithstanding the foregoing provisions, if the Board of Directors of Parent or Sellers determines in good faith, after consultation with outside counsel who is experienced in corporate and securities laws matters of the type contemplated by this transaction, that not doing so would violate its fiduciary duties to its stockholders under applicable law, Parent or Sellers, in response to an Acquisition Proposal that was unsolicited and is reasonably likely to lead to a Superior Proposal, may furnish non-public information with respect to Parent and Sellers to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and participate in negotiations or discussions regarding, or otherwise facilitate, any such Acquisition Proposal. Parent and Sellers will promptly notify Buyer of the receipt by Parent and Sellers of any such Acquisition Proposal and the terms thereof.

         For purposes of this Agreement: (a) an "Acquisition Proposal" shall mean a proposal for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent and Sellers or any of their respective significant subsidiaries, other than the Retained Subsidiaries, or any material part thereof; or (ii) any sale, exchange, merger, consolidation, business combination or other transaction involving one or more of the businesses of Parent and Sellers, other than the Retained Subsidiaries, that are the subject of this transaction or the sale of any material portion of their assets; and (b) "Superior Proposal" shall mean any Acquisition Proposal which in the good faith judgment of the Parent and Sellers' directors is (i) superior to this transaction from a financial point of view to Parent and Sellers and the stockholders of Parent and Sellers , (ii) is reasonably capable of being consummated and (iii) to the extent financing is required is reasonably capable of being financed. The Parent and Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         In the event that Parent or Sellers terminate this Agreement and enter into a definitive agreement within six months after the date of this Agreement as a result of an Acquisition Proposal received prior to the termination of this Agreement with any person or entity other than Buyer or Affiliate of Buyer, then promptly after consummation of the transaction set forth in such definitive agreement, upon demand by Buyer, Parent will pay Buyer a termination fee equal to $1,000,000.

         (g) Registration and Proxy Statement Filing. Promptly after the date hereof, Buyer shall file with the SEC a registration statement on Form S-4 or other appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, relating to the amendment of the Trust Preferred Documents (the "Registration Statement"). The Registration Statement shall contain (i) a proxy statement of Parent, together with a form of proxy, with respect to the meeting of the holders of the Trust Preferred Securities, at which meeting the holders of the Trust Preferred Securities will vote upon the amendment to the Trust Preferred Documents and the transfer of the Parent's obligations thereunder to Buyer (the "Proxy Statement"), (ii) a prospectus of Buyer relating to the offering of securities which may be deemed to be made by Buyer by virtue of the foregoing amendments of the Trust Preferred Documents (the "Prospectus"), and (iii) such documentation as shall be required to qualify the Indenture, Guarantee and Trust Agreement under the Trust Indenture Act of 1939, as amended. Buyer shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act, and Parent shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC, as promptly as practicable. The Parties shall cooperate with each other to promptly thereafter mail the Proxy Statement/Prospectus to the holders of the Trust Preferred Securities. Buyer shall take any action required to be taken under state blue sky or securities laws in connection with the foregoing. Each of Buyer and Parent shall cooperate with the other in providing information required for the Registration Statement.

         (h) Expenses. By virtue of the agreement of the Parties in Exhibit A to share Securities Expenses and Closing Accounting and Legal Fees through a Cash Purchase Price adjustment if the aggregate of such expenses exceed the amount set forth in Exhibit A and the rights of the Parties under ss. 9(a)(iv) to terminate this Agreement if such amount is exceeded, (a) Parent and the Buyer agree that they will consult with each other regularly after the date hereof with regard to estimates of Securities Expenses and Closing Accounting and Legal Fees being incurred and after receipt of each invoice for such expenses Parent or Sellers will promptly furnish a copy of the invoice to Buyer or advise Buyer in writing of the amount of the expense. To the extent commercially reasonable, Parent or Sellers, prior to incurring Securities Expenses or Closing Accounting and Legal Fees, shall request from the service provider an estimate of the charges that will be involved and communicate such estimate to the Buyer. The principals of Buyer shall cooperate with Parent in notifying Parent of any additional expenses which are incurred by the principals of Buyer on behalf of Parent and Sellers.

         6. Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

             (i) the representations and warranties set forth in ss. 3 above shall be true and correct in all material respects at and as of the Closing Date;

             (ii) the Parent and Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

             (iii) all consents required in connection with the assignment of the Trust Preferred Documents shall have been obtained;

             (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets, or to operate the former businesses of the Sellers (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);


             (v) the Parent and Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss. 6(a)(i)-(iv) is satisfied in all respects;

             (vi) Robert Kassel shall have executed the Non Competition Agreement attached in the form of Exhibit H and the Consulting Agreement attached in the form of Exhibit J;

             (vii) Parent and Sellers shall have executed and delivered all of the documents required under Section 2(e)(i) hereof including, but not limited to, those documents necessary to (A) assign all of the obligations of Parent under the Trust Agreement, the Indenture, the Junior Subordinated Debentures and the Guarantee and (B) to transfer the 251,981 shares of Trust Preferred Securities owned by Parent to Buyer;

             (viii) the Buyer shall have received from counsel to the Sellers and Parent an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Buyer, and dated as of the Closing Date;

             (ix) under terms reasonably satisfactory to Buyer, the Buyer shall have obtained the consent of Foothill to the assignment of the Refinancing Documents and shall have obtained the additional financing required in order to consummate the transactions contemplated hereby;

             (x) the terms and conditions of the documents referred to in ss. 2(e)(ii)(D) will be reasonably satisfactory to the Buyer;

             (xi) the Registration Statement shall have become effective and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened; and

             (xii) the Buyer and Parent shall have agreed upon and delivered the Deferred Payment Schedule and the Allocation Schedule.

The Buyer may waive any condition specified in this ss. 6(a) other than the conditions specified in 6(a)(iii), (vii) and (xi) if it executes a writing so stating at or prior to the Closing.

        (b) Conditions to Obligation of the Sellers, Parent and Weed
Wizard. The obligation of the Sellers, Parent and Weed Wizard to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

             (i) the representation and warranties set forth in ss. 4 above shall be true and correct in all material respects at and as of the Closing Date;

             (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (iii) the Buyer shall have procured all of the third party consents specified in ss. 5(b) above;

             (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

             (v) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss. 6(b)(i)-(iv) is satisfied in all respects;

             (vi) Buyer and EYAS shall have executed and delivered all of the documents required pursuant to Section 2(e)(ii) hereof;

             (vii) the Parent shall have obtained the favorable vote of holders of a majority of the outstanding Trust Preferred Securities to such amendment of the Trust Preferred Documents as shall be required to permit the transfer of the Parent's obligations thereunder to, and the assumption of such obligations by, the Buyer, such that the Parent's obligations thereunder shall be extinguished, and the transfer by the Parent of the Trust Common Securities to the Buyer (the "Trust Preferred Vote") and all of the Parent's obligations under the Junior Subordinated Debentures and Parent's guaranty of the Trust's obligations to holders of the Trust Preferred Securities shall have been assumed by Buyer hereunder such that Parent's guaranty shall be extinguished;

             (viii) the Registration Statement shall have become effective and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened;

             (ix) the Board of Directors of the Parent shall have received from Roth Capital Partners LLC an affirmation or "bring-down" of each of the July 24, 2002 fairness opinion and the July 24, 2002 financial viability opinion previously given to the Board by Roth, which give consideration and effect to, for purposes of such bring down opinions, the terms of this Agreement;

             (x) Sellers and Parent shall have received the consent of Foothill to the assignment and assumption of the Refinancing Documents and obtained releases from Foothill from all of their respective obligations, including any liens or pledges on their respective assets thereunder (the "Releases") or the Buyer shall have paid in full all amounts due from Parent and Sellers under the Refinancing Documents and obtained the Releases;

             (xi) The Parent and Buyer shall have agreed upon and delivered the Deferred Payment Schedule and the Allocation Schedule; and

             (xii) $250,000 of the legal fees of Parent and Sellers outstanding as of November 15, 2002, due to Blank Rome Tenzer Greenblatt LLP shall have been paid out of the operations of the Acquired Assets prior December 31, 2002 and thereafter their outstanding legal fees shall have been paid at the rate of $60,000 per month until the Closing Date.

The Seller may waive any condition specified in this ss. 6(b) other than the conditions specified in 6(b)(vi), (vii) and (viii) if it executes a writing so stating at or prior to the Closing.

         (c) Conditions to Obligation of both the Buyer on the one hand, and the Parent, Sellers and Weed Wizard, on the other hand. The obligation of the Buyer, Parent and Sellers to consummate the transactions to be performed by them, respectively, in connection with the Closing is subject to satisfaction of the following conditions:

             All of the conditions set forth in Sections 1.1(a) and 1.2 of the Settlement Agreement that are required by the terms of the Settlement Agreement to be conditions precedent to the obligations of the Buyer hereunder shall have been satisfied; including but not limited to the following: (A) the Settlement Closing shall have occurred; (B) Buyer shall have delivered to the Golub Purchasers the Amended and Restated Option Agreement-A, the Option Agreement-B, and the Settlement Options; (C) all amounts payable to the Golub Purchasers under the Settlement Agreement shall have been paid in accordance with ss. 2(e)(i)(G) and ss. 2(e)(ii)(I); (D) the Golub Parties shall have received the Deferred Prepayment Amount; (E) Parent shall have delivered to the Golub Purchasers a fully executed Amended and Restated Warrant Agreement (together with the Amended and Restated Warrants); (F) the Golub Purchasers shall have received the balance of the Expenses; (G) the Golub Purchasers shall have received all of the Default Interest; (H) all parties to the Settlement Agreement shall have exchanged the Settlement Closing Releases; and (I) the Parent shall have received no less than $16.5 million of immediately available cash proceeds (less any adverse effect of the Weed Wizard litigation and the U.S. Products Safety Commission complaint, less any default interest payments or other expenses paid to the Golub Purchasers or their affiliates under the Settlement Agreement) upon consummation of the transactions contemplated by this Agreement. To the extent terms referred to in this Subparagraph 6(c) are not defined herein, they shall have the meanings given to them in the Settlement Agreement.

         7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss. 8 below). The Sellers and Parent acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Sellers, other than as set forth in the definition of Excluded Assets.

         (b) Litigation Support. In the event and for so long as any Party actively is prosecuting, contesting or defending any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving any of the Parties, each of the other Parties will provide reasonable cooperation to the prosecuting, contesting or defending Party and its counsel in the prosecution contest or defense, make available its personnel to the extent reasonable and provide such reasonable access to its books and records as shall be necessary in connection with the contest, defense or prosecution, all at the sole cost and expense of the contesting or defending Party (unless the prosecuting, contesting or defending Party is entitled to indemnification therefor under ss. 8 below). With regard to the Holton litigation, which is included in Assumed Liabilities, such litigation shall be handled after Closing by Buyer in the manner set forth below in ss. 8(d) as a Third Party Claim in which Buyer is the Indemnifying Party.

         (c) Transaction. The Sellers and Parent will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Sellers or the Acquired Subsidiaries from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Sellers and the Acquired Subsidiaries prior to the Closing. The Sellers and Parent will refer all customer inquiries relating to the businesses of the Sellers and the Acquired Subsidiaries to the Buyer from and after the Closing.

         (d) Confidentiality. The Sellers and Parent will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies, other than copies to be retained for archival purposes) of the Confidential Information which are in its possession. In the event that the Sellers or Parent are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers and Parent will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss. 7(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Sellers or Parent are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Sellers or Parent may disclose the Confidential Information to the tribunal; provided, however, that the Sellers or Parent shall use commercially reasonable efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed.

         (e) Trust Preferred Securities. From and after the Closing Date and until the later of (i) the maturity date of the Junior Subordinated Debentures and (ii) such date as the Indenture, as supplemented, ceases to be in effect, the Buyer shall perform all payment and other obligations under the Trust Preferred Documents in accordance with their respective terms and EYAS shall guaranty Buyer's performance and payment obligations thereunder. In addition, for so long as the Trust Preferred Securities are outstanding, Buyer shall use its best efforts to maintain the Trust Preferred Securities listing on the American Stock Exchange.

         (f) Settlement Options. Buyer agrees to honor the Settlement Options pursuant to their terms and conditions and agrees that it shall not transfer, sell or encumber the shares of the Trust Preferred Securities subject to the Settlement Options in any manner until such options have either been exercised or expired by their respective terms.

         (g) Reports. For so long as the Purchasers (as such term is defined in the Settlement Agreement) own the Settlement Options (as defined in the Settlement Agreement) or Options Securities (as defined in the Settlement Agreement), Buyer shall provide Purchasers, upon request, with copies of all Forms 10-K, 10-Q and 8-K, if any, filed by Buyer with the SEC, provided that if Buyer is not or ceases to be a reporting company, it shall provide Purchasers with copies of quarterly and annual financial statements and management commentary thereon identical to that provided to its senior lenders, subject to any confidentiality obligations of the Purchasers set forth in the Note Purchase Agreement (as defined in the Settlement Agreement).

         (h) Sales and Other Taxes. Buyer will be responsible for and pay in full any Taxes that may be incurred in connection with the sale of the Acquired Assets contemplated by this Agreement including any transfer, sales, use and excise Taxes, but excluding any Taxes based on the income of the Sellers or Parent.

         (i) Use of Names. Except as agreed to in writing by the Buyer, the Parent and its Affiliates shall cease after Closing using all Intellectual Property acquired by Buyer from Sellers as part of the Acquired Assets, including use of the name "Easy Gardener" alone or in combination with other words and Easy Gardener shall promptly after the Closing either liquidate or change its name in Delaware.

         (j) Weed Wizard Recall. Notwithstanding anything to the contrary in this Agreement, the Parties agree that in the event of a recall after the date hereof of any of the products listed below (a "Recall"), all the costs and expenses of such Recall up to an aggregate of $240,000, shall be divided equally by the Buyer on the one hand, and the Sellers and Parent on the other hand. Any costs in excess thereof, shall be the responsibility of Parent and Sellers. The items covered by this paragraph shall include the Weed Wizard "EZ Trim" and "Flexi Trim" and the "Easy Gardener For Grass" and "Easy Gardener For Weed and Grass" products.

         (k) Certain Acquired Subsidiary Obligations. Parent agrees that neither Buyer nor any Acquired Subsidiary will after the Closing be responsible for any of the obligations of the Acquired Subsidiaries listed on Exhibit K hereto. Consequently, at the Closing those obligations listed on Exhibit K that are owed to Parent or any Retained Subsidiary shall be deemed canceled.

         8. Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Buyer, the Parent and the Sellers contained in this Agreement shall survive the Closing for a period of one (1) year.

         (b) Indemnification Provisions for Benefit of the Buyer.

             (i) The Sellers and Parent, jointly and severally, agree to indemnify the Buyer, its officers, directors, agents, employees, stockholders and Affiliates, and hold them harmless from, against, for and in respect of, and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation reasonable attorney's fees, and other costs and expenses incident to any action, investigation, claim or proceeding (collectively, "Damages") suffered, sustained, incurred or required to be paid by any of them as a result of (A) a breach of any representation or warranty made by Parent or Sellers in this Agreement; (B) a breach of any covenant of Parent or Sellers made in this Agreement; (C) any Excluded Liability; (D) any Liability of Parent or any of the Retained Subsidiaries other than those Liabilities of Parent or any of the Retained Subsidiaries set forth on Exhibit A; and (E) any Acquired Subsidiaries Excluded Liabilities as set forth on Exhibit K.

             (ii) The indemnification by Sellers and Parent (A) under Article 8(b) will not apply to any Damages which result from breaches of any representations and warranties of Sellers and Parent, if Buyer, or any member or partner thereof had knowledge, prior to the date hereof, of a fact or circumstance that existed which would cause the respective representation or warranty made by Sellers or Parent to be incomplete or incorrect; and (B) under 8(b)(i)(A) will not apply unless and until the aggregate Damages from breaches to which 8(b)(i)(A) applies exceed a cumulative aggregate of $500,000, in which event Sellers and Parent shall be liable to indemnify Buyer for all Damages in excess of $500,000. Furthermore, in no event shall the indemnification to Buyer under ss. 8(b) exceed the Cash Purchase Price.

         (c) Indemnification Provisions for Benefit of the Sellers and Parent.

             (i) The Buyer agrees to indemnify the Sellers and Parent and each of their respective officers, directors, agents, employees, stockholders and Affiliates and hold them harmless, from, against, for and in respect of, and shall pay all Damages suffered, sustained, incurred or required to be paid by any of them as a result of (A) a breach of any representation or warranty made by Buyer in this Agreement; (B) a breach of any covenant made by Buyer in this Agreement; (C) any Assumed Liability; and (D) the operation of the Acquired Assets after the date hereof.

             (ii) The indemnification by Buyer under ss. 8(c)(i)(A) will not apply unless and until the aggregate Damages from breaches to which 8(c)(i)(A) applies exceeds a cumulative aggregate of $500,000, in which event Buyer shall be liable to indemnify Seller and/or Parent for all Damages in excess of $500,000.

         (d) Matters Involving Third Parties.

             (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss. 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

             (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party hereunder with respect to such Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligation hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief and (D) the Indemnifying Party conducts the defense of the Third Party claim actively and diligently.

             (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss. 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party(not to be withheld unreasonably).

             (iv) In the event any of the conditions in ss. 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss. 8.

         9. Termination.

         (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

             (i) the Buyer and the Sellers and Parent may terminate this Agreement by mutual written consent at any time prior to the Closing;

             (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers and Parent at any time prior to the Closing (A) in the event the Sellers or Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Parent or Seller in writing of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2003, by reason of the failure of any condition precedent under ss. 6(a) or 6(c) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

             (iii) the Sellers or Parent may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach (B) if the Closing shall not have occurred on or before June 30, 2003, by reason of the failure of any condition precedent under ss. 6(b) or 6(c) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement) or (C) Parent has not obtained a favorable Trust Preferred Vote. For purposes of this Section 9, only the Chief Executive Officer of Sellers and Parent shall have the authority to terminate the Agreement on behalf of Sellers or Parent.

             (iv) If Securities Expenses and Closing Accounting and Legal Fees reach an amount that will result in a Cash Purchase Price adjustment under Exhibit A, then Parent or Sellers, prior to incurring additional expenses that will result in such an adjustment, shall give written notice to the Buyer detailing such additional expenses. Within two (2) days after receipt from Sellers and Parent of such notice, Buyer shall either (A) give written notice to Sellers and Parent that it is unwilling to pay its half of such additional expenses and is electing to terminate this Agreement or (B) give written notice to the Sellers and Parent that it will pay its half of such additional expenses. If Parent or Sellers incur such additional expenses without giving a notice required by this ss. 9(a)(iv), it shall be solely responsible for such expenses.

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss. 9(a) above, (i) all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach) except for the obligations and agreements set forth in Sections 7(d), this Section 9(b) and all of Article 10 (other than Section 10(k)), each of which shall survive the termination hereof and (ii) each of the Parties shall bear their own expenses in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, for purposes of this Section 9(b) in the event of such a termination hereunder, the expenses incurred by the Parties in connection with the Registration Statement and the Proxy Statement shall be shared as follows: (A) Parent and Seller shall be responsible for 80% of the expenses incurred or billed after November 15, 2002 and (B) Buyer shall be responsible for 20% of those expenses incurred or billed after November 15, 2002, provided however, that Buyer's portion of such expenses shall not exceed $30,000 unless the Buyer and Seller shall have agreed pursuant to Section 9(a)(iv) hereof to incur additional expenses in connection with the Registration Statement and Proxy Statement, in which case Buyer shall be responsible for 20% of such additional expenses and Seller shall be responsible for 80% of such additional expenses.

         10. Miscellaneous.

         (a) Press Releases and Public Announcements. Except as may be required by law or as disclosed in any public filing made by Parent or Buyer with the Securities and Exchange Commission, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior consent of the other Party which shall not be unreasonably withheld.

         (b) No Third-Party Beneficiaries. Except as specifically set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (together with the exhibits and schedules attached hereto) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement and the Disclosure Schedule are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed effective upon receipt and shall be addressed to the intended recipient as set forth below:


         If to the Sellers and Parent:   c/o US Home & Garden, Inc.
                                         Suite 830
                                         655 Montgomery Street
                                         San Francisco, CA  94111
                                         Attention: Robert Kassel
                                         Tel: (415) 616-8111
                                         Fax: (415) 616-8110

         Copy to:                        Blank Rome LLP
                                         405 Lexington Avenue
                                         23rd Floor
                                         New York, New York  10174
                                         Attn:  Robert J. Mittman, Esq.
                                         Tel:  (212) 885-5555
                                         Fax: (212) 885-5001

         If to the Buyer:                Easy Gardener Products, Ltd.
                                         3022 Franklin Avenue
                                         P. O. Box 21025
                                         Waco, Texas 76710 (Street) 76702 (Box)
                                         Tel: (254) 753-5353
                                         Fax: (254) 753-0468

              Copy to:                   Naman, Howell Smith & Lee P.C.
                                         900 Washington, Suite 700
                                         P.O. Box 1470
                                         Waco, Texas  76701 (Street) 76703 (Box)
                                         Attention: Wesley J. Filer, Esq.
                                         Tel: (254) 755-4100
                                         Fax: (254) 754-6331

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using the following means: certified or registered mail, return receipt requested, postage prepaid; personal delivery; expedited courier; messenger service; or telecopy, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers and Parent. For purposes of this section 10(i), only the Chief Executive Officer of Sellers and Parent shall have the authority to amend the Agreement on behalf of Sellers and Parent. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Other than for Taxes based on the income of the Sellers or Parent as set forth in ss. 7(h), and other than as specifically set forth in this Agreement, the Buyer will bear all costs and expenses (including legal fees and expenses) of all of the parties hereto incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, legal fees of counsel to the Trust in connection with the assumption by Buyer of the Parent's obligations under the Debentures and the transfer of the Trust Preferred Securities and any transfer, continued or new listing fees required by the American Stock Exchange or any other governmental or regulatory agency at the time of Closing.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (m) Disclosure Schedule. Information which is necessary to make a given section of the Disclosure Schedule complete and accurate, but is omitted therefrom, shall nevertheless be deemed to be contained therein if it is contained in any other section of the Disclosure Schedule, but only if such information appears on such other section of the Disclosure Schedule in such form and detail that is responsive to the requirements of such given section of the Disclosure Schedule.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the covenants and other provisions of this Agreement and to enforce specifically this Agreement and the terms and covenants and other provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may he entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                   BUYER

                                   EASY GARDENER PRODUCTS, LTD.

                                   By:   E G PRODUCT MANAGEMENT, L.L.C.,
                                             GENERAL PARTNER

                                   By:  /s/ Richard Grandy
                                         ----------------------------------

                                   Title:  Manager
                                         ----------------------------------


                                   EYAS INTERNATIONAL, INC.

                                   By:  /s/ Richard Grandy
                                         ----------------------------------

                                   Title:  President
                                         ----------------------------------

                                   SELLERS

                                   EASY GARDENER, INC.

                                   By:  /s/ Robert Kassel
                                         ----------------------------------

                                   Title:  Chief Executive Officer
                                         ----------------------------------

                                   AMPRO INDUSTRIES, INC.

                                   By:  /s/ Robert Kassel
                                         ----------------------------------

                                   Title:  Chief Executive Officer
                                         ----------------------------------


                                   WEED WIZARD ACQUISITION CORP.

                                   By:  /s/ Robert Kassel
                                         ----------------------------------

                                   Title:  Chief Executive Officer
                                         ----------------------------------

                                   PARENT

                                   U.S. HOME & GARDEN INC.

                                   By:  /s/ Robert Kassel
                                         ----------------------------------


                                   Title:  /s/ Chief Executive Officer
                                         ----------------------------------

                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


         Amendment to Asset Purchase Agreement entered into on May 23, 2003, by and among Easy Gardener Products, Ltd., a Texas limited partnership, EYAS International, Inc., a Texas corporation, U.S. Home & Garden Inc., a Delaware corporation, Easy Gardener, Inc., a Delaware corporation, Ampro Industries, Inc., a Michigan corporation, and Weed Wizard Acquisition Corp.


         The parties entered into an Asset Purchase Agreement (herein so called) dated December 11, 2002. The parties now wish to amend the Asset Purchase Agreement.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants herein contained, the parties agree as follows.

         1. Section 2(c) of the Asset Purchase Agreement is hereby amended to provide as follows:

         (c) Purchase Price. The purchase price for the Acquired Assets shall consist of (i) $17,672,500 payable to the Sellers and Parent by delivery of cash payable by wire transfer or delivery of other immediately available funds as instructed by Sellers and Parent at the Closing (the "Cash Purchase Price");
(ii) execution and delivery by the Buyer to the Parent at the Closing of a subordinated promissory note in the principal amount of $1,600,000, in the form attached hereto as Exhibit L (the "Subordinated Promissory Note") and a promissory note in a principal amount equal to the legal fees of Parent outstanding on the Closing Date not to exceed $300,000, in the form attached hereto as Exhibit M (the "Additional Promissory Note") and (iii) the Assumed Liabilities (the Cash Purchase Price, the Subordinated Promissory Note, the Additional Promissory Note and the Assumed Liabilities are collectively referred to herein as the "Purchase Price").

         2. Section 3(d) of the Asset Purchase Agreement is hereby amended to provide as follows:

         (d) Brokers' Fees. Neither Sellers, Parent nor the Acquired Subsidiaries have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         3. Section 4(e) of the Asset Purchase Agreement is hereby amended to provide as follows:

         (e) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

         4. Exhibit A to the Asset Purchase Agreement is hereby amended to delete the following:

         The $700,000 fee owed by Parent to Roth Capital Partners, LLC.

         5. Exhibit B to the Asset Purchase Agreement is hereby amended to add the following:

         5. All amounts owed by Parent to Roth Capital Partners LLC.

         6. Section 4(f) of the Asset Purchase Agreement is hereby amended to provide as follows:

         (f) Deferral of Interest. The Buyer has no current intention to exercise, after the Closing Date, the rights of the obligor under the Indenture to defer any interest payments, except as may be required by circumstances not now known by Buyer or as a result of an unanticipated default under the financing arrangements entered into in connection with the purchase of the Acquired Assets.

         7. Section 6(a)(xii) and Section 6(b)(xi) of the Asset Purchase Agreement are each hereby amended to delete from each the words "the Deferred Payment Schedule and."

         8. Except as changed above, the provisions of the Asset Purchase Agreement remain effective.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                           BUYER

                                           EASY GARDENER PRODUCTS, LTD.

                                           By: E G PRODUCT MANAGEMENT, L.L.C.,
                                               GENERAL MANAGER

                                           By: /s/ Richard Grandy
                                               ---------------------------
                                           Title: Manager


                                           EYAS INTERNATIONAL, INC.

                                           By: /s/ Richard Grandy
                                               ---------------------------
                                           Title: President

                                           SELLERS

                                           EASY GARDENER, INC.

                                           By: /s/ Robert Kassel
                                               ---------------------------
                                           Title: Chief Executive Officer


                                           AMPRO INDUSTRIES, INC.

                                           By: /s/ Robert Kassel
                                               ---------------------------
                                           Title: Chief Executive Officer


                                           WEED WIZARD ACQUISITION CORP.

                                           By: /s/ Robert Kassel
                                               ---------------------------
                                           Title: Chief Executive Officer


                                           PARENT


                                           U.S. HOME & GARDEN INC.

                                           By: /s/ Robert Kassel
                                               ---------------------------
                                           Title: Chief Executive Officer

                                     ANNEX B

              [Logo and Letterhead of Roth Capital Partners, LLC]


                                    May 9, 2003



CONFIDENTIAL


Board of Directors
U.S. Home & Garden Inc.
655 Montgomery Street
San Francisco, CA 94111


Gentlemen:


You have requested our opinion as to the fairness, from a financial point of view, to U.S. Home & Garden Inc. (the "Company") and its stockholders of the total consideration (as defined below) proposed to be paid by Easy Gardener Products, Ltd. (the "Buyer") pursuant to the transaction contemplated by the Asset Purchase Agreement dated December 11, 2002 and the proposed Amendment dated May 2003 (the "Agreement") by and between U.S. Home & Garden Inc. (the "Company"), Easy Gardener, Inc. ("EGI"), a wholly owned subsidiary of the Company, Ampro Industries, Inc. ("Ampro"), a wholly-owned subsidiary of the Company, Weed Wizard Acquisition Corp. ("Weed Wizard"), a wholly owned subsidiary of EGI, and the Buyer. Pursuant to the Agreement, Buyer will purchase substantially all of the assets of EGI and Ampro (the "Sellers") and certain assets of the Company and assume all liabilities of the Sellers (other than certain excluded liabilities) and certain liabilities of the Company (the "Transaction").

In arriving at our opinion, we have reviewed, among other things, (a) the Agreement, the Transaction and related agreements thereto; (b) certain financial and other information related to the Company, EGI and Ampro, including audited financial statements for years ended June 30, 1999 - 2002 and interim financial statements for the Company, EGI and Ampro for the nine month period ended
March 31, 2003; (c) certain internal financial analyses for EGI and Ampro prepared by the management of the Company, EGI and Ampro; (d) certain internal financial projections for EGI and Ampro prepared by their respective managements; (e) the Annual Reports on Form 10-K of the Company for the fiscal years ended June 30, 1999 - 2002; and (f) the Quarterly Reports on Form 10-Q of the Company for the periods ended December 31, 2001, March 31, 2002, September 30, 2002 and December 31, 2002. We also have held discussions with members of the senior management of the Company, the Sellers and Buyer regarding the strategic rationale for, and their assessment of the potential benefits of, the Transaction and the current business operations, financial condition and future prospects of the Company and the assets being acquired by Buyer.

In addition, we have compared certain financial and other information of the Company, EGI and Ampro with similar information for certain other companies within the lawn and garden industry segment, the securities of which are publicly traded. We reviewed the financial terms of certain recent business combinations in the lawn and garden industry segment and performed such other studies and analyses as we considered appropriate including the consideration of existing stock market conditions.

We have assumed and relied upon the accuracy and completeness of all of the financial and other information discussed or reviewed by us and assumed such accuracy and completeness for purposes of rendering this opinion without independent verification. In addition, we did not

Board of Directors
U.S. Home & Garden Inc.
Page 2



undertake an independent evaluation or appraisal of the assets, including any patents, and liabilities, contingent or otherwise, of the Company or its subsidiaries and we have not been furnished with such evaluation or appraisal. This letter is for the assistance of the Board of Directors in connection with its consideration of the Transaction and may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this letter may be reproduced in its entirety, in any Schedule 14D-9 or proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, or registration statement filed by the Buyer with the SEC under the Securities Act of 1933, as amended, provided that this letter is reproduced in such Schedule 14D-9, proxy statement or registration statement in full and that any description of or reference to us or summary of this letter in such 14D-9, proxy statement or registration statement will be in a form reasonably acceptable to us and our counsel.


Roth Capital Partners, LLC ("RCP"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. RCP currently provides investment banking services to the Company and may provide additional investment banking services to the Company in the future. RCP provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities of the Company for its own account and for the accounts of customers.

This opinion as to the fairness of the transaction contemplated by the Agreement to the Company and its stockholders is based on the market, economic and other conditions as they existed on, and could be evaluated as of, the date of this opinion.


Based upon the foregoing and other matters that we consider relevant, it is our opinion that as of May 9, 2003 the total consideration proposed to be paid to the Company pursuant to the Agreement is fair from a financial point of view to the Company and its stockholders.



Very truly yours,


/s/ Roth Capital Partners, LLC

Roth Capital Partners, LLC

                                     ANNEX C

               [Logo and Letterhead of Roth Capital Partners, LLC]


                                   May 9, 2003




CONFIDENTIAL


Board of Directors
U.S. Home & Garden Inc.
655 Montgomery Street
San Francisco, CA 94111

Gentlemen:



You have requested our opinion as to the financial viability of Easy Gardener Products, Ltd., a Texas limited partnership ("Buyer"), to meet the financial requirements of the Trust Preferred Securities (the "Trust Preferred Securities") of U.S. Home & Garden Trust I (the "Trust"), as set forth in the Junior Subordinated Indenture (the "Indenture") and Guarantee Agreement (the "Guarantee"), each dated April 17, 1998, upon the closing of the transaction contemplated by the Asset Purchase Agreement dated December 11, 2002 and the proposed Amendment dated May 2003 (the "Agreement") by and between U.S. Home & Garden Inc. (the "Company"), Easy Gardener, Inc. ("EGI"), a wholly owned subsidiary of the Company, Ampro Industries, Inc. ("Ampro"), a wholly-owned subsidiary of the Company, Weed Wizard Acquisition Corp. ("Weed Wizard"), a wholly owned subsidiary of EGI, and the Buyer. Pursuant to the Agreement, Buyer will purchase substantially all of the assets of EGI and Ampro (the "Sellers") and certain assets of the Company and assume all liabilities of the Sellers (other than certain excluded liabilities) and certain liabilities of the Company (the "Transaction"). Among the liabilities of the Company to be assumed by the Buyer are the Company's obligations under the Indenture and the Guarantee.

In arriving at our opinion, we have reviewed, among other things, (a) the Agreement, the Transaction and related agreements thereto, including the Indenture, the Guarantee and other Trust documents; (b) certain financial and other information related to the Company, EGI and Ampro, including audited financial statements for years ended June 30,1999 - 2002 and interim financial statements for the Company, EGI and Ampro for the nine month period ended
March 31, 2003; (c) certain internal financial analyses for EGI and Ampro prepared by the management of the Company, EGI and Ampro; (d) certain internal financial projections for EGI, Ampro and Buyer prepared by their respective managements; (e) the Annual Reports on Form 10-K of the Company for the fiscal years ended June 30, 1999 - 2002; (f) the Quarterly Reports on Form 10-Q of the Company for the periods ended September 30, 2001, December 31, 2001, March 31, 2002, September 30, 2002 and December 31, 2002; and (g) the historical and pro forma ratios set forth below. We also have held discussions with members of the senior management of the Company and Buyer regarding the strategic rationale for, and their assessment of the potential benefits of, the Transaction and the current business operations, financial condition and future prospects of the Company and the assets being acquired by Buyer and the terms of the Buyer's currently anticipated financing.

Board of Directors
U.S. Home & Garden Inc.
Page 2


We have assumed and relied upon the accuracy and completeness of all of the financial and other information discussed or reviewed by us and assumed such accuracy and completeness for purposes of rendering this opinion without independent verification. In addition, we did not undertake an independent evaluation or appraisal of the assets, including any patents, and liabilities, contingent or otherwise, of the Company or its subsidiaries and we have not been furnished with such evaluation or appraisal. This letter is for the assistance of the Board of Directors in connection with its consideration of the Transaction and may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this letter may be reproduced in its entirety, in any Schedule 14D-9 or proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, or registration statement filed by the Buyer with the SEC under the Securities Act of 1933, as amended, provided that this letter is reproduced in such Schedule 14D-9, proxy statement or registration statement in full and that any description of or reference to us or summary of this letter in such 14D-9, proxy statement or registration statement will be in a form reasonably acceptable to us and our counsel.


Roth Capital Partners, LLC ("RCP"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. RCP currently provides investment banking services to the Company and may do so in the future. RCP provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities of the Company for its own account and for the accounts of customers.

In developing our opinion as to the financial viability of the Buyer at the time of the Transaction we compared certain financial leverage ratios of the Company on a historical basis as well as such financial leverage ratios of the Buyer on a pro-forma and forecasted basis, which ratios included (i) total senior debt divided by EBITDA; (ii) total debt divided by EBITDA; (iii) EBITDA divided by interest expense; and (iv) free cash flow (EBITDA less capital expenditures, less cash taxes, less changes in working capital) divided by interest expense, to determine the Buyer's ability to pay its debts as they mature, and performed such other studies and analyses as we considered appropriate.


This opinion is based on the market, economic and other conditions as they existed on, and could be evaluated as of, the date of this opinion.


Based upon the foregoing and other matters that we consider relevant, it is our opinion that as of May 9, 2003 the Buyer, after giving effect to the Transaction, would be able to pay its debts as they mature and, from a financial point of view, has a financial viability comparable to the Company's financial viability prior to the Transaction.




Very truly yours,


/s/ Roth Capital Partners, LLC


Roth Capital Partners, LLC

                                                                         ANNEX D
                                        U.S. Home & Garden Inc. and Subsidiaries

                                                                        Contents



      Report of Independent Certified Public Accountants                                         D-2


      Audited Consolidated Financial Statements
          Consolidated balance sheets as of June 30, 2002 and 2001                               D-3

          Consolidated statements of operations for the years ended
               June 30, 2002, 2001 and 2000                                                      D-5

          Consolidated statements of stockholders' equity for the years
               ended June 30, 2002, 2001 and 2000                                                D-7

          Consolidated statements of cash flows for the years ended
               June 30, 2002, 2001 and 2000                                                      D-8

          Summary of accounting policies                                                        D-10


          Notes to consolidated financial statements                                            D-17

      Consolidated Financial Statement Schedule
          Schedule II-Valuation and Qualifying Accounts                                         D-46


      Note: All other schedules have been omitted since the required information is contained in the Consolidated Financial
                 Statements or such schedules are not required.

      Unaudited Consolidated Financial Statements


          Consolidated balance sheets as of March 31, 2003 (Unaudited)
               and June 30, 2002                                                                D-47

          Consolidated statements of operations for the three and nine months
               ended March 31, 2003 and 2002 (Unaudited)                                        D-49

          Consolidated statements of cash flows for the nine months
               ended March 31, 2003 and 2002 (Unaudited)                                        D-50

          Notes to consolidated financial statements (Unaudited)                                D-52


Report of Independent Certified Public Accountants


Board of Directors
U.S. Home & Garden Inc. and Subsidiaries
San Francisco, California

We have audited the accompanying consolidated balance sheets of U.S. Home & Garden Inc. and Subsidiaries as of June 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2002. We have also audited
Schedule II - Valuation and Qualifying Accounts (Schedule). These financial statements and Schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and Schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and Schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and Schedule. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Home & Garden Inc. and Subsidiaries at June 30, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the consolidated financial statements, the Company changed its method of accounting for goodwill during the year ended June 30, 2002.

Also, in our opinion, the Schedule presents fairly, in all material respects, the information set forth therein.



                                                  /s/ BDO Seidman, LLP
                                                  BDO Seidman, LLP
                                                  Certified Public Accountants
                                                  Kalamazoo, Michigan


August 23, 2002, except for Note 11,
     which is as of October 11, 2002

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                     Consolidated Balance Sheets

 June 30,                                                                                   2002               2001
----------------------------------------------------------------------------------------------------------------------
Assets (Notes 1 and 8)

Current:
Cash and cash equivalents                                                       $        219,000   $      2,741,000
Accounts receivable, less allowance for doubtful accounts and
     sales returns of $1,635,000 and $1,237,000 (Note 3)                              26,243,000         19,412,000
Inventories (Note 4)                                                                   8,023,000          9,218,000
Prepaid expenses and other current assets                                                988,000            671,000
Refundable income taxes                                                                  405,000            653,000
Deferred tax asset (Note 14)                                                             688,000          1,205,000
Current assets of discontinued operations (Note 2)                                     1,052,000          2,804,000
----------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                  37,618,000         36,704,000

Property and Equipment, net (Note 5)                                                   4,850,000          5,716,000

Intangible Assets:
     Goodwill, net (Note 6)                                                           49,861,000         59,632,000
     Deferred financing costs, net of accumulated amortization of
         $578,000 and $562,000                                                         3,570,000          3,001,000
     Product rights, patents and trademarks, net of accumulated
         amortization of $163,000 and $73,000                                            509,000            510,000
     Non-compete agreements, net of accumulated amortization of
         $407,000 and $132,000                                                         1,103,000          1,378,000
     Package tooling costs, net of accumulated amortization of
         $1,860,000 and $1,390,000                                                     1,216,000          1,371,000

Officer's Receivable (Note 7)                                                            512,000            521,000

Long-Term Assets of Discontinued Operations (Note 2)                                     100,000            326,000

Other Assets                                                                              26,000            304,000
----------------------------------------------------------------------------------------------------------------------

                                                                                $     99,365,000   $    109,463,000
----------------------------------------------------------------------------------------------------------------------


                    See accompanying summary of accounting policies and notes to consolidated financial statements.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                     Consolidated Balance Sheets

 June 30,                                                                                    2002              2001
----------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current:
    Revolving credit facility (Note 8)                                            $    15,036,000  $     21,650,000
    Accounts payable (Note 3)                                                           7,180,000         3,310,000
    Accrued commissions                                                                 1,437,000         1,279,000
    Accrued rebates                                                                       931,000         1,618,000
    Accrued co-op advertising                                                             740,000           602,000
    Accrued restructuring costs (Note 13)                                                       -           999,000
    Accrued other expenses                                                              1,577,000         1,623,000
    Current portion of long-term debt (Note 8)                                          7,712,000            20,000
    Current liabilities of discontinued operations (Note 2)                               277,000           736,000
----------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                              34,890,000        31,837,000

Deferred Tax Liability (Note 14)                                                          542,000         1,205,000

Long-Term Liabilities of Discontinued Operations (Note 2)                                       -           263,000

Company Obligated Mandatorily Redeemable Preferred
     Securities of Subsidiary Trust Holding Solely Junior
     Subordinated Debentures (Note 9)                                                  56,951,000        56,951,000
----------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                      92,383,000        90,256,000
----------------------------------------------------------------------------------------------------------------------

Minority Interest in Equity of Affiliate (Note 2)                                               -         1,239,000
----------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 10 and 11)

Stockholders' Equity (Note 12):
     Preferred stock, 1,000,000 shares authorized and unissued                                  -                 -
     Common stock, $.001 par value - shares authorized, 75,000,000;
        21,641,000 and 21,433,000 shares issued                                            22,000            21,000
     Additional paid-in capital                                                        52,351,000        51,846,000
     Retained deficit                                                                 (32,563,000)      (21,071,000)
----------------------------------------------------------------------------------------------------------------------

                                                                                       19,810,000        30,796,000
Less: Treasury stock, 3,890,000 shares at cost                                        (12,828,000)      (12,828,000)
----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                              6,982,000        17,968,000
----------------------------------------------------------------------------------------------------------------------

                                                                                  $    99,365,000  $    109,463,000
----------------------------------------------------------------------------------------------------------------------
                    See accompanying summary of accounting policies and notes to consolidated financial statements.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                           Consolidated Statements of Operations


Year ended June 30,                                                                 2002             2001          2000
--------------------------------------------------------------------------------------------------------------------------
Net Sales (Note 3)                                                         $  78,947,000    $  78,863,000  $ 86,919,000

Cost of Sales (Note 3)                                                        43,358,000       44,065,000    47,802,000
--------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                                  35,589,000       34,798,000    39,117,000
--------------------------------------------------------------------------------------------------------------------------

Operating Expenses:
     Selling and Shipping                                                     18,302,000       16,389,000    17,409,000
     General and administrative                                                9,638,000       14,249,000    12,145,000
     Restructuring charges (Note 13)                                                   -        2,860,000             -
--------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                                      27,940,000       33,498,000    29,554,000
--------------------------------------------------------------------------------------------------------------------------

Income From Operations                                                         7,649,000        1,300,000     9,563,000

Other Income (Expense):
     Gain on disposal of property and equipment                                        -                -       551,000
     Interest income (Note 7)                                                     83,000          149,000       264,000
     Interest expense                                                         (7,374,000)      (7,484,000)   (7,507,000)
--------------------------------------------------------------------------------------------------------------------------

Income (Loss) From Continuing Operations Before Income Taxes,
     Extraordinary Gain, and Cumulative Effect of a Change in
        Accounting Principle                                                     358,000       (6,035,000)    2,871,000

Income Tax Benefit (Expense) (Note 14)                                          (228,000)       1,406,000    (1,213,000)
--------------------------------------------------------------------------------------------------------------------------

Income (Loss) From Continuing Operations Before Extraordinary Gain
    and Cumulative Effect of a Change in Accounting Principle                    130,000       (4,629,000)    1,658,000

Discontinued Operations (Note 2):
     Loss from discontinued operations, net of tax benefit of $2,491,000
     and
         $1,771,000 in 2001 and 2000, respectively, and net of minority interest of $1,754,000 and $423,000 in 2001 and 2000,
         respectively                                                         (1,760,000)     (16,253,000)   (3,227,000)
     Gain (loss) on disposal of discontinued operations, net of minority interest
         of $1,239,000 and $1,118,000 in 2002 and 2001, respectively              20,000       (4,551,000)            -
--------------------------------------------------------------------------------------------------------------------------

Loss Before Extraordinary Gain and Cumulative Effect of
    a Change in Accounting Principle                                          (1,610,000)     (25,433,000)   (1,569,000)

Extraordinary Gain of $7,000 and $2,102,000
     on Purchase of Trust Preferred Securities,
     Net of Income Taxes of ($3,000) and ($878,000) (Note 15)                          -            4,000     1,224,000
--------------------------------------------------------------------------------------------------------------------------

Loss Before Cumulative Effect of a Change in Accounting Principle             (1,610,000)     (25,429,000)     (345,000)

Cumulative Effect of a Change in Accounting Principle (Note 6)                (9,882,000)               -             -
--------------------------------------------------------------------------------------------------------------------------

Net Loss                                                                   $ (11,492,000)   $ (25,429,000) $   (345,000)
--------------------------------------------------------------------------------------------------------------------------
                          See accompanying summary of accounting policies and
notes to consolidated financial statements.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                           Consolidated Statements of Operations

Year ended June 30,                                                                      2002          2001         2000
---------------------------------------------------------------------------------------------------------------------------
Basic Earnings per Share (Note 16):
     Income (loss) from continuing operations per common share before extraordinary gain and cumulative effect of a change in
           accounting principle                                                   $      0.01    $    (0.26)   $    0.09
     Discontinued operations                                                            (0.10)        (1.14)       (0.17)
     Extraordinary gain                                                                     -             -         0.06
     Cumulative effect of a change in accounting principle                              (0.57)            -            -
---------------------------------------------------------------------------------------------------------------------------

Net Loss per Common Share                                                         $     (0.66)   $    (1.40)   $   (0.02)
---------------------------------------------------------------------------------------------------------------------------

Diluted Earnings per Share (Note 16):
     Income (loss) from continuing operations per common share before extraordinary gain and cumulative effect of a change in
         accounting principle                                                     $      0.01    $    (0.26)   $    0.08
     Discontinued operations                                                            (0.10)        (1.14)       (0.16)
     Extraordinary gain                                                                     -             -         0.06
     Cumulative effect of a change in accounting principle                              (0.55)            -            -
---------------------------------------------------------------------------------------------------------------------------

Net Loss per Common Share                                                         $     (0.64)   $    (1.40)   $   (0.02)
---------------------------------------------------------------------------------------------------------------------------


                        See accompanying summary of accounting policies and notes to consolidated financial statements.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                 Consolidated Statements of Stockholders' Equity

                                                                            Common Stock
                                                                    -----------------------------        Additional
                                                                         Number of                          Paid-In
                                                                            Shares        Amount            Capital
----------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999                                                  21,219,000  $     21,000   $     50,542,000
   Compensation related to repriced stock options                                -             -            166,000
   Exercise of stock options, warrants and UPOs                            532,000         1,000            205,000
   Issuance of stock options for consulting services and
         business acquisition                                                    -             -            497,000
   Repurchase of common stock for treasury                                       -             -                  -
   Net loss                                                                      -             -                  -
----------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2000                                                  21,751,000        22,000         51,410,000
   Compensation related to repriced stock options                                -             -            261,000
   Issuance of stock options for consulting services                             -             -            175,000
   Retirement of shares                                                   (318,000)       (1,000)                 -
   Repurchase of common stock for treasury                                       -             -                  -
   Net loss                                                                      -             -                  -
----------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2001                                                  21,433,000        21,000         51,846,000
   Compensation related to repriced stock options                                -             -            103,000
   Issuance of options and warrants to note holders                              -             -            402,000
   Release of shares from Non-Qualified Deferred
        Compensation Plan (Note 10)                                        208,000         1,000                  -
   Net loss                                                                      -             -                  -
----------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2002                                                  21,641,000  $     22,000   $     52,351,000
----------------------------------------------------------------------------------------------------------------------



                                                                            Retained                                  Total
                                                                            Earnings           Treasury       Stockholders'
                                                                            (Deficit)             Stock              Equity
------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1999                                              $      4,703,000   $     (8,782,000)  $      46,484,000
   Compensation related to repriced stock options                                  -                  -             166,000
   Exercise of stock options, warrants and UPOs                                    -                  -             206,000
   Issuance of stock options for consulting services and
         business acquisition                                                      -                  -             497,000
   Repurchase of common stock for treasury                                         -         (1,905,000)         (1,905,000)
   Net loss                                                                 (345,000)                 -            (345,000)
------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2000                                                     4,358,000        (10,687,000)         45,103,000
   Compensation related to repriced stock options                                  -                  -             261,000
   Issuance of stock options for consulting services                               -                  -             175,000
   Retirement of shares                                                            -                  -              (1,000)
   Repurchase of common stock for treasury                                         -         (2,141,000)         (2,141,000)
   Net loss                                                              (25,429,000)                 -         (25,429,000)
------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2001                                                   (21,071,000)       (12,828,000)         17,968,000
   Compensation related to repriced stock options                                  -                  -             103,000
   Issuance of options and warrants to note holders                                -                  -             402,000
   Release of shares from Non-Qualified Deferred
        Compensation Plan (Note 10)                                                -                  -               1,000
   Net loss                                                              (11,492,000)                 -         (11,492,000)
------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2002                                              $    (32,563,000)  $    (12,828,000)  $       6,982,000
------------------------------------------------------------------------------------------------------------------------------

                    See accompanying summary of accounting policies and notes to consolidated financial statements.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                           Consolidated Statements of Cash Flows

Year ended June 30,                                                              2002               2001              2000
----------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
     Net income (loss) from continuing operations
         before extraordinary item and cumulative
           effect of a change in accounting principle                 $       130,000    $    (4,629,000)  $     1,658,000
     Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
        Provision for losses on accounts receivable                           425,000            646,000           173,000
        Depreciation and other amortization                                 2,768,000          5,686,000         4,774,000
        Gain on disposal of property and equipment                                  -                  -          (551,000)
        Write-off of deferred financing costs                                 254,000                  -                 -
        Restructuring charges, net of cash                                          -          2,708,000                 -
        Deferred income taxes                                                (146,000)        (1,148,000)           48,000
        Compensation related to repriced stock options                        103,000            261,000           166,000
        Loan discount amortization                                             97,000                  -                 -
        Consulting expenses related to stock options                                -            175,000           146,000
        Changes in operating assets and liabilities, net of
         assets acquired and liabilities assumed in business
         acquisitions:
             Accounts receivable                                           (7,256,000)          (474,000)         (917,000)
             Inventories                                                    1,195,000          1,635,000         3,465,000
             Prepaid expenses, refundable income taxes
               And other current assets                                       (94,000)          (790,000)        1,198,000
             Other assets                                                     278,000            259,000          (171,000)
             Accounts payable and accrued expenses                          2,434,000         (5,799,000)        3,325,000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

Net Cash Provided by (Used in) Operating Activities                           188,000         (1,470,000)       13,314,000
----------------------------------------------------------------------------------------------------------------------------

Cash Flows From Investing Activities:
     (Increase) decrease in restricted cash                                         -          1,582,000          (582,000)
     Proceeds on sale of property and equipment                                     -          3,527,000         1,030,000
     Purchase of equipment                                                   (791,000)        (1,311,000)       (2,598,000)
     Purchase of package tooling and other intangibles                       (384,000)          (631,000)         (571,000)
     Decrease in officer receivable                                            34,000             84,000            70,000
     Payment for purchase of businesses, net of cash acquired                (111,000)          (863,000)         (125,000)
----------------------------------------------------------------------------------------------------------------------------

Net Cash Provided by (Used in) Investing Activities                        (1,252,000)         2,388,000        (2,776,000)
----------------------------------------------------------------------------------------------------------------------------

                            See accompanying summary of accounting policies and
notes to consolidated financial statements.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                           Consolidated Statements of Cash Flows

 Year ended June 30,                                                       2002               2001               2000
-----------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities:
     Net proceeds from (payments on) revolving
        credit facility                                         $    (6,614,000)   $     4,650,000    $     1,500,000
     Proceeds from issuance of long-term debt                         8,250,000                  -                  -
     Payments on long-term debt                                        (233,000)                 -                  -
     Changes in other long-term liabilities and purchase
         of mandatorily redeemable preferred securities                 (20,000)          (797,000)        (3,981,000)
     Deferred finance costs                                          (1,119,000)           (99,000)                 -
     Proceeds from issuance of stock                                          -                  -            206,000
     Repurchase of common stock for treasury                                  -         (2,141,000)        (1,905,000)
     Release (retirement) of shares                                       1,000             (1,000)                 -
-----------------------------------------------------------------------------------------------------------------------

Net Cash Provided by (Used in) Financing Activities                     265,000          1,612,000         (4,180,000)
-----------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents
     from continuing operations                                        (799,000)         2,530,000          6,358,000

Cash used in discontinued operations                                 (1,723,000)        (3,318,000)        (5,520,000)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                 (2,522,000)          (788,000)           838,000

Cash and Cash Equivalents, beginning of year                          2,741,000          3,529,000          2,691,000
-----------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents, end of year                          $       219,000    $     2,741,000    $     3,529,000
-----------------------------------------------------------------------------------------------------------------------


                    See accompanying summary of accounting policies and notes to consolidated financial statements.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                  Summary of Accounting Policies


Nature of Business      U.S. Home & Garden Inc. (the "Company"), through its
                        subsidiaries, is a leading manufacturer and marketer of a broad range of consumer lawn and garden products. The
                        Company's products include weed preventive landscape fabrics, fertilizer spikes, decorative landscape edging, grass and flower seed products, weed trimmer replacement heads, shade cloth and root feeders, which are sold under recognized brand names, such as WeedBlock(R), Jobe's(R), Emerald Edge(R), Weed Wizard(R), Shade
                        Fabric(TM), Ross(R), Tensar(R), Amturf(R), and
                        Landmaster(R). The Company markets its products through most large national home improvement and mass merchant retailers ("Retail Accounts"), including Home Depot,
                        Lowe's, Kmart, Wal-Mart, Ace Hardware and Tru-Serv in
                        North America.

Principles of           The consolidated financial statements include the
Consolidation           accounts of the Company and its subsidiaries over which
                        it has financial or management control including
                        Weatherly Consumer Products Group, Inc. (Weatherly),
                        Easy Gardener, Inc. (Easy Gardener), Golden West
                        Agri-Products, Inc. (Golden West), Weed Wizard
                        Acquisition Corp. (Weed Wizard), Ampro Industries, Inc.
                        (Ampro) and Egarden Inc. (EGarden) since their dates of acquisition (See Notes 1 and 2). Additionally, U.S. Home
                        & Garden Trust I (See Note 9) has been included since its formation in April 1998. All significant intercompany accounts and transactions have been eliminated.

Inventories             Inventories, which consist of raw materials, finished
                        goods, and packaging materials, are stated at the lower of cost or market; cost is determined by the first-in, first-out (FIFO) cost method.


Property and            Property and equipment are stated at cost. Depreciation
Equipment               is computed by the straight-line method over the
                        estimated useful lives of the assets or, in the case of leasehold improvements, over the life of the lease, if shorter. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.


Intangible Assets       Goodwill

                        Goodwill, which relates to the Company's acquisitions, represents the excess of cost over net assets acquired. For the years ended June 30, 2001 and 2000, goodwill was amortized over periods of five to thirty years using the straight-line method. Effective July 1, 2001, the Company ceased the amortization of goodwill in conjunction with the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. See New Accounting Pronouncements and
                        Note 6. Goodwill is tested for impairment annually by comparing the fair value of each reporting unit with its carrying value.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                  Summary of Accounting Policies


                        Deferred Financing Costs

                        Direct costs associated with the Company's debt borrowings are being amortized over the life of the related debt.

                        Product Rights

                        Product rights are being amortized over estimated useful lives of fifteen to twenty years.

                        Non-Compete Agreements

                        The non-compete agreements were entered into with the acquisitions of Ampro and Weatherly. The Weatherly agreement is being amortized over its twenty-year term. The Ampro non-compete agreement, which was triggered when an officer of Ampro was terminated, is being amortized over a three-year period from the date of such termination.

                        Package Tooling Costs

                        Package tooling costs associated with Easy Gardener and Weatherly products, primarily consisting of the design and construction of printing plates and cutting dies used for the production of packaging, are being amortized over periods of three to five years using the straight-line method.


Long-Lived Assets       Long-lived assets with definite useful lives are tested
                        for recoverability when circumstances suggest a possible impairment. Recovery is evaluated by comparing undiscounted estimated future cash flows to the current carrying value.


Revenue Recognition     Sales are recorded as products are shipped to customers.
                        Sales are free on board (FOB) shipping point.


Sales Incentives        The Company enters into contractual agreements with its
                        customers for rebates on certain products it sells. The
                        Company records the amounts as reductions of revenue and records a liability reflected as accrued rebates on the consolidated balance sheets. As these rebate percentages are determined when the contracts are entered into, these revenue reductions are recorded at the time the related revenue is recorded.


Earnings Per Share      Basic earnings per share includes no dilution and is
                        computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                  Summary of Accounting Policies


Income Taxes            The Company provides deferred income taxes based on
                        enacted income tax rates in effect on the dates temporary differences between the financial reporting and tax bases of assets and liabilities reverse. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in income in the period that includes the enactment date. To the extent that available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance is established (See Note 14).


Income Statement        Cost of Goods Sold
Classifications
                        The caption cost of goods sold is comprised of standard material costs, including a factor for inbound freight, standard labor costs, and standard overheads applied with variation accounts for material consumption variances and material purchase price variances, labor usage and labor consumption variances and overhead absorption and expenses variances as well as obsolete inventory. Generally, cost of goods sold are the costs incurred to complete the finished inventory ready for delivery to our customers.

                        Selling and Shipping

                        The caption selling and shipping expenses include the cost of the sales and marketing departments, the cost of the shipping, handling and warehousing functions, co-op advertising, commissions on sales, in store service representatives costs and outbound freight.

                        General and Administrative

                        The caption general and administrative includes all other costs of the operation including, customer service, finance, general management and uncollectible balances.

Shipping and Handling   Amounts billed to customers for shipping and handling
                        are recorded as revenue. All shipping and handling expenses are included in the selling and shipping caption and totaled approximately $5,363,000, $4,698,000 and $4,992,000 for the years ended June 30, 2002, 2001 and 2000, respectively.


Advertising Costs       The Company incurs advertising expense primarily
                        relating to cooperative advertising credits granted to customers based on qualified expenses incurred by the customers to advertise the Company's products.
                        Cooperative advertising credits are usually limited to a percentage of an agreed-upon sales volume. Cooperative advertising credits are accrued based on sales volume and advertising frequency, pursuant to specific agreements. Such costs are classified as selling expenses. The

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                  Summary of Accounting Policies


                        Company also incurs advertising expense relating to the distribution of catalogs and the broadcasting of radio and television commercials. Advertising costs are expensed as incurred. Advertising expense was approximately $2,934,000, $3,012,000 and $3,171,000 during the years ended June 30, 2002, 2001 and 2000.

Use of Estimates        The preparation of financial statements in conformity
                        with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
                        Actual results could differ from those estimates.


Cash Equivalents        The Company considers all short-term investments
                        purchased with an initial maturity of three months or less to be cash equivalents.

Stock-Based             The Company has adopted the provisions of SFAS No. 123,
Compensation            Accounting for Stock-Based Compensation, with respect to
                        non-employee stock-based compensation. The fair value method is required for all stock-based compensation issued to nonemployees. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.
                        Companies are permitted to continue to account for employee stock-based compensation under Accounting
                        Principles Board Opinion (APB) No. 25, Accounting for
                        Stock Issued to Employees, but are required to disclose pro forma net income and earnings per share as if the fair value method had been adopted. The Company has elected to continue to account for employee stock-based compensation under APB No. 25. See Note 12.

Segment Information     The Company's primary continuing operations are in one
                        reportable segment - the manufacture and sale of consumer lawn and garden products. The Company has aggregated its operating segments into a single reportable segment. See disclosure regarding revenue from external customers for each significant type of product and service at Note 3.

Financial Instruments   The Company's financial instruments consist of cash and
and Derivatives         cash equivalents, accounts receivable, officer's
                        receivable, debt and mandatorily redeemable preferred securities. The carrying value of cash and cash equivalents and accounts receivable approximate fair value based upon the liquidity and short-term nature of the assets. The carrying

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                  Summary of Accounting Policies


                        value of the officer's receivable and debt approximates the fair value based upon short-term and long-term borrowings at interest rates which approximate current rates. See Note 9 regarding valuation of mandatorily redeemable preferred securities.

                        The Company has used derivative financial instruments to manage the economic impact of fluctuations in interest rates on short-term and long-term debt. The Company entered into an interest rate swap to manage this economic risk. This was viewed as a risk management tool and was not used for trading or speculative purposes. The interest rate differentials associated with the interest rate swap used to hedge debt obligations were recorded as an adjustment to interest payable with the offset to interest expense over the life of the swap. There were no material derivative financial instruments in effect during the years presented.

                        Cash and cash equivalents are held principally at three high quality financial institutions. At times, such balances may be in excess of the FDIC insurance limit.


Reclassifications       Certain amounts as previously reported have been
                        reclassified to conform to current year classifications.


New Accounting          The Emerging Issues Task Force (EITF) has issued EITF
Pronouncements          Issue 00-25, Vendor Income Statement Characterization of
                        Consideration Paid to a Reseller of the Vendor's
                        Products, and EITF Issue 01-09, Accounting for
                        Consideration Given by a Vendor to a Customer, which provide guidance related to the income statement classification of such consideration. This guidance was effective for the Company for the quarter ended March
                        31, 2002. The adoption of EITF 00-25 and EITF 01-09 did not have an effect on the Company's financial statements.

                        In June 2001, the FASB finalized SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria of SFAS No. 141.

                        SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually and requires the Company to identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                  Summary of Accounting Policies


                        intangible assets, and cease amortization of intangible assets with an indefinite useful life. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized.

                        SFAS No. 142 requires the Company to complete a two-step transitional goodwill impairment test, with the first step to be completed within six months of the date of adoption. The first step, used to identify potential impairment, compares the fair value of a reporting unit with its carrying value. If it is determined that the carrying value of the net assets of the reporting unit (including goodwill) exceeds the fair value of that reporting unit, the second step must be performed as soon as possible, but no later than the end of the year of initial adoption, to measure the amount of the impairment loss, if any. An impairment loss resulting from the transitional goodwill impairment test is recognized as the effect of a change in accounting principle. The Company elected to adopt SFAS No. 141 and SFAS No. 142, effective July 1, 2001. See Note 6.

                        In August 2001, the Financial Accounting Standards Board
                        (FASB) finalized SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses accounting and reporting for the impairment or disposal of long-lived assets, including the reporting of discontinued operations. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The Company adopted SFAS No. 144 during the year ended June 30, 2002. See
                        Note 2.

                        In April 2002, the FASB issued SFAS No 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No 13, and Technical Corrections. SFAS No. 4 required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 requires any gain or loss from the extinguishment of debt to meet the requirements of APB No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions to be classified as an extraordinary item, otherwise the item would be classified in the results of continuing operations. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods that does not meet the criteria of APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of the statement related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002, with early application encouraged. The Company is currently assessing but has not adopted SFAS No. 145.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                                  Summary of Accounting Policies


                        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. Currently, the Company is assessing but has not adopted SFAS No. 146. However, because there were no restructuring activities during 2002, the Company believes there would have been no effect on current year operations had the statement been applied early.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


1. Business             The Company has consummated the following eleven
   Acquisitions         acquisitions of lawn and garden companies or product
                        lines for a total of approximately $111 million in consideration:

                        o Golden West Chemical Distributors, Inc. - A manufacturer of humic acid-based products designed to improve crop yield, which was acquired in August 1992 for approximately $1.1 million in cash and $1.1 million of promissory notes.

                        o Easy Gardener, Inc. - A manufacturer of multiple fabric landscaping products including Weedblock(R), which was acquired in September 1994 for approximately $21.3 million consisting of $8.8 million in cash, a $10.5 million promissory note and two convertible notes each in the principal amount of $1.0 million. Approximately $2.2 million of additional purchase price was contingent on Easy Gardener meeting certain income requirements. All of these amounts have been paid.

                        o Emerald Products LLC - Manufacturer of decorative landscaping edging, which was acquired in August 1995 for $835,000 in cash and a $100,000 promissory note.

                        o Weatherly Consumer Products Group, Inc. - a manufacturer of fertilizer spikes and other lawn and garden products, which was acquired in August 1996 for 1,000,000 shares of common stock valued at $3.0 million and approximately $22.9 million in cash.

                        o Plasti-Chain product line of Plastic Molded Concepts, Inc. - A line of plastic chain links and decorative edgings, which was acquired from Plastic Molded Concepts, Inc. in May 1997 for approximately $4.3 million in cash.

                        o Weed Wizard, Inc. - A manufacturer and distributor of weed trimmer replacement heads, all of whose assets were acquired in February 1998 for approximately $16.0 million, plus an additional $1.7 million for excess working capital and acquisition expenses. Operations were discontinued during 2002 - see Note 2.

                        o Landmaster Products, Inc. - A manufacturer and distributor of polyspun landscape fabrics for use by consumers and professional landscapers, substantially all of whose assets were acquired in March 1998 for approximately $3.0 million, plus an additional $600,000 for certain assets and acquisition expenses.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        o Tensar(R) consumer products line of The Tensar Corporation - A line of lawn and garden specialty fencing, which was acquired from The Tensar Corporation in May 1998 for approximately $5.4 million, plus an additional $1 million for inventory.

                        o Ampro Industries, Inc. - A manufacturer and distributor of lawn and garden products including specialty grass and flower seeds. The Company acquired all of the outstanding stock of Ampro for approximately $24.6 million in October 1998.

                        o E-Garden, Inc. (now Egarden, Inc.) - The Company's business-to-business Internet subsidiary was acquired in June 1999 for approximately $400,000 plus expenses of approximately $100,000. Operations were discontinued during 2001 - see Note 2.

                        o Findplants.com - An electronic horticulture catalogue and locator that provides business-to-business service for commercial growers and wholesalers which was acquired by Egarden, Inc. in May 2000 for approximately $537,000. Operations were discontinued during 2001 - see Note 2.

                        All of the above acquisitions were accounted for as purchases and, accordingly, the results of operations of the acquired companies have been included in the consolidated statements of income since their respective acquisition dates.


2. Discontinued         In June 2002, the Company announced that is was
   Operations           discontinuing its Weed Wizard operations effective
                        September 30, 2002. Despite the Company's efforts to increase sales and return to profitability, Weed Wizard experienced continued erosion of its business. The
                        Company plans to dispose of the assets and liabilities of Weed Wizard, including amounts written off, through a sale of the assets and liquidation of the liabilities during fiscal 2003.

                        The Company recorded an estimated net loss on disposal of the Weed Wizard component of $1,116,000, relating to the write-down of all assets to fair value less cost to sell. In addition to the loss on disposal in 2002, the Company had a net loss from operations of Weed Wizard of $1,760,000 for the year ended June 30, 2002, $9,124,000, net of income tax benefit of $2,491,000 for the year ended June 30, 2001, and $1,332,000, net of income tax benefit of $306,000 for the year ended June 30, 2000.

                        During the year ended June 30, 2000, the Company discontinued production, sale and distribution of one of the products in its Weed Wizard product line. Additionally, the Company, in voluntary compliance with the recommendations of the CPSC, instituted a recall of the product. Accordingly, the Company recorded a pretax charge of $645,000, net of tax effect of $283,000, to provide for recall costs and inventory write-offs.

                        An impairment charge of $8,500,000, net of tax effect of $2,320,000, was recorded in June 2001 to write off the net goodwill balance associated with Weed Wizard. The Company's policy is to periodically evaluate its long-lived assets for possible

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        impairment. If the evaluation determines that the long-lived assets have been impaired, the assets are written down to their estimated fair value. Due to the recurring operating losses of Weed Wizard, the product recall in a prior year, and the subsequent unsuccessful product launch of the replacement product through a complete sales season, the evaluation was performed and the estimated impairment loss was recognized during 2001. Revenues for Weed Wizard for the years ended June 30, 2002, 2001, and 2000, were $672,000, $1,912,000 and
                        $2,746,000, respectively.

                        In June 2001, the Company announced that it was discontinuing its e-commerce initiative, which it was conducting though its subsidiary, Egarden, Inc. (Egarden), effective June 30, 2001. During the year ended June 30, 2001, the Company recorded an estimated net loss on disposal of Egarden of $4,551,000, net of minority interest of $1,118,000. The loss, prior to minority interest, included the write-off of all long-lived assets of $5,224,000 and severance expense of $445,000 related to the termination of all 39 employees. All severance payments have been made at June 30, 2002. No adjustments were made to the liability recorded for severance payments during the year ended June 30, 2002. All of the assets of Egarden, including amounts written off, were sold during the year ended June 30, 2002. During the year ended June 30, 2002, the Company recorded a net gain on the disposal of Egarden of $1,136,000, as a result of the write off of minority interest of $1,239,000 as the subsidiary was liquidated.

                        In addition to the net loss on disposal in 2001, the Company had a net loss from the operations of Egarden of $7,129,000, net of minority interest of $1,754,000 for the year ended June 30, 2001, and $1,895,000, net of tax benefit of $1,465,000 and minority interest of $423,000 for the year ended June 30, 2000. Revenues of Egarden for the years ended June 30, 2002, 2001 and 2000 were not material.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        The assets and liabilities of discontinued operations held for sale reported in the consolidated balance sheets consist of the following:

                                                                           June 30, 2002
                                                     -----------------------------------------------------------

                                                               Weed Wizard            Egarden             Total
               ---------------------------------------------------------------------------------------------------
               Current Assets:
               Cash and cash equivalents                    $            -      $      62,000     $      62,000
               Accounts receivable                                 385,000                  -           385,000
               Inventories                                         274,000                  -           274,000
               Other current assets                                331,000                  -           331,000
               ---------------------------------------------------------------------------------------------------

               Total Current Assets                         $      990,000      $      62,000     $   1,052,000
               ---------------------------------------------------------------------------------------------------

               Long-Term Assets-
               Property and Equipment, net                  $      100,000      $           -     $     100,000
               ---------------------------------------------------------------------------------------------------

               Current Liabilities:
               Accounts payable                             $       98,000      $           -     $      98,000
               Accrued expenses                                    163,000             16,000           179,000
               ---------------------------------------------------------------------------------------------------

               Total Current Liabilities                    $      261,000      $      16,000     $     277,000
               ---------------------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                                                                           June 30, 2001
                                                     -----------------------------------------------------------

                                                               Weed Wizard            Egarden             Total
               ---------------------------------------------------------------------------------------------------
               Current Assets:
               Cash and cash equivalents                    $            -      $     872,000     $     872,000
               Accounts receivable                                  71,000                  -            71,000
               Inventories                                       1,825,000                  -         1,825,000
               Other current assets                                 26,000             10,000            36,000
               ---------------------------------------------------------------------------------------------------

               Total Current Assets                         $    1,922,000      $     882,000     $   2,804,000
               ---------------------------------------------------------------------------------------------------

               Long-Term Assets:
               Property and equipment, net                  $      278,000      $           -     $     278,000
               Intangible assets, net                               48,000                  -            48,000
               ---------------------------------------------------------------------------------------------------

               Total Long-Term Assets                       $      326,000      $           -     $     326,000
               ---------------------------------------------------------------------------------------------------

               Current Liabilities:
               Accounts payable                             $       17,000      $           -     $      17,000
               Accrued expenses                                    208,000            445,000           653,000
               Current portion of capital
                   lease obligations                                     -             66,000            66,000
               ---------------------------------------------------------------------------------------------------

               Total Current Liabilities                    $      225,000      $     511,000     $     736,000
               ---------------------------------------------------------------------------------------------------

               Long-Term Liabilities-
               Capital lease obligations                    $            -      $     263,000     $     263,000
               ---------------------------------------------------------------------------------------------------

               Minority Interest in Equity
                    of Affiliate                            $            -      $   1,239,000     $   1,239,000
               ---------------------------------------------------------------------------------------------------

               Pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company's consolidated financial statements and notes have been restated for all periods presented to reflect the discontinued components. The assets and liabilities of the discontinued components have been classified as "Held for Sale" and the net operations and net cash flows have been reported as "Discontinued Operations" in the accompanying consolidated financial statements. The restated notes exclude amounts related to these discontinued components.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


3. Concentration of     Trade accounts receivable are due from numerous
   Credit Risk          customers located in many geographic regions throughout
   and Significant      the United States. The Company performs ongoing credit
   Relationships        evaluations of its customers' financial condition and
                        establishes an allowance for doubtful accounts based upon credit risk of specific customers, historical trends and other information. The Company does not require collateral from its customers.

                        The Company's two largest customers during the years ended June 30, 2002, 2001 and 2000, each accounted for the following percentage of the Company's revenues:

                        Customer                                         2002           2001           2000
                        ----------------------------------------------------------------------------------------
                        A                                                  49%            43%            36%
                        B                                                  10%            14%            12%
                        ----------------------------------------------------------------------------------------

                        Included in accounts receivable at June 30, 2002 and 2001 is approximately $16,520,000 and $9,062,000, respectively, due from the two largest customers.

                        Sales of each of the Company's three significant product lines comprised the following percentages of the Company's total net sales for the years ended June 30, 2002, 2001 and 2000:

                        Product Line                                2002              2001           2000
                        --------------------------------------------------------------------------------------
                        Landscape fabric                              51%               48%            44%
                           Fertilizer, plant food, and
                            insecticide spikes                        14%               17%            15%
                        Landscape edging                              10%                9%            10%
                        --------------------------------------------------------------------------------------

                        Substantially all raw material purchases for WeedBlock(R) landscape fabric inventory are from one vendor, representing approximately 12%, 19% and 22% of the Company's consolidated raw material purchases during the years ended June 30, 2002, 2001 and 2000, respectively. Management believes that other suppliers could provide a similar product on comparable terms. A change in suppliers, however, could cause delays and a possible loss of sales, which would adversely affect operating results. Included in accounts payable at June 30, 2002 is $1,609,000, due to this vendor. No amounts were due to this vendor at June 30, 2001.

4. Inventories Inventories consist of:

                         June 30,                                                     2002                2001
                        -----------------------------------------------------------------------------------------
                        Raw and packaging materials                       $      4,025,000    $      5,175,000
                        Finished goods                                           3,998,000           4,043,000
                        -----------------------------------------------------------------------------------------

                                                                          $      8,023,000    $      9,218,000
                        -----------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        At June 30, 2002 and 2001, the inventory balance has been reduced by a provision for possible obsolescence of $225,000 and $1,340,000, respectively. The Company disposed of $1,209,000 of previously reserved inventory during the year ended June 30, 2002.


5. Property and         Property and equipment consist of:
   Equipment

                                                                Estimated Useful
                        June 30,                                   Life in Years              2002             2001
                        ----------------------------------------------------------------------------------------------
                        Furniture, fixtures and equipment                  5 - 7   $    10,703,000   $    9,989,000
                        Leasehold improvements                            7 - 10           791,000          750,000
                        ----------------------------------------------------------------------------------------------
                                                                                        11,494,000       10,739,000
                        Less accumulated depreciation                                    6,644,000        5,023,000
                        ----------------------------------------------------------------------------------------------

                                                                                   $     4,850,000   $    5,716,000
                        ----------------------------------------------------------------------------------------------

                        Depreciation expense was $1,657,000, $2,113,000 and $1,670,000 during the years ended June 30, 2002, 2001 and 2000, respectively.

6. Goodwill             Goodwill consists of the following:

                        June 30,                                                     2002             2001
                        ----------------------------------------------------------------------------------------
                        Weatherly Consumer Products Group, Inc.           $    22,948,000   $   22,948,000
                        Easy Gardener, Inc.                                    15,639,000       15,639,000
                        Ampro Industries, Inc.                                  9,303,000       18,693,000
                        Tensar consumer products line                           5,226,000        5,226,000
                        Plasti-Chain product line                               2,810,000        2,810,000
                        Landmaster Products, Inc.                               2,292,000        2,292,000
                        Golden West Chemical Distributions, Inc.                1,606,000        2,098,000
                        Emerald Products, LLC                                   1,466,000        1,355,000
                        ----------------------------------------------------------------------------------------
                                                                               61,290,000       71,061,000
                        Less accumulated amortization                          11,429,000       11,429,000
                        ----------------------------------------------------------------------------------------

                                                                          $    49,861,000   $   59,632,000
                        ----------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        Effective July 1, 2001, the Company adopted SFAS No. 141 and SFAS No. 142. During 2002, the Company completed a reassessment of the useful lives of all intangible assets other than goodwill which total $6,398,000 (net of accumulated amortization of $3,008,000) at June 30, 2002. No adjustments to previously determined amortization periods were considered necessary. The Company has no intangible assets with indefinite useful lives other than goodwill at June 30, 2002.

                        In conjunction with the adoption of SFAS No. 141 and SFAS No. 142, the Company completed its transitional goodwill impairment test during 2002. Ampro and Golden West were the only reporting units where the carrying value exceeded the fair value of their net assets including goodwill. As of July 1, 2001, the net goodwill related to Ampro was $17,078,000. The Company hired an independent valuation professional to assist the Company in measuring the amount of the impairment. Based on the valuation, the Company recorded an impairment loss of $9,390,000 during the year ended June 30, 2002 in the Consolidated Statement of Operations, as a cumulative effect of a change in accounting principle.

                        The net goodwill related to Golden West at July 1, 2001 was approximately $1,165,000. Based on a valuation prepared by management, an impairment loss of $492,000 was recorded during the year ended June 30, 2002 and is reported as a cumulative effect of a change in accounting principle in the Consolidated Statement of Operations.

                        The Company's previous business combinations were accounted for using the purchase method. As a result of such combinations, the Company has recognized a significant amount of goodwill, which, in the aggregate, was $49,861,000, net of accumulated amortization, at June 30, 2002. Amortization expense for all intangible assets during the years ended June 30, 2002, 2001 and 2000 was $1,111,000, $3,573,000 and $3,104,000,
                        respectively. Goodwill amortization, including amounts reported as discontinued operations, was $2,809,000 and $2,817,000 for the years ended June 30, 2001 and 2000, respectively. Estimated amortization expense for continuing operations for each of the five succeeding fiscal years is as follows:

                        Year Ended June 30,                          Amount
                        ------------------------------------------------------

                        2003                                    $ 1,245,000
                        2004                                    $ 1,245,000
                        2005                                    $   877,000
                        2006                                    $   667,000
                        2007                                    $   667,000

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


The following represents a reconciliation of the reported net loss to the adjusted net income (loss) and the adjusted net income (loss) before extraordinary gain for the years ended June 30, 2001 and 2000, which exclude goodwill amortization expense, net of tax benefit:

      Year Ended June 30,                                                          2001                  2000
      ----------------------------------------------------------------------------------------------------------
      Reported Net Loss                                                  $  (25,429,000)        $    (345,000)
      Goodwill Amortization, net of tax benefit of
          $620,000 and $622,000                                               2,189,000             2,195,000
      ----------------------------------------------------------------------------------------------------------

          Adjusted net income (loss)                                        (23,240,000)            1,850,000
      Extraordinary Gain                                                          4,000             1,224,000
      ----------------------------------------------------------------------------------------------------------

      Adjusted Net Income (Loss) Before
          Extraordinary Gain                                             $  (23,244,000)        $     626,000
      ----------------------------------------------------------------------------------------------------------

      Per Share Amounts - Basic:

      Reported Net Loss                                                  $        (1.40)        $        (.02)
      Goodwill amortization, net of tax benefit                                     .12                   .11
      ----------------------------------------------------------------------------------------------------------

          Adjusted net income (loss)                                              (1.28)                  .09
      Extraordinary Gain                                                              -                  (.06)
      ----------------------------------------------------------------------------------------------------------

      Adjusted Net Income (Loss) Before
          Extraordinary Gain                                             $        (1.28)        $         .03
      ----------------------------------------------------------------------------------------------------------

      Per Share Amounts - Diluted:

      Reported Net Loss                                                  $        (1.40)        $        (.02)
      Goodwill Amortization, net of tax benefit                                     .12                   .11
      ----------------------------------------------------------------------------------------------------------

          Adjusted net income (loss)                                              (1.28)                  .09
      Extraordinary Gain                                                              -                  (.06)
      ----------------------------------------------------------------------------------------------------------

      Adjusted Net Income (Loss) Before
          Extraordinary Gain                                             $        (1.28)        $         .03
      ----------------------------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


7. Officer's            The officer's receivable represents an unsecured note
   Receivable           which bears interest at the lower of the prime lending
                        rate or 6% (effectively 4.75% at June 30, 2002). At June
                        30, 2002 and 2001, the balance on the outstanding note was $537,000 and $571,000, respectively. Total related interest income amounted to $41,000, $43,000 and $48,000 for the years ended June 30, 2002, 2001 and 2000, respectively. Principal payments on the note are due in annual installments as follows with the balance due upon maturity in April 2008:

                                        2003                       $ 25,000
                                        2004 - 2007                $ 50,000

8. Revolving Credit     On November 15, 2001, the Company entered into a
   Facility and         financing agreement expiring November 15, 2004 to
   Long-Term Debt       provide $25,000,000 in senior secured financing, as
                        amended. The agreement provides for a $23,000,000 revolving credit facility and a $2,000,000 term loan due in monthly installments of $33,000 plus interest. The term loan balance outstanding at June 30, 2002 is $1,767,000. Interest on borrowings is calculated at variable annual rates based on either the bank's prime rate plus an applicable marginal rate or the federal funds rate plus an applicable marginal rate (effectively
                        5.75% on the term loan and 5.25% on the revolving credit facility at June 30, 2002). Borrowings on the revolving credit facility are limited based on eligible borrowing bases, effectively $19,611,000 at June 30, 2002. At June
                        30, 2002 the Company had $15,036,000 of borrowings outstanding under the revolving credit facility.

                        The Company's obligations under the revolving credit facility are guaranteed by its subsidiaries and secured by a security interest in favor of the bank in substantially all of the assets of the Company and its subsidiaries. The Company is also subject to certain fees and restrictions in conjunction with the financing. Upon the occurrence of an event of default as specified in the financing agreement, the maturity of loans outstanding under the financing agreement may be accelerated by the bank, which may also foreclose its security interest on the assets of the Company and its subsidiaries.


                        On November 15, 2001, the Company also entered into a financing agreement to provide $6,850,000 of subordinated debt. At June 30, 2002, the Company had borrowings outstanding of $5,945,000, net of discounts of $905,000, pursuant to the subordinated secured notes due in November 2007 with an effective interest rate of 18.4%. Interest is charged on the face of the notes at 16% and 14% per annum, payable monthly. The issue price of the 16% notes was 90% of the face amount of the notes resulting in a discount of $600,000. The notes are secured by a second lien on all assets of the Company and rank junior to the senior financing provided by the bank. In connection with this financing, the Company issued to the purchasers of the notes warrants to purchase up to 3.75% of the fully diluted common stock of the Company and an option to purchase from the Company certain Trust Preferred Securities of the Company's subsidiary, U.S. Home and Garden Trust I, that are owned by the Company, which resulted in an additional discount of $402,000.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        Under the two financing agreements, the Company and its subsidiaries are required, among other things, to comply with (a) certain limitations on incurring additional indebtedness, liens and guarantees, dispositions of assets, payment of cash dividends and cash redemption and repurchases of securities, and (b) certain limitations on mergers, liquidations, changes in business, investments, loans and advances, affiliate transactions and certain acquisitions. In addition, the Company must comply with certain financial tests and ratios and other covenants. A violation of any of these covenants constitutes an event of default under the financing agreements. At June 30, 2002, the Company was in violation of certain covenants, and all debt outstanding under the agreements has been classified as current at June 30, 2002. The Company is currently seeking to amend the covenants and to obtain financing to replace the borrowings under the current agreements.

                        During the year ended June 30, 2002, the Company paid off the Credit Agreement with Bank of America, entered into in 1998. The agreement provided for a $25 million revolving acquisition line-of-credit ("the Acquisition Facility") to finance acquisitions and a $20 million working capital revolving line-of-credit ("the Working Capital Facility"). Borrowings under these credit facilities bore interest at variable annual rates chosen by the Company based on either (i) the London Interbank Offered Rate ("LIBOR") plus an applicable marginal rate, or (ii) the higher of 0.5% above the then current Federal Funds Rate or the Prime Rate of Bank of America, in each case, plus an applicable marginal rate.

                        The total borrowings under these two facilities was $21,650,000 at June 30, 2001. The total included $11,750,000 borrowed under the Acquisition Facility and $9,900,000 under the Working Capital Facility.

                        The Company's obligations under the Credit Agreement were guaranteed by its subsidiaries and secured by a security interest in favor of the Bank in substantially all of the assets of the Company and its subsidiaries.

9. Mandatorily          In April 1998, U.S. Home & Garden Trust I (the "Trust"),
   Redeemable           a newly created Delaware business trust and a
   Preferred            wholly-owned subsidiary of the Company, issued 78,000
   Securities           common securities with a liquidation amount of $25 per
                        common security and completed a public offering of 2,530,000 of 9.40% Cumulative Trust Preferred Securities with a liquidation amount of $25 per security to the Company for a total of $65,200,000 (the "Trust Preferred
                        Securities" and, together with the common securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing Trust Securities and using proceeds therefrom to acquire the subordinated debentures described below. Concurrent with the

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        issuance of the Trust Securities, the Trust invested the net proceeds therefrom in $65.2 million aggregate principal amount of 9.40% Junior Subordinated Deferrable Interest Debentures (the "Subordinated Debentures") issued by the Company. The Company has since redeemed 251,981 shares leaving 2,278,019 shares outstanding with a face value of $56,951,000. See note 15. The fair value of the mandatorily redeemable preferred securities is approximately $34,740,000 based on quoted market prices of $15.25 per security at June 30, 2002.

                        Distributions of interest on the Trust Securities are payable monthly in arrears by the Trust.

                        The Subordinated Debentures are unsecured obligations of the Company and are subordinate and junior in right of payment to certain other indebtedness of the Company.

                        The Company may, under certain circumstances, defer the payment of interest on the Subordinated Debentures for a period not to exceed 60 consecutive months. If interest payments on the Subordinated Debentures are so deferred, distributions on the Trust Securities will also be deferred. During any such deferral period, interest on the Subordinated Debentures and distributions on the Trust Securities will accrue and compound monthly and, subject to certain exceptions, the Company may not declare or pay distributions on its capital stock or debt securities that rank equal or junior to the Subordinated Debentures.

                        The Trust Securities are subject to mandatory redemption upon the repayment of the Subordinated Debentures at a redemption price equal to the aggregate liquidation amount of the securities plus any accumulated and unpaid distributions. The Subordinated Debentures mature in total on April 15, 2028, but may be redeemed at the option of the Company at any time after April 15, 2003 or earlier under certain circumstances. The Company effectively provides a full and unconditional guarantee of the Trusts' obligations under the Trust Securities to the extent that the Trust has funds sufficient to make such payments.

10. Commitments         Employment Agreements

                        The Company has entered into employment agreements with two of its officers. One agreement is for a one-year period but is automatically renewed unless specifically terminated by the Company or the employee. If the employment agreement is terminated by the Company without cause, the officer will be entitled to an additional ten years of annual compensation. Annual compensation under the

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        employment agreement is $450,000. The employment agreement also provides for certain lump sum payments in the event of a change in control equal to approximately $7.3 million. The other agreement expires on August 31, 2003, and provides for a base aggregate annual salary of approximately $350,000. In addition, the agreements provide for incentive and additional compensation under certain circumstances.


                        Operating Leases

                        The Company leases office and warehouse space, certain office equipment and automobiles under operating leases expiring through 2006. The future minimum lease payments under these non-cancelable operating leases are as follows:

                         Year ended June 30,                           Amount
                        --------------------------------------------------------

                        2003                                     $    843,000
                        2004                                          731,000
                        2005                                          484,000
                        2006                                          252,000
                        --------------------------------------------------------
                        --------------------------------------------------------

                                                                    $  2,310,000
                        --------------------------------------------------------

                        Rent expense was approximately $891,000, $860,000 and $836,000 for the years ended June 30, 2002, 2001 and 2000, respectively.

                        Defined Contribution Benefit Plan

                        Easy Gardener has established an employee defined contribution benefit plan (the Plan). Employees of the Company, Weatherly, Easy Gardener, Weed Wizard and Golden West are eligible to participate. The Company is required to match the first 60% of employee contributions up to 5% of the employee's wage base. The Plan also allows discretionary contributions by the Company. The Company's contribution vests over a seven-year period. Ampro had a separate plan for its employees, with similar terms to the Easy Gardener Plan that was terminated during the year ended June 30, 2001. Total expense associated with the plans for the years ended June 30, 2002, 2001 and 2000 was approximately $321,000, $358,000 and $380,000, respectively.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        Non-Qualified Deferred Compensation Plan

                        The Company has adopted the Non-Qualified Deferred Compensation Plan for Select Employees of U.S. Home & Garden Inc. (Deferred Plan). Under the Deferred Plan, the Board of Directors or its committee which administers the relevant stock option plan may grant permission to optionees to exercise their options with shares of U.S. Home & Garden, Inc. common stock in which they have a holding period, for income tax purposes, of at least six months and defer the receipt of a portion of the shares subject to the option so exercised. The optionee has the right to designate the time or times of receipt of those shares pursuant to the Deferred Plan. The Deferred Plan contains provisions for earlier issuance of those deferred shares on death, disability and other termination of employment (e.g., on a change of control of U.S. Home & Garden Inc.). At June 30, 2001, 208,000 shares were held in the Deferred Plan. All of the shares were released during the year ended June 30, 2002.


11. Contingencies       In the normal course of business, the Company is subject
                        to proceedings, lawsuits, and other claims, including claims by creditors, proceedings under laws and government regulations related to product safety and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Consequently, the ultimate amount of monetary liability or financial impact with respect to these matters at June 30, 2002 cannot be ascertained.

                        During fiscal 2001, the U.S. Consumer Product Safety Commission ("CPSC") began an investigation into a product previously distributed by the Company's Weed Wizard subsidiary.

                        The Company has reached an agreement with the CPSC in principle, subject to the execution of a formal settlement agreement. The settlement provides for an aggregate fine of $885,000, against the Company and A.A.B.B., Inc. Pursuant to the settlement agreement, the Company and A.A.B.B Inc. will each pay $442,500 of the fine.

                        In fiscal 2001, the Company commenced an action against A.A.B.B., Inc. (formerly known as Weed Wizard Inc.) and certain of its stockholders and officers relating to the purchase from the defendants of substantially all of the assets of Weed Wizard, Inc. by the Company. The Company is seeking to rescind the transaction or to recover monetary damages. A.A.B.B., Inc. has asserted a counterclaim for breach of contract against the Company for $720,000, plus interest, representing an alleged adjustment to the purchase price.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        In October 2002, the Company entered into a settlement agreement with A.A.B.B., Inc. The settlement involves a payment by A.A.B.B., Inc. of $442,500 to the CPSC in payment of the fine discussed above, a payment of approximately $308,000 to the Company, and the release of the escrow funds of approximately $329,000 to the Company. The settlement agreement will become effective upon the execution of the settlement agreement with the CPSC described above. The effects of the agreements have been reflected in the consolidated financial statements as of June 30, 2002.


12. Stockholders'       Preferred Stock
    Equity
                        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, rights and preference as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of the Company's common stock. No shares of the preferred stock are outstanding.

                        Common Stock

                        In September 1998, the Company adopted a Stockholders' Rights Agreement commonly known as a "poison pill", which provides that in the event an individual or entity becomes a beneficial holder of 12% or more of the shares of the Company's capital stock, other stockholders of the Company shall have the right to purchase shares of the Company's (or in some cases, the acquirer's) common stock at 50% of its then market value.

                         Common Stock Repurchase Program

                        The Company is authorized to repurchase up to 5,500,000 shares of its common stock through open market purchases and in privately negotiated transactions. Repurchased shares are held by the Company as treasury stock. During 2001 and 2000, the Company repurchased 1,336,000 and 749,000 shares of treasury stock for $2,141,000 and $1,905,000, respectively. Prior to fiscal 2000 the Company repurchased 1,805,000 shares for $8,782,000.

                        Stock Option Plans

                        The Company adopted the 1991 Stock Option Plan (the "1991 Plan") pursuant to which 700,000 shares of common stock have been reserved for issuance upon the exercise of

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified options. ISOs may be granted under the 1991 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees and officers of the Company. At June 30, 2002, 48,000 options remain available for issuance under the 1991 Plan.

                        During fiscal 1995, the Board of Directors of the Company (the "Board) adopted two additional stock option plans. The 1995 Stock Option Plan (the "1995 Plan") allows the granting of either ISOs or non-qualified options. The maximum aggregate number of shares reserved for issuance under this plan is 1,500,000. At June 30, 2002, 193,000 options remain available for issuance under the 1995 Plan.

                        The Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") was established to attract, retain and compensate for their services as directors, highly qualified individuals who are not employees of the Company. The maximum aggregate number of shares reserved for issue under this plan is 100,000. The 1995 Plan is administered by a committee of the Board and the Non-Employee Director Plan is a formula plan. At June 30, 2002, 50,000 options remain available for issuance under the Non-Employee Director Plan.

                        During May 1997, the Board approved the 1997 Stock Option Plan. The Plan allows the granting of either ISOs or non-qualified options. The 1997 Plan reserves the issuance of 1,500,000 shares of common stock. At June 30, 2002, 234,000 options remain available for issuance under the 1997 Plan.

                        During May 1999, the Board approved the 1999 Stock Option Plan. The Plan allows for granting of either ISOs or non-qualified options. The 1999 Plan reserves the issuance of 900,000 shares of common stock. At June 30, 2002, 50,000 options remain available for issuance under the 1999 Plan.

                        The Plans are administered by the Board or a committee of the Board and are approved by the stockholders. The Board, or committee, as the case may be, within the limitations of the plans, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options.

                        ISOs granted under the plans may not be granted at a price less than the fair market value of the common stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company).

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Non-qualified options granted under the plans may not be granted at a price less than the fair market value of the common stock on the date of grant (not less than par value in the case of the 1995 Plan). Options granted under the plans will expire not more than ten years from the date of the grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company).

                        All options granted under the Plans are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        The following is a summary of activity relating to stock options:

                                                            Weighted
                                                      Average Option
                                                     Price Per Share         Outstanding      Exercisable
                        --------------------------------------------------------------------------------------
                        1991 Plan

                        July 1, 1999                           $1.69             397,000           232,000

                        Became exercisable                      1.69                   -            18,000

                        Exercise of options                     1.69             (40,000)          (40,000)
                        --------------------------------------------------------------------------------------

                        June 30, 2000                           1.69             357,000           210,000(2)

                        Became exercisable                      1.69                   -            18,000
                        --------------------------------------------------------------------------------------

                        June 30, 2001                           1.69             357,000           228,000(2)

                        Became exercisable                      1.69                   -            26,000(1)
                        --------------------------------------------------------------------------------------

                        June 30, 2002                          $1.69             357,000           254,000(2)
                        --------------------------------------------------------------------------------------

                        1995 Plan

                        July 1, 1999                           $2.18           1,459,000         1,309,000

                        Became exercisable                      2.25                   -           100,000
                        --------------------------------------------------------------------------------------

                        June 30, 2000                           2.18           1,459,000         1,409,000(3)

                        Expired                                 2.23            (166,000)         (166,000)

                        Became exercisable                      2.06                   -            25,000
                        --------------------------------------------------------------------------------------

                        June 30, 2001                           2.17           1,293,000         1,268,000(3)

                        Became exercisable                      2.06                   -            25,000

                        Expired                                 2.06             (10,000)          (10,000)
                        --------------------------------------------------------------------------------------

                        June 30, 2002                          $2.18           1,283,000         1,283,000(3)
                        --------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                                                            Weighted
                                                      Average Option
                                                     Price Per Share         Outstanding      Exercisable
                        --------------------------------------------------------------------------------------
                        Director Stock Option Plan

                        July 1, 1999                           $3.47              20,000            20,000

                        Granted                                 2.78              10,000            10,000
                        --------------------------------------------------------------------------------------

                        June 30, 2000                           2.85              30,000            30,000(4)

                        Granted                                 1.61              20,000             5,000
                        --------------------------------------------------------------------------------------

                        June 30, 2001                           2.35              50,000            35,000(4)

                        Became exercisable                      1.06                   -            15,000
                        --------------------------------------------------------------------------------------

                        June 30, 2002                          $2.59              50,000            50,000(4)
                        --------------------------------------------------------------------------------------

                        1997 Plan

                        July 1, 1999                           $3.59             715,000           492,000

                        Granted                                 2.56              50,000            50,000

                        Became exercisable                      3.16                   -            82,000
                        --------------------------------------------------------------------------------------

                        June 30, 2000                           3.12             765,000           624,000(5)

                        Expired                                 2.68             (55,000)          (55,000)

                        Became exercisable                      3.16                   -            82,000
                        --------------------------------------------------------------------------------------

                        June 30, 2001                           3.15             710,000           651,000(5)

                        Became exercisable                      2.56                   -            29,000
                        --------------------------------------------------------------------------------------

                        June 30, 2002                          $3.15             710,000           680,000(5)
                        --------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                                                            Weighted
                                                      Average Option
                                                     Price Per Share         Outstanding      Exercisable
                        --------------------------------------------------------------------------------------
                        1999 Plan

                        July 1, 1999                             $ -                   -                 -

                        Granted                                 2.33             833,000           699,000
                        --------------------------------------------------------------------------------------

                        June 30, 2000                           2.33             833,000           699,000(6)

                        Expired                                 2.56             (12,000)          (12,000)

                        Became exercisable                      2.56                   -           110,000
                        --------------------------------------------------------------------------------------

                        June 30, 2001                           2.32             821,000           797,000(6)

                        Granted                                  .53              10,000             5,000

                        Expired                                 2.83            (171,000)         (171,000)

                        Became exercisable                      2.14                   -            24,000
                        --------------------------------------------------------------------------------------

                        June 30, 2002                          $2.16             660,000           655,000(6)
                        --------------------------------------------------------------------------------------

                        Non-Plan Options

                        July 1, 1999                           $2.84           2,744,000         2,070,000

                        Expired                                 3.57            (402,000)         (402,000)

                        Became exercisable                      4.09                   -           206,000

                        Granted                                 3.60             125,000           125,000
                        --------------------------------------------------------------------------------------

                        June 30, 2000                           2.34           2,467,000         1,999,000(7)

                        Expired                                 3.81             (11,000)          (11,000)

                        Became exercisable                      3.84                   -           168,000
                        --------------------------------------------------------------------------------------

                        June 30, 2001                           2.33           2,456,000         2,156,000(7)

                        Granted                                  .40              89,000            89,000

                        Expired                                 3.63            (691,000)         (670,000)

                        Became exercisable                      1.69                   -           107,000
                        --------------------------------------------------------------------------------------

                        June 30, 2002                          $1.76           1,854,000         1,682,000(7)
                        --------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        (1) In prior years, the expiration date and vesting
                            period on 545,000 options were extended in periods between nine and ten years. As a result, the Company is recognizing compensation expense for the intrinsic value of the options over the new vesting periods. In 2002, 2001 and 2000 such expense was $103,000, $119,000 and $119,000, respectively.

                        (2) At June 30, 2000, 2001 and 2002, the weighted
                            average exercise option price per share for exercisable options was $1.69 for all periods.

                        (3) At June 30, 2000, 2001 and 2002, the weighted
                            average exercise option price per share for exercisable options was $2.18, $2.17 and $2.18.

                        (4) At June 30, 2000, 2001 and 2002, the weighted
                            average exercise price per share for exercisable options was $2.85, $2.91, and $2.59.

                        (5) At June 30, 2000, 2001 and 2002, the weighted
                            average exercise option price per share for exercisable options was $3.25, $3.20 and $3.18.

                        (6) At June 30, 2000, 2001 and 2002, the weighted
                            average exercise option price per share for exercisable options was $2.25, $2.32 and $2.17.

                        (7) At June 30, 2000, 2001 and 2002, the weighted
                            average exercise option price per share for exercisable options was $2.25, $2.42 and $1.76.

                        During the year ended June 30, 2001, the expiration date of 200,000 options and warrants was extended for two years. The options and warrants remain fully vested. As a result, the Company recognized $142,000 of expense for the value of the options and warrants.

                        The following table summarizes the above stock options outstanding and exercisable at June 30, 2002:

                                                          Outstanding                         Exercisable
                                            ----------------------------------------  -----------------------------
                                                                        Weighted                      Weighted
                                                           Average      Average                       Average
                         Range of Exercise                Remaining  Exercise Price                Exercise Price
                               Price          Options       Life                        Options
                        ---------------------------------------------------------------------------------------------
                                $0.01 - 1.00     299,000    2.9 years         $0.14        294,000           $0.13
                                 1.01 - 2.00     733,000    4.7 years          1.68        459,000            1.67
                                 2.01 - 3.00   3,158,000    3.3 years          2.13      3,127,000            2.13
                                 3.01 - 4.00     664,000    2.5 years          3.30        664,000            3.30
                                 4.01 - 4.69      60,000    2.1 years          4.22         60,000            4.22
                        ---------------------------------------------------------------------------------------------
                                $0.01 - 4.69   4,914,000    3.3 years         $2.13      4,604,000           $2.16
                        ---------------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        Warrants

                        In connection with certain business transactions and stock offerings, the Company has granted various warrants to purchase common stock.


                        The following schedule summarizes the activity:

                                                                                                         Weighted
                                                         Weighted                                         Average
                                                          Average                                       Remaining
                                                    Warrant Price                                     Contractual
                                                        Per Share      Outstanding(1)  Exercisable           Life
                        --------------------------------------------------------------------------------------------
                        July 1, 1999                         $2.45        1,216,000       1,216,000      1.5 years
                        Granted                               2.28           36,000          36,000
                        Exercised                             2.71         (341,000)       (341,000)
                        --------------------------------------------------------------------------------------------
                        June 30, 2000                         3.02          911,000         911,000      1.5 years
                        Issued                                5.00          200,000         100,000
                        --------------------------------------------------------------------------------------------
                        June 30, 2001                         3.31        1,111,000       1,011,000        2 years
                        Granted                                .40          940,000         940,000
                        Expired                               3.14         (786,000)       (786,000)
                        Became exercisable                    7.00                -         100,000
                        --------------------------------------------------------------------------------------------
                        June 30, 2002                        $1.25        1,265,000       1,265,000        6 years
                        --------------------------------------------------------------------------------------------

                        (1) The warrants contain anti-dilution provisions which
                            could affect the number of shares of common issuable stock upon the exercise of the warrants as well as the per share warrant prices. Additionally, these warrants contain certain redemption provisions.


                        Common Stock Reserved

                        At June 30, 2002, approximately 7,819,000 shares of common stock have been reserved for issuance upon the exercise of warrants and options.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        Stock-Based Compensation

                        The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpertations in accounting for its employee and director stock option plans. Under all the Company's option plans, the exercise price of the options equals or exceeds the market price of the underlying stock on the date of the grant and therefore, no compensation cost is recognized.

                        SFAS No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net income and earnings per share as if compensation costs for the Company's employee and director stock options and warrants had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimated the fair value of each stock option and warrant at the grant date by using a Black-Scholes pricing model with the following weighted-average assumptions used for grants in 2002, 2001 and 2000, respectively: no dividend yield for any year; expected volatility of approximately 75%, 60% and 55%, risk-free interest rates of 3.5% 5.4% and 6.4%; and expected lives of approximately three to five years. Pro forma compensation expense associated with options granted to employees and directors totaled $2,000, $17,000 and $2,185,000 for 2002, 2001 and 2000
                        respectively. The per option weighted average fair value was, $.32, $1.08 and $1.53 for 2002, 2001 and 2000, respectively.

                        Under the accounting provisions of SFAS No. 123, the Company's net loss and net loss per common share would have been adjusted to the pro forma amounts indicated below:


                         Year ended June 30,                                   2002              2001            2000
                        ------------------------------------------------------------------------------------------------
                        Net Loss:
                            As reported                             $   (11,492,000)  $   (25,429,000)  $    (345,000)
                            Pro forma (net of tax effect)               (11,494,000)      (25,442,000)     (1,481,000)
                            Dilutive per common share                          (.64)            (1.40)           (.02)
                            Dilutive per common share pro forma                (.64)            (1.40)           (.07)
                        ------------------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


13. Restructuring       In 2001, the Company recorded a restructuring charge of
    Charges             $2,860,000 relating to the closing and sale of the Ampro
                        Industries Inc. facility in Michigan. The Company intends to continue to sell products, through a contract manufacturing agreement, being manufactured at the former Ampro facility. As part of this agreement, the Company has firm commitments to purchase minimum amounts of product. The contract includes an exit provision, whereby the maximum cost to the Company for termination of the agreement is $350,000. During the year ended June
                        30, 2001, the Company recognized approximately
                        $1,709,000 of expenses and losses relating to the closing and sale of property and equipment of the Ampro facility and $1,151,000 for termination benefits to be paid to all 60 employees involved with the facility. All severance payments as a result of the restructuring have been paid and no adjustments were made to the liability recorded for severance payments during the year ended
                        June 30, 2002.

14. Income Taxes        Deferred tax assets (liabilities) consist principally of
                        the following:

                        June 30,                                                       2002              2001
                        ----------------------------------------------------------------------------------------
                        Deferred tax assets:
                            Net operating loss carryforward                 $     6,015,000    $    1,421,000
                          Accumulated depreciation and
                                amortization                                      2,971,000         3,382,000
                            Accounts receivable allowance                           475,000           330,000
                            Inventory allowance                                     200,000           467,000
                            Other                                                    13,000           408,000
                        ----------------------------------------------------------------------------------------

                        Gross deferred tax assets                                 9,674,000         6,008,000
                        Less valuation allowance                                 (6,922,000)       (3,626,000)
                        ----------------------------------------------------------------------------------------

                        Total deferred tax assets                           $     2,752,000    $    2,382,000
                        ----------------------------------------------------------------------------------------

                        Deferred tax liabilities-
                        Accumulated depreciation and amortization           $     2,606,000    $    2,382,000
                        ----------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        The valuation allowance of $6,922,000 was recorded due to the uncertainty of the Company's ability to generate sufficient future taxable income to realize total gross deferred tax assets.

                        The Company's net operating loss carryforward for federal income tax purposes amounted to $17,691,000 at June 30, 2002, and expires in 2021 if not previously utilized.

                        The net deferred income taxes as of June 30, 2002 and 2001 are presented in the balance sheets as follows:

                        June 30,                                                         2002              2001
                        ------------------------------------------------------------------------------------------
                        Current asset                                         $       688,000   $     1,205,000
                        Long-term liability                                   $       542,000   $     1,205,000
                        ------------------------------------------------------------------------------------------

                        The income tax provision (benefit) consists of:

                        Year ended June 30,                        2002               2001                2000
                        -------------------------------------------------------------------------------------------
                        Current:
                            Federal                    $              -    $      (271,000)   $      2,418,000
                            State                               374,000             16,000             319,000
                        -------------------------------------------------------------------------------------------

                                                                374,000           (255,000)          2,737,000
                        -------------------------------------------------------------------------------------------

                        Deferred:
                            Federal                            (146,000)        (1,358,000)            258,000
                            State                                     -            210,000            (210,000)
                        -------------------------------------------------------------------------------------------

                                                               (146,000)        (1,148,000)             48,000
                        -------------------------------------------------------------------------------------------

                                                       $        228,000    $    (1,403,000)   $      2,785,000
                        -------------------------------------------------------------------------------------------

                        The 2001 and 2000 income tax expense (benefit) includes income tax expense of $3,000 and $878,000 relating to the extraordinary gain.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        The following is a reconciliation between the federal statutory income tax rate and the Company's effective tax rate relating to income from continuing operations before minority interest and extraordinary gain:

                        Year ended June 30,                                    2002          2001         2000
                        -------------------------------------------------------------------------------------------
                        Income tax provision computed at
                            Federal Statutory rate                            (34.0) %       34.0%       (34.0)%
                        State taxes, net of Federal tax effects               (62.3)         (2.5)        (1.3)
                        Nondeductible amortization and other                    1.8          (7.0)       (12.3)
                        Changes in valuation allowance on
                            deferred tax assets                                36.9          (1.2)         3.4
                        Deductible UPOs and stock options                         -             -          1.9
                        -------------------------------------------------------------------------------------------

                        Income Tax Benefit (Expense)                          (57.6) %       23.3%       (42.3) %
                        -------------------------------------------------------------------------------------------


15. Extraordinary       During the years ended June 30, 2001 and 2000,
    Gain                respectively, the Company purchased 1,200 and 250,781 of
                        the outstanding 9.40% Cumulative Trust Preferred
                        Securities issued by its subsidiary, U.S. Home & Garden
                        Trust I, at approximately $15 and $17 per Trust
                        Preferred Security. The repurchase of these Trust
                        Preferred Securities resulted in extraordinary gains during the years ended June 30, 2001 and 2000, of $4,000 and $1,224,000 (after provisions for income taxes of $3,000 and $878,000), respectively. During the year ended June 30, 2000, the Company purchased 24,000 Trust
                        Preferred Securities from officers and directors under the same terms and conditions as described above.

16. Earnings per        The following is a reconciliation of the weighted
    Share               average number of shares used to compute basic and
                        dilutive earnings per share:

                                                                          2002              2001              2000
                        --------------------------------------------------------------------------------------------
                          Basic weighted average common
                            shares outstanding                      17,555,000        18,181,000        19,031,000
                        Dilutive effect of stock options
                            and warrants                               469,000                 -         1,729,000
                        --------------------------------------------------------------------------------------------

                        Dilutive weighted average
                            common shares outstanding               18,024,000        18,181,000        20,760,000
                        --------------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


                        Options and warrants to purchase 4,939,000, 6,788,000 and 1,503,000 shares of common stock in fiscal years 2002, 2001 and 2000, respectively, were not included in the computation of diluted earnings per share because the option or warrant exercise price was greater than the average market price of the stock. Diluted earnings per share for the year ended June 30, 2001 is based only on the weighted average number of common shares outstanding as the inclusion of 10,000 common share equivalents would have been anti-dilutive.


17. Supplemental
    Cash Flow
    Information

                        Year ended June 30,                                2002             2001              2000
                        ---------------------------------------------------------------------------------------------
                        Cash paid (received) during the period for:

                           Interest paid                         $    6,696,000   $    7,314,000     $   7,220,000

                           Interest received                     $      (83,000)  $     (149,000)    $    (264,000)

                           Income taxes refunded                 $     (100,000)  $     (790,000)    $  (1,020,000)
                        ---------------------------------------------------------------------------------------------

                        Supplemental information regarding non-cash investing and financing activities during the year ended June 30, 2002:

                        Discount on issuance of 16% subordinated notes
                            at 90% of face amount                     $ 600,000

                        Discount on issuance of warrants and options
                            in conjunction with debt refinancing      $ 402,000

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


18. Quarterly Information (Unaudited)

                                                                          First           Second            Third           Fourth
    Fiscal 2002                                                         Quarter          Quarter          Quarter          Quarter
   --------------------------------------------------------------------------------------------------------------------------------
   Net sales                                                       $ 13,483,000     $ 11,762,000     $ 23,913,000     $ 29,789,000
   Gross profit                                                    $  5,540,000     $  4,752,000     $ 11,087,000     $ 14,210,000
   Income (loss) from continuing operations
          before extraordinary gain and cumulative
               effect of a change in accounting principle          $ (2,553,000)    $ (2,835,000)    $  1,822,000     $  3,696,000
   Income (loss) from discontinued operations                      $   (268,000)    $   (490,000)    $    227,000     $ (1,229,000)
   Income on disposal of discontinued operations                   $          -     $          -     $          -     $     20,000
   Cumulative effect of a change in accounting principle           $ (9,882,000)    $          -     $          -     $          -
   Net income (loss)                                               $(12,703,000)    $ (3,325,000)    $  2,049,000     $  2,487,000
   Basic earnings per share:
          Income (loss) from continuing operations
               before extraordinary gain and cumulative
               effect of a change in accounting principle          $       (.15)    $       (.16)    $        .11     $        .21
          Discontinued operations                                  $       (.01)    $       (.03)    $        .01     $       (.07)
          Cumulative effect of a change in accounting
               principle                                           $       (.56)    $          -     $          -     $          -
          Net income (loss) per common share                       $       (.72)    $       (.19)    $        .12     $        .14
   Diluted earnings per share:
          Income (loss) from continuing operations                 $       (.15)    $       (.16)    $        .10     $        .21
          Discontinued operations                                  $       (.01)    $       (.03)    $        .01     $       (.07)
          Cumulative effect of a change in accounting
               principle                                           $       (.56)    $          -     $          -     $          -
          Net income (loss) per common share                       $       (.72)    $       (.19)    $        .11     $        .14

                                                                          First           Second            Third           Fourth
    Fiscal 2001                                                         Quarter          Quarter          Quarter          Quarter
   --------------------------------------------------------------------------------------------------------------------------------

   Net sales                                                       $ 12,548,000     $ 11,303,000     $ 25,768,000     $ 29,244,000
   Gross profit                                                    $  4,169,000     $  4,180,000     $ 11,644,000     $ 14,805,000
   Loss from continuing operations before
          extraordinary gain                                       $ (1,803,000)    $ (1,771,000)    $    (38,000)    $ (1,017,000)
   Loss from discontinued operations                               $   (952,000)    $ (1,226,000)    $ (1,733,000)    $(12,342,000)
   Loss on disposal of discontinued operations                     $          -     $          -     $          -     $ (4,551,000)
   Extraordinary gain                                              $      4,000     $          -     $          -     $          -
   Net loss                                                        $ (2,751,000)    $ (2,997,000)    $ (1,771,000)    $(17,910,000)
   Basic earnings per share:
          Loss from continuing operations before
                 extraordinary gain                                $       (.10)    $       (.10)    $          -     $       (.06)
          Discontinued operations                                  $       (.05)    $       (.06)    $       (.10)    $       (.96)
          Extraordinary gain                                       $          -     $          -     $          -     $          -
          Net loss per common share                                $       (.15)    $       (.16)    $       (.10)    $      (1.02)
   Diluted earnings per share:
          Loss from continuing operations before
                 extraordinary gain                                $       (.10)    $       (.10)    $          -     $       (.06)
          Discontinued operations                                  $       (.05)    $       (.06)    $       (.10)    $       (.96)
          Extraordinary gain                                       $          -     $          -     $          -     $          -
          Net loss per common share                                $       (.15)    $       (.16)    $       (.10)    $      (1.02)

                                        U.S. Home & Garden Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements


Differences between amounts included above and amounts previously reported on Form 10-Q are due to the reclassification to discontinued operations as described in Note 2, and the cumulative effect of a change in accounting principle of $9,882,000, related to the loss on impairment of goodwill recorded as of July 1, 2001. See Note 6.

The fourth quarter of 2001 includes a pre-tax charge of $10,820,000 related to the loss on impairment of goodwill and a loss on disposal of discontinued operations of $4,551,000. See Note 2.

The fourth quarter of 2002 includes the write off of minority interest of $1,136,000 net of an estimated loss on disposal of discontinued operations of $1,116,000. See Note 2.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                 Schedule II - Valuation and Qualifying Accounts


                                                                      Charged to
                                               Beginning            Costs and                                Ending
                                                  Balance            Expenses           Writeoffs           Balance
--------------------------------------------------------------------------------------------------------------------------
Reserves and Allowances Deducted
    from Asset Accounts (Continuing
    Operations):

Allowance for Doubtful Accounts

o   Year ended June 30, 2000                  $    991,000      $  173,000         $   (589,000)        $   575,000

o   Year ended June 30, 2001                  $    575,000      $  646,000         $   (250,000)        $   971,000

o   Year ended June 30, 2002                  $    971,000      $  425,000         $    (15,000)        $ 1,381,000


Reserve for Inventory Obsolescence

o   Year ended June 30, 2000                  $    513,000      $  283,000         $   (256,000)        $   540,000

o   Year ended June 30, 2001                  $    540,000      $  943,000         $   (143,000)        $ 1,340,000

o   Year ended June 30, 2002                  $  1,340,000      $   94,000         $ (1,209,000)        $   225,000
--------------------------------------------------------------------------------------------------------------------------

                                       U.S. Home & Garden Inc. and Subsidiaries


                                                    Consolidated Balance Sheets


                                                                        March 31, 2003  June 30, 2002
                                                                        --------------  -------------
                                                                         (Unaudited)
Assets

Current
    Cash and cash equivalents                                           $    479,000    $    219,000
    Accounts receivable, less allowance for doubtful
        accounts and sales returns of $1,131,000 and $1,635,000           27,261,000      26,243,000
    Inventories                                                           12,498,000       8,023,000
    Prepaid expenses and other current assets                                877,000         988,000
    Refundable income taxes                                                  137,000         405,000
    Deferred tax asset                                                       688,000         688,000
    Current assets of discontinued operations                                214,000       1,052,000
----------------------------------------------------------------------------------------------------

Total Current Assets                                                      42,154,000      37,618,000

Property and Equipment, net                                                4,317,000       4,850,000

Intangible Assets
    Goodwill, net                                                         49,878,000      49,861,000
    Deferred financing costs, net of accumulated
        amortization of $939,000 and $578,000                              4,093,000       3,570,000
    Non-compete agreements, net of accumulated
        amortization of $676,000 and $407,000                                834,000       1,103,000
    Package tooling costs, net of accumulated
        amortization of $2,266,000 and $1,860,000                          1,237,000       1,216,000
    Product rights, patents and trademarks, net of
        accumulated amortization of $195,000 and $163,000                    477,000         509,000

Officer Receivables                                                          512,000         512,000

Property and Equipment of Discontinued Operations
     Held For Sale                                                                 -         100,000

Other Assets                                                                  23,000          26,000
----------------------------------------------------------------------------------------------------

Total Assets                                                            $103,525,000    $ 99,365,000
====================================================================================================


          See accompanying notes to consolidated financial statements.

                                       U.S. Home & Garden Inc. and Subsidiaries


                                                    Consolidated Balance Sheets


                                                                                   March 31, 2003         June 30, 2002
                                                                                   --------------         -------------
                                                                                   (Unaudited)
Liabilities and Stockholders' Equity (Deficit)
Current
    Revolving credit facility                                                       $  20,013,000         $  15,036,000
    Accounts payable                                                                   12,008,000             7,180,000
    Accrued rebates                                                                     1,086,000               931,000
    Accrued commissions                                                                 1,059,000             1,437,000
    Accrued co-op advertising                                                             908,000               740,000
    Accrued expenses                                                                    1,728,000             1,577,000
    Current portion of long-term debt                                                  12,080,000             7,712,000
    Current liabilities of discontinued operations                                        116,000               277,000
-----------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                              48,998,000            34,890,000

Deferred Tax Liability                                                                    542,000               542,000
Company Obligated Mandatorily Redeemable
    Preferred Securities of Subsidiary Trust Holding
    Solely Junior Subordinated Debentures                                              57,035,000            56,951,000
-----------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                     106,575,000            92,383,000
-----------------------------------------------------------------------------------------------------------------------

Stockholders' Equity (Deficit)
    Preferred stock, 1,000,000 shares authorized and unissued                                   -                     -
    Common stock, $0.001 par value - shares authorized,
        75,000,000; 21,841,000 and 21,641,000 shares issued                                22,000                22,000
    Additional paid-in capital                                                         52,441,000            52,351,000
    Retained deficit                                                                  (42,685,000)          (32,563,000)
-----------------------------------------------------------------------------------------------------------------------
                                                                                        9,778,000            19,810,000

Less: Treasury Stock, 3,890,000 shares at cost                                        (12,828,000)          (12,828,000)
-----------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity (Deficit)                                                   (3,050,000)            6,982,000
-----------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity (Deficit)                                $ 103,525,000         $  99,365,000
-----------------------------------------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.

                                       U.S. Home & Garden Inc. and Subsidiaries


                                          Consolidated Statements of Operations


                                                                     Three Months Ended                  Nine Months Ended
                                                                          March 31,                          March 31,
                                                                     2003           2002               2003            2002
                                                                          Unaudited                          Unaudited
                                                                 ---------------------------------------------------------------
    Net Sales                                                    $ 24,036,000     $ 23,913,000     $ 49,538,000     $ 49,158,000
    Cost of Sales                                                  12,758,000       12,559,000       28,111,000       27,512,000
--------------------------------------------------------------------------------------------------------------------------------
    Gross Profit                                                   11,278,000       11,354,000       21,427,000       21,646,000
--------------------------------------------------------------------------------------------------------------------------------
    Operating Expenses
         Selling and shipping                                       5,413,000        4,983,000       12,969,000       12,200,000
         General and administrative                                 2,028,000        2,081,000        6,108,000        6,121,000
         Depreciation                                                 176,000          187,000          539,000          561,000
         Other amortization                                           278,000          204,000          751,000          492,000
--------------------------------------------------------------------------------------------------------------------------------
    Total Operating Expenses                                        7,895,000        7,455,000       20,367,000       19,374,000
--------------------------------------------------------------------------------------------------------------------------------
    Income from Continuing Operations                               3,383,000        3,899,000        1,060,000        2,272,000
    Other Expenses
         Refinancing and transaction costs                           (116,000)               -       (4,179,000)        (254,000)
         Interest expense, net                                     (1,998,000)      (1,811,000)      (5,658,000)      (5,318,000)
--------------------------------------------------------------------------------------------------------------------------------
    Income (Loss) from Continuing Operations Before
         Income Tax and Cumulative Effect of a Change in
         Accounting Principle                                       1,269,000        2,088,000       (8,777,000)      (3,300,000)
    Income Tax Expense                                                 (3,000)               -         (111,000)               -
--------------------------------------------------------------------------------------------------------------------------------
    Income (Loss) from Continuing Operations Before
         Cumulative Effect of a Change in Accounting
         Principle                                                  1,266,000        2,088,000       (8,888,000)      (3,300,000)
    Discontinued Operations -
         Loss from discontinued operations                            (41,000)         (39,000)      (1,234,000)        (797,000)
--------------------------------------------------------------------------------------------------------------------------------
    Income (Loss) Before Cumulative Effect of a
         Change In Accounting Principle                             1,225,000        2,049,000      (10,122,000)      (4,097,000)
    Cumulative effect of a change in accounting principle                   -                -                -       (9,882,000)
--------------------------------------------------------------------------------------------------------------------------------
    Net Income (Loss)                                            $  1,225,000     $  2,049,000     $(10,122,000)    $(13,979,000)
--------------------------------------------------------------------------------------------------------------------------------
    Per Share Amounts:
    Weighted Average Common Shares
         Outstanding - Basic                                       17,951,000       17,543,000       17,863,000       17,543,000
    Weighted Average Common Shares
         Outstanding - Diluted                                     18,124,000       17,915,000       17,863,000       17,543,000
    Income (Loss) from Continuing Operations per
         Common Share Before Cumulative Effect of a
         Change in Accounting Principle - Basic and Diluted      $       0.07     $       0.12     $      (0.50)    $      (0.19)
    Discontinued operations                                                 -                -            (0.07)           (0.05)
    Cumulative effect of a change in accounting principle                   -                -                -            (0.56)
--------------------------------------------------------------------------------------------------------------------------------
    Net Income (Loss)                                            $       0.07     $       0.12     $      (0.57)    $      (0.80)
--------------------------------------------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                       U.S. Home & Garden Inc. and Subsidiaries


                                          Consolidated Statements of Cash Flows


Nine months ended March 31,                                                           2003               2002
-------------------------------------------------------------------------------------------------------------------
                                                                                          Unaudited
                                                                               ------------------------------------
Cash Flows from Operating Activities:
    Net loss from continuing operations before cumulative
        effect of a change in accounting principle                             $(8,888,000)         $(3,300,000)
    Adjustments to reconcile net loss from continuing
        operations before cumulative effect of a change in
        accounting principle to net cash used in
        operating activities:
        Depreciation and amortization                                            2,374,000            2,203,000
        Write-off of deferred finance costs and discounts                        1,928,000              254,000
        Trust Preferred payments retained and applied against
           note receivable                                                          84,000                    -
        Compensation related to stock options                                       90,000               89,000
        Payment-in-kind interest                                                    80,000                    -
        Changes in operating assets and liabilities:
           Accounts receivable                                                  (1,018,000)          (4,610,000)
           Inventories                                                          (4,475,000)          (1,494,000)
           Prepaid expenses and other current assets                               111,000             (157,000)
           Accounts payable and accrued expenses                                 4,924,000            3,347,000
           Refundable income taxes                                                 268,000            1,375,000
           Other assets                                                              3,000              279,000
---------------------------------------------------------------------------------------------------------------

Net Cash Used In Operating Activities                                           (4,519,000)          (2,014,000)
---------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities:
    Payments related to purchase of business                                       (17,000)                   -
    Increase in officer receivables                                                      -              (31,000)
    Purchase of property and equipment                                            (707,000)            (586,000)
    Purchase of intangibles                                                       (427,000)            (329,000)
---------------------------------------------------------------------------------------------------------------

Net Cash Used in Investing Activities                                           (1,151,000)            (946,000)
---------------------------------------------------------------------------------------------------------------


                   See accompanying notes to consolidated financial statements.

                                       U.S. Home & Garden Inc. and Subsidiaries


                                          Consolidated Statements of Cash Flows


Nine months ended March 31,                                                       2003                 2002
--------------------------------------------------------------------------------------------------------------
                                                                                         Unaudited
                                                                             ---------------------------------
Cash Flows from Financing Activities:
    Deferred finance costs                                                   $ (1,974,000)       $ (1,059,000)
    Net borrowings (payments) on lines-of-credit                                4,977,000          (5,729,000)
    Proceeds from long-term debt                                               12,000,000           8,250,000
    Principal payments on long-term debt                                       (8,616,000)           (133,000)
-------------------------------------------------------------------------------------------------------------
Net Cash Provided By Financing Activities                                       6,387,000           1,329,000
-------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents from
    continuing operations                                                         717,000          (1,631,000)
Cash used in discontinued operations                                             (457,000)         (1,093,000)
-------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                              260,000          (2,724,000)

Cash and Cash Equivalents, beginning of period                                    219,000           2,724,000
-------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents, end of period                                     $    479,000                 $ -
-------------------------------------------------------------------------------------------------------------

Supplemental Disclosure of Cash Flow
Information
    Cash paid for interest                                                   $  5,556,000        $  5,230,000
    Cash paid (refund received) for taxes - net                              $   (157,000)       $     58,000
-------------------------------------------------------------------------------------------------------------

Non-Cash Investing and Financing Activities
    Issuance of 16% subordinated notes at
       90% of face amount                                                    $          -        $    600,000
    Issuance of warrants and options in
       conjunction with debt refinancing                                     $          -        $    402,000
-------------------------------------------------------------------------------------------------------------

                   See accompanying notes to consolidated financial statements.

                                       U.S. Home & Garden Inc. and Subsidiaries


                                     Notes to Consolidated Financial Statements


1. The accompanying consolidated financial statements at March 31, 2003 and for the three months and nine months ended March 31, 2003 and 2002 are unaudited, but, in the opinion of management, include all adjustments necessary for a fair presentation of consolidated financial position and results of operations for the periods presented. The results for the nine months ended March 31, 2003 are not necessarily indicative of the results of operations for a full year.


2. Refer to the audited consolidated financial statements for the year ended June 30, 2002, for details of accounting policies and detailed notes to the consolidated financial statements.

3.   Inventories consist of:


                                           March 31, 2003        June 30, 2002
     --------------------------------------------------------------------------
     Raw materials                          $ 5,751,000          $ 4,025,000
     Finished goods                           6,747,000            3,998,000
     --------------------------------------------------------------------------

                                            $12,498,000          $ 8,023,000
     --------------------------------------------------------------------------

4. All shipping and handling expenses are included in the selling and shipping caption and totaled approximately $1,936,000 and $1,622,000 for the three months ended March 31, 2003 and 2002 respectively and $4,369,000 and $3,633,000 for the nine months ended March 31, 2003 and 2002 respectively.

5. The Company entered into a senior credit facility dated as of October 30, 2002 for the Company and its material subsidiaries. Foothill Capital Corporation, which is the administrative agent for the facility, is also the revolving credit lender, and Ableco Finance LLC is providing a term loan. The total amount of the new credit facility is $35 million, of which $23 million is a revolving credit facility and $12 million is a term loan. The new credit facility matures October 30, 2005. Interest on the revolving credit facility is at variable annual interest rates based on the prime rate or LIBOR plus applicable marginal rates. Interest on the term loan is at variable annual interest rates based on the prime rate with a minimum rate of 9.75% plus 2% of accrued interest payable upon maturity (payment in kind interest). The interest rate on the term loan increases 2% each year the balance is outstanding. Borrowings on the revolving credit facility are limited based on eligible borrowing bases, effectively $23,000,000 at March 31, 2003, the maximum on the revolving credit facility.

     The Company and its material subsidiaries' obligations under the new credit facility are secured by a security interest in favor of the lenders in substantially all of the assets of the Company and its material subsidiaries. The Company and its material subsidiaries are subject to certain financial and other covenants under the new credit facility. At the end of January 2003, the Company's financial performance created a "Triggering Event" which increased the interest rate on the term loan in February and March by 2.5% points, to 14.25%. At March 31, 2003, the Company was in violation of a covenant and received a waiver from the lenders for the March 31, 2003 violation. The Company was in violation of a covenant at April 30, 2003 and will request a

                                       U.S. Home & Garden Inc. and Subsidiaries


                                     Notes to Consolidated Financial Statements


     waiver from the lenders for the violation. Amounts outstanding under the new credit facility have been classified as short-term debt, as the bank waiver does not cover the period subsequent to March 31. 2003.


     The Company had a financing agreement to provide $25,000,000 in senior secured financing. The agreement provided for a $23,000,000 revolving credit facility and a $2,000,000 term loan due in monthly installments of $33,000 plus interest. The term loan balance outstanding at June 30, 2002 was $1,767,000. Interest on borrowings was calculated at variable annual rates based on either the bank's prime rate plus an applicable marginal rate or the federal funds rate plus an applicable marginal rate. At June 30, 2002 the Company had $15,036,000 of borrowings outstanding under the revolving credit facility. These borrowings were paid in full on November 1, 2002 with proceeds from the new financing agreements discussed above.


     The Company also had a financing agreement to provide $6,250,000 of subordinated debt. At June 30, 2002, the Company had borrowings outstanding of $5,945,000, net of discounts of $905,000, pursuant to the subordinated secured notes. Interest was charged on the face of the notes at 16% and 14% per annum, payable monthly. The issue price of the 16% notes was 90% of the face amount of the notes resulting in a discount of $600,000. In connection with this financing, the Company issued to the purchasers of the notes warrants to purchase up to 3.75% of the fully diluted common stock of the Company and an option to purchase from the Company certain Trust Preferred Securities of the Company's subsidiary, U.S. Home and Garden Trust I, that are owned by the Company, which resulted in an additional discount of $402,000. These borrowings were paid in full on November 1, 2002 with proceeds from the new financing agreements discussed above.

     Upon repayment of the $6,250,000 subordinated debt, the Company continues to have certain ongoing obligations under the subordinated debt financing agreement to the holders of the warrants to purchase common stock of the Company and option to purchase Trust Preferred Securities described above by virtue of these agreements. Under the option agreement, payments of interest on the Trust Preferred option securities is used to reduce the option price and is recorded as additional Trust Preferred liability. When the option price is reduced to zero, the Company will issue the underlying Trust Preferred Securities.

6. In December 2002, the Company announced an agreement to sell assets comprising substantially all of its assets on a consolidated basis to a management group led by Richard Grandy, Chief Operating Officer of the Company.

     Under the terms of the agreement, Easy Gardener Products Ltd., a new entity owned by the management group will acquire substantially all of the assets and assume substantially all of the liabilities of Easy Gardener, Inc. and its subsidiaries, Easy Gardener, UK, Ltd, Weatherly Consumer Products Group, Inc. and Weatherly Consumer Products, Inc. and Ampro Industries, Inc. The new company will also assume the obligations of the parent company, US Home & Garden, Inc., (USHG) to U.S. Home & Garden Trust I, including the obligation to make monthly payments, which will allow the Trust to make distributions to holders of its Trust Preferred Securities. The transaction is subject to the approval of the holders of the Trust Preferred

                                       U.S. Home & Garden Inc. and Subsidiaries

                                     Notes to Consolidated Financial Statements

     Securities and a proxy statement seeking such approval has been filed with the SEC as part of a registration statement of Easy Gardener Products Ltd. and U.S. Home & Garden Trust I that is subject to SEC review and effectiveness. The proposed sale is also subject to a number of additional conditions including the buyer obtaining the required financing.

     The Asset Purchase Agreement provides that the proposed transaction must be completed on or before June 30, 2003.

     After subtracting costs of the transaction, including certain estimated costs which the Company agrees to pay at closing, the Company expects to receive net cash of $18,700,000 upon the following terms: net cash of $17,100,000 at the closing and an additional $1,600,000 in the form of a subordinated promissory note delivered at closing.

7. Refinancing and transaction costs included in the Consolidated Statements of Operations for the nine month period ended March 31, 2003 relate to the refinancing described in note 5 to the financial statements and the proposed asset sale described in note 6 to the financial statements. As a result of the refinancing, the Company wrote-off $1,928,000 of previously deferred financing costs and discounts related to the replaced financing agreements and also recorded fees and expenses of $2,251,000 in the nine months ended March 31, 2003. The Company incurred $116,000 of costs during the quarter ended March 31, 2003 related to the proposed asset sale. The Company capitalized $1,974,000 of deferred financing costs related to the new financing during the nine months ended March 31, 2003.

8. In June 2002, the Company announced that is was discontinuing the operations conducted through its subsidiary Weed Wizard Acquisition Corp. ("Weed Wizard") effective September 30, 2002. Despite the Company's efforts to increase sales and return to profitability, Weed Wizard experienced continued erosion of its business. The Company plans to liquidate the assets and liabilities of Weed Wizard during fiscal 2003.

     Revenues for Weed Wizard for the three months and nine months ended March 31, 2003 and 2002 were not material. The Company had a net loss from the discontinued operations of Weed Wizard of $41,000 and $39,000 for the three months ended March 31, 2003 and 2002, respectively, and $1,234,000 and $797,000 for the nine months ended March 31, 2003 and 2002, respectively.

     In June 2001, the Company announced that it was discontinuing its e-commerce initiative, which it was conducting though its subsidiary, Egarden, Inc. (Egarden), effective June 30, 2001. All severance payments were made by June 30, 2002. No adjustments were required to the liability recorded for severance payments since June 30, 2001.

                                       U.S. Home & Garden Inc. and Subsidiaries


                                     Notes to Consolidated Financial Statements


     The assets and liabilities of discontinued Weed Wizard and Egarden operations reported in the consolidated balance sheets consist of the following:


                                                                                    March 31, 2003
     ---------------------------------------------------------------------------------------------------------------
                                                               Weed Wizard            Egarden                Total
     ---------------------------------------------------------------------------------------------------------------
     Current Assets:
     Cash and cash equivalents                                $        -            $   63,000            $   63,000
     Accounts receivable -
          Trade                                                  117,000                     -               117,000
     Other current assets                                         34,000                     -                34,000
     ---------------------------------------------------------------------------------------------------------------

     Total Current Assets                                     $  151,000            $   63,000            $  214,000
     ---------------------------------------------------------------------------------------------------------------

     Current Liabilities:
     Accounts payable                                         $    2,000            $        -            $    2,000
     Accrued expenses                                             98,000                16,000               114,000
     ---------------------------------------------------------------------------------------------------------------

     Total Current Liabilities                                $  100,000            $   16,000            $  116,000
     ---------------------------------------------------------------------------------------------------------------

                                                                                    June 30, 2002
                                                             -------------------------------------------------------
                                                               Weed Wizard            Egarden                Total
     ---------------------------------------------------------------------------------------------------------------
     Current Assets:
     Cash and cash equivalents                                 $       -            $   62,000            $   62,000
     Accounts receivable:
          Trade                                                  385,000                     -               385,000
          Settlement                                             195,000                     -               195,000
     Inventories                                                 274,000                     -               274,000
     Other current assets                                        136,000                     -               136,000
     ---------------------------------------------------------------------------------------------------------------

     Total Current Assets                                     $  990,000            $   62,000            $1,052,000
     ---------------------------------------------------------------------------------------------------------------

     Long-Term Assets-
     Property and equipment, net                              $  100,000            $        -            $  100,000
     ---------------------------------------------------------------------------------------------------------------

     Current Liabilities:
     Accounts payable                                         $   98,000            $        -            $   98,000
     Accrued expenses                                            163,000                16,000               179,000
     ---------------------------------------------------------------------------------------------------------------

     Total Current Liabilities                                $  261,000            $   16,000            $  277,000
     ---------------------------------------------------------------------------------------------------------------

                                       U.S. Home & Garden Inc. and Subsidiaries


                                     Notes to Consolidated Financial Statements


     Pursuant to Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company's consolidated financial statements and notes have been restated for all periods presented to reflect the discontinued components. The current assets and current liabilities of the discontinued components have been separately stated and the property and equipment of discontinued operations has been classified as "Held for Sale" on the balance sheet. The net losses and net cash flows have been reported as "Discontinued Operations" in the accompanying consolidated financial statements. The notes have been restated to exclude amounts related to these discontinued components.


9. Effective July 1, 2001, the Company adopted SFAS No. 141 and SFAS No. 142 and completed a reassessment of the useful lives of all intangible assets other than goodwill which total $6,641,000 and $6,398,000 (net of accumulated amortization of $4,081,000 and $3,008,000) at March 31, 2003 and June 30, 2002, respectively. No adjustments to previously determined amortization periods were considered necessary. The Company has no intangible assets with indefinite useful lives other than goodwill at March 31, 2003.

     Amortization expense for all intangible assets having definite useful lives during the three months ended March 31, 2003 and 2002 was $442,000 and $301,000, respectively, and for the nine months ended March 31, 2003 and 2002 was $1,214,000 and $809,000, respectively. Estimated amortization expense for continuing operations for each of the five succeeding fiscal years is as follows:

           Year Ended June 30,                  Amount
           ----------------------------------------------
           2003                            $ 1,600,000
           2004                            $ 1,600,000
           2005                            $   877,000
           2006                            $   667,000
           2007                            $   667,000

     The Company's previous business combinations were accounted for using the purchase method. As a result of such combinations, the Company has recognized a significant amount of goodwill, which, in the aggregate, was $49,878,000 and $49,861,000, net of accumulated amortization, at March 31, 2003 and June 30, 2002, respectively.


     In conjunction with the adoption of SFAS No. 141 and SFAS No. 142, the Company completed its transitional goodwill impairment test. Ampro Industries, Inc. ("Ampro") and Golden West Agri-Products, Inc. ("Golden West") were the only reporting units where the carrying value exceeded the fair value of their net assets including goodwill. As of July 1, 2001, the net goodwill related to Ampro was $17,078,000. The Company hired an independent valuation professional to assist the Company in measuring the amount of the impairment. Based on the valuation, the

                                       U.S. Home & Garden Inc. and Subsidiaries


                                     Notes to Consolidated Financial Statements



     Company recorded an impairment loss at the end of the prior fiscal year of $9,390,000. The net goodwill related to Golden West at July 1, 2001 was approximately $1,165,000. Based on a valuation prepared by management, an impairment loss was recorded at the end of the prior fiscal year of $492,000. In accordance with the applicable accounting literature, for interim reporting purposes these impairment losses were reflected as of July 1, 2001 and were reported as a cumulative effect of a change in accounting principle in the Consolidated Statements of Operations.


10. In the normal course of business, the Company is subject to proceedings, lawsuits, and other claims, including proceedings under laws and government regulations related to product safety and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.


11. The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee and director stock option plans. Under all the Company's option plans, the exercise price of the options equals or exceeds the market price of the underlying stock on the date of the grant and therefore, no compensation cost is recognized.

     SFAS No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net income and earnings per share as if compensation costs for the Company's employee and director stock options and warrants had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimated the fair value of each stock option and warrant at the grant date by using a Black-Scholes pricing model with the following weighted-average assumptions used for grants in fiscal 2002: no dividend yield, expected volatility of approximately 75%, risk-free interest rate of 3.5%, and expected lives of approximately three to five years.

     The following table illustrates the effect on net income (loss) and earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

                                       U.S. Home & Garden Inc. and Subsidiaries


                                     Notes to Consolidated Financial Statements


                                                       Three Months Ended                    Nine Months Ended
                                                            March 31,                            March 31,
                                                    2003                2002               2003                2002
                                            --------------------------------------------------------------- -------------
Net income (loss), as reported              $      1,225,000      $    2,049,000       $(10,122,000)       $(13,979,000)

Deduct:  Total stock-based
employee compensation expense
determined under fair value
based method for all awards                                -                   -             (1,000)             (2,000)
                                             ---------------         -----------    ---------------       -------------
Pro forma net income (loss)                    $   1,225,000       $   2,049,000       $(10,123,000)       $(13,981,000)
                                             ---------------         -----------    ---------------       -------------
Earnings (loss) per share -
     Basic and Diluted

     As reported                               $           0.07    $           0.12    $      (0.57)       $      (0.80)

     Pro forma                                 $           0.07    $           0.12    $      (0.57)       $      (0.80)


                                                                        Annex E
                       Unaudited Pro Forma Consolidated Financial Statements of
                                                        U.S. Home & Garden Inc.
                                                       Unaudited Balance Sheets
                                                                 March 31, 2003
                                                                 (In thousands)





                                                        Operations                                Operations to
                                                        to be sold         Adjustments for       be sold (after
                                            USH&G       historical         excluded assets          exclusions)
                                     (historical)              (A)        and liabilities                  (A)
-------------------------------------------------------------------------------------------------------------------
   Assets

   Current:

   Cash and short term investments    $       479       $      381          $                     $         381
   Accounts receivable                     27,261           27,144                                       27,144
   Inventories                             12,498           12,462                                       12,462
   Prepaid expenses and
      other current assets                    877              663                                          663
   Refundable income taxes                    137                -                                            -
   Deferred tax asset                         688            1,331               (1,331) (C)                  -
   Current assets of discontinued
      operations                              214                -                                            -
-------------------------------------------------------------------------------------------------------------------

   Total Current Assets                    42,154           41,981               (1,331)                 40,650
-------------------------------------------------------------------------------------------------------------------

   Property and Equipment, net              4,317            4,288                                        4,288
-------------------------------------------------------------------------------------------------------------------

   Intangible Assets:
   Goodwill                                49,878           49,206                                       49,206
   Deferred financing costs                 4,093            4,093                                        4,093
   Non-compete                                834              834                                          834
   Package design                           1,237            1,237                                        1,237
   Product rights                             477              477                                          477
-------------------------------------------------------------------------------------------------------------------
   Total Intangible Assets                 56,519           55,847                                       55,847

   Officer Receivables                        512                -                                            -
   Parent Company Receivable                    -           25,331              (25,331) (E)                  -
   Note Receivable                              -                -                                            -
   Other Assets                                23                1                                            1
-------------------------------------------------------------------------------------------------------------------
                                      $   103,525       $  127,448          $   (26,662)            $    100,786

-------------------------------------------------------------------------------------------------------------------





                                        Operations to       Adjustments
                                          remain with           for the              USH&G
                                         USH&G (after          proposed         (pro forma
                                          exclusions)       transaction            for the
                                                 (B)               (B)        transaction)
----------------------------------------------------------------------------------------------
   Assets

   Current:

   Cash and short term investments        $        98    $       17,100 (F) $       17,198
   Accounts receivable                            117               300 (G)            417
   Inventories                                     36                                   36
   Prepaid expenses and
      other current assets                        214                                  214
   Refundable income taxes                        137                                  137
   Deferred tax asset                             688              (688)(H)              -
   Current assets of discontinued
      operations                                  214                                  214
----------------------------------------------------------------------------------------------

   Total Current Assets                         1,504            16,712             18,216
----------------------------------------------------------------------------------------------

   Property and Equipment, net                     29                                   29
----------------------------------------------------------------------------------------------

   Intangible Assets:
   Goodwill                                       672                                  672
   Deferred financing costs                         -                                    -
   Non-compete                                      -                                    -
   Package design                                   -                                    -
   Product rights                                   -                                    -
----------------------------------------------------------------------------------------------
   Total Intangible Assets                        672                                  672

   Officer Receivables                            512                                  512
   Parent Company Receivable                        -                                    -
   Note Receivable                                  -             1,600 (I)          1,600
   Other Assets                                    22                                   22
----------------------------------------------------------------------------------------------
                                      $          2,739    $       18,312     $       21,051

==============================================================================================


See accompanying notes to unaudited pro forma consolidated financial statements.

                       Unaudited Pro Forma Consolidated Financial Statements of
                                                        U.S. Home & Garden Inc.
                                                       Unaudited Balance Sheets
                                                                 March 31, 2003
                                                                 (In thousands)





                                                        Operations                             Operations to be
                                                        to be sold        Adjustments for           sold (after
                                            USH&G     (historical)    excluded assets and           exclusions)
                                      (historical)             (A)            liabilities                   (A)
--------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current:
  Bank debt                         $    32,093     $      32,093       $                         $      32,093
  Accounts payable                       12,008            11,306                                        11,306

  Accrued expenses                        4,781             4,475                                         4,475
  Current liabilities of
        discontinued operations             116                 -                                             -
--------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                48,998            47,874                                        47,874

 Bank debt                                    -                 -                                             -
 Deferred tax liability                     542             2,518             (2,518)(D)                      -
 Trust Preferred Securities              57,035            57,035                                        57,035
--------------------------------------------------------------------------------------------------------------------
Total Liabilities                       106,575           107,427             (2,518)                   104,909
--------------------------------------------------------------------------------------------------------------------

Stockholders' Equity (Deficit):
  Common stock                               22                 -                                             -
  Additional paid-in capital             52,441                 -                                             -
  Sold operations capital                     -            20,021             (1,331)(C)                 (4,123)
                                                                               2,518 (D)
                                                                             (25,331)(E)
  Retained earnings (deficit)           (42,685)                -                                             -








--------------------------------------------------------------------------------------------------------------------
                                          9,778            20,021                 (24,144)               (4,123)
 Less treasury stock                    (12,828)                -                       -                     -
--------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity (Deficit)     (3,050)           20,021                 (24,144)               (4,123)
--------------------------------------------------------------------------------------------------------------------
                                    $   103,525     $     127,448     $           (26,662)            $ 100,786
--------------------------------------------------------------------------------------------------------------------


                                         Operations to
                                         remain with
                                          USH&G (after         Adjustments for the                      USH&G
                                          exclusions)        proposed transaction          (pro forma for the
                                                (B)                          (B)                transaction)
----------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders'
Equity

Current:
  Bank debt                               $        -           $                         $            -
  Accounts payable                               702                  700  (J)
                                                                     (311) (K)                    1,091
  Accrued expenses                               306                                                306
  Current liabilities of
        discontinued operations                  116                                                116
-----------------------------------------------------------------------------------------------------------------
Total Current Liabilities                      1,124                  389                         1,513

 Bank debt                                         -                                                  -
 Deferred tax liability                          542                 (542)  (L)                       -
   Trust Preferred Securities                      -                                                  -
-----------------------------------------------------------------------------------------------------------------
Total Liabilities                              1,666                 (153)                        1,513
-----------------------------------------------------------------------------------------------------------------

Stockholders' Equity (Deficit):
  Common stock                                    22                                                 22
  Additional paid-in capital                  52,441                  150   (M)                  52,591
  Sold operations capital                      4,123               (4,123)  (N)


  Retained earnings (deficit)                (42,685)               4,123   (N)                      -
                                                                   17,100   (F)
                                                                      300   (G)
                                                                    (688)   (H)
                                                                    1,600   (I)
                                                                    (700)   (J)
                                                                     311    (K)
                                                                     542    (L)
                                                                    (150)   (M)                 (20,247)
-----------------------------------------------------------------------------------------------------------------
                                             13,901               18,465                         32,366
 Less treasury stock                        (12,828)                   -                        (12,828)
-----------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity (Deficit)          1,073               18,465                         19,538
-----------------------------------------------------------------------------------------------------------------
                                     $        2,739           $   18,312                      $  21,051
=================================================================================================================


See accompanying notes to unaudited pro forma consolidated financial statements.

                       Unaudited Pro Forma Consolidated Financial Statements of
                                                        U.S. Home & Garden Inc.
                                 Unaudited Consolidated Statement of Operations
                                               Nine Months Ended March 31, 2003
                                                (In thousands except per share)



                                                      Operations                                Operations to be
                                                      to be sold                 Adjustments         sold (after
                                          USH&G      (historical)        for excluded assets         exclusions)
                                    (historical)             (A)             and liabilities                 (A)
-------------------------------------------------------------------------------------------------------------------

  Net Sales                      $       49,538    $    49,189                   $    -           $    49,189

  Cost of Sales                          28,111         28,007                        -                28,007
-------------------------------------------------------------------------------------------------------------------

  Gross Profit                           21,427         21,182                        -                21,182
-------------------------------------------------------------------------------------------------------------------

  Operating Expenses:
     Selling and shipping                12,969         12,644                        -                12,644
     General and administrative           6,108          3,926                        -                 3,926
     Depreciation                           539            523                        -                   523
     Other amortization                     751            662                        -                   662
-------------------------------------------------------------------------------------------------------------------

  Total Operating Expenses               20,367         17,755                        -                17,755
-------------------------------------------------------------------------------------------------------------------

  Income (Loss) from Operations           1,060          3,427                        -                 3,427

  Other Expenses:
     Refinancing and
     transaction
         costs                           (4,179)        (3,816)                       -                (3,816)
     Interest expense                    (5,658)        (5,658)                       -                (5,658)
-------------------------------------------------------------------------------------------------------------------

  Loss From Continuing
      Operations Before Income
      Tax                                (8,777)        (6,047)                       -                (6,047)

Income Tax Expense                         (111)          (106)                       -                  (106)
-------------------------------------------------------------------------------------------------------------------

Net Loss From Continuing
     Operations                       $  (8,888)    $ (6,153)           $           -             $    (6,153)
-------------------------------------------------------------------------------------------------------------------
  Weighted Average Common
      Shares Outstanding -
      Basic and Diluted                  17,863
-------------------------------------------------------------------------------------------------------------------
  Basic and Fully Diluted
      Loss per Share                      ($.50)
-------------------------------------------------------------------------------------------------------------------


                                        Operations to           Adjustments for
                                     remain with USH&G            the proposed                USH&G
                                     (after exclusions)            transaction        (pro forma for
                                                    (B)                   (B)        the transaction)
-----------------------------------------------------------------------------------------------------
  Net Sales                               $      349              $      -            $      349

  Cost of Sales                                  104                     -                   104
-----------------------------------------------------------------------------------------------------

  Gross Profit                                   245                     -                   245
-----------------------------------------------------------------------------------------------------

  Operating Expenses:
     Selling and shipping                        325                     -                   325
     General and administrative                2,182                     -                 2,182
     Depreciation                                 16                     -                    16
     Other amortization                           89                     -                    89
-----------------------------------------------------------------------------------------------------

  Total Operating Expenses                     2,612                     -                 2,612
-----------------------------------------------------------------------------------------------------

  Income (Loss) from Operations               (2,367)                    -                (2,367)

  Other Expenses:
     Refinancing and
     transaction
         costs                                  (363)                  363  (O)                -
     Interest expense                              -                     -                     -
-----------------------------------------------------------------------------------------------------

  Loss From Continuing
      Operations Before Income
    Tax                                       (2,730)                  363                (2,367)

Income Tax Expense                                (5)                    -                    (5)
-----------------------------------------------------------------------------------------------------

Net Loss From Continuing
     Operations                          $    (2,735)           $       363               $ (2,372)
=====================================================================================================
  Weighted Average Common
      Shares Outstanding -
      Basic and Diluted                                                                    18,163
=====================================================================================================
  Basic and Fully Diluted
      Loss per Share                                                                       ($.13)
=====================================================================================================






See accompanying notes to unaudited pro forma consolidated financial statements.

                       Unaudited Pro Forma Consolidated Financial Statements of
                                                        U.S. Home & Garden Inc.
                                 Unaudited Consolidated Statement of Operations
                                                       Year ended June 30, 2002
                                                (In thousands except per share)




                                                Operations to     Adjustments for  Operations to be
                                                      be sold     excluded assets      sold (after
                                       USH&G     (historical)                and       exclusions)
                                 (historical)             (A)        liabilities              (A)
-----------------------------------------------------------------------------------------------------
Net Sales                       $     78,947      $   78,428          $       -     $   78,428

Cost of Sales                         43,358          43,196                  -         43,196
-----------------------------------------------------------------------------------------------------

Gross Profit                          35,589          35,232                  -         35,232
-----------------------------------------------------------------------------------------------------

Operating Expenses:
     Selling and shipping             18,240          17,768                  -         17,768
     General and administrative        8,141           5,520                  -          5,520
     Depreciation                        823             800                  -            800
     Other amortization                  736             736                  -            736
-----------------------------------------------------------------------------------------------------

Total Operating Expenses              27,940          24,824                  -         24,824
-----------------------------------------------------------------------------------------------------

Income (Loss) from Operations          7,649          10,408                  -         10,408

Other Income (Expense):
     Investment income                    83              83                  -             83
     Interest expense                 (7,374)         (7,374)                 -         (7,374)
-----------------------------------------------------------------------------------------------------

Income (Loss) from Continuing
Operations Before Income Tax             358           3,117                  -          3,117

Income Tax Benefit (Expense)            (228)         (1,306)                 -         (1,306)
-----------------------------------------------------------------------------------------------------

Income (Loss) from Continuing
     Operations                 $        130  $        1,811  $               -     $    1,811   $
-----------------------------------------------------------------------------------------------------
Weighted Average Common Shares        17,555
     Outstanding - Basic and
     Diluted
-----------------------------------------------------------------------------------------------------
Basic and Fully Diluted
     Earnings (Loss) per Share          $.01
-----------------------------------------------------------------------------------------------------

                                     Operations to      Adjustments
                                       remain with          for the                     USH&G
                                      USH&G (after         proposed                (pro forma
                                       exclusions)      transaction                   for the
                                               (B)              (B)              transaction)
----------------------------------------------------------------------------------------------
Net Sales                              $    519         $        -            $     519

Cost of Sales                               162                  -                  162
----------------------------------------------------------------------------------------------

Gross Profit                                357                  -                  357
----------------------------------------------------------------------------------------------

Operating Expenses:
     Selling and shipping                   472                  -                  472
     General and administrativ            2,621                  -                2,621
     Depreciation                            23                  -                   23
     Other amortization                       -                  -                    -
----------------------------------------------------------------------------------------------

Total Operating Expenses                  3,116                  -                3,116
----------------------------------------------------------------------------------------------

Income (Loss) from Operations            (2,759)                 -               (2,759)

Other Income (Expense):
     Investment income                        -                  -                    -
     Interest expense                         -                  -                    -
----------------------------------------------------------------------------------------------

Income (Loss)  from Continuing
Operations Before Income Tax             (2,759)                 -               (2,759)

Income Tax Benefit (Expense)              1,078                  -                1,078
----------------------------------------------------------------------------------------------

Income (Loss) from Continuing            (1,681)
     Operations                $               $                 -          $    (1,681)
==============================================================================================
Weighted Average Common Shares                                                   17,855
     Outstanding - Basic and
     Diluted
==============================================================================================
Basic and Fully Diluted
     Earnings (Loss) per Share                                                   ($.09)
==============================================================================================



See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                             U.S. Home & Garden Inc.
         Notes to Unaudited Pro Forma Consolidated Financial Statements


         A. The financial statements related to the Operations to be sold (historical) are derived from the previously reported consolidated financial statements of U.S. Home & Garden Inc. The Operations to be sold (historical) are adjusted to exclude intercompany assets and liabilities which as stated in the Asset Purchase Agreement are not being acquired. The elimination of such intercompany balances are included in the column entitled "Adjustments for excluded assets and liabilities." The operations being acquired are Ampro Industries, Inc. and Easy Gardener, Inc., including its wholly-owned subsidiaries, other than the operations of Weed Wizard Acquisition Corp., which are not being acquired pursuant to the asset purchase agreement. In accordance with the Asset Purchase Agreement, Easy Gardener Products, Ltd. is acquiring either the outstanding assets and liabilities of the operations or, in the case of Weatherly Consumer Products Group, Inc. and Weatherly Consumer Products, Inc., the stock ownership of those operations.

                  The historical financial data of each individual entity included in the consolidated financial statements of U.S. Home & Garden Inc. includes allocations and transfers through intercompany accounts between the various entities over time. Such allocations include the allocation of income taxes.

         B. Operations to remain with USH&G (after exclusions) are those operations not included in the sale and the intercompany balances of the operations being sold which are excluded from the sale as noted above.

                  The unaudited pro forma adjustments described below assist in the analysis of the future prospects of U.S. Home & Garden Inc., if the transaction is completed and give effect to the sale, after giving effect to the pro forma adjustments. The unaudited pro forma consolidated financial statements of operations do not include the impact of nonrecurring charges or credits directly attributable to the transaction and do not include a gain in the Pro Forma Unaudited Consolidated Statement of Operations from the transaction. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

                  The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transaction reflected therein been consummated as of the dates indicated, or of the results of operations or financial position for any future periods.


                  The Pro Forma consolidated financial statements of USH&G (Pro Forma for the transaction), as of and for the nine months ended March 31, 2003 and for the year ended June 30, 2002, assume, for balance sheet purposes, that the sale had taken place at March 31, 2003 and, for purposes of the statements of operations, that the sale had taken place at the beginning of the fiscal year presented using the same terms for the proposed sale.


         C. Deferred tax assets of the operations to be sold have been excluded from the operations to be sold in accordance with the terms of the Asset Purchase Agreement.

            Unaudited Pro Forma Consolidated Financial Statements of
                             U.S. Home & Garden Inc.
         Notes to Unaudited Pro Forma Consolidated Financial Statements


         D. Deferred tax liabilities of the operations to be sold have been excluded from the operations to be sold in accordance with the terms of the Asset Purchase Agreement.

         E. Intercompany balances between U.S. Home & Garden Inc. and the operations to be sold have been excluded from the operations to be sold in accordance with the Asset Purchase Agreement.


         F. Cash and short term investments increase by $17,100,000 as of the result of the cash proceeds to be received at the date of the sale, and are net of estimated cash expenses related to the sale.

         G. Accounts receivable increased by $300,000 to pay legal expenses outstanding at the close not assumed by the buyer.


         H. The deferred tax asset of $688,000 is eliminated as a result of the gain to be recognized on the proposed sale transaction.


         I. A note receivable is created for $1,600,000 as a result of that portion of the purchase price taken in the form of a note. The note is to be repaid after meeting conditions set forth from the lenders.

         J. The remaining $700,000 obligation to Roth for services related to the transaction is recorded.

         K. Accounts payable decreased to reflect parent company payables assumed by the buyer, net of $300,000 in legal expenses not assumed by the buyer for which a note receivable was given.

         L. The deferred tax liability of $542,000 is eliminated as a result of the gain on the proposed sale transaction.

         M. Equity is increased by $150,000 to record the transaction costs paid by the issuance of common stock of U.S. Home & Garden Inc.

         N. The net deficit of $ (4,123,000) in the Operations to be sold (after intercompany exclusions) is eliminated as a result of the sale. The sum of the pro forma adjustments F through N result in a gain on the proposed transaction of $22,438,000.

         O.       Cost of refinancing would not be part of our ongoing business.

                                                                         Annex F


                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                        Unaudited Balance Sheets
--------------------------------------------------------------------------------

 June 30,                                                                                   2002               2001
----------------------------------------------------------------------------------------------------------------------
Assets (Note 7)

Current:
Cash and cash equivalents                                                       $        124,000   $        245,000
Accounts receivable, less allowance for doubtful accounts and
     sales returns of $1,635,000 and $1,237,000 (Note 2)                              26,093,000         19,323,000
Inventories (Note 3)                                                                   7,992,000          9,180,000
Prepaid expenses and other current assets                                                819,000            541,000
Refundable income taxes                                                                   20,000                  -
Deferred tax asset (Note 11)                                                           1,331,000          1,059,000
----------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                  36,379,000         30,348,000

Property and Equipment, net (Note 4)                                                   4,808,000          5,660,000

Intangible Assets:
     Goodwill, net (Note 5)                                                           49,189,000         58,468,000
     Deferred financing costs, net of accumulated amortization of
         $578,000 and $562,000                                                         3,570,000          3,001,000
     Product rights, patents and trademarks, net of accumulated
         amortization of $163,000 and $73,000                                            509,000            510,000
     Non-compete agreements, net of accumulated amortization of
         $407,000 and $132,000                                                         1,103,000          1,378,000
     Package design costs, net of accumulated amortization of
         $1,860,000 and $1,390,000                                                     1,216,000          1,371,000

Parent Company Receivable (Note 6)                                                    23,224,000         23,449,000

Other Assets                                                                               5,000            283,000
----------------------------------------------------------------------------------------------------------------------

                                                                                $    120,003,000   $    124,468,000
----------------------------------------------------------------------------------------------------------------------

                         See accompanying summary of accounting policies and
notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                        Unaudited Balance Sheets
--------------------------------------------------------------------------------

June 30,                                                                                 2002              2001
----------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current:
     Revolving credit facility (Note 7)                                           $    15,036,000  $     21,650,000
     Accounts payable (Note 2)                                                          6,882,000         3,282,000
     Accrued expenses                                                                   4,367,000         6,285,000
     Current portion of long-term debt (Note 7)                                         8,075,000            20,000
----------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                              34,360,000        31,237,000

Deferred Tax Liability (Note 11)                                                        2,518,000         2,528,000

Company Obligated Mandatorily Redeemable Preferred
     Securities of Subsidiary Trust Holding Solely Junior
     Subordinated Debentures (Note 8)                                                  56,951,000        56,951,000
----------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                      93,829,000        90,716,000
----------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Note 9)

Equity:
     Divisional capital                                                                16,069,000        16,069,000
     Retained earnings                                                                 10,105,000        17,683,000
----------------------------------------------------------------------------------------------------------------------

Total Equity                                                                           26,174,000        33,752,000
----------------------------------------------------------------------------------------------------------------------

                                                                                  $   120,003,000  $    124,468,000
----------------------------------------------------------------------------------------------------------------------

                          See accompanying summary of accounting policies and
notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                              Unaudited Statements of Operations
                                                           and Retained Earnings
--------------------------------------------------------------------------------

Year ended June 30,                                                                 2002             2001          2000
--------------------------------------------------------------------------------------------------------------------------

Net Sales (Note 2)                                                         $  78,428,000  $    78,348,000  $ 86,047,000

Cost of Sales (Note 2)                                                        43,196,000       43,880,000    47,490,000
--------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                                  35,232,000       34,468,000    38,557,000
--------------------------------------------------------------------------------------------------------------------------

Operating Expenses:
     Selling and shipping                                                     17,830,000       15,837,000    16,979,000
     General and administrative                                                6,994,000       14,207,000    11,854,000
     Restructuring charges (Note 10)                                                   -        2,059,000             -
--------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                                      24,824,000       32,103,000    28,833,000
--------------------------------------------------------------------------------------------------------------------------

Income From Operations                                                        10,408,000        2,365,000     9,724,000

Other Income (Expense):
     Gain on disposal of property and equipment                                        -                -       551,000
     Interest income                                                              83,000          222,000       264,000
     Interest expense                                                         (7,374,000)      (7,557,000)   (7,507,000)
--------------------------------------------------------------------------------------------------------------------------

Income (Loss) Before Income Taxes, Extraordinary Gain and
     Cumulative Effect of a Change  in Accounting Principle                   3,117,000       (4,970,000)    3,032,000

Income Tax Benefit (Expense) (Note 11)                                       (1,306,000)        2,053,000      (835,000)
--------------------------------------------------------------------------------------------------------------------------

Net Income (Loss) Before Extraordinary Gain and Cumulative Effect of a
     Change in Accounting Principle                                            1,811,000       (2,917,000)    2,197,000

Extraordinary gain of $7,000 and $2,102,000
     on purchase of Trust Preferred Securities,
     net of income taxes of ($3,000) and ($878,000) (Note 13)                          -            4,000     1,224,000
--------------------------------------------------------------------------------------------------------------------------

Income (Loss) Before Cumulative Effect of a Change in
     Accounting Principle                                                      1,811,000      (2,913,000)     3,421,000

Cumulative effect of a change in accounting principle                         (9,389,000)               -             -
--------------------------------------------------------------------------------------------------------------------------

Net Income (Loss)                                                             (7,578,000)      (2,913,000)    3,421,000

Retained Earnings, beginning of year                                          17,683,000       20,596,000    17,175,000
--------------------------------------------------------------------------------------------------------------------------

Retained Earnings, end of year                                             $  10,105,000    $  17,683,000   $20,596,000
--------------------------------------------------------------------------------------------------------------------------

                              See accompanying summary of accounting policies
and notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                              Unaudited Statements of Cash Flows
--------------------------------------------------------------------------------

Year ended June 30,                                                              2002               2001              2000
----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
     Net income (loss) before extraordinary gain and
      cumulative effect of a change in accounting principle           $     1,811,000   $     (2,917,000)     $  2,197,000
     Adjustments to reconcile net income (loss) before
      extraordinary gain and cumulative effect of a change in accounting principle to net cash provided by operating activities:
        Restructuring charge, net of cash                                           -          1,907,000                 -
        Gain on disposal of property and equipment                                  -                  -          (551,000)
        Depreciation and other amortization                                 2,746,000          5,097,000         4,635,000
        Write off of deferred financing costs                                 254,000                  -                 -
        Deferred income taxes                                                (282,000)            89,000           280,000
        Loan discount amortization                                             38,000                  -                 -
        Changes in operating assets and liabilities, net of
         assets acquired and liabilities assumed in business
         acquisitions:
             Accounts receivable                                           (6,770,000)           625,000        (1,295,000)
             Inventories                                                    1,189,000          1,613,000         3,483,000
             Prepaid expenses and other current assets                       (298,000)          (242,000)          414,000
             Other assets                                                     278,000            126,000          (398,000)
             Accounts payable and accrued expenses                          1,682,000         (3,349,000)        2,938,000
----------------------------------------------------------------------------------------------------------------------------

Net Cash Provided by Operating Activities                                     648,000          2,949,000        11,703,000
----------------------------------------------------------------------------------------------------------------------------

Cash Flows From Investing Activities:
     (Increase) decrease in restricted cash                                         -          1,582,000          (582,000)
     Proceeds on sale of property and equipment                                     -          3,527,000         1,030,000
     Purchase of equipment                                                   (782,000)        (1,172,000)       (2,522,000)
     Purchase of package tooling and other intangibles                       (384,000)          (621,000)         (586,000)
     Change in parent company receivable                                      225,000         (9,649,000)       (7,522,000)
     Payment for purchase of businesses, net of cash acquired                (112,000)          (830,000)                -
----------------------------------------------------------------------------------------------------------------------------

Net Cash Used in Investing Activities                                      (1,053,000)        (7,163,000)      (10,182,000)
----------------------------------------------------------------------------------------------------------------------------

                                See accompanying summary of accounting policies
and notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                              Unaudited Statements of Cash Flows
--------------------------------------------------------------------------------

 Year ended June 30,                                                       2002               2001               2000
-----------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities:
     Net proceeds from (payments on) line-of-credit             $    (6,614,000)   $     4,650,000    $     1,500,000
     Principal payments on long-term debt                              (233,000)                 -                  -
     Proceeds from issuance of long-term debt                         8,250,000                  -                  -
     Changes in other long-term liabilities and purchase
         of mandatorily redeemable preferred securities                       -           (801,000)        (3,981,000)
     Deferred finance costs                                          (1,119,000)           (99,000)                 -
-----------------------------------------------------------------------------------------------------------------------

Net Cash Provided by (Used in) Financing Activities                     284,000          3,750,000         (2,481,000)
-----------------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                              (121,000)          (464,000)          (960,000)

Cash and Cash Equivalents, beginning of year                            245,000            709,000          1,669,000
-----------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents, end of year                          $       124,000    $       245,000    $       709,000
-----------------------------------------------------------------------------------------------------------------------

                           See accompanying summary of accounting policies and
notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

Nature of Business            The operations to be acquired by Easy Gardener
                              Products, Ltd. is a leading manufacturer and marketer of a broad range of consumer lawn and garden products. The Company's products include weed preventive landscape fabrics, fertilizer spikes, decorative landscape edging, grass and flower seed products, shade cloth and root feeders, which are sold under recognized brand names, such as WeedBlock(R), Jobe's(R), Emerald
                              Edge(R), Shade Fabric(TM), Ross(R), Tensar(R),
                              Amturf(R), and Landmaster(R). The Company markets its products through most large national home improvement and mass merchant retailers ("Retail
                              Accounts"), including Home Depot, Lowe's, Kmart,
                              Wal-Mart, and Ace Hardware in North America.


Acquired Operations           The accompanying financial statements of the
                              Company represent the assets and liabilities, income and expenses and cash flows from the historical balances related to the assets purchased and liabilities assumed, adjusted for the following: deferred financing costs, bank debt and mandatorily redeemable preferred securities previously recorded as assets or obligations of U.S. Home & Garden, Inc. (the Seller). Interest expense and amortization of deferred financing costs related to such debt instruments have also been included in expenses. The income tax effect of the interest and deferred financing fees have also been estimated and included in operations.
                              The bank debt and mandatorily redeemable preferred securities were used to finance both the Company and also the remaining operations of the Seller.
                              The historical balances of the Company include allocations between the various entities owned by the Seller such as income taxes.


Inventories                   Inventories, which consist of raw materials,
                              finished goods, and packaging materials, are stated at the lower of cost or market; cost is determined by the first-in, first-out (FIFO) cost method.


Property and                  Property and equipment are stated at cost.
Equipment                     Depreciation is computed by the straight-line
                              method over the estimated useful lives of the assets or, in the case of leasehold improvements, over the life of the lease, if shorter.
                              Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

Intangible Assets             Goodwill

                              Goodwill, which relates to the Company's acquisitions, represents the excess of cost over net assets acquired. For the years ended June 30, 2001 and 2000, goodwill was amortized over periods of five to thirty years using the straight-line method. Effective July 1, 2001, the Company ceased the amortization of goodwill in conjunction with the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. See New Accounting Pronouncements and Note 5. Goodwill is tested for impairment annually by comparing the fair value of each reporting unit with its carrying value.

                            Deferred Financing Costs

                              Direct costs associated with the Company's debt borrowings are being amortized over the life of the related debt.

                              Product Rights

                              Product rights are being amortized over estimated useful lives of fifteen to twenty years.

                             Non-Compete Agreements

                              The non-compete agreements were entered into with the acquisitions of Ampro and Weatherly. The Weatherly agreement is being amortized over its twenty-year term. The Ampro non-compete agreement, which was triggered when an officer of Ampro was terminated, is being amortized over a three-year period from the date of such termination.

                              Package Tooling Costs

                              Package tooling costs associated with Easy
                              Gardener and Weatherly operations, primarily consisting of the design and construction of printing plates and cutting dies used for the production of packaging, are being amortized over periods of three to five years using the straight-line method.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

Long-Lived                    Assets Long-lived assets with definite useful
                              lives are tested for recoverability when circumstances suggest a possible impairment.
                              Recovery is evaluated by comparing undiscounted estimated future cash flows to the current carrying value.

Revenue Recognition           Sales are recorded as products are shipped to
                              customers. Sales are free on board (FOB) shipping point.

Sales Incentives              The Company enters into contractual agreements
                              with its customers for rebates on certain products it sells. The Company records the amounts as reductions of revenue and records a liability reflected as accrued rebates on the consolidated balance sheets. As these rebate percentages are determined when the contracts are entered into, these revenue reductions are recorded at the time the related revenue is recorded.

Income Taxes                  The Company provides deferred income taxes based
                              on enacted income tax rates in effect on the dates temporary differences between the financial reporting and tax bases of assets and liabilities reverse. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in income in the period that includes the enactment date. To the extent that available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance is established. Historical income taxes are based on the filing of consolidated returns with the Seller and its remaining subsidiaries.


Income Statement              Cost of Goods Sold
Classifications
                              The caption cost of goods sold is comprised of standard material costs, including a factor for inbound freight, standard labor costs, and standard overheads applied with variation accounts for material consumption variances and material purchase price variances, labor usage and labor consumption variances and overhead absorption and expenses variances as well as obsolete inventory.
                              Generally, cost of goods sold are the costs incurred to complete the finished inventory ready for delivery to our customers.

                              Selling and Shipping

                              The caption selling and shipping expenses include the cost of the sales and marketing departments, the cost of the shipping, handling and warehousing functions, co-op advertising, commissions on sales, in store service representatives costs and outbound freight.


                              General and Administrative

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


                              The caption general and administrative includes all other costs of the operation including, customer service, finance, general management and uncollectible balances.

Shipping and Handling         Amounts billed to customers for shipping and
                              handling are recorded as revenue. All shipping and handling expenses are included in the selling and shipping caption and totaled approximately
                              $5,353,000, $4,695,000 and $4,986,000 for the
                              years ended June 30, 2002, 2001 and 2000, respectively.

Advertising Costs             The Company incurs advertising expense primarily
                              relating to cooperative advertising credits granted to customers based on qualified expenses incurred by the customers to advertise the Company's products. Cooperative advertising credits are usually limited to a percentage of an agreed-upon sales volume. Cooperative advertising credits are accrued based on sales volume and advertising frequency, pursuant to specific agreements. Such costs are classified as selling expenses. The Company also incurs advertising expense relating to the distribution of catalogs and the broadcasting of radio and television commercials. Advertising costs are expensed as incurred. Advertising expense was approximately
                              $2,926,000, $2,389,000 and $2,923,000 during the
                              years ended June 30, 2002, 2001 and 2000.

Use of Estimates              The preparation of financial statements in
                              conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents              The Company considers all short-term investments
                              purchased with an initial maturity of three months or less to be cash equivalents.

Financial Instruments         The Company's financial instruments consist of
and Derivatives               cash and cash equivalents, restricted cash,
                              accounts receivable, debt and mandatorily redeemable preferred securities. The carrying value of cash and cash equivalents, restricted cash and accounts receivable approximate fair value based upon the liquidity and short-term nature of the assets. The carrying value of debt and mandatorily redeemable preferred securities approximates the fair value based upon short-term and long-term borrowings at interest rates which approximate current rates.

                              The Company has used derivative financial instruments to manage the economic

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

                              impact of fluctuations in interest rates on short-term and long-term debt. The Company entered into an interest rate swap to manage this economic risk. This was viewed as a risk management tool and is not used for trading or speculative purposes. The interest rate differentials associated with the interest rate swap used to hedge debt obligations were recorded as an adjustment to interest payable with the offset to interest expense over the life of the swap. There were no material derivative financial instruments in effect during the years presented.

                              Cash and cash equivalents are held principally at three high quality financial institutions. At times, such balances may be in excess of the FDIC insurance limit.

New Accounting                The Emerging Issues Task Force (EITF) issued EITF
Pronouncements                Issue 00-25, Vendor Income Statement
                              Characterization of Consideration Paid to a Reseller of the Vendors Products, and EITF Issue
                              01-09, Accounting for Consideration Given by a
                              Vendor to a Customer, which provide guidance related to the income statement classification of such consideration. This guidance was effective for the Company for the quarter ended March 31, 2002. The adoption of EITF 00-25 and EITF 01-09 did not have an effect on the Company's financial statements.

                              In June 2001, the FASB finalized SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria of SFAS No. 141.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

                             SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized.

                             SFAS No. 142 requires the Company to complete a two step transitional goodwill impairment test, with first step to be completed within six months of the date of adoption. The first step, used to identify potential impairment, compares the fair value of a reporting unit with its carrying value. If it is determined that the carrying value of the net assets of the reporting unit (including goodwill) exceeds the fair value of that reporting unit, the second step must be performed as soon as possible, but no later than the end of the year of initial adoption, to measure the amount of the impairment loss, if any. An impairment loss resulting from the transitional goodwill impairment test is recognized as the effect of a change in accounting principle. The Company elected to adopt SFAS No. 141 and SFAS No. 142 effective July 1, 2001. (See Note 5).

                             In August 2001, the Financial Accounting Standards Board (FASB) finalized SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses accounting and reporting for the impairment or disposal of long-lived assets, including the reporting of discontinued operations. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The Company adopted SFAS No. 144 during the year ended June 30, 2002.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

                             In April 2002, the FASB issued SFAS No 145,
                             Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No 13, and Technical Corrections. SFAS No. 4 required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 requires any gain or loss from the extinguishment of debt to meet the requirements of APB No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions to be classified as an extraordinary item, otherwise the item would be classified in the results of continuing operations. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods that does not meet the criteria of APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of the statement related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002, with early application encouraged. The Company is currently assessing but has not adopted SFAS No. 145.


                             In June 2002, the FASB issued SFAS No. 146,
                             Accounting for Costs Associated with Exit or
                             Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. Currently, the Company is assessing but has not adopted SFAS No. 146. However, because there were no restructuring activities during 2002, the Company believes there would have been no effect on current year operations had the statement been applied early.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

1.Business Acquisitions     The Company consists of assets and certain
                            liabilities from the following seven acquisitions of lawn and garden companies or product lines for a total of approximately $89 million in consideration:

                            o    Easy Gardener, Inc. - A manufacturer of
                                 multiple fabric landscaping products including Weedblock(R), which was acquired in September 1994 for approximately $21.3 million consisting of $8.8 million in cash, a $10.5 million promissory note and two convertible notes each in the principal amount of $1.0 million. Approximately $2.2 million of additional purchase price was contingent on Easy Gardener meeting certain income requirements. All of these amounts have been paid.

                            o Emerald Products LLC - A manufacturer of decorative landscaping edging, which was acquired in August 1995 for $835,000 in cash and a $100,000 promissory note.

                            o Weatherly Consumer Products Group, Inc. - A manufacturer of fertilizer spikes and other lawn and garden products, which was acquired in August 1996 for 1,000,000 shares of the Seller's common stock valued at $3.0 million and approximately $22.9 million.

                            o Ampro Industries, Inc. - A manufacturer and distributor of lawn and garden products including specialty grass and flower seeds. The Company acquired all of the outstanding stock of Ampro for approximately $24.6 million in October 1998.

                            o Plasti-Chain product line of Plastic Molded Concepts, Inc. - A line of plastic chain links and decorative edgings, which was acquired from Plastic Molded Concepts, Inc. in May 1997 for approximately $4.3 million.

                            o Landmaster Products, Inc. - A manufacturer and distributor of polyspun landscape fabrics for use by consumers and professional landscapers, substantially all of whose assets were acquired in March 1998 for approximately $3.6 million.

                            o Tensar(R) consumer products line of The Tensar Corporation - A line of lawn and garden specialty fencing, which was acquired from The Tensar Corporation in May 1998 for approximately $6.4 million.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------


                            All of the above acquisitions were accounted for as purchases and, accordingly, the results of operations of the acquired companies have been included in the consolidated statements of operations since their respective acquisition dates.

2. Concentration of Credit  Trade accounts receivable are due from numerous
   Risk and Significant     customers located in many geographic regions
   Relationships            throughout the United States. The Company performs
                            ongoing credit evaluations of its customers' financial conditions and establishes an allowance for doubtful accounts based upon credit risk of specific customers, historical trends and other information. The Company does not require collateral from its customers.

                            During the years ended June 30, 2002, 2001 and 2000, sales to two customers accounted for approximately 59% (49% and 10%), 57% (43% and 14%) and 49% (36%
                            and 13%), respectively, of consolidated net sales. Included in accounts receivable at June 30, 2002 and 2001 is $16,520,000 and $9,062,000, respectively, due from the two largest customers.

                            The Company's three significant product lines are landscape fabric and fertilizer, plant food and insecticide spikes, and decorative edging. For the years ended June 30, 2002, 2001 and 2000, sales of landscape fabric represented approximately 51%, 48% and 44%, respectively, of the Company's total net sales. Sales of fertilizer, plant food and insecticide spikes represented approximately 14%, 17% and 15%, respectively, of the Company's total net sales. Sales of decorative edging represented approximately 10%, 9%, and 10%, respectively, of the Company's total net sales.

                            Substantially all raw material purchases for WeedBlock(R) landscape fabric inventory are from one vendor, representing approximately 12%, 19% and 22% of the Company's consolidated raw material purchases during the years ended June 30, 2002, 2001 and 2000, respectively. Management believes that other suppliers could provide a similar product on comparable terms. A change in suppliers, however, could cause delays and a possible loss of sales, which would adversely affect operating results. Included in accounts payable at June 30, 2002 is $1,609,000, due to this vendor. No amounts were due to this vendor at June 30, 2001.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

3. Inventories              Inventories consist of:

                                   June 30,                                           2002                  2001
                                  --------------------------------------------------------------------------------

                                  Raw materials                        $         4,025,000      $      5,175,000
                                  Finished goods                                 3,967,000             4,005,000
                                  --------------------------------------------------------------------------------

                                                                       $         7,992,000      $      9,180,000
                                  --------------------------------------------------------------------------------

                            At June 30, 2002 and 2001, the inventory balance has been reduced by a provision for possible obsolescence of $225,000 and $1,340,000, respectively.

4. Property and Equipment   Property and equipment consist of:

                                                                Estimated Useful
                           June 30,                                Life in Years             2002            2001
                           -----------------------------------------------------------------------------------------
                           Furniture, fixtures
                               and equipment                               5 - 7   $   10,407,000  $    9,702,000
                           Leasehold improvements                         7 - 10          786,000         745,000
                           -----------------------------------------------------------------------------------------

                                                                                       11,193,000      10,447,000
                           Less accumulated depreciation                                6,385,000       4,787,000
                           -----------------------------------------------------------------------------------------

                                                                                   $    4,808,000  $    5,660,000
                           -----------------------------------------------------------------------------------------

                             Depreciation expense was $1,635,000 $2,080,000 and $1,629,000 during the years ended June 30, 2002, 2001 and 2000, respectively.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

5. Goodwill                 Goodwill consists of the following:

                            June 30,                                                      2002               2001
                            ----------------------------------------------------------------------------------------
                            Weatherly Consumer Products Group, Inc.            $    22,948,000     $   22,948,000
                            Easy Gardener, Inc.                                     15,639,000         15,639,000
                            Ampro Industries, Inc.                                   9,303,000         18,693,000
                            Tensar consumer products line                            5,226,000          5,226,000
                            Plasti-Chain product line                                2,810,000          2,810,000
                            Landmaster Products, Inc.                                2,292,000          2,292,000
                            Emerald Products, LLC                                    1,466,000          1,355,000
                            ----------------------------------------------------------------------------------------

                                                                                    59,684,000         68,963,000
                            Less accumulated amortization                           10,495,000         10,495,000
                            ----------------------------------------------------------------------------------------

                                                                               $    49,189,000     $   58,468,000
                            ----------------------------------------------------------------------------------------

                           Effective July 1, 2001, the Company adopted SFAS No. 141 and SFAS No. 142. During 2002, the Company completed a reassessment of the useful lives of all intangible assets other than goodwill which total $6,398,000 (net of accumulated amortization of $3,008,000) at June 30, 2002. No adjustments to previously determined amortization periods were considered necessary. The Company has no intangible assets with indefinite useful lives other than goodwill at June 30, 2002.

                           In conjunction with the adoption of SFAS No. 141 and SFAS No. 142, the Company completed its transitional goodwill impairment test during 2002. Ampro was the only reporting unit where the carrying value exceeded the fair value of its net assets including goodwill. As of July 1, 2001, the net goodwill related to Ampro was $17,078,000. The Company hired an independent valuation professional to assist the Company in measuring the amount of the impairment. Based on the valuation, the Company recorded an impairment loss of $9,389,000 during the year ended June 30, 2002 in the Consolidated Statement of Operations, as a cumulative effect of a change in accounting principle.

                           The Company's previous business combinations were accounted for using the purchase method. As a result of such combinations, the Company has recognized a significant amount of goodwill, which, in the aggregate, was $49,189,000, net of accumulated amortization, at June 30, 2002. Amortization expense for all intangible assets during the years ended June 30, 2002, 2001 and

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

                           2000 was $1,111,000, $3,017,000 and $3,006,000,
                           respectively. Goodwill amortization was $2,363,000 and $2,348,000 for the years ended June 30, 2001 and 2000, respectively. Estimated amortization expense for continuing operations for each of the five succeeding fiscal years is as follows:

                               Year Ended June 30,                                        Amount
                               --------------------------------------------------------------------
                               2003                                            $       1,404,000
                               2004                                            $       1,404,000
                               2005                                            $         877,000
                               2006                                            $         667,000
                               2007                                            $         667,000
                               --------------------------------------------------------------------
                                                                               $       5,019,000
                               --------------------------------------------------------------------

                           The following represents a reconciliation of the reported net loss to the adjusted net income (loss) and the adjusted net income (loss) before extraordinary gain for the years ended June 30, 2001 and 2000, which exclude goodwill amortization expense, net of tax benefit:

       Year Ended June 30,                                                          2001                 2000
       ---------------------------------------------------------------------------------------------------------
       Reported Net Income (Loss)                                     $       (2,913,000)  $        3,421,000
       Goodwill Amortization, net of tax benefit of
           $976,000 and $647,000                                               1,387,000            1,701,000
       ---------------------------------------------------------------------------------------------------------

           Adjusted net income (loss)                                         (1,526,000)           5,122,000
       Extraordinary Gain                                                         (4,000)          (1,224,000)
       ---------------------------------------------------------------------------------------------------------

       Adjusted Net Income (Loss) Before
           Extraordinary Gain                                         $       (1,530,000)  $        3,898,000
       ---------------------------------------------------------------------------------------------------------

6. Parent Company           The receivable balance from the parent company
   Receivable               primarily represents excess cash generated at the
                            subsidiary level advanced to the parent. Balances are eliminated upon consolidation in the consolidated financial statements of U.S. Home &
                            Garden Inc. and Subsidiaries. The balances will be eliminated concurrent with the acquisition. Amounts due from the parent company and retained subsidiaries were $23,224,000 and $23,449,000 as of June 30, 2002 and 2001, respectively.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

7. Revolving Credit         On November 15, 2001, the Company entered into a
   Facility and             financing agreement expiring November 15, 2004 to
   Long-Term Debt           provide $25,000,000 in senior secured financing, as
                            amended. The agreement provides for a $23,000,000 revolving credit facility and a $2,000,000 term loan due in monthly installments of $33,000 plus interest. The term loan balance outstanding at June
                            30, 2002 is $1,767,000. Interest on borrowings is calculated at variable annual rates based on either the bank's prime rate plus an applicable marginal rate or the federal funds rate plus an applicable marginal rate (effectively 5.75% on the term loan and 5.25% on the revolving credit facility at June
                            30, 2002). Borrowings on the revolving credit facility are limited based on eligible borrowing bases, effectively $19,611,000 at June 30, 2002. At
                            June 30, 2002 the Company had $15,036,000 of borrowings outstanding under the revolving credit facility.

                            The Company's obligations under the revolving credit facility are guaranteed by its subsidiaries and secured by a security interest in favor of the bank in substantially all of the assets of the Company and its subsidiaries. The Company is also subject to certain fees and restrictions in conjunction with the financing. Upon the occurrence of an event of default as specified in the financing agreement, the maturity of loans outstanding under the financing agreement may be accelerated by the bank, which may also foreclose its security interest on the assets of the Company and its subsidiaries.

                            On November 15, 2001, the Company also entered into a financing agreement to provide $6,850,000 of subordinated debt. At June 30, 2002, the Company had borrowings outstanding of $6,308,000, net of discounts of $542,000, pursuant to the subordinated secured notes due in November 2007 with an effective interest rate of 18.4%. Interest is charged on the face of the notes at 16% and 14% per annum, payable monthly. The issue price of the 16% notes was 90% of the face amount of the notes resulting in a discount of $600,000. The notes are secured by a second lien on all assets of the Company and rank junior to the senior financing provided by the bank.

                            Under the two financing agreements, the Company and its subsidiaries are required, among other things, to comply with (a) certain limitations on incurring additional indebtedness, liens and guarantees, dispositions of assets, payment of cash dividends and cash redemption and repurchases of securities, and (b) certain limitations on mergers, liquidations, changes in business, investments, loans and advances, affiliate transactions and certain acquisitions. In addition, the Company must comply with certain financial tests and ratios and other covenants. A violation of any of these covenants constitutes an event of default under the financing agreements. At June 30, 2002, the Company was in violation of certain covenants, and all debt outstanding under the agreements has been classified as current at June 30, 2002. The Company is currently seeking

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

                            to amend the covenants and to obtain financing to replace the borrowings under the current agreements.

                            During the year ended June 30, 2002, the Company paid off the Credit Agreement with Bank of America, entered into in 1998. The agreement provided for a $25 million revolving acquisition line-of-credit ("the Acquisition Facility") to finance acquisitions and a $20 million working capital revolving line-of-credit ("the Working Capital Facility"). Borrowings under these credit facilities bore interest at variable annual rates chosen by the Company based on either (i) the London Interbank Offered Rate ("LIBOR") plus an applicable marginal rate, or (ii) the higher of 0.5% above the then current Federal Funds Rate or the Prime Rate of Bank of America, in each case, plus an applicable marginal rate.

                            The total borrowings under these two facilities was $21,650,000 at June 30, 2001. The total included $11,750,000 borrowed under the Acquisition Facility and $9,900,000 under the Working Capital Facility.

                            The Company's obligations under the Credit Agreement were guaranteed by its subsidiaries and secured by a security interest in favor of the Bank in substantially all of the assets of the Company and its subsidiaries.


8. Mandatorily Redeemable   In April 1998, U.S. Home & Garden Trust I (the
   Preferred Securities     "Trust"), a newly created Delaware business trust
                            and a wholly-owned subsidiary of the Company, issued
                            78,000 common securities with a liquidation amount of $25 per common security and completed a public offering of 2,530,000 of 9.40% Cumulative Trust
                            Preferred Securities with a liquidation amount of $25 per security to the Company for a total of $65,200,000 (the "Trust Preferred Securities" and, together with the common securities, the "Trust
                            Securities"). The Trust exists for the sole purpose of issuing Trust Securities and using proceeds therefrom to acquire the subordinated debentures described below. Concurrent with the issuance of the Trust Securities, the Trust invested the net proceeds therefrom in $65.2 million aggregate principal amount of 9.40% Junior Subordinated
                            Deferrable Interest Debentures (the "Subordinated
                            Debentures") issued by the Company. The Company has since redeemed 251,981 shares leaving 2,278,019 shares outstanding with a face value of $56,951,000.
                            See note 13. The fair value of the mandatorily redeemable preferred securities is approximately
                            $34,740,000 based on quoted market prices of $15.25 per security at June 30, 2002.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

                            Distributions of interest on the Trust Securities are payable monthly in arrears by the Trust.

                            The Subordinated Debentures are unsecured obligations of the Company and are subordinate and junior in right of payment to certain other indebtedness of the Company.

                            The Company may, under certain circumstances, defer the payment of interest on the Subordinated Debentures for a period not to exceed 60 consecutive months. If interest payments on the Subordinated Debentures are so deferred, distributions on the Trust Securities will also be deferred. During any such deferral period, interest on the Subordinated Debentures and distributions on the Trust Securities will accrue and compound monthly and, subject to certain exceptions, the Company may not declare or pay distributions on its capital stock or debt securities that rank equal or junior to the Subordinated Debentures.

                            The Trust Securities are subject to mandatory redemption upon the repayment of the Subordinated Debentures at a redemption price equal to the aggregate liquidation amount of the securities plus any accumulated and unpaid distributions. The Subordinated Debentures mature in total on April 15, 2028, but may be redeemed at the option of the Company at any time after April 15, 2003 or earlier under certain circumstances. The Company effectively provides a full and unconditional guarantee of the Trusts' obligations under the Trust Securities to the extent that the Trust has funds sufficient to make such payments.

9. Contingencies            Operating Leases

                            The Company leases office and warehouse space, certain office equipment and automobiles under operating leases expiring through 2006. The future minimum lease payments under these non-cancelable operating leases are as follows:

                             Year ended June 30,                                                        Amount
                            -------------------------------------------------------------------------------------
                            2003                                                            $          663,000
                            2004                                                                       646,000
                            2005                                                                       484,000
                            2006                                                                       252,000
                            -------------------------------------------------------------------------------------

                                                                                            $        2,045,000
                            -------------------------------------------------------------------------------------

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

                            Rent expense was approximately $719,000, $802,000 and $597,000 for the years ended June 30, 2002, 2001 and 2000, respectively.

                            Defined Contribution Benefit Plan


                            Easy Gardener has established an employee defined contribution pension plan (the Plan). Employees of the Company, Weatherly, Easy Gardener, are eligible to participate. The Company is required to match the first 60% of employee contributions up to 5% of the employee's wage base. The Plan also allows discretionary contributions by the Company. The Company's contribution vests over a seven-year period. Ampro established a plan for its employees with similar terms to the Easy Gardener Plan, which was terminated during the year in conjunction with the Ampro restructuring (See Note 10). Total expense associated with the plans for the years ended June 30, 2002, 2001 and 2000 was approximately $285,000,
                            $348,000 and $336,000, respectively.


                            Royalty Agreements

                            The Company previously had royalty agreements, which required payments based upon a percentage of net sales of certain products. These agreements expired during the year ended June 30, 2000. Royalty expense during the year ended June 30, 2000 was approximately $49,000.

                            Contingencies

                            In the normal course of business, the Company is subject to proceedings, lawsuits, and other claims, including proceedings under laws and government regulations related to product safety and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Consequently, the ultimate amount of monetary liability or financial impact with respect to these matters at June 30, 2002 cannot be ascertained.

10. Restructuring           In 2001, the Company recorded a restructuring charge
    Charges                 of $2,059,000 relating to the closing and sale of
                            the Ampro Industries Inc. facility in Michigan. The
                            Company intends to continue to sell products, through a contract manufacturing agreement, being manufactured at the former Ampro facility. As part of this agreement, the Company has firm commitments to purchase minimum amounts of product.

                            The contract includes an exit provision, whereby the maximum cost to the Company of termination of the agreement is $350,000. The Company recognized approximately $1,709,000 of expenses and losses relating to the closing and sale of property and equipment of the Ampro facility and $350,000 for termination benefits to be paid to all 60 employees involved with the facility. All severance payments as a result of the restructuring have been paid and no adjustments were made to the liability recorded for severance payments during the year ended June 30, 2002.

11. Income Tax Benefit      The income tax benefit (expense) in the Statements
    (Expense)               of Operations consists of the following:

                           Year ended June 30,                               2002              2001               2000
                           ---------------------------------------------------------------------------------------------
                           Current:
                               Federal                             $   (1,371,000)  $     2,155,000  $      (1,114,000)
                               State                                     (217,000)          (16,000)          (319,000)
                           ---------------------------------------------------------------------------------------------

                                                                       (1,588,000)        2,139,000         (1,433,000)
                           ---------------------------------------------------------------------------------------------

                           Deferred:
                               Federal                                    282,000           121,000           (490,000)
                               State                                            -          (210,000)           210,000
                           ---------------------------------------------------------------------------------------------

                                                                          282,000           (89,000)          (280,000)
                           ---------------------------------------------------------------------------------------------

                                                                   $   (1,306,000)  $     2,050,000  $      (1,713,000)
                           ---------------------------------------------------------------------------------------------

                            The 2001 income tax consists of a benefit of $2,053,000 from continuing operations reduced by income tax expense of $3,000 relating to the extraordinary gain.

                            The 2000 income tax expense consists of expense of $835,000 from continuing operations and $878,000 relating to the extraordinary gain.

                            Deferred tax assets totaling $1,331,000 and $1,059,000 at June 30, 2002 and 2001, respectively, consist primarily of temporary differences related to receivables, inventories, and accrued expenses. Deferred income tax liabilities totaling $2,518,000 and $2,528,000 at June 30, 2002 and 2001,
                            respectively, consist primarily of temporary differences related to depreciation and amortization expense.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

12.    Supplemental
       Cash Flow
       Information

                            Year ended June 30,                              2002             2001            2000
                            -----------------------------------------------------------------------------------------
                              Cash paid (received)
                               during the period for:
                               Interest paid                       $    6,696,000   $    7,314,000   $   7,220,000
                               Interest received                   $      (83,000)  $     (149,000)  $    (264,000)
                               Income taxes                        $      (97,000)  $       (3,000)  $      69,000
                            -----------------------------------------------------------------------------------------

13. Extraordinary Gain      During the years ended June 30, 2001 and 2000,
                            respectively, the Company purchased 1,200 and 250,781 of the outstanding 9.4% Cumulative Trust
                            Preferred Securities issued by its subsidiary, U.S.
                            Home & Garden Trust I, at approximately $15 and $17
                            per Trust Preferred Security. As of June 30, 2002 and 2001, 2,278,019 Trust Preferred Securities were outstanding. The repurchase of these Trust Preferred
                            Securities resulted in extraordinary gains during the years ended June 30, 2001 and 2000, of $4,000 and $1,224,000 (after provisions for income taxes of $3,000 and $878,000), respectively. During the year ended June 30, 2000, the Company purchased 24,000
                            Trust Preferred Securities from officers and directors under the same terms and conditions as described above.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                        Unaudited Balance Sheets
--------------------------------------------------------------------------------


                                                                                           March 31, 2003         June 30, 2002
                                                                                           --------------         -------------
Assets
Current:
        Cash and cash equivalents                                                           $   381,000           $    124,000
        Accounts receivable, less allowance for doubtful
               accounts and sales returns of $1,131,000 and $1,635,000                       27,144,000             26,093,000
        Inventories                                                                          12,462,000              7,992,000
        Prepaid expenses and other current assets                                               663,000                819,000
        Refundable taxes                                                                              -                 20,000
        Deferred tax asset                                                                    1,331,000              1,331,000
-------------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                         41,981,000             36,379,000

Property and Equipment, net                                                                   4,288,000              4,808,000

Intangible Assets:
        Goodwill, net                                                                        49,206,000             49,189,000
        Deferred financing costs, net of accumulated
               amortization of $939,000 and $578,000                                          4,093,000              3,570,000
        Non-compete agreements, net of accumulated
               amortization of $676,000 and $407,000                                            834,000              1,103,000
        Package tooling costs, net of accumulated
               amortization of $2,266,000 and $1,860,000                                      1,237,000              1,216,000
        Product rights, patents and trademarks, net of
               accumulated amortization of $195,000 and $163,000                                477,000                509,000

Parent Company Receivable                                                                    25,331,000             23,224,000

Other Assets                                                                                      1,000                  5,000
-------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                               $127,448,000           $120,003,000
===============================================================================================================================

                       See accompanying notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                        Unaudited Balance Sheets
--------------------------------------------------------------------------------


                                                                                           March 31, 2003         June 30, 2002
                                                                                           --------------         -------------

Liabilities and Equity

Current:
        Revolving credit facility                                                          $ 20,013,000          $ 15,036,000
        Accounts payable                                                                     11,306,000             6,882,000
        Accrued expenses                                                                      4,475,000             4,367,000
        Current portion of long-term debt                                                    12,080,000             8,075,000
------------------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                                    47,874,000            34,360,000


Deferred Tax Liability                                                                        2,518,000             2,518,000

Company Obligated Mandatorily Redeemable
        Preferred Securities of Subsidiary Trust Holding
        Solely Junior Subordinated Debentures                                                57,035,000            56,951,000
------------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                           107,427,000            93,829,000
------------------------------------------------------------------------------------------------------------------------------

Equity:
        Divisional capital                                                                   16,069,000            16,069,000
        Retained earnings                                                                     3,952,000            10,105,000
------------------------------------------------------------------------------------------------------------------------------

Total Equity                                                                                 20,021,000            26,174,000
------------------------------------------------------------------------------------------------------------------------------

Total Liabilities and Equity                                                               $127,448,000          $120,003,000
------------------------------------------------------------------------------------------------------------------------------

                       See accompanying notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                                        Unaudited Balance Sheets
--------------------------------------------------------------------------------


Nine months ended March 31,                                                                       2003                   2002
------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                                                   $49,189,000           $ 48,725,000

Cost of Sales                                                                                28,007,000             27,386,000
------------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                                                 21,182,000             21,339,000
------------------------------------------------------------------------------------------------------------------------------

Operating Expenses:
        Selling and shipping                                                                 12,644,000             11,816,000
        General and administrative                                                            3,926,000              4,204,000
        Depreciation                                                                            523,000                543,000
        Other amortization                                                                      662,000                403,000
------------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                                                     17,755,000             16,966,000
------------------------------------------------------------------------------------------------------------------------------

Income from Operations                                                                        3,427,000              4,373,000

Other Expenses:
       Refinancing and transaction costs                                                     (3,816,000)              (254,000)
        Interest expense                                                                     (5,658,000)            (5,318,000)
------------------------------------------------------------------------------------------------------------------------------

Loss Before Income Tax and Cumulative Effect of a
      Change in Accounting Principle                                                         (6,047,000)            (1,199,000)

Income Tax Expense                                                                             (106,000)                     -
------------------------------------------------------------------------------------------------------------------------------

Loss Before Cumulative Effect of a Change in
     Accounting Principle                                                                    (6,153,000)            (1,199,000)

Cumulative Effect of a Change in Accounting
     Principle                                                                                        -             (9,389,000)
------------------------------------------------------------------------------------------------------------------------------

Net Loss                                                                                    $(6,153,000)          $(10,588,000)
------------------------------------------------------------------------------------------------------------------------------

                       See accompanying notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                              Unaudited Statements of Cash Flows
--------------------------------------------------------------------------------


Nine months ended March 31,                                                                        2003                   2002
------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
         Net loss before cumulative effect of a change in
            accounting principle                                                            $(6,153,000)           $(1,199,000)
         Adjustments to reconcile net loss before cumulative
               effect of a change in accounting principle to net cash used in operating activities:
               Depreciation and amortization                                                  2,358,000              2,185,000
               Write-off of deferred finance costs and discounts                              1,565,000                254,000
               Trust Preferred Payment retained and applied
                  against note receivable                                                        84,000                      -
               Payment in kind interest                                                          80,000                      -
               Changes in operating assets and liabilities, net of
                  assets acquired and liabilities assumed:
                      Accounts receivable                                                    (1,051,000)            (4,494,000)
                      Inventories                                                            (4,470,000)            (1,494,000)
                      Prepaid expenses and other current assets                                 156,000               (186,000)
                      Accounts payable and accrued expenses                                   4,532,000              5,031,000
                      Refundable income taxes                                                    20,000               (685,000)
                      Other assets                                                                4,000                279,000
------------------------------------------------------------------------------------------------------------------------------

Net Cash Used in Operating Activities                                                        (2,875,000)              (309,000)
------------------------------------------------------------------------------------------------------------------------------

Cash Flows for Investing Activities:
        Payments related to purchase of business                                                (17,000)                     -
        Purchase of property and equipment                                                     (704,000)              (577,000)
        Purchase of package tooling and other intangibles                                      (427,000)              (329,000)
        Change in parent company receivable                                                  (2,107,000)              (359,000)
------------------------------------------------------------------------------------------------------------------------------

Net Cash Used in Investing Activities                                                        (3,255,000)            (1,265,000)
------------------------------------------------------------------------------------------------------------------------------


                       See accompanying notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                              Unaudited Statements of Cash Flows
--------------------------------------------------------------------------------


Nine months ended March 31,                                                                   2003                   2002
------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
        Net proceeds (payments) on lines-of-credit                                          $ 4,977,000            $(5,729,000)
        Deferred finance costs                                                               (1,974,000)            (1,059,000)
        Principal payments on long-term debt                                                 (8,616,000)              (133,000)
        Proceeds from long-term debt                                                         12,000,000              8,250,000
------------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                                                     6,387,000              1,329,000
------------------------------------------------------------------------------------------------------------------------------

Net Increase (Decrease) in Cash and Cash Equivalents                                            257,000               (245,000)

Cash and Cash Equivalents, beginning of period                                                  124,000                245,000
------------------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents, end of period                                                    $   381,000            $         -
------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosure of Cash From Information -
         Cash paid for interest                                                             $ 5,556,000            $ 5,230,000
------------------------------------------------------------------------------------------------------------------------------


                       See accompanying notes to unaudited financial statements.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------



1. The accompanying financial statements at March 31, 2002 and for the nine months ended March 31, 2003 and 2002 are unaudited, but, in the opinion of management, include all adjustments necessary for a fair presentation of financial position and results of operations for the periods presented. The results for the nine months ended March 31, 2003 are not necessarily indicative of the results of operations for a full year. Certain amounts as previously reported have been reclassified to conform to current year classifications.


2. Refer to the unaudited financial statements for the year ended June 30, 2002, for details of accounting policies and detailed notes to the unaudited financial statements.

3.  Inventories consist of:


                            March 31, 2003                 June 30, 2002
    --------------------------------------------------------------------

    Raw materials          $  5,751,000                     $4,025,000
    Finished goods            6,711,000                      3,967,000
    --------------------------------------------------------------------

                           $12,462,000                      $7,992,000
    --------------------------------------------------------------------

4. Amounts billed to customers for shipping and handling are recorded as revenue. All shipping and handling expenses are included in the selling and shipping caption and totaled approximately $4,361,000 and $3,628,000 for the nine months ended March 31, 2003 and 2002, respectively.

5. The receivable balance from the parent company primarily represents excess cash generated at the subsidiary level advanced to the parent company. Balances are eliminated upon consolidation in the consolidated financial statements of U.S. Home & Garden Inc. and Subsidiaries. The balances will be eliminated concurrent with the acquisition. Amounts due from the parent company and retained subsidiaries were $25,331,000 and $23,224,000 as of March 31, 2003 and June 30, 2002, respectively.

6. The Company entered into a senior credit facility dated as of October 30, 2002 for the Company and its material subsidiaries. Foothill Capital Corporation, which is the administrative agent for the facility, is also the revolving credit lender, and Ableco Finance LLC is providing a term loan. The total amount of the new credit facility is $35 million, of which $23 million is a revolving credit facility and $12 million is a term loan. The new credit facility matures October 30, 2005. Interest on the revolving credit facility is at variable annual interest rates based on the prime rate or LIBOR plus applicable marginal rates. Interest on the term loan is at variable annual interest rates based on the prime rate with a minimum rate of 9.75% plus 2% of accrued interest payable upon maturity (payment in kind interest). The interest rate on the term loan increases 2% each year the balance is outstanding. Borrowings on the revolving credit facility are limited based on eligible borrowing bases, effectively $23,000,000 at March 31, 2003, the maximum on the revolving credit facility.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------


    The Company and its material subsidiaries' obligations under the new credit facility are secured by a security interest in favor of the lenders in substantially all of the assets of the Company and its material subsidiaries. The Company and its material subsidiaries are subject to certain financial and other covenants under the new credit facility. At the end of January 2003, the Company's financial performance created a "Triggering Event" which increased the interest rate on the term loan in February and March by 2.5% points, to 14.25%. At March 31, 2003, the Company was in violation of a covenant and received a waiver from the lenders for the March 31, 2003 violation. The Company was in violation of a covenant at April 30, 2003 and will request a waiver from the lenders for the violation. Amounts outstanding under the new credit facility have been classified as short-term debt, as the bank waiver does not cover the period subsequent to March 31, 2003.


    The Company had a financing agreement to provide $25,000,000 in senior secured financing. The agreement provided for a $23,000,000 revolving credit facility and a $2,000,000 term loan due in monthly installments of $33,000 plus interest. The term loan balance outstanding at June 30, 2002 was $1,767,000. Interest on borrowings was calculated at variable annual rates based on either the bank's prime rate plus an applicable marginal rate or the federal funds rate plus an applicable marginal rate. At June 30, 2002 the Company had $15,036,000 of borrowings outstanding under the revolving credit facility. These borrowings were paid in full on November 1, 2002 with proceeds from the new financing agreements discussed above.


    The Company also had a financing agreement to provide $6,250,000 of subordinated debt. At June 30, 2002, the Company had borrowings outstanding of $5,945,000, net of discounts of $905,000, pursuant to the subordinated secured notes. Interest was charged on the face of the notes at 16% and 14% per annum, payable monthly. The issue price of the 16% notes was 90% of the face amount of the notes resulting in a discount of $600,000. In connection with this financing, the Company issued to the purchasers of the notes warrants to purchase up to 3.75% of the fully diluted common stock of the Company and an option to purchase from the Company certain Trust Preferred Securities of the Company's subsidiary, U.S. Home and Garden Trust I, that are owned by the Company, which resulted in an additional discount of $402,000. These borrowings were paid in full on November 1, 2002 with proceeds from the new financing agreements discussed above.

    Upon repayment of the $6,250,000 subordinated debt, the Company continues to have certain ongoing obligations under the subordinated debt financing agreement to the holders of the warrants to purchase common stock of the Company and option to purchase Trust Preferred Securities described above by virtue of these agreements. Under the option agreement, payments of interest on the Trust Preferred option securities is used to reduce the option price and is recorded as additional Trust Preferred liability. When the option price is reduced to zero, the Company will issue the underlying Trust Preferred Securities.

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------


7. In December 2002, U.S. Home & Garden, Inc. (USHG) announced an agreement to sell assets comprising substantially all of the assets on a consolidated basis to a management group led by Richard Grandy, Chief Operating Officer of USHG.


    Under the terms of the agreement, the Company will acquire substantially all of the assets and assume substantially all of the liabilities of Easy Gardener, Inc. and its subsidiaries, Easy Gardener, UK, Weatherly Consumer Products Group, Inc and Weatherly Consumer Products, Inc. and Ampro Industries, Inc. The new company will also assume the obligations of US Home & Garden, Inc., to make monthly payments to U.S. Home & Garden Trust Inc. (Amex: UHG-pa) Trust Preferred Security holders. The transaction is subject to the approval of the holders of the Trust Preferred Securities and a proxy statement seeking such approval is being filed with the SEC as part of a registration statement that is subject to SEC review and effectiveness. The proposed sale is subject to a number of additional conditions including the buyer obtaining the required financing and the USHG board of directors receiving an acceptable final fairness opinion from the Company's financial advisor on this transaction.


    The Asset Purchase Agreement provides that the proposed transaction must be completed on or before June 30, 2003.

8. Refinancing and transaction costs included in the Consolidated Statements of Operations for the nine month period ended March 31, 2003 relate to the refinancing described in note 6 to the financial statements and the proposed asset sale described in note 7 to the financial statements. As a result of the refinancing, the Company wrote-off $1,565,000 of previously deferred financing costs and discounts related to the replaced financing agreements and also recorded fees and expenses of $2,251,000 in the nine months ended March 31, 2003. The Company incurred $116,000 of costs during the quarter ended March 31, 2003 related to the proposed asset sale. The Company capitalized $1,974,000 of deferred financing costs related to the new financing during the nine months ended March 31, 2003.

9. Effective July 1, 2001, the Company adopted SFAS No. 141 and SFAS No. 142 and completed a reassessment of the useful lives of all intangible assets other than goodwill which total $6,641,000 and $6,398,000 (net of accumulated amortization of $4,076,000 and $3,008,000) at March 31, 2003 and June 30, 2002, respectively. No adjustments to previously determined amortization periods were considered necessary. The Company has no intangible assets with indefinite useful lives other than goodwill at March 31, 2003.

    Amortization expense for all intangible assets having definite useful lives during the nine months ended March 31, 2003 and 2002 was $1,214,000 and $809,000, respectively. Estimated amortization expense for each of the five succeeding fiscal years is as follows:

                    Unaudited Financial Statements Relating to the Operations of
                     U.S. Home & Garden Inc. and its Subsidiaries to be Acquired
                                                 by Easy Gardener Products, Ltd.
                                         Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------


                  Year Ended June 30,                            Amount
                  ---------------------------------------------------------

                  2003                                         $1,600,000
                  2004                                         $1,600,000
                  2005                                         $  877,000
                  2006                                         $  667,000
                  2007                                         $  667,000

    The Company's previous business combinations were accounted for using the purchase method. As a result of such combinations, the Company has recognized a significant amount of goodwill, which, in the aggregate, was $49,206,000 and $49,189,000, net of accumulated amortization, at March 31, 2003 and June 30, 2002, respectively.


    In conjunction with the adoption of SFAS No. 141 and SFAS No. 142, the Company completed its transitional goodwill impairment test. Ampro Industries, Inc. ("Ampro") was the only reporting unit where the carrying value exceeded the fair value of their net assets including goodwill. As of July 1, 2001, the net goodwill related to Ampro was $17,078,000. The Company hired an independent valuation professional to assist the Company in measuring the amount of the impairment. Based on the valuation, the Company recorded an impairment loss at the end of the prior fiscal year of $9,389,000. In accordance with the applicable accounting literature, for interim reporting purposes the impairment loss was reflected as of July 1, 2001 and was reported as a cumulative effect of a change in accounting principle in the Consolidated Statements of Operations.



10. In the normal course of business, the Company is subject to proceedings, lawsuits, and other claims, including proceedings under laws and government regulations related to product safety and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.


11. The historical balances of the Company include allocations between the various entities of the Seller for income taxes based on consolidated tax return filings and applicable effective tax rates. An income tax benefit was not recorded by the Company for the periods ended March 31, 2003 and 2002 due to the effects of a valuation allowance on deferred tax assets recorded by the Seller on a consolidated basis.

                                                                         Annex G

Independent Auditor's Report


Board of Directors
Easy Gardener Products, Ltd.
Waco, Texas




We have audited the accompanying balance sheet of Easy Gardener Products Ltd. (the Company) as of March 31, 2003. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Easy Gardener Products Ltd. at March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.






                                                   /s/ BDO Seidman, LLP
                                                   ---------------------
                                                   BDO Seidman, LLP
                                                   Certified Public Accountants
                                                   Kalamazoo, Michigan



May 8, 2003

                                                    Easy Gardener Products, Ltd.

                                                                   Balance Sheet
                                                                  March 31, 2003

================================================================================



Assets

Current -
         Cash                                                          $  1,000
Intangible Asset-
         Deferred acquisition costs                                      53,787
--------------------------------------------------------------------------------

                                                                       $ 54,787
================================================================================


Liabilities and Partners' Capital

Accounts Payable                                                       $   8,395

Partners' Capital -
         Capital contributed                                              46,392
--------------------------------------------------------------------------------

                                                                       $  54,787
================================================================================



     See accompanying summary of accounting policies and notes to balance sheet.

                                                    Easy Gardener Products, Ltd.

                                                  Summary of Accounting Policies

================================================================================

Deferred         Deferred acquisition costs primarily represent costs incurred
Acquisition      in conjunction with the acquisition  described in Note 1 to the
Costs            balance sheet. If the acquisition is not completed the amounts will be expensed.

                                                    Easy Gardener Products, Ltd.

                                                          Notes to Balance Sheet

================================================================================


1. Organization   Easy Gardener Products Ltd. (the Company) is a
                  Texas limited partnership which was formed to acquire certain assets and assume selected liabilities of U. S. Home & Garden
                  Inc. as described in an asset purchase agreement entered into between the two entities on December 11, 2002. After completion of the asset purchase agreement, the Company will have three subsidiaries, Weatherly Consumer Products Group,
                  Inc., Easy Gardener, UK. and a trust, Easy Gardener Products
                  Trust. Weatherly Consumer Products Group, Inc. will own
                  Weatherly Consumer Products, Inc. Easy Gardener Products Trust will be the holder of the Company's Obligated Mandatorily
                  Redeemable Preferred Securities Holding Junior Subordinated
                  Debentures to be issued at the closing of the transaction.

                  The Company is 99% owned by a limited partnership, EG, LLC and is 1% owned by a general partnership EG Product Management, LLC. Both EG, LLC and EG Product Management, LLC are owned by EYAS International, Inc., a Texas corporation.

                  The operations to be acquired by Easy Gardener Products, Ltd. is a leading manufacturer and marketer of a broad range of consumer lawn and garden products. The Company's products include weed preventive landscape fabrics, fertilizer spikes, decorative landscape edging, grass and flower seed products, shade cloth and root feeders, which are sold under recognized brand names, such as WeedBlock(R), Jobe's(R), Emerald Edge(R), Shade Fabric(TM), Ross(R), Tensar(R), Amturf(R), and Landmaster(R). The Company markets its products through most large national home improvement and mass merchant retailers ("Retail Accounts"), including Home Depot, Lowe's, Kmart, Wal-Mart, and Ace Hardware in North America.

2. Operations     The Company's only activity since its formation has
                  been the negotiation and completion of the asset purchase agreement described in Note 1 and activities related to completing the transaction. All costs incurred related to these activities have been included in deferred acquisition costs.

3. Commitments    The Company is obligated to complete the asset
                  purchase agreement described in Note 1. The completion of the asset purchase agreement is subject to a number of matters, the more significant being obtaining a favorable vote of the current Trust Preferred Security Holders, obtaining acceptable financing to complete the acquisition and the receipt by the sellers of a final, acceptable fairness opinion from their financial advisor.


                  The total purchase price to complete the transaction is comprised of $17,100,000 of cash, $1,600,000 note payable and assumption of debt.

                                                                         Annex H
                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                                                        Unaudited Balance Sheets
                                                            As of March 31, 2003
                                                                  (In thousands)
================================================================================


                                                                 U.S. Home &       Adjustments     Easy Gardener
                                                                  Garden Inc.          for the    Products, Ltd.
                                           Easy Gardener       Operations to          Proposed        (Pro Forma
                                           Products, Ltd.        be Acquired       Transaction           for the
                                             (Historical)                 (A)               (B)     Transaction)
----------------------------------------------------------------------------------------------------------------
Assets

Current:
      Cash and short term investments         $      1           $     381        $       -           $      382
      Accounts receivable                            -              27,144                -               27,144
      Inventories                                    -              12,462                -  (C)          12,462
      Prepaid expenses and
         other current assets                        -                 663                -                  663
----------------------------------------------------------------------------------------------------------------

Total Current Assets                                 1              40,650                -               40,651
----------------------------------------------------------------------------------------------------------------

Property and Equipment, net                          -               4,288             1,085 (D)           5,373
----------------------------------------------------------------------------------------------------------------

Intangible Assets:
         Goodwill                                   54              49,206           (1,085) (D)
                                                                                     (2,500) (E)
                                                                                       (920) (F)
                                                                                     12,500  (G)
                                                                                      4,920  (G)
                                                                                      2,500  (G)
                                                                                        300  (H)
                                                                                        311  (I)
                                                                                      1,600  (J)
                                                                                      7,536  (K)
                                                                                    (22,165) (L)
                                                                                      4,123  (M)
                                                                                      2,508  (N)
                                                                                    (20,690) (O)
                                                                                        (54) (O)
                                                                                       (755) (P)          37,389
         Intangible assets, amortizable              -                               20,690  (O)          20,690
         Deferred financing costs                    -               4,093              755  (P)           4,848
         Non-compete                                 -                 834            2,500  (E)           3,334
         Package design                              -               1,237                -                1,237
         Product rights                              -                 477                -                  477
----------------------------------------------------------------------------------------------------------------

Total Intangible Assets                             54              55,847           12,074               67,975

Other Assets                                         -                   1                -                    1
----------------------------------------------------------------------------------------------------------------

                                             $      55          $  100,786       $   13,159           $  114,000
================================================================================================================


See accompanying notes to unaudited pro forma consolidated financial statements.

                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                                                        Unaudited Balance Sheets
                                                            As of March 31, 2003
                                                                  (In thousands)
================================================================================


                                                                 U.S. Home &       Adjustments     Easy Gardener
                                                                  Garden Inc.          for the    Products, Ltd.
                                           Easy Gardener       Operations to          Proposed        (Pro Forma
                                           Products, Ltd.        be Acquired       Transaction           for the
                                             (Historical)                 (A)               (B)     Transaction)
----------------------------------------------------------------------------------------------------------------
Liabilities and Partners' Capital

Current:
         Bank debt                          $     -             $   20,013       $     (920) (F)      $
                                                                                     (6,000) (F)         13,093
         Term loan                                -                 12,080          (12,080) (G)              -
         Accounts payable                         9                 11,306              300  (H)
                                                                                        311  (I)         11,926
         Accrued expenses                         -                  4,475                -               4,475
-----------------------------------------------------------------------------------------------------------------

Total Current Liabilities                         9                 47,874          (18,389)             29,494

        Revolving Credit Facility                 -                      -            6,000  (F)          6,000
        Term loan A                               -                      -           17,000  (G)         17,000
        Term loan B                               -                      -           12,500  (G)         12,500
        Subordinated Promissory Note              -                      -            2,500  (G)          2,500
        Subordinated Promissory Note              -                      -            1,600  (J)          1,600
        Deferred tax liability                    -                      -            7,536  (K)          7,536
        Mandatorily Redeemable Trust
              Preferred Securities                -                 57,035          (22,165) (L)         34,870
----------------------------------------------------------------------------------------------------------------

Total Liabilities                                 9                104,909            6,582             111,500
----------------------------------------------------------------------------------------------------------------

Partners' Capital:
         Equity of proposed purchase              -                 (4,123)           4,123  (M)              -
         Partners' capital                       46                      -            2,508  (N)
                                                                                        (54) (O)          2,500
----------------------------------------------------------------------------------------------------------------

Total Partners' Capital                          46                 (4,123)           6,577               2,500
---------------------------------------------------------------------------------------------------------------

                                           $     55           $    100,786       $   13,159           $ 114,000
===============================================================================================================


See accompanying notes to unaudited pro forma consolidated financial statements.

                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                                  Unaudited Consolidated Statement of Operations
                                                Nine Months Ended March 31, 2003
                                                                  (In thousands)
================================================================================


                                                                 U.S. Home &       Adjustments     Easy Gardener
                                                                  Garden Inc.          for the    Products, Ltd.
                                           Easy Gardener       Operations to          Proposed        (Pro Forma
                                           Products, Ltd.        be Acquired       Transaction           for the
                                             (Historical)                 (A)               (B)     Transaction)
----------------------------------------------------------------------------------------------------------------
Net Sales                                    $       -         $   49,189        $        -        $    49,189

Cost of Sales                                        -             28,007                 -             28,007
----------------------------------------------------------------------------------------------------------------

Gross Profit                                         -             21,182                 -             21,182
----------------------------------------------------------------------------------------------------------------

Operating Expenses:
         Selling and shipping                        -             12,644                 -             12,644
         General and administrative                  -              3,926                 -              3,926
         Depreciation                                -                523               163  (D)           686
         Other amortization                          -                662               268  (E)
                                                                                      1,055  (O)         1,985
----------------------------------------------------------------------------------------------------------------

Total Operating Expenses                             -             17,755             1,486             19,241
----------------------------------------------------------------------------------------------------------------

Income (Loss) from Operations                        -              3,427            (1,486)             1,941

Other Expenses:
         Refinancing and transaction costs           -             (3,816)            3,816  (Q)             -
         Interest expense                            -             (5,658)           (2,662) (R)        (8,320)
----------------------------------------------------------------------------------------------------------------

Loss Before Income Tax Expense                       -             (6,047)             (332)            (6,379)

Income Tax Expense                                   -               (106)                -               (106)
----------------------------------------------------------------------------------------------------------------

Net Loss                                     $       -        $    (6,153)       $     (332)       $    (6,485)
================================================================================================================


See accompanying notes to unaudited pro forma consolidated financial statements.

                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                                  Unaudited Consolidated Statement of Operations
                                                        Year Ended June 30, 2002
                                                                  (In Thousands)
================================================================================



                                                                         U.S. Home &       Adjustments     Easy Gardener
                                                                          Garden Inc.          for the    Products, Ltd.
                                                   Easy Gardener       Operations to          Proposed        (Pro Forma
                                                   Products, Ltd.        be Acquired       Transaction           for the
                                                     (Historical)                 (A)               (B)     Transaction)
------------------------------------------------------------------------------------------------------------------------
Net Sales                                            $     -             $    78,428     $       -           $   78,428

Cost of Sales                                              -                  43,196             -               43,196
------------------------------------------------------------------------------------------------------------------------

Gross Profit                                               -                  35,232             -               35,232
------------------------------------------------------------------------------------------------------------------------
Operating Expenses:
         Selling and shipping                              -                  17,768             -               17,768
         General and administrative                        -                   5,520             -                5,520
         Depreciation                                      -                     800           217  (D)           1,017
         Other amortization                                -                     736           360  (E)
                                                                                             1,407  (O)           2,503
------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                   -                  24,824         1,984               26,808
------------------------------------------------------------------------------------------------------------------------

Income (Loss) from Operations                                                 10,408        (1,984)               8,424
Other Income (Expense):
         Investment income                                 -                      83             -                   83
         Interest expense                                  -                  (7,374)       (3,550) (R)         (10,924)
------------------------------------------------------------------------------------------------------------------------

Income (Loss) Before Income Tax Benefit (Expense)          -                   3,117        (5,534)              (2,417)
------------------------------------------------------------------------------------------------------------------------

Income Tax Benefit (Expense)                               -                  (1,306)        1,306  (S)               -
------------------------------------------------------------------------------------------------------------------------

Net Income (Loss)                                    $     -             $     1,811      $ (4,228)           $  (2,417)
========================================================================================================================


See accompanying notes to unaudited pro forma consolidated financial statements.

                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                  Notes to Unaudited Pro Forma Consolidated Financial Statements

================================================================================


A. Easy Gardener Products, Ltd. investors believe the operations they propose to acquire from U.S. Home & Garden Inc. can grow and provide an attractive return to them. The beneficial ownership of Easy Gardener Products, Ltd. will be held by 18 individuals, 17 of which are currently serving in management positions in the operations to be acquired. As described in footnote B below, the acquisitions will be accounted for using the purchase method of accounting. Under the purchase method of accounting, the identifiable assets acquired and the liabilities assumed are valued at fair market value at the date of the acquisition. Any purchase price in excess of the fair market value of identifiable assets acquired is reflected in the financial statements as goodwill. The operations to be acquired do not have a significant amount of identifiable assets including fixed assets and only a limited amount of identifiable and amortizable intangible assets. Identifiable and amortizable intangible assets are primarily comprised of brand names. Consequently, a sizable portion of the purchase price, $37,389,000 according to the Unaudited Pro Forma Balance as of March 31, 2003 is reflected as goodwill.

         The unaudited pro forma combined financial statements of the proposed purchase represent the assets and liabilities and income and expenses from the historical balances related to the assets purchased and liabilities assumed, adjusted for the following: deferred financing costs and Mandatorily Redeemable Preferred Securities previously recorded as assets and obligations of U.S. Home & Garden Inc. (the Seller), and goodwill related to the operations to be acquired that was recorded originally as an asset of U.S. Home & Garden, Inc. Interest expense and amortization of deferred financing costs related to such debt instruments and the related tax effects have also been included in expenses. The bank debt and mandatorily redeemable preferred securities were used to finance the Company and the remaining operations of the Seller. The operations to be acquired include allocations between the various entities owned by the Seller for various transactions including income taxes. The Company's business is seasonal and typically a high percentage of the sales and profits are generated in the final three months of the fiscal year. The Company has traditionally lost money in the first nine months of the fiscal year.

         The unaudited pro-forma combined financial statements of the proposed purchase by Easy Gardener Products, Ltd. (the Company) are based upon the historic financial statements of the operations to be acquired from U.S. Home & Garden, Inc., as described in Annex E and are adjusted in Annex E for assets and liabilities related to such operations which are not being acquired.

B. The unaudited pro-forma adjustments described below assist in the analysis of the future prospects of the Company if the transaction is completed.

         The unaudited pro forma financial information gives pro forma effect to the acquisition, after giving effect to the pro forma adjustments. The acquisition was accounted for using the purchase method of accounting. The purchase method of accounting requires the aggregate purchase price of $19,272,522, net of the fair value of liabilities incurred and assumed, to be

                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                  Notes to Unaudited Pro Forma Consolidated Financial Statements

================================================================================

         allocated to assets acquired based on their estimated fair value. Since we do not have final commitments on the financing of this transaction, the fair value of liabilities incurred may differ from the estimates contained in these pro forma financial statements. For purposes of the unaudited pro forma combined financial statements, the allocation of the purchase price is based on management's best estimate. The final allocation of the purchase price for the assets acquired will be determined within a reasonable time after the consummation of the transactions and will be based on a complete evaluation of the assets acquired. Accordingly, the information presented herein may differ from the final purchase price allocation, however, that allocation is not expected to differ materially from the preliminary estimates. The unaudited pro forma combined financial statements of operations do not include the impact of nonrecurring charges directly attributable to the transaction. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

         The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transaction reflected therein been consummated as of the dates indicated, or of the results of operations or financial position for any future periods.

         The unaudited pro forma combined financial statements of the Company, as of and for the nine months ended March 31, 2003 and for the twelve months ended June 30, 2002, assume, for balance sheet purposes, that the acquisition had taken place at March 31, 2003 and, for purposes of the statements of operations, that the acquisition had taken place at the beginning of the year presented using the same terms for the acquisition.

C. The book value of inventory is estimated to be the fair market value at the date of purchase and consequently no pro forma adjustments have been made to inventory values.

D. Net property and equipment has been increased by $1,085,000 to reflect the estimated increase to fair market value at the date of purchase.

E. The Company's unaudited pro forma combined financial statements have been adjusted to reflect a $2,500,000 seven year non-compete agreement entered into with the Chairman of the Seller.

F. The Company's unaudited pro forma combined financial statements have been adjusted by $920,000 to reflect an estimated bank borrowing reduction after the acquisition and acquisition related expenses. Bank borrowings reflected in the Company's balance sheet are assumed to be refinanced at the date of acquisition. The Company anticipates that the bank loan will fluctuate throughout the year due to the seasonal nature of the business. Therefore, $6,000,000 of the revolving bank loan has been classified as long-term.

G. The Company expects to fund the purchase by entering into a Term Loan A of $17,000,000 and a Term Loan B for $12,500,000. The Company has received a Term Sheet from the

                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                  Notes to Unaudited Pro Forma Consolidated Financial Statements

================================================================================

         prospective lenders with terms approximating those included herein. The Company also expects to finance $2,500,000 of the transaction by entering into a subordinated promissory note. The note is subordinate to the Term A and B loans. However, there are no assurances that the financing described herein will be available to close the transaction.

H. Accounts payable increased by $300,000 to pay legal expenses outstanding at the close not assumed by the buyer.

I. Accounts payable increased by $311,000 to reflect parent company payables assumed by the buyer, net of $300,000 in legal expenses recorded in note H.

J. A subordinated promissory note is created for $1,600,000 as a result of that portion of the purchase price given in the form of a note. The note is to be repaid after meeting conditions set forth from the lenders and is subordinate to Term Loans A, B, and the $2,500,000 Subordinated Promissory note.

K. Deferred taxes of $7,536,000 related to the adjustment of Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures to estimated fair market value on the date of purchase have been recorded as noted in item L below.

L. The Company's unaudited pro forma combined financial statements have been adjusted to reflect the estimated fair market value of the Mandatorily Redeemable Trust Preferred Securities on the date of purchase which results in a reduction in the liabilities assumed net of deferred taxes as noted in item K above.

M. The Company's unaudited pro forma combined financial statements have been adjusted to reflect the new equity structure of the Company including elimination of retained earnings at the date of purchase.

N. The equity balance represents the incremental capital of $2,508,000 to be contributed by the Company's investors prior to or at the closing of the proposed transaction.

O. As a result of the purchase, there are two new categories of amortizable intangibles. The first is related to the purchased brand names, specifically Jobes, WeedBlock, and Easy Gardener. The amount identified for this caption based on management's estimate is $19,040,000, with an estimated fifteen year life. In addition, costs to acquire the Company of $54,000 will be written off upon completion of the transaction. The second is related to purchased trademarks and patents. The amount identified for this caption based on management's estimate is $1,650,000, with an estimated twelve year life.

P.       Estimated finance costs of $755,000 have been recorded.

                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                  Notes to Unaudited Pro Forma Consolidated Financial Statements

================================================================================

Q.       Cost of refinancing would not be part of our ongoing business.

R. Pro forma interest expense was calculated using current interest rates which the Company believes will be applicable interest rates on the new bank borrowings and existing trust preferred securities during the periods presented. Interest rates on the increased Term Loan A and new Term Loan B are currently being discussed. The Company used the most recent rates discussed which are 10% for the Term Loan A, and 20% for Term Loan B, including 7% of payment in kind interest. The Promissory notes of $2,500,000 and $1,600,000 accrue interest at 9% which is payment in kind in trust.

S. Income tax expense on the Company's unaudited pro forma combined financial statements has been adjusted for the year ended June 30, 2002 due to the operating loss created by the effects of the pro forma adjustments.

                                      Unaudited Pro Forma Consolidated Financial
                                      Statements of Easy Gardener Products, Ltd.
                  Notes to Unaudited Pro Forma Consolidated Financial Statements

================================================================================


The total purchase price for the proposed acquisition including debt assumed but excluding accounts payable and accrued expenses assumed is $97,599,000. The total purchase price was determined as follows:

 Debt assumed:
              Revolving credit facility assumed                      $   20,013
              Term Loan                                                  12,080
              Trust Preferred                                            57,035
 ------------------------------------------------------------------------------
                                                 Debt assumed            89,128
 ------------------------------------------------------------------------------

 Additional debt:
              Bank Debt                                                    (920)
              Term Loan A                                                 4,920
              Term Loan B                                                12,500
              Subordinated Promissory Note                                2,500
              Subordinated Promissory Note                                1,600
 ------------------------------------------------------------------------------
                                                 Additional debt         20,600
 ------------------------------------------------------------------------------

 Equity                                                                   2,500
 ------------------------------------------------------------------------------

 Gross purchase price                                                   112,228
 Adjustment of Trust Preferred to estimated
        fair market value                                               (22,165)
 Less deferred taxes on fair market value
        adjustment                                                        7,536
 ------------------------------------------------------------------------------
  Fair market value purchase price                                   $   97,599
===============================================================================

The allocation of the fair market value purchase price to net assets acquired is reflected in the Easy Gardener Products, Ltd. unaudited pro forma combined financial statements as follows:

Total assets acquired                                                $  114,000
Less
          Accounts payable                                              (11,926)
          Accrued expenses                                               (4,475)
-------------------------------------------------------------------------------
                                                 Net assets acquired     97,599
===============================================================================

                                     ANNEX I

                        FORMS OF AMENDMENTS TO INDENTURE,
                           GUARANTEE & TRUST AGREEMENT

         The Amendments will be made in the form of a Second Amended and Restated Trust Agreement, an Amended and Restated Indenture and an Amended and Restated Guarantee Agreement. The substantive amendments that will be included in these amended and restated agreements are as follows:

Indenture

         A new paragraph at the end of section 8.1 of the Amended and Restated Indenture shall be added, reading in its entirety as follows:

                  Notwithstanding anything in this Indenture or the Original Indenture to the contrary, the sale by U.S. Home & Garden Inc.'s ("USHG's") wholly-owned subsidiaries, Easy Gardener, Inc. ("EGI") and Ampro Industries, Inc. ("Ampro"), of their assets substantially as an entirety to Easy Gardener Products, Ltd. ("EGP"), as set forth in the Asset Purchase Agreement dated December 11, 2002, as amended May 23, 2003, between EGP, USHG, EGI, Ampro, Weed Wizard Acquisition Corp. and EYAS International, Inc., shall be deemed to be a transfer by USHG of USHG's properties and assets substantially as an entirety under Section
         8.1 and under Section 8.2 of this Indenture and the Original Indenture.

Guarantee

         A new paragraph at the end of Section 7.1 of the Amended and Restated Guarantee Agreement shall be added, reading in its entirety as follows:

                  Notwithstanding anything in this Guarantee or the Initial Guarantee Agreement to the contrary, the sale (the "Sale") by U.S. Home & Garden Inc.'s ("USHG's") wholly-owned subsidiaries, Easy Gardener, Inc. ("EGI") and Ampro Industries, Inc. ("Ampro"), of their assets substantially as an entirety to Easy Gardener Products, Ltd. ("EGP"), as set forth in the Asset Purchase Agreement dated December 11, 2002, as amended May 23, 2003, between EGP, USHG, EGI, Ampro, Weed Wizard Acquisition Corp. and EYAS International, Inc., shall be deemed to be a transfer by USHG of USHG's properties and assets substantially as an entirety under Section 7.1 and under Section 7.2 of this Guarantee and the Initial Guarantee Agreement.

         The second sentence of Section 9.1 of the Amended and Restated Guarantee Agreement shall read in its entirety as follows:

                Except in connection with a consolidation, merger or sale involving the Guarantor (including, without limitation, the Sale (as defined in Section 7.1 hereof)) that is permitted under Article VII hereof and Article VIII of the Indenture, the Guarantor shall not assign its obligations hereunder.

Trust Agreement

         The first two sentences of Section 5.10 of the Second Amended and Restated Trust Agreement shall read in their entirety as follows:

                  Upon consummation of the transactions contemplated by the Asset Purchase Agreement described below, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture (it being understood that the sale (the "Sale") by the Initial Depositor's wholly-owned subsidiaries, Easy Gardener, Inc. ("EGI") and Ampro Industries, Inc. ("Ampro") of their properties and assets substantially as an entirety to Easy Gardener Products, Ltd. ("EGP"), as set forth in the Asset Purchase Agreement dated December 11, 2002, as amended May 23, 2003, between EGP, the Initial Depositor, EGI, Ampro, Weed Wizard Acquisition Corp. and EYAS International, Inc., shall be deemed to be a transfer by the Initial Depositor of its properties and assets substantially as an entirety for purposes of Section 5.10 of the First Amended and Restated Trust Agreement and this Trust Agreement such that the Initial Depositor may, in connection therewith, transfer the Common Securities to EGP), any attempted transfer of the Common Securities shall be void.

         The second sentence of Section 10.7 of the Second Amended and Restated Trust Agreement shall read in its entirety as follows:

                Except in connection with a consolidation, merger or sale involving the Depositor (including without limitation the Sale (as defined in Section 5.10 above)) that is permitted under Article Eight of the Indenture, and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

Additional Conforming Changes

                  Additional conforming changes will be made to the Second Amended and Restated Trust Agreement, the Amended and Restated Indenture and the Amended and Restated Guarantee to reflect (a) the implementation of the amendments described above and (b) the change in parties from U.S. Home & Garden to Easy Gardener Products, including the definition of "Business Day" to reflect the fact that Easy Gardener Products is located in Texas and will observe the holidays observed in that jurisdiction rather than in California.


                                      I-2